As filed with the U.S. Securities and Exchange Commission on July 7, 2023

Registration No. 333-266924

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 4)

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

EMULATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	3841	91-2174500
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13810 SE Eastgate Way, Suite 560

Bellevue, WA 98005

Telephone: (425) 415-3140

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Chris Rivera, Chief Executive Officer

EMulate Therapeutics, Inc.

13810 SE Eastgate Way, Suite 560

Bellevue, WA 98005

Telephone: (425) 415-3140

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joseph M. Lucosky, Esq. Lahdan S. Rahmati, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4511 jlucosky@lucbro.com	Richard A. Friedman, Esq. Sean F. Reid, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Tel: (212) 653-8700 Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 7, 2023

EMULATE THERAPEUTICS, INC.

2,500,000 Shares of Common Stock

This is our initial public offering (the “Offering”). We are offering 2,500,000 shares of our common stock, par value $0.001 per share (“Common Stock”, and each a “Share” and collectively, the “Shares”). We expect the Offering price to be between $4.00 and $6.00 per Share. After the Offering, the market price for our Shares may be outside this range.

Prior to this offering, there has been no public market for our Common Stock. We have applied to have our Common Stock listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EMTX”. The closing of this Offering is contingent upon the successful listing of our Common Stock on Nasdaq. If our listing is not approved by Nasdaq, we will not be able to complete this initial public offering. Prior to effectiveness of the registration statement of which this prospectus forms a part, we expect to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1 for [●] (“Common Stock Reverse Split”). All common stock per share numbers and prices included herein have been adjusted to reflect this Common Stock Reverse Split, unless stated otherwise, and other than unaudited and audited financial statements and other historical share disclosures which indicate they are not adjusted for the Common Stock Reverse Split.

We are an “emerging growth company” under applicable U.S. Securities and Exchange Commission (“SEC”) rules and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share		Total
Public offering price(1)	$	[●]	$	[●]
Underwriting discounts and commissions (2)	$	[●]	$	[●]
Proceeds to us, before expenses	$	[●]	$	[●]

(1) We have assumed a public offering price of $[●] per share of Common Stock, which is the midpoint of the range.

(2) We have agreed to reimburse the underwriters for certain expenses and the underwriters will receive compensation in addition to underwriting discounts and commissions. See “Underwriting” for additional disclosure regarding underwriters’ compensation and offering expenses.

We have granted a 30-day option to the representative of the underwriters to purchase up to an additional [●] Shares to cover over-allotments, if any.

For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 106.

The underwriters expect to deliver the securities in the offering on or about [●], 2023.

[●]	[●]

THE BENCHMARK COMPANY	BROOKLINE CAPITAL MARKETS
a division of Arcadia Securities, LLC

The date of this prospectus is [●], 2023

You should rely only on the information contained in this prospectus. Neither we nor the representative have authorized anyone to provide any information or to make any representations other than those contained in this prospectus we have prepared. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. You should also read this prospectus together with the additional information described under “Where You Can Find More Information.”

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” and “continue” or the negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees of future performance. While we believe these assumptions and expectations to be reasonable and made in good faith, assumed facts or bases almost always vary from the actual results, and the differences between assumed facts or expectations and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, our management expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and is believed to have a reasonable basis. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates.

We cannot predict all the risks and uncertainties that may impact our business, financial condition or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors” starting on page 11 of this prospectus.

Many of those risks are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

ii

MARKET AND INDUSTRY DATA

This prospectus contains statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. While we believe the industry and market data included in this prospectus are reliable and are based on reasonable assumptions, these data involve many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in this prospectus.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

GLOSSARY OF CERTAIN TERMS

As a clinical-stage therapeutic device company, describing our business involves referencing certain technical terms and acronyms. We are providing the following glossary to assist readers with certain technical terms and acronyms and to also define certain frequently used terms.

“ACA” means the Affordable Care Act, a comprehensive reform law which increases health insurance coverage for the uninsured and implements reforms to the health insurance market.

“BLE” means Bluetooth low energy.

“CBD” means cannabidiol.

“CCPA” means the California Consumer Privacy Act, a state statute intended to enhance privacy rights and consumer protection for residents of California.

“CE Certificate” means the CE mark that is placed on the backside of certain products sold in the European Economic Area and the European Union.

“CE” means that the manufacturer or importer of a commercial product affirms the product’s conformity with European health, safety and environmental safety standards.

“Cellsana” means Cellsana Therapeutics, Inc., a Washington corporation and wholly-owned subsidiary of the Company.

“cGCPs” means current Good Clinical Practices, which is an international ethical and scientific quality standard for designing, conducting, recording and reporting trials that involve the participation of human subjects.

“CMS” means Centers for Medicare and Medicaid Services, a federal agency within the United States Department of Health and Human Services that administers the Medicare program and works in partnership with state governments to administer Medicaid, the Children’s Health Insurance Program, and health insurance portability standards.

“CNS” means Central Nervous System.

“CPRA” means the California Privacy Rights Act of 2020, is a California ballot proposition that expands California’s consumer privacy law and builds upon the California Consumer Privacy Act of 2018.

“CPT codes” means the Common Procedural Terminology codes, a medical code set that is used to report medical, surgical, and diagnostic procedures and services to entities such as physicians, health insurance companies and accreditation organizations.

1

“CRF” means Case Report Form, a paper or electronic questionnaire specifically used in clinical trial research.

“CRO” means Contract Research Organizations, which are life sciences companies that provide support to the pharmaceutical, biotechnology, and medical device industries in the form of research services outsourced on a contract basis.

“DHS” means designated health services.

“DIPG” means diffuse intrinsic pontine glioma.

“DME” means durable medical equipment, which are equipment and supplies ordered by a health care provider for everyday or extended use.

“DMG” means diffuse midline glioma.

“EEA” means the European Economic Area.

“EGFR” means epidermal growth factor receptor, a transmembrane protein that is a receptor for members of the epidermal growth factor family of extracellular protein ligands

“EU” means the European Union.

“FATCA” means the Foreign Account Tax Compliance Act, which requires all non-U.S. foreign financial institutions to search their records for customers with indicia of a connection to the U.S., including indications in records of birth or prior residency in the U.S., or the like, and to report the assets and identities of such persons to the U.S. Department of the Treasury.

“FDA” means the U.S. Food and Drug Administration.

“FDCA” means the Federal Food, Drug, and Cosmetic Act, a set of laws giving authority to the U.S. Food and Drug Administration to oversee the safety of food, drugs, medical devices, and cosmetics.

“FSCA” means Field Safety Corrective Actions, which is an action taken by a manufacturer to reduce a risk of death or serious deterioration in the state of health associated with the use of a medical device that is already placed on the market.

“GBM” means glioblastoma, a rare cancerous tumor that develops in the brain.

“GDPR” means General Data Protection Regulation, a regulation in EU law on data protection and privacy in the EU and the EEA.

“GH” means growth hormone, a peptide hormone that stimulates growth, cell reproduction, and cell regeneration in humans and other animals.

“Hapbee” means Hapbee Technologies, Inc., a Canadian company in which we hold approximately a 19.6% interest.

“HCPCS code set” means Healthcare Common Procedure Coding System, a collection of codes that represent procedures, supplies, products and services which may be provided to Medicare beneficiaries and to individuals enrolled in private health insurance programs.

“HDE” means Humanitarian Device Exemption, a regulatory pathway for products intended for diseases or conditions that affect small, rare populations.

2

“HIPAA” means Health Insurance Portability and Accountability Act, which is a US law designed to provide privacy standards to protect patients’ medical records and other health information provided to health plans, doctors, hospitals and other health care providers.

“IDE” means an investigational device exemption, a regulatory pathway that allows a significant risk investigational device to be used in a clinical study in order to collect safety and effectiveness data.

“Indolor” means Indolor Therapeutics, Inc., a Washington corporation and wholly-owned subsidiary of the Company.

“IRB” means Institutional Review Board, which is any group that has been formally designated to review and monitor biomedical research involving human subjects.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended, which is a law intended to encourage funding of small businesses in the U.S. by easing many of the country’s securities regulations.

“MACs” means Medicare Administrative Contractors, which is a private health care insurer that has been awarded geographic jurisdiction to process Medicare Part A and Part B medical claims or Durable Medical Equipment claims for Medicare Fee-For-Service beneficiaries.

“MDD” means major depressive disorder, a common mental health disorder caused by episodes of psychological depression.

“MDR” means medical device reporting, one of the post-market surveillance tools the FDA uses to monitor device performance, detect potential device-related safety issues, and contribute to benefit-risk assessments of these products.

“Mensana” means Mensana Therapeutics, Inc., a Washington corporation and wholly-owned subsidiary of the Company.

“MHLW” means Ministry of Health, Labour and Welfare of Japan, a cabinet level ministry of the Japanese government that provides services on health, labor and welfare.

“MOA” means mechanism of action, which refers to the specific biochemical interaction through which a drug substance produces its pharmacological effect.

“nGBM” means newly diagnosed GBM.

“Novocure” means Novocure GmbH, a medical technology manufacturer in Switzerland.

“Optune” means Novocure’s Optune GBM Trailblazer.

“PMA” means premarket approval application, the FDA process of scientific and regulatory review to evaluate the safety and effectiveness of Class III medical devices.

“PoC” means proof of concept, which is a realization of a certain method or idea in order to demonstrate its feasibility or a demonstration in principle with the aim of verifying that some concept or theory has practical potential.

“PTSD” means post-traumatic stress disorder.

“QSR” means quality system regulations.

“RCW” means the Revised Code of Washington, which is the compilation of all permanent laws currently in force in the U.S. state of Washington.

“RFE” means radio frequency energy.

“Sayre” means Sayre Therapeutics Pvt Ltd., an Indian company.

“S.E.M.” means standard error of the mean, a measure of the dispersion of sample means around the population mean.

“TCA” means the EU-UK Trade and Cooperation Agreement, a free trade agreement signed on December 30, 2020, between the EU, the European Atomic Energy Community, and the United Kingdom, that provides for free trade in goods and limited mutual market access in services, as well as for cooperation mechanisms in a range of policy areas, transitional provisions about EU access to UK fisheries, and UK participation in some EU programs.

“Teijin Pharma” means Teijin Pharma Limited, a Japanese pharmaceutical company.

“TSXV” means the TSX Venture Exchange.

“UKCA” means UK conformity assessment.

“UKCA Marking” means a certification mark that indicates conformity with the applicable requirements for products sold within Great Britain.

“USPTO” means United States Patent and Trademark Office.

“Zoesana” means Zoesana Animal Health, Inc., a Washington corporation and wholly-owned subsidiary of the Company.

3

PROSPECTUS SUMMARY

This prospectus summary contains an overview of the information from this prospectus, but may not contain all of the information that is important to you. This prospectus includes specific terms of the offering of our securities, information about our business, and financial data. We encourage you to read this prospectus, including the “Risk Factors” section beginning on page 11 and the financial statements and the notes thereto, in its entirety before making an investing decision. As used in this prospectus, the terms “we,” “us,” “the Company,” “our,” and “EMulate” refer to EMulate Therapeutics, Inc., a corporation organized under the laws of Washington, including our subsidiaries, unless the context indicates a different meaning. All common stock per share numbers and prices included herein have been adjusted to reflect the Common Stock Reverse Split, unless stated otherwise, and other than unaudited and audited financial statements and other historical share disclosures which indicate they are not adjusted for the Common Stock Reverse Split.

Overview

We are on a mission to advance the development and adoption of medical, health, and environmental applications of our low-to-ultra-low radio frequency energy technology. We have invented and patented what we believe to be a groundbreaking investigational technology that utilizes radio frequency energy (RFE) precisely targeted at the low and ultra-low ends of the RFE spectrum (ulRFE®) to specifically regulate signaling and metabolic pathways on the molecular and genetic levels – without chemicals, radiation or drugs – delivered via a simple-to-use non-invasive therapeutic system. For example, using our proprietary technology in a pre-clinical in vitro study, we derived a ulRFE signal from paclitaxel, a well-understood chemotherapy drug, which is known to have a particular effect on tumor cells by interrupting or significantly slowing the normal metabolic activity of cell division. Our clinical trials using the ulRFE signal of paclitaxel produced some potentially promising survival data (both median progression-free survival data and overall survival data). The similarity of these results does not, in itself, show that the ulRFE signal of paclitaxel produces the same metabolic effect as paclitaxel: recurring GBM (rGBM) patients are not, as a standard, treated in a clinical setting with paclitaxel because the paclitaxel molecule cannot pass through the blood-brain barrier. This circumstance also prevents clinical trial investigators from performing blinded, controlled studies directly comparing (and measuring the statistical significance of) the effects of using the ulRFE signal of paclitaxel with the effects of using the paclitaxel molecule in treating rGBM patients. However, to establish the metabolic correlation between the paclitaxel drug and the ulRFE signal of paclitaxel, we examined the metabolic effect of the ulRFE signal of paclitaxel in pre-clinical in vitro polymerization studies using an a-cellular tubulin protein assay (the protein cells were extracted and purified from bovine brains). These studies showed that the paclitaxel-derived ulRFE signal alone (without the concomitant use of any other chemical or drug, and without the use of any other treatment intervention such as radiation), acts in the same or similar way to the paclitaxel drug upon tubulin (the protein component of microtubules within the cancer cell) simultaneously promoting the assembly and disassembly of microtubules to form stable, non-functioning microtubules, which in turn inhibits the mitotic activity of the cell, decreasing the cell’s disassembly function and in some cases leading to the death of the cancer cell (apoptosis). The shortening and lengthening of microtubules (termed dynamic instability) is necessary for their function as a transportation highway for the cell. Chromosomes, for example, rely upon this property of microtubules during mitosis, according to Drugbank Online.

We expect that, for regulatory purposes, our ulRFE® therapeutic system will be evaluated by the FDA as a Class III medical device requiring approval of a PMA and/or HDE (see discussion below regarding FDA Premarket Clearance and Approval Requirements).

The human indications that we are initially targeting in our product pipeline include: (i) the glioblastoma multiforme (GBM) and the diffuse midline glioma (DMG) in the field of oncology, (ii) acute and chronic pain in the field of pain management, and (iii) PTSD, ADHD, anxiety and depression in the mental health field. The companion animal indications that we are initially targeting in our product pipeline include solid tumor cancers in the field of oncology, acute and chronic pain in the field of pain management, and anxiety in the mental health field.

Our device has been used in feasibility studies (phase 1 and phase 2 trials) to treat patients with GBM and DMG cancers, and will, consistent with FDA regulation, be used in pivotal clinical trials to treat GBM and DMG patients. These uses are the first of many potential product expressions of our underlying ulRFE platform technology. Our therapeutic medical device has potential treatment applications in a wide range of diseases, including cancer, acute and chronic pain management, mental health conditions, among others.

As of the date of this prospectus, we are not conducting active clinical trials, but we have completed studies with respect to two brain cancer indications: feasibility studies for GBM indication and a compassionate use study for the DMG/diffuse intrinsic pontine glioma (DIPG) indication. In each of these indications, we are ready to initiate pivotal (phase 3) trials, the results of which will be submitted to the FDA for commercialization approval. Initiation of these trials will depend, in part, on trial design (number of patients and the extent to which the trial is controlled and blinded) and cost. We anticipate that the pivotal trial for DMG, based on these factors, will be undertaken sooner than the pivotal trial for GBM.

With respect to acute and chronic pain management and mental health indications, we have completed enabling pre-clinical animal studies and are prepared to initiate feasibility (phase 1) human clinical trials. In its initial review of our device and data to date in oncology indications, the FDA did not make any negative comments regarding safety or effectiveness (although the absence of such comments is not predictive of future determinations by the FDA based on analysis of further trial data from pivotal trials or otherwise). We will be required to perform additional clinical trials in order to obtain FDA approval for the use of our device in treating acute and chronic pain and mental health indications. We plan to seek FDA approval for treating, or for further treatment of, each medical indication within the fields of oncology, pain management and mental health.

Pipeline

The chart below depicts our product pipeline. Columns with rectangular headings describe completed activities, and arrow headings indicate activities yet to be completed.

We are pivotal trial-ready in the therapeutic areas of oncology, specifically in respect of GBM (both newly diagnosed and recurring incidences) and DMG/DIPG. Currently, one of the effectiveness challenges with drug treatments for GBM is that existing chemotherapies are unable to pass through the blood/brain barrier. It is thus our hope that our ulRFE signals, with their potentially beneficial effects, freely pass through the entire brain. Prior to Novocure’s Optune approval in 2015 for newly diagnosed GBM, there had not been any clinical improvements for this patient population since the approval of temozolomide in August 1999. Nonetheless, Optune has demonstrated a significant market opportunity in GBM generating $550 million in annual revenues for Novocure. We believe that if our GBM therapeutic product can generate similar or better clinical outcomes as Optune, it will gain significant market share based on clinician, patient, caretaker and investor feedback.

Our subsidiary, Cellsana Therapeutics, Inc. (“Cellsana”) was established in February 2022 to provide transactional and partnering flexibility in the oncology sector.

We are presently conducting pre-clinical studies and collecting data which has to date been encouraging from limited human exposures in the therapeutic area of acute and chronic pain management.

Our subsidiary, Indolor Therapeutics, Inc. (“Indolor”) was established in November 2021 to provide transactional and partnering flexibility in the pain management sector. We are presently conducting pre-clinical studies and collecting data, which has to date been encouraging, from limited human exposures in the therapeutic area of mental health and other CNS conditions.

Our subsidiary, Mensana Therapeutics, Inc. (“Mensana”) was established in November 2021 to provide transactional and partnering flexibility in the mental health/CNS sector.

Our subsidiary, Zoesana Animal Health, Inc., (“Zoesana”) was established in June 2022 to provide transactional and partnering flexibility in the animal health sector.

We have animal proof of concept validated in the therapeutic area of ag-bio.

We own approximately 19.6% of Hapbee Technologies, Inc. (“Hapbee”) a Canadian company that is publicly listed on the TSX Venture Exchange (TSXV) under the symbol “HAPB” and operates in the non-medical, consumer products area. Hapbee is at the commercialization/revenue stage. We founded Hapbee (formerly known as Elevation Technologies, Inc.) as a British Columbia, Canada, company in January 2019, to utilize ulRFE technology for the consumer wellness industry. In October 2020, the shares of Hapbee were listed on the TSX Venture Exchange. EMulate retained its original equity holdings in Hapbee, the remaining shares being held by others who purchased privately before listing or in the public market after listing. Since October 2020, Hapbee has licensed certain recorded ulRFE signals from us for use in our non-regulated, consumer-focused business.

4

Market Opportunity

The market for pain management is illustrated in the figure below.

Industry Overview

Magnetic fields have been shown to have specific effects on biological systems. For example, they have been found to alter the analgesic effects of opioids, produce analgesic responses, stimulate bone growth, reduce tissue swelling, and promote wound healing in both animal models and humans. Magnetic fields that enhance bone growth and aid in wound healing have been in clinical use for at least 40 years. Pain reduction has been observed in studies of breast reconstruction and breast reduction, post-cesarean operative recovery, and osteoarthritis. Analgesic and opioid use and edema were also reduced in breast reduction, breast reconstruction and post-caesarean patients. Devices generating magnetic fields are effective for treating major depression and obsessive-compulsive disorder, and such devices are recommended for treating acute phase of depression in patients who are resistant and intolerant of other therapeutic options. In concert with the clinical development of magnetic field use, researchers have attempted to define the underlying biological effects that lead to the field’s therapeutic effects and to relate them to one or more of the underlying theories of magnetic field function. This work has included isolated protein systems, cells grown in culture, and organisms ranging from nematodes to mammals, as well as numerical modeling of the functions of the cell.

In addition, magnetic fields have been shown to alter the behavior of the epidermal growth factor receptor (EGFR), an important regulator of cell growth. This receptor, when exposed to a magnetic field, forms clusters in the membrane, which leads to phosphorylation of the receptor and to activation of one of the receptor targets. These changes reflect what occurs when epidermal growth factor binds to EGFR and indicate that the magnetic field activated the receptor in the absence of its natural activator epidermal growth factor. Proliferation and cell migration are affected by magnetic fields. The growth and migration of endothelial cells has been reported to be altered by magnetic fields. Mice injected with a transformed cell line formed smaller tumors when treated with magnetic fields. Additional studies in models of cancer demonstrate effects of magnetic fields. Thus, evidence that magnetic fields have beneficial effects in therapeutics is abundant.

Our technology falls within the mainstream of science regarding the use of magnetic fields for treating maladies and diseases, as described above. It measures and records the electromagnetic emission of molecules and then transmits the electromagnetic radiation fields in an oscillating form by ulRFE. As with all magnetic fields, our ulRFE signals are not attenuated by physiological barriers, such as the blood/brain or enzymatic barriers, and therefore, unlike pharmaceuticals which must pass through the metabolic system, can be applied directly to the affected biological site. Mapping of the ulRFE field and non-attenuation by bone and tissue data have been submitted by us, at the FDA’s request, to the FDA. The use of our ulRFE magnetic field technology is not limited to the treatment of a single indication, but, consistent with the established science referred to above, can potentially be applied to treat multiple serious diseases and conditions such as cancer, acute and chronic pain and mental health conditions, and by overcoming physiological barriers and certain limitations of current pharmaceutical treatments (e.g., blood/brain barrier), may provide a more effective solution than existing treatments.

Competition

To our knowledge, the FDA has not approved or cleared any product that uses the same mechanism of action as our device. The Optune product of Novocure GmbH is an FDA-approved medical device being marketed in the United States and other markets for the treatment of GBM. If our ulRFE therapeutic medical device for treating GBM brain cancer is approved for commercialization by the FDA, the Optune device will be the only product known to us as of the date of this prospectus that will be a competitor for the treatment of GBM. However, Optune uses a markedly different technology. Optune’s technology aims to disrupt cell division through the use of heat-generating electrical energy; our investigational device is thought to disrupt cancer cell division through the use of specific low and ultra-low radiofrequency energy, which has no thermal or ionizing effect.

We may also compete with other products that have come or may come to the oncology market in the future, though we are unaware at this time of any entities directly competing by using our technology. For more detailed information regarding our technology, products, plans regarding clinical trials and plans to seek FDA approval, see the “Business” section.

We have no known competitors in treating DMG/DIPG brain cancer since treatments available in the market are not effective; that is, survival outcomes have not changed notwithstanding attempted treatments.

Several competitors (see e.g., pain management market figure) exist in the pain management and mental health sectors, but to our knowledge, no competing medical device uses the same mechanisms of action as, or provides the benefits of, our ulRFE technology.

In addition, Hapbee’s consumer products face direct and indirect competition from a variety of players engaged in the wearables industry such as Oura Ring, Halo Neuroscience, Muse, NeoRhythm and Calm, as well as software applications that claim to produce benefits like those of wellness products. The table below is a comparison of Hapbee to its competitors.

Our Competitive Strengths

We believe that the following competitive strengths will enable us to compete effectively:

●	Large market opportunities. Results from testing in animals and humans to date suggest the technology’s potential application for treating solid cancer tumors such as mycosis fungoides, plasma cell tumors, fibrosarcomas, neurofibrosarcomas, schwannomas, malignant melanomas, hemangiopericytomas, hepatic adenocarcinomas, mast cell tumors, adenocarcinomas (mammary), osteosarcomas, chondrosarcomas, apocrine gland adenocarcinomas, undifferentiated carcinomas, and transitional cell carcinomas.

●	Continual development of innovative technologies and applications. We are a true platform technology because it can potentially be applied to multiple medical indications, and therefore will readily lend itself to continuing product and market development. As discussed below, our technology has potential applications in the non-medical consumer wellness space, and may also be applied in veterinary medicine and agriculture. Currently, our technology is used by us or our licensee, Hapbee, in over ten applications.

●	Technology that is designed to be used, as it has been used in investigations for the treatment of GBM, DMG, and acute and chronic pain conditions to date, to emulate the therapeutic effects of many drugs/drug combination treatments for not one, but many serious disease indications and conditions.

●

Technology presents a less expensive alternative, as compared to drug development, for developing potential disease and condition treatments. It takes less time and expense for us to develop a therapeutic product because we do not need to invent the molecule from which the relevant ulRFE signal is derived; rather, we measure and record the electromagnetic emissions of proven molecules for transmission to biological systems. As an example, we identified two lead indications as candidates for clinical investigation, pain management and mental health. For each of these indications, it took less than 12 months and $500,000 to take a product from concept to clinic-readiness.

●	Our medical device is portable, lightweight, and easy to use, comparing favorably to other therapeutic products in the market.

Moreover, when it comes to the use of our technology for treating GBM, our therapeutic medical device has strong potential market advantages. As illustrated in the graphic above, it features:

●	Ability to reproduce and deliver MOA of multiple drugs/combination therapies

●	Freely penetrates the brain and does not generate thermal or ionizing energy

●	Response within 23 to 28 days

●	3+ month rGBM survival improvement

●	User-friendly

●	No need to shave hair, non-stigmatizing

●	Lightweight 3-ounce controller

●	12 to 16 hour battery life

Our Growth Strategies

●	Continuous focus on product innovation.

●	We believe there is a serious need for our ulRFE therapies in both U.S. and international markets and we aim to drive adoption and utilization of our products by leveraging additional clinical studies and market education.

5

Our business plan includes a strategy for the treatment of multiple disease indications. Because of the high, unmet need in treatments for multiple rare diseases or conditions, our initial strategy for the oncology market is to target the treatment of rare diseases and conditions and then, under appropriate regulatory and business conditions, to target larger oncology markets such as lung cancer and breast cancer. Our ulRFE signal derived from paclitaxel, a well understood chemotherapy, has the potential to affect several tumor types, as initially demonstrated in the treatment of glioblastoma in adult patients and of DMG/DIPG in pediatric patients, presenting a potential for improving quality of life and extending life in patients with other cancers. Further DMG/DIPG and GBM clinical trials are expected to support further development of our investigational medical device and the paclitaxel ulRFE signal for the potential treatment of many other solid tumor types. The successful completion of these clinical trials will provide the basis for us to initiate and pursue other clinical trials using the paclitaxel ulRFE signal.

Our broader business strategy includes the development of ulRFE signals for the treatment of other oncology indications, as well as other serious disease indications. We plan to out-license our technology to other companies that are active, or interested in becoming active, in treating particular indications. As an alternative to licensing our technology, we can, directly or through our vertical market subsidiaries, partner or combine with other companies. In these arrangements, we will have the flexibility to develop multiple market entries and grant rights to the use of our technology to various market participants. Initial licensing and distribution transactions with Teijin Pharma (Japan; 2016) and Sayre (India; 2018) to treat GBM and DMG provide third-party validation of this business approach.

In the next 12 to 18 months, with appropriate funding, we plan to (1) initiate pivotal clinical trials for GBM and DMG indications, (2) initiate or continue feasibility trials in pain management and mental health, (3) establish partnering and/or licensing relationships for treating additional indication in humans, and (4) establish partnering and/or licensing relationships for treating indications in animals and for advancing bio-agriculture business initiatives. These plans and additional milestones are illustrated in the following image.

Hapbee in-licenses our technology for use in the non-medical consumer wellness and lifestyle space. Other potential market opportunities are present in veterinary medicine and agriculture.

The achievement of these milestones will depend on our ability to raise sufficient funds, and the achievement of certain of the milestones described above (e.g., commercial launch of a product for treating DMG brain cancer) will depend, in material part, on the FDA’s decision to approve relevant products for commercialization, which depends on the results of future clinical trials. In many product cases, however, value would be realized from our licensing of the related technology to companies or organizations that operate, or desire to operate, in the markets in which such technology applies. The level of such product value would be increased, but not determined solely, by or with respect to the FDA’s approval of the product for commercialization.

COVID-19 Pandemic

Starting in late 2019, a novel strain of the coronavirus, or COVID-19, began to rapidly spread around the world. At this time, there continues to be significant volatility and uncertainty relating to the full extent to which the COVID-19 pandemic and the various responses to it will impact our business, operations and financial results.

Most states and cities have at various times instituted quarantines, restrictions on travel, “stay at home” rules, social distancing measures and restrictions on the types of businesses that could continue to operate, as well as guidance in response to the pandemic and the need to contain it. As a result, the COVID-19 pandemic may affect the operations of the FDA and other health authorities, including such authorities in Europe, which could result in delays of reviews and approvals. While there have been no specific notices of delay from federal or foreign government authorities, potential interruptions, delays, or changes to the operations of the FDA, or of any foreign authority with which we might interact, might impact the approval of any applications we plan and will need to file in the future.

In addition, we are dependent upon certain contract manufacturers, service providers and suppliers, and their ability to reliably and efficiently fulfill our orders is critical to our business success. The COVID-19 pandemic has impacted and may continue to impact certain of our manufacturers, service providers and suppliers. As a result, we may face delays or difficulty sourcing certain products or services, which could negatively affect our business and financial results.

For a further discussion of the impact of the COVID-19 pandemic on our business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Impact of COVID-19 Pandemic” and “Risk Factors” sections.

Common Stock Reverse Split

Our Board of Directors and stockholders have approved on February 3, 2023 that prior to effectiveness of the registration statement of which this prospectus forms a part, we expect to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio in the range of 1 for [●]. All common stock per share numbers and prices included herein have been adjusted to reflect the Common Stock Reverse Split, unless stated otherwise, and other than unaudited and audited financial statements and other historical share disclosures which indicate they are not adjusted for the Common Stock Reverse Split. In connection with the proposed Common Stock Reverse Split, the authorized shares of Common Stock were increased from 40,000,000 to 100,000,000 shares pursuant to the Articles of Amendment filed on February 16, 2023 with the State of Washington.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects.

For additional information, see “Risk Factors - Because we are a ‘smaller reporting company,’ we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less company information than they would receive from a public company that is not a smaller reporting company” and “As a ‘smaller reporting company,’ we may at some time in the future choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

6

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company for up to five years or until the earliest of (1) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (2) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur on the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period, or (3) if the market value of our Common Stock held by non-affiliates exceeds $700 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following December 31. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, we may:

●	present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related management’s discussion and analysis of financial condition and results of operations in this prospectus;

●	avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

●	provide reduced disclosure about our executive compensation arrangements; and

●	not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, under the JOBS Act, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period, and, as a result we will adopt new or revised accounting standards on relevant dates on which adoption of such standards is required for other public companies.

Our Corporate History

We are a Washington corporation incorporated on February 7, 2002 under the name WavBank, Inc. In June 2003, we amended our Articles of Incorporation to reflect the designation of Series A Preferred Stock. In February 2006, we amended our Articles of Incorporation to change our name to Nativis, Inc. In February 2012, we amended our Articles of Incorporation to reflect the designation of Series A-1 Preferred Stock. In February 2013 and June 2014, we amended our Articles of Incorporation to reflect the designation of additional shares of Series A-1 Preferred Stock. In February 2019, we amended our Articles of Incorporation to change our name to EMulate Therapeutics, Inc.

On October 8, 2022, our Board of Directors (the “Board”) approved the mandatory conversion of all Series A-1 Preferred shares into shares of common stock at the Voluntary Conversion Price (as defined in our Amended and Restated Articles of Incorporation) equal to $4.6875 upon the effectiveness of the registration statement of which this prospectus forms a part. Accordingly, each Series A-1 Preferred shareholder will be deemed to have exercised his or her option pursuant to Section 2(c)(i)(B) of our Amended and Restated Articles of Incorporation to convert all of his, her or our Series A-1 Preferred shares at the Voluntary Conversion Price upon consummation of this offering.

Our principal executive offices are located at 13810 SE Eastgate Way, Suite 560, Bellevue, Washington 98005, and our telephone number is (425) 415-3140. Our corporate website is https://emulatetx.com/. Information available on this website is not incorporated by reference in and is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part.

7

SUMMARY OF THE OFFERING

We expect to effect the Common Stock Reverse Split prior to effectiveness of the registration statement of which this prospectus forms a part. Share information below is presented on a post-reverse stock split basis.

Issuer:	EMulate Therapeutics, Inc.

Securities Offered:	[●] shares of Common Stock, at an assumed public offering price of $[●] per share of Common Stock, which is the midpoint of the range set forth on the cover page of this prospectus.

Over-allotment option:	We have granted to the representative of the underwriters (“Representative”) a 30-day option to purchase up to [●] additional shares of our Common Stock at a public offering price of $[●] per share, which is the midpoint of the range set forth on the cover page of this prospectus, less the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Representative’s Warrants:	We have agreed to issue to the Representative warrants to purchase a number of shares of Common Stock equal in the aggregate to 7% of the total number of shares issued in this Offering. The Representative’s Warrants will be exercisable at a per share exercise price equal to 110% of the public offering price per share of Common Stock sold in this Offering. The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the five year period commencing six (6) months from the commencement date of sales in this Offering. The registration statement of which this prospectus forms a part also registers the shares of Common Stock issuable upon exercise of the Representative’s Warrants. See “Underwriting” for more information.

Common Stock issued and outstanding (or reserved for issuance) before this Offering and not adjusted for the Common Stock Reverse Split (1):	15,370,766 Shares

Common Stock issued and outstanding after the offering and adjusted for the Common Stock Reverse Split (2):	[●]

Use of proceeds:

Based upon an assumed public offering price of $[●] per Share, which is the midpoint of the range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts and the estimated offering expenses payable by us, of approximately $[●] million assuming the underwriter does not exercise its over-allotment option.

We intend to use the net proceeds of this Offering primarily for general corporate purposes, including clinical trials, preclinical research and development, technology development, outstanding accounts payable and working capital. For use of the net proceeds of this Offering by therapeutic area and additional information, see “Use of Proceeds”.

Proposed Nasdaq Capital Market Trading Symbol and Listing:	We have applied to list our Common on Nasdaq under the symbol “EMTX”. We believe that upon the completion of this Offering, we will meet the standards for listing on Nasdaq. The closing of this Offering is contingent upon the successful listing of our Common Stock on Nasdaq.

Risk Factors:	See “Risk Factors” beginning on page 11 and the other information contained in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Lock-up:	We, our directors, executive officers, and shareholders who own 5% or more shares of our outstanding Common Stock have agreed, or will agree, with the underwriters not to offer for sale, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, in the case of the Company, the lock-up restrictions shall be for a period of six (6) months following the consummation of the Offering to which this prospectus relates, and in the case of our executive officers, directors, and shareholders beneficially owning 5% or more shares of our Common Stock, the lock-up period shall be for a period of six (6) months following the commencement of sales of the Offering to which this prospectus relates. See “Underwriting” for additional information.

(1)	The total number of shares of Common Stock issued and outstanding (or reserved for issuance) prior to this offering is based on 15,370,766 shares of Common Stock outstanding and not adjusted for the Common Stock Reverse Split as of March 31, 2023.
(2)	The total number of shares of Common Stock issued and outstanding after this offering including [●] shares of Common Stock issuable upon conversion of debt will be [●] and excludes the following amounts as of March 31, 2023, which have not been adjusted for the Common Stock Reverse Split:

●	[●] shares of Common Stock issuable upon exercise of warrants to purchase Common Stock;
●	5,500,000 shares of Common Stock ([●] shares of which have been issued and some of which are subject to vesting) issuable upon exercise of options to purchase Common Stock and 2,200,000 shares of our Common Stock (1,524,343 shares of which have been issued and are subject to vesting) issuable upon exercise of Restricted Stock Units to receive Common Stock under our Amended and Restated 2016 Equity Incentive Plan (the “Plan”); and
●	[●] shares of our Common Stock issuable upon exercise of the Representative’s warrants to purchase Common Stock.

Unless otherwise indicated, this prospectus reflects and assumes no exercise by the underwriters of their over-allotment option.

8

Summary of Risk Factors

Our business is subject to a number of risks and uncertainties of which you should be aware before making an investment decision. You should consider all of the information set forth in this prospectus and, in particular, the specific factors set forth under “Risk Factors” in deciding whether to invest in our securities. These risks include, without limitation, the following:

Risks relating to our business and products

●	Our business and prospects depend heavily on our current investigational products, which have not been approved by the FDA and comparable authorities in other jurisdictions. If we are unable to obtain regulatory approvals and commercialize our products, or are significantly delayed or limited in doing so, our business and prospects will be materially harmed.

●	To date, we have not generated any operating profits, and due to our long-term research and development efforts, we have a history of incurring substantial operating losses.

●	We have suffered recurring losses from operations and have a net capital deficiency that raises substantial doubt about our ability to continue as a going concern.

●	We may not be successful in achieving market acceptance of our products by healthcare professionals, patients and/or third-party payers in the timeframes we anticipate, or at all, which could have a material adverse effect on our business, prospects, financial condition and results of operations.

●	Failure to secure and maintain adequate coverage and reimbursement from third-party payers could adversely affect acceptance of our products and reduce our revenues.

●	Quality control problems with respect to devices and components supplied by third-party suppliers could have a material adverse effect on our reputation, our clinical studies or the commercialization of our products and, as a result, a material adverse effect on our business, prospects, financial condition and results of operations.

●	Continued testing of our products may not yield successful results and could reveal currently unknown aspects or safety hazards associated with our products.

●	Because of the specialized nature of our business, the termination of relationships with our key employees, consultants and advisors may be detrimental to our business.

9

●	Product liability suits, whether or not meritorious, could be brought against us and result in expensive and time-consuming litigation, payment of substantial damages and/or expenses and an increase in our insurance rates.

●	Other future litigation and regulatory actions could have a material adverse impact on the Company.

●	Our products face certain risks, including from cyber security breaches and data leakage. We are also subject to privacy and data security laws.

●	Legislative and regulatory changes in the U.S. and in other countries regarding healthcare and government-sponsored programs may adversely affect us.

●	We are subject to ongoing and extensive post-marketing regulation by the FDA and comparable authorities in other jurisdictions, which could cause us to incur significant costs to maintain compliance.

●	Modifications to our products may require regulatory approvals and our regulators may not agree with our conclusions regarding whether new approvals are required. Regulatory authorities may require us to cease promoting or to recall the modified versions of our products until such approvals are obtained.

●	In addition to FDA requirements, we will spend considerable time and money complying with other federal, state, local and foreign rules, regulations and guidance.

●	If we, our collaborative partners, our contract manufacturers, or our component suppliers fail to comply with regulations, the manufacturing and distribution of our products could be interrupted.

●	Our products could be subject to recalls that could harm our reputation and financial results.

●	If our products cause or contribute to a death or a serious injury, or malfunction in certain ways, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

●	We may be subject to fines, penalties or injunctions if we are determined to be promoting the use of our products for unapproved or off-label uses.

●	We are affected by and subject to environmental laws and regulations that could be costly to comply with or that may result in costly liabilities.

●	Changes in U.S. patent law could impair our ability to protect our intellectual property.

●	Future regulatory action remains uncertain.

●	Our product candidates will remain subject to ongoing regulatory review even after they receive marketing approval, and if we fail to comply with continuing regulations, we could lose these approvals and the sale of any of our approved commercial products could be suspended.

●	We depend extensively on our proprietary technology, and we must protect those assets in order to preserve our business.

●	Due in part to our limited financial resources, we may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas for our product candidates, and/or we may be unable to pursue the pre-clinical studies or clinical trials that we would like to pursue.

●	If the third parties on which we rely for the conduct of our clinical trials and results do not perform our clinical trial activities in accordance with good clinical practices and related regulatory requirements, we may be unable to obtain regulatory approval for or commercialize our product candidates.

●	With the exception of certain oncology areas that are wholly unserved with viable treatments, the oncology, pain management and mental health treatment industries in which our Company competes is intensely competitive, and we compete with companies with significantly greater resources.

Risks Related to Our Common Stock and this Offering

●	There has been no public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares of our Common Stock may not develop.

●	Volatility in the market price of our Common Stock may prevent investors from being able to sell their Common Stock at or above the initial public offering price.

●	Certain recent initial public offerings with smaller public floats have experienced extreme price volatility that was seemingly unrelated to company performance. Such volatility may make it difficult for prospective investors to assess the rapidly changing value of our Common Stock.

●	We may not be able to satisfy the continued listing requirements of Nasdaq or maintain a listing of our Common Stock on Nasdaq.

●	We have considerable discretion as to the use of the net proceeds from this Offering and we may use these proceeds in ways with which you may not agree.

●	You will experience immediate and substantial dilution as a result of this Offering.

●	We do not expect to declare or pay dividends in the foreseeable future.

●	Future issuances of our Common Stock or securities convertible into, or exercisable or exchangeable for, our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our Common Stock to decline and would result in the dilution of your holdings.

●	Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

10

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus before you decide to purchase our Common Stock. The risks and uncertainties described in this prospectus are not the only ones we may face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. Any of the risks and uncertainties set forth herein, could materially and adversely affect our business, results of operations and financial condition. This could cause the market price of our Common Stock to decline, perhaps significantly, and you may lose part or all of your investment.

Risks relating to our business and our products

Our business and prospects depend heavily on our current investigational products, which have not been approved by the FDA. Even if we receive FDA approval for our products, they will remain subject to ongoing regulatory review. If we are unable to obtain regulatory approvals and commercialize our products, or are significantly delayed or limited in doing so, our business and prospects will be materially harmed.

Almost all of our revenues will, in the near term, derive from sales and royalties from sales of our investigational therapeutic medical devices, if approved, for the treatment of newly diagnosed and recurrent GBM, DMG, acute and chronic pain, mental health and CNS conditions, and Hapbee licensing agreements and, potentially, dividends from Hapbee based on the earnings from consumer use products that help with sleep, focus, and other life-improving sensations. The commercial success of our products and our ability to generate and maintain revenues from the sale of our products will depend on a number of factors, including:

●	our ability to develop investigational products and obtain regulatory approvals and commercialize our products;
●	our ability to expand into new markets and future indications;
●	the acceptance of our products by patients and the healthcare community, including physicians and third-party payers (both private and governmental), as therapeutically effective and safe;
●	the accomplishment of various scientific, engineering, clinical, regulatory and other goals, which we sometimes refer to as milestones, on our anticipated timeline;
●	the relative cost, safety and effectiveness of alternative therapies;
●	our ability to obtain and maintain sufficient coverage or reimbursement by private and governmental third-party payers and to comply with applicable health care laws and regulations;
●	the ability of our third-party manufacturers to manufacture our products in sufficient quantities with acceptable quality;
●	our ability to provide marketing, distribution and customer support for our products;
●	the presence of competitive products in our active indications;
●	results of future clinical studies relating to our products or other competitor products for similar indications;
●	compliance with applicable laws and regulatory requirements, in particular in the United States, the EU and Japan;
●	the maintenance of our regulatory approvals, if obtained; and
●	the consequences of any reportable adverse events involving our products.

In addition, the promotion of our products will be limited to approved indications, which will vary by geography. We anticipate that the labeling for our therapeutic medical devices in the U.S. will be limited in certain respects, which may limit the number of patients to whom it is prescribed. In addition, the labeling for Hapbee consumer use products contains certain limitations that may adversely affect adoption.

11

Our ability to generate future revenues will also depend on achieving regulatory approval of, and eventual commercialization of, our products for additional indications and in additional geographies, which is not guaranteed. Our near-term prospects are substantially dependent on our ability to obtain regulatory approvals on the timetable we have anticipated, and thereafter to further successfully commercialize our products for additional indications. Regulatory changes or actions in areas in which we operate or propose to operate may further affect our ability to obtain regulatory approvals on our anticipated timetable. If we are not able to receive such approvals, meet other anticipated milestones, or further commercialize our products, or are significantly delayed or limited in doing so, our business and prospects will be materially harmed and we may need to reduce expenses by delaying, reducing or curtailing the development of our products and we may need to raise additional capital to fund our operations, which we may not be able to obtain on favorable terms, if at all.

To date, we have not generated any operating profits, and due to our long-term research and development efforts, we have a history of incurring substantial operating losses.

We were founded in 2002 and have a history of incurring substantial operating losses. We anticipate continuing to incur significant costs associated with developing and commercializing our products for approved indications including signal development, device hardware and software development, product sales, marketing, manufacturing, and distribution expenses. We expect our research, development, and clinical study expenses to increase in connection with our ongoing activities and as additional indications enter clinical development and as we advance our product development. Our expenses could increase beyond expectations if, for example, we are required by the FDA, or other regulatory agencies or similar governing bodies, to change manufacturing processes for our products or to perform clinical, nonclinical or other types of studies in addition to those that we currently anticipate. Our revenues are dependent, in part, upon the size of the markets in the jurisdictions in which we receive regulatory approval, the accepted price for our products and the ability to obtain reimbursement at the accepted applicable price. If the number of addressable patients is not as significant as we or our strategic partners and licensees estimate, the indications approved by regulatory authorities are narrower than we expect or the eligible population for treatment is narrowed by competition, regulatory approvals, physician choice or treatment guidelines, we may not generate significant revenues. If we are not able to generate significant revenues, we may never be sustainably profitable. As discussed in Note 1 to the financial statements, we have suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about our ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements.

We have material weaknesses in our internal control over financial reporting. If we fail to establish and maintain proper and effective internal control over financial reporting, our operating results and our ability to operate our business could be harmed.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. Prior to this offering, due to accounting resource constraints, we have had limited review controls. These constraints have resulted in (1) a lack of internal segregation of duties, since we have a limited administrative staff, and (2) lack of internal controls structure review. As a result of these constraints, we have a material weakness in our internal control over financial reporting.

Our management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. All responsibility for accounting entries and the creation of financial statements is held by a single person, though we have previously employed additional accounting staff and currently engages multiple accounting consultants for accounting, tax and audit support. To remedy this situation and remove the material weakness, we would need to hire additional staff and/or financial consultant support. In May 2022, we engaged a finance and accounting CPA firm to add a layer of public reporting expertise and assist with internal controls. Currently, we are unable to hire additional staff to facilitate greater segregation of duties but will reassess our capabilities after completion of the offering.

In connection with this offering, we intend to begin the process of documenting, reviewing and improving our internal controls and procedures as a public company for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, which will require annual management assessment of the effectiveness of our internal control over financial reporting. To comply with the requirements of being a public company, we have undertaken various actions, and will take additional actions, such as remediating the material weaknesses described above, implementing additional internal controls and procedures and hiring internal audit staff or financial consultants. Testing and maintaining internal controls can divert our management’s attention from other matters that are important to the operation of our business. Additionally, when evaluating internal controls over financial reporting, we may identify additional material weaknesses that it may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. If we identify any additional material weaknesses in our internal control over financial reporting or is unable to remediate the material weakness described above or comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of our internal control over financial reporting once it is no longer an emerging growth company, or if we are unable to conclude in our quarterly and annual reports that our disclosure controls and procedures are effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

12

In addition, if we fail to remediate any material weakness, including the material weaknesses described above, our financial statements could be inaccurate and we could face restricted access to capital markets. Our small size and internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. Moreover, our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.

If any governmental authority were to require marketing authorization or similar certification for the Hapbee consumer use products, or for any other product that we or our partners sell and which we or our partners do not believe requires marketing authorization, we or our partners could be subject to regulatory enforcement action and/or be required to cease selling or recall the product pending receipt of marketing authorization from such governmental authority, which can be a lengthy and time-consuming process, harm financial results and have long-term negative effects on our operations.

We do not, as of the date of this prospectus, have any plans to market or sell any of our products, including those licensed in the future to any of our partners, as a consumer wellness or lifestyle product in the non-medical field. Should we develop such plans, the risk factors applicable to Hapbee discussed below would apply also to us or our future partners.

Hapbee in-licenses our technology for use in the non-medical consumer wellness and lifestyle space.  Hapbee commercializes its consumer use products for help with sleep, focus, and other life-improving sensations.  Neither we nor Hapbee has obtained any medical device clearance, marketing authorization, or approval from any governmental authority for our technology. Hapbee has concluded that its consumer wellness products are not medical devices and do not require clearance, marketing authorization, or approval from the FDA or similar marketing authorization or certification from such other regulatory authorities. However, regulatory authorities may disagree with that conclusion, and if they do, Hapbee may be required to obtain clearance, marketing authorization, or approval, or other certification to continue to sell the products.

Obtaining clearance, marketing authorization or approval to sell the Hapbee consumer use products as medical devices is a time-consuming and costly process and Hapbee may be precluded from selling if it is required to obtain marketing authorization, such as a clearance or approval, or other certification. If granted, a clearance, marketing authorization, or approval could require conditions to sale, for example, a prescription requirement. If regulatory authorities require such clearance, marketing authorization, or approval for the Hapbee consumer use products, Hapbee could be subject to regulatory enforcement action and/or required to cease selling or recall the product in the corresponding jurisdiction pending receipt of such clearance, marketing authorization, or approval, which can be a lengthy and time-consuming process. In addition, Hapbee may be required to modify the product’s functionality or limit the product’s marketing claims, whether or not Hapbee obtains such clearance, marketing authorization, or approval. In any such event, our business could be substantially harmed.

Our clinical studies could be delayed or otherwise adversely affected by many factors, including difficulties in enrolling patients.

Clinical testing can be costly and take many years, and the outcome is uncertain and susceptible to varying interpretations. Moreover, success in pre-clinical and early clinical studies, including feasibility studies, does not ensure that large-scale studies will be successful or predict final results. Acceptable results in early studies may not be replicable in later studies. A number of companies in therapeutics industries have suffered significant setbacks in advanced clinical studies, even after promising results in earlier studies. Negative or inconclusive results or adverse events or incidents during a clinical study could cause the clinical study to be redone or terminated. In addition, failure to appropriately construct clinical studies could result in high rates of adverse events or incidents, which could cause a clinical study to be suspended, redone or terminated. Our failure or the failure of third-party participants in our studies to comply with their obligations to follow protocols and/or legal requirements may also result in our inability to use the affected data in our submissions to regulatory authorities.

The timely completion of clinical studies depends, among other things, on our ability to enroll a sufficient number of patients who remain in the study until its conclusion. We may experience difficulties in patient enrollment in our clinical studies for a variety of reasons, including:

●	the severity of the disease under investigation;
●	the limited size and nature of the patient population;
●	the patient eligibility criteria defined in our protocol and other clinical study protocols;
●	the nature of the study protocol, including the attractiveness of, or the discomforts and risks associated with, the treatments received by enrolled subjects;
●	difficulties and delays in clinical studies that may occur as a result of the COVID-19 pandemic;
●	the ability to obtain IRB approval at clinical study locations;

13

●	clinicians’ and patients’ perceptions as to the potential advantages, disadvantages and side effects of our products in relation to other available therapies, including any new drugs or treatments that may be approved for the indications we are pursuing;
●	availability of other clinical studies that exclude use of our products;
●	the possibility or perception that enrolling in a product’s clinical study may limit the patient’s ability to enroll in future clinical studies for other therapies due to protocol restrictions;
●	the possibility or perception that our software is not secure enough to maintain patient privacy;
●	patient referral practices of physicians;
●	the ability to monitor patients adequately during and after treatment;
●	the availability of appropriate clinical study investigators, support staff, drugs and other therapeutic supplies and proximity of patients to clinical sites;
●	physicians’ or our ability to obtain and maintain patient consents; and
●	the risk that patients enrolled in clinical studies will choose to withdraw from or otherwise not be able to complete a clinical study.

If we have difficulty enrolling and retaining a sufficient number or diversity of patients to conduct our clinical studies as planned, or encounter other difficulties, we may need to delay, terminate or modify ongoing or planned clinical studies, any of which would have an adverse effect on our business.

If we are unable to develop an adequate sales and marketing organization or contract with third parties to assist us, we may not be able to successfully commercialize our products for current and future indications.

To achieve commercial success for our products, we must compliantly develop and grow our sales and marketing organization and, as necessary, enter into sales and distribution relationships with third parties to market and sell our products. Developing and managing a sales and marketing organization is a difficult, expensive and time consuming process. We may not be able to successfully develop adequate sales and marketing capabilities to achieve our growth objectives. We compete with other medical device, pharmaceutical and life sciences companies to recruit, hire, train and retain the sales and marketing personnel that we anticipate we will need, and the nature of our products may make it more difficult to compete for sales and marketing personnel. In addition, because our current products require, and we anticipate our future products will require, physician training and education, our sales and marketing organization may need to grow substantially as we expand our approved indications and markets. As a consequence, our expenses associated with building up and maintaining our sales force and marketing capabilities may be disproportionate to the revenues we may be able to generate on sales of our products.

If we are unable to establish adequate sales and marketing capabilities or successful sales and distribution relationships, we may fail to realize the full revenue potential of our products for current and future indications, and we may not be able to achieve the necessary growth in a cost-effective manner or realize a positive return on our investment. In our current and future sales and distribution agreements with other companies, we generally do not and may not have control over the resources or degree of effort that any of these third parties may devote to our products, and if they fail to devote sufficient time and resources to the marketing of our products, or if their performance is substandard, our revenues may be adversely affected.

The success of our business may be dependent on the actions of our collaborative partners.

Our global business strategy includes, in part, the consummation of collaborative arrangements with companies who will support the development and commercialization of our products and technology. For example, we have exclusively licensed or granted rights in Japan and India, see “Business—Intellectual Property.” We may also enter into clinical collaborations with third parties to test our products and technology together with other products and technologies.

14

When we collaborate with a third party for commercialization of a product in a particular territory, we can expect to relinquish some or all of the control over the future success of that product to the third party in that territory. In addition, our collaborative partners may have the right to terminate applicable agreements, including payment obligations, prior to or upon the expiration of the agreed-upon terms. We may not be successful in establishing or maintaining collaborative arrangements on acceptable terms or at all, collaborative partners may terminate funding before completion of projects, our products may not achieve the criteria for milestone payments, our collaborative arrangements may not result in successful product commercialization, our products may not receive acceptable pricing and we may not derive any revenue from such arrangements. Additionally, our collaborators may not perform their obligations as expected or in compliance with study protocols or applicable laws. Acts or omissions by collaborators may disqualify study data for use in regulatory submissions and/or create liability for us in the jurisdictions in which we operate. Any disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of commercialization, might cause delays or termination of the commercialization of products, might lead to additional responsibilities for us with respect to commercializing products, or might result in litigation or arbitration, any of which would be time-consuming and expensive. To the extent that we are not able to develop and maintain collaborative arrangements, we would need to devote substantial capital to undertake commercialization activities on our own in order to further expand our global reach, and we may be forced to limit the territories in which we commercialize our products.

We may not be successful in achieving market acceptance of our products by healthcare professionals, patients and/or third-party payers in the timeframes we anticipate, or at all, which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may not achieve market acceptance of our products for current or future indications within the timeframes we have anticipated, or at all, for a number of different reasons, including the following factors:

●	it may be difficult to gain broad acceptance of our products because they are new technologies and involve a novel or derivative mechanism of action and, as such, physicians may be reluctant to prescribe our products without prior experience or additional data or training;
●	physicians may be reluctant to prescribe our products due to their perception that the supporting clinical study designs have limitations, as they are, for example, unblinded;
●	physicians at large academic universities and medical centers may prefer to enroll patients into clinical studies instead of prescribing our products;
●	it may be difficult to gain broad acceptance at community hospitals where the number of patients seeking treatment may be more limited than at larger medical centers, and such community hospitals may not be willing to invest in the resources necessary for their physicians to become trained to use our products, which could lead to reluctance to prescribe our products;
●	patients may be reluctant to use our products for various reasons, including a perception that the treatment is untested or difficult to use or a perception that our software is not secure;
●	our products may have side effects and our products cannot be worn in all circumstances; and
●	the price of our products includes a monthly fee for use of the device and therefore, as the duration of the treatment course increases, the overall price will increase correspondingly and, when used in combination with other treatments, the overall cost of treatment will be greater than using a single type of treatment.

In particular, our products may not achieve market acceptance for current or future indications because of the following additional factors:

●	achieving patient acceptance could be difficult because we are targeting devastating diseases with poor prognoses, and not all patients with potentially short lifespans are willing to comply with requirements of treatment with our products, and other patients may forego our products for financial, privacy, cosmetic, visibility or mobility reasons;
●	achieving patient compliance may be difficult because the recommended use of our oncology products is throughout the day, requiring patients to wear the device nearly continuously, which to some extent restricts physical mobility because the battery must be frequently exchanged and recharged, and the patient or a caregiver must ensure that it remains continuously operable and this may also impact the pool of patients to whom physicians may be willing to prescribe our products;
●	certain patients are contraindicated to using our products due to a variety of factors, including, but not limited to, those who have an implanted ferrous medical device or other ferrous implant at the site where the device is to be worn;

15

●	there may be certain perceived limitations to our study designs or data obtained from our clinical studies;
●	effectiveness may also be limited in instances where patients take a break from the device when experiencing skin rashes, or while bathing or swimming (because our products should not get wet); and
●	patients may decline therapy or prescribers may be unwilling to prescribe our products due to certain adverse events attributable to the device reported in clinical studies by patients treated with our products; adverse events reported in clinical studies by patients treated with our products were nausea, fatigue, excessive sleepiness, and vomiting, but those adverse events were identified as being only “possibly” related to the device.

In addition, even if we are successful in achieving market acceptance of our products for GBM, DMG or other indication, we may be unsuccessful in achieving market acceptance of our products for other indications.

There may be other factors that are presently unknown to us that also may negatively impact our ability to achieve market acceptance of our products. If we do not achieve market acceptance of our products in the timeframes we anticipate, or are unable to achieve market acceptance at all, our business, prospects, financial condition and results of operations could be materially adversely affected.

Failure to secure and maintain adequate coverage and reimbursement from third-party payers could adversely affect acceptance of our products and reduce our revenues.

We expect that the vast majority of our revenues will come from third-party payers either directly to us in markets where we provide our products or plan to provide our device candidates to patients or indirectly via payments made to hospitals or other entities providing our products or which may in the future provide our device candidates to patients.

In the U.S., private payers cover the largest segment of the population, with the remainder either uninsured or covered by governmental payers. The majority of the third-party payers outside the U.S. are government agencies, government sponsored entities or other payers operating under significant regulatory requirements from national or regional governments.

Third-party payers may decline to cover and reimburse certain procedures, supplies or services. Additionally, some third-party payers may decline to cover and reimburse our products for a particular patient even if the payer has a favorable coverage policy addressing our products or previously approved reimbursement for our products. Additionally, private and government payers may consider the cost of a treatment in approving coverage or in setting reimbursement for the treatment.

Private and government payers around the world are increasingly challenging the prices charged for medical products and services. Additionally, the containment of healthcare costs has become a priority of governments around the world. Adoption of additional price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our revenues and operating results. If third-party payers do not consider our products or the combination of our products with additional treatments to be cost-justified under a required cost-testing model, they may not cover our products for their populations or, if they do, the level of reimbursement may not be sufficient to allow us to sell our products on a profitable basis.

Reimbursement for the treatment of patients with medical devices around the world is governed by complex mechanisms established on a national or sub-national level in each country. These mechanisms vary widely among countries, can be informal, somewhat unpredictable, and evolve constantly, reflecting the efforts of these countries to reduce public spending on healthcare. As a result, obtaining and maintaining reimbursement for the treatment of patients with medical devices has become more challenging globally. We cannot guarantee that the use of our products will receive reimbursement approvals and cannot guarantee that our existing reimbursement approvals will be maintained in any country.

Our failure to secure or maintain adequate coverage or reimbursement for our products by third-party payers in the U.S. or in the other jurisdictions in which we market our products could have a material adverse effect on our business, revenues and results of operations and cause our stock price to decline.

16

We may not be successful in securing and maintaining reimbursement codes necessary to facilitate accurate and timely billing for our products or physician services attendant to our products.

Third-party payers, healthcare systems, government agencies or other groups often issue reimbursement codes to facilitate billing for products and physician services used in the delivery of healthcare. Within the U.S., the billing codes most directly related to our products are contained in the Healthcare Common Procedure Coding System (HCPCS code set). The HCPCS code set contains Level I codes that describe physician services, also known as Common Procedural Terminology codes (CPT codes) and Level II codes that primarily describe products. CMS is responsible for issuing the HCPCS Level II codes. The American Medical Association issues HCPCS Level I codes.

No HCPCS codes or CPT codes currently exist to describe physician services related to the delivery of therapy using our products. We may not be able to secure HCPCS codes and CPT codes for physician services related to our products. Our future revenues and results may be affected by the absence of CPT codes, as physicians may be less likely to prescribe the therapy when there is no certainty that adequate reimbursement will be available for the time, effort, skill, practice expense and malpractice costs required to provide the therapy to patients.

Outside the U.S., we have not secured codes to describe our products or to document physician services related to the delivery of therapy using our products. The failure to obtain and maintain these codes could affect the future growth of our business.

There is no assurance that Medicare or the Medicare Administrative Contractors will provide coverage or adequate payment rates for our products.

We anticipate that a significant portion of patients using our products will be beneficiaries under the Medicare fee-for-service program. Failure to secure or maintain coverage or maintain adequate reimbursement from Medicare would reduce our revenues and may also affect the coverage and reimbursement decisions of other third-party payers in the U.S. and elsewhere.

Medicare may classify our therapeutic medical device as durable medical equipment (“DME”). We also expect that, for purposes of regulatory and payor (such as Medicare) approvals of GBM and DMG treatments, we will be viewed as a “fast follower” of Novocure’s (Nasdaq: NVCR) Optune medical device, that is, our device should (but not necessarily will) receive the same regulatory and payor treatment as Optune, which has been approved for commercialization by the FDA for GBM treatment and approved for payment coverage by U.S. government and private insurance providers. Novocure’s Optune device is not classified as DME.

Medicare has the authority to issue national coverage determinations or to defer coverage decisions to its regional Medicare Administrative Contractors (MACs). The fact that only two MACs administer the entire DME program may negatively affect our ability to petition individual medical policy decision-makers at the MACs for coverage. The absence of a positive coverage determination or a future restriction to existing coverage from Medicare or the DME MACs would materially affect our future revenues.

Additionally, Medicare has the authority to publish the reimbursement amounts for DME products. Medicare may in the future publish reimbursement amounts for our products that do not reflect then-current prices for our products. Medicare fee schedules are frequently referenced by private payers in the U.S. and around the world. Medicare’s publication of reimbursement amounts for our products that are below our products’ established prices could materially reduce our revenues and operating results with respect to non-Medicare payers in the U.S. and our other active markets.

Even if our products were authorized by Medicare, CMS requires prior authorization for certain DME items. Claims for such items that did not receive prior authorization before they were furnished to a beneficiary will be automatically denied. In the event Medicare adds one of our products to the list of items requiring prior authorization, our ability to bill and secure reimbursement for patients who would otherwise be covered to use our product under the Medicare fee-for-service program may be reduced.

We cannot provide any assurance that we can access transitional, expedited, or expanded Medicare coverage for our products. CMS is expected to issue rules regarding coverage of emerging technologies; however, no specific information is available about the content of the expected rules and we cannot provide any assurance that any new rules regarding emerging technologies would be applicable to our future products.

17

We may depend on single-source suppliers for some of our components. The loss of these suppliers could prevent or delay shipments of our products, delay our clinical studies or otherwise adversely affect our business.

In certain jurisdictions, we may source some of the components of our products from only a single vendor. If any one of these single-source suppliers were to fail to continue to provide components to us on a timely basis, or at all, our business and reputation could be harmed. Our policy is to seek and maintain second-source suppliers, but we can provide no assurance that we will secure or maintain such suppliers. We have developed or are in the process of developing second sources for components in all jurisdictions. Various steps must be taken before securing these suppliers, including qualifying these suppliers in accordance with regulatory requirements, but we may never receive such approvals. The risks associated with the failure of our suppliers to comply with strictly enforced regulatory requirements as described below are exacerbated by our dependence on single-source suppliers.

If we experience any deficiency in the quality of, delay in or loss of availability of any components supplied to us by third-party suppliers, or if we switch suppliers or components, we may face additional regulatory delays and the manufacture and delivery of our products would be interrupted for an extended period of time, which could materially adversely affect our business, prospects, financial condition and results of operations. If we are required to obtain prior regulatory approval from the FDA or regulatory authorities or similar governing bodies in other jurisdictions or to conduct a new conformity assessment procedure for our products, regulatory approval for our products may not be received on a timely basis, or at all, which would have a material adverse effect on our business, prospects, financial condition and results of operations.

Quality control problems with respect to devices and components supplied by third-party suppliers could have a material adverse effect on our clinical studies, the commercialization of our products or our reputation and, as a result, a material adverse effect on our business, prospects, financial condition and results of operations.

Our products, which are manufactured by third parties, are highly technical and are required to meet exacting specifications and regulatory requirements, including the QSR. Any quality control problems that we experience with respect to the devices and components supplied by third-party suppliers could have a material adverse effect on our attempts to complete our clinical studies, our operating expenses, the commercialization of our products or our reputation. The failure of our suppliers to comply with strictly enforced regulatory requirements could expose us to regulatory action, including warning letters, product recalls, suspension or termination of distribution, product seizures or civil penalties. If we experience any delay in the receipt or deficiency in the quality of products supplied to us by third-party suppliers, or if we have to switch to replacement suppliers, we may face additional regulatory delays and the manufacture and delivery of our products would be interrupted for an extended period of time, which would materially adversely affect our business, prospects, financial condition and results of operations.

Continued testing of our products may not yield successful results and could reveal currently unknown aspects or safety hazards associated with our products.

Our research and development programs are designed to test the safety and effectiveness of our products through extensive pre-clinical and clinical testing. Even if our ongoing and future pre-clinical and clinical studies are completed as planned, we cannot be certain that their results will support our claims or that the FDA and other regulatory authorities will agree with our conclusions. Success in pre-clinical studies and early clinical studies, including feasibility studies, does not ensure that later clinical studies will be successful, and we cannot be sure that the later studies will replicate the results of prior studies and pre-clinical studies. The clinical study process may fail to demonstrate that our device candidates are safe and effective for the proposed indicated uses, which could cause us to abandon a device candidate and may delay development of others. It is also possible that patients enrolled in clinical studies will experience adverse side effects that have not been previously observed. In addition, our pre-clinical and clinical studies for our device candidates involve relatively small patient populations and, as a result, these studies may not be indicative of future results.

We may experience numerous unforeseen events during, or as a result of, the testing process that could delay or prevent commercialization of our products, including the following:

●	pre-clinical and clinical testing for our products may not produce the desired effect, may be inconclusive or may not be predictive of safety or effectiveness results obtained in future clinical studies, following long-term use or in much larger populations;

18

●	unanticipated adverse events or other side effects that are not currently known may occur during our clinical studies that may preclude additional regulatory approval or result in additional limitations to commercial use if approved; and
●	the data collected from our clinical studies may not reach statistical significance or otherwise not be sufficient to support FDA or other regulatory approval.

If unacceptable side effects arise in the development of our products for future indications, we could suspend or terminate our clinical studies or the FDA or other regulatory authorities could order us to cease clinical studies or deny approval of our device candidates for any or all targeted indications, narrow the approved indications for use or otherwise require restrictive product labeling or marketing or require further clinical studies, which may be time-consuming and expensive and may not produce results supporting FDA or other regulatory approval of our products in a specific indication. Treatment-related side effects could also affect patient recruitment or the ability of enrolled patients to complete the study or result in potential product liability claims. In addition, these side effects may not be appropriately recognized or managed by the treating medical staff. We expect to have a need to train medical personnel using our devices for clinical studies and upon any commercialization of our products for future indications. Inadequate training in recognizing or managing the potential side effects of our products could result in patient injury or death. Any of these occurrences may harm our business, prospects and financial condition significantly.

Any delay or termination of our clinical studies will delay the filing of submissions for regulatory approvals of our products and ultimately our ability to commercialize our products and generate revenues. Furthermore, we may abandon our products for indications that we previously believed to be promising. Any of these events could have a material adverse effect on our business, prospects, financial condition and results of operations and cause our stock price to decline.

As we expand, we may experience difficulties managing our growth.

Our anticipated growth will place a significant strain on our management and on our operational and financial resources and systems. We could face challenges inherent in efficiently managing a more complex business with an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits and compliance programs. Failure to manage our growth effectively could materially adversely affect our business. Additionally, our anticipated growth will increase the demands placed on our third-party suppliers, resulting in an increased need to carefully monitor the available supply of components and services and to scale up our quality assurance programs. There is no guarantee that our suppliers will be able to support our anticipated growth. Any failure by us to manage our growth effectively could have an adverse effect on our ability to achieve our development and commercialization goals.

Because of the specialized nature of our business, the termination of relationships with our key employees, consultants and advisors may prevent us from successfully operating our business, including developing our products, conducting clinical studies, commercializing our products and obtaining any necessary financing.

We are highly dependent on the members of our executive team, the loss of whose services may adversely impact the achievement of our objectives. While we have entered into employment agreements with each of our key executives, any of them could leave our employment at any time. We do not have “key person” insurance on any of our employees. The loss of the services of one or more of our current employees might impede the achievement of our business objectives.

The competition for qualified personnel in the medical device fields is intense, and we rely heavily on our ability to attract and retain qualified scientific, technical and managerial personnel. Our future success depends upon our ability to attract, retain and motivate highly skilled employees. In order to commercialize our products successfully, we will be required to expand our workforce, particularly in the areas of research and development and clinical studies, sales and marketing and supply chain management. These activities will require the addition of new personnel and the development of additional expertise by existing management personnel. We face intense competition for qualified individuals from numerous pharmaceutical, biopharmaceutical and biotechnology companies, as well as academic and other research institutions. We may not be able to attract and retain these individuals on acceptable terms or at all. Failure to do so could materially harm our business.

We will need substantial additional funding to support our operations and pursue our growth strategy. If we are unable to raise capital when needed, we could be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

Based on our current operating plan, which is subject to change pursuant to our strategic review, we expect to devote substantial financial resources to our ongoing and planned activities. Significant financial resources will be required to conduct research and development and to potentially seek regulatory approval for our other product candidates. In addition, substantial financial resources will be required for to commercialize our products, if approved, including product manufacturing, sales, marketing and distribution for any of our product candidates for which marketing approval is obtained. Accordingly, substantial additional funding will be required to support our continuing and planned operations. If we are unable to raise or otherwise access capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts.

To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest will be diluted. In addition, any debt financing may subject us to fixed payment obligations and covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

Our need for capital will create additional risks and create potential substantial dilution to existing shareholders.

As mentioned above, we will need to raise additional capital in the future. These capital expenditures are intended to be funded from third party sources and from affiliates if available, including the incurring of debt (which may be converted into common stock) and/or the sale of additional equity securities. As of March 31, 2023, we are indebted to certain individuals in the amount of $[●] million in principal and interest on promissory notes that are payable, automatically convert, or are convertible on demand; $[●] million in short-term deferred compensation, of which $[●] million is for the deferred compensation amounts discussed further below, which is due on demand; and $[●] million in long-term deferred compensation and postemployment benefits which is payable upon board approval. We have no means to repay our existing debt.

Pursuant to an arbitrated settlement in 2016 with two of our former employees and co-founders (the “Co-Founders”) regarding the severance amounts payable under their respective employment agreements, we are obligated for the payment of a severance amount to these individuals. Payment of the full amount has to date been deferred pursuant to a series of agreements, the most recent of which was executed as of March 1, 2023, for a deferral period ending August 15, 2023, and we will remain current in our scheduled payment obligations under those deferral agreements until August 15, 2023. The unpaid aggregate severance amount as of March 31, 2023 is approximately $[●] million and interest accrued as of December 31, 2022, is approximately $[●] million. To discharge all of our unpaid obligations to the Co-Founders, we have entered into a Mutual General Release Agreement, dated as of February 6, 2023, with the Co-Founders pursuant to which the Co-Founders have agreed to release all claims they may have against us, including, without limitation, claims for the payment of the deferred severance amounts owed to the Co-Founders and deferred wages payable to the Co-Founders. The agreement is not effective until the date our shares are issued through an initial public offering and trade on Nasdaq. For more information, see “Certain Relationships and Related Persons Transactions—Founders Release Agreement.”

To the extent that any of the debt described is converted to common stock, or converted from preferred stock to common stock, the conversion of this debt will cause additional dilution to existing shareholders, which may be substantial. In addition, the sale of additional equity securities or the sale and conversion of other debt likewise will be dilutive to the interests of current equity holders and such dilution may be substantial. There can be no assurance that such additional financing, whether debt or equity, will be available to us or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a material adverse impact on our business, financial condition and operating results.

19

Product liability suits, whether or not meritorious, could be brought against us due to alleged defective devices or for the misuse of our products, which could result in expensive and time-consuming litigation, payment of substantial damages and/or expenses and an increase in our insurance rates.

If our current or future devices are defectively designed or manufactured, contain defective components or are misused, or if someone claims any of the foregoing, whether or not meritorious, we may become subject to substantial and costly litigation. For example, we may be sued if our products cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. This may occur if our products are misused or damaged, have a sudden failure or malfunction (including with respect to safety features) or are otherwise impaired due to wear and tear. Even absent a product liability suit, malfunctions of our products or misuse by physicians or patients would need to be remedied swiftly in order to maintain continuous use and ensure effectiveness of our products.

Any product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the device, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Even successful defense may require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for our products;
●	injury to our reputation;
●	withdrawal of clinical study participants and inability to continue clinical studies;
●	initiation of investigations by regulators;
●	costs to prepare for and defend the related litigation;
●	a diversion of management’s time and our resources;
●	substantial monetary awards to study participants or patients;
●	product recalls, withdrawals or labeling, marketing or promotional restrictions;
●	loss of revenues;
●	exhaustion of any available insurance and our capital resources;
●	the inability to commercialize any device candidate; and
●	a decline in our share price.

Product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizable damage awards against us. We may not have sufficient insurance coverage for all claims. Any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, could harm our reputation in the industry and could reduce revenues. Product liability claims in excess of our insurance coverage would be paid out of cash reserves, if any, which could have a material adverse effect on our business, prospects, financial condition and results of operations and cause our stock price to decline. Even if our agreements with our third-party manufacturers and suppliers entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

Other future litigation and regulatory actions could have a material adverse impact on the Company.

From time to time, we may be subject to litigation and other legal and regulatory proceedings relating to our business or investigations or other actions by governmental agencies. No assurances can be given that the results of these or new matters will be favorable to us. An adverse resolution of lawsuits, arbitrations, investigations or other proceedings or actions could have a material adverse effect on our financial condition and results of operations, including as a result of non-monetary remedies. Defending ourselves in these matters may be time-consuming, expensive and disruptive to normal business operations and may result in significant expense and a diversion of management’s time and attention from the operation of our business, which could impede our ability to achieve our business objectives. Additionally, any amount that we may be required to pay to satisfy a judgment, settlement, fine or penalty may not be covered by insurance. Subject to the Washington Business Corporations Act, our articles of association permit us to indemnify any director against any liability, to purchase and maintain insurance against any liability for any director and to provide any director with funds (whether by loan or otherwise) to meet expenditures incurred or to be incurred by such director in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure). In addition, under our Articles of Incorporation and bylaws (the “Bylaws”) we are obligated to indemnify each of our directors and officers against certain liabilities and expenses arising from their being a director or officer to the maximum extent permitted by Washington law. In the event we are required to make such payments to our directors and officers, there can be no assurance that any of these payments will not be material.

20

Global economic, political and industry conditions constantly change and unfavorable conditions may have a material adverse effect on our business and results of operations.

We are a global company and plan to have worldwide operations. Volatile economic, political and market conditions, such as political or economic instability, civil unrest, trade sanctions, acts of terrorism in the regions or hostilities, including the recent conflict between Russia and Ukraine even though none of our current research or business is conducted in Russia or Ukraine, in locations in which we operate may have a negative impact on our operating results and our ability to achieve our business objectives. We may not have advance insight into economic and political trends that could emerge and negatively affect our business. In addition, significant or volatile changes in exchange rates between the U.S. dollar and other currencies may have a material adverse impact upon our liquidity, revenues, costs and operating results.

Additionally, natural disasters and public health emergencies, such as extreme weather events and the COVID-19 pandemic, could have a significant adverse effect on our business, including interruption of our commercial and clinical operations, supply chain disruption, endangerment of our personnel, fewer patient visits, increased patient drop-out rates, delays in recruitment of new patients, and other delays or losses of materials and results.

The COVID-19 pandemic could materially adversely impact our business.

While the impact of the COVID-19 pandemic is generally subsiding, the lasting impact on our business and results of operations continues to remain uncertain. Due to the COVID-19 pandemic, we have experienced and may continue to experience disruptions that could severely impact our business and clinical studies, which could include:

●	delays and/or difficulties in onboarding active patients and enrolling patients in our clinical studies;
●	delays and/or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;
●	declines in prescriptions written due to a perception that our products are difficult to administer remotely or if patients are unwilling to travel to treatment sites or receive in-home treatment assistance from us or other caregivers;
●	reductions in third-party reimbursements, which could materially affect our revenue, as most of our patients rely on third-party payers to cover the cost of our products and a material number of our patients could lose access to their private health insurance plan if they or someone in their family lose their job;
●	diversion of healthcare resources away from conducting clinical studies, including the diversion of hospitals serving as our clinical study sites and hospital staff supporting the conduct of our clinical studies;
●	interruption of key clinical study activities, such as clinical study site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others;
●	staff disruptions and turnover internally and at treatment sites and third-party providers who provide support, either directly as a result of illness or indirectly as a result of vaccine mandates and other changes in terms of employment;
●	delays in receiving approval from local regulatory authorities or IRBs to initiate our planned clinical studies;
●	delays in clinical sites receiving the supplies and materials needed to conduct our clinical studies;
●	interruption in global shipping that may affect the transport of active patient and clinical study materials;
●	changes in local regulations as part of a response to the COVID-19 outbreak that may require us to change the ways in which our clinical studies are conducted, which may result in unexpected costs, or to discontinue the clinical studies altogether;
●	delays in necessary interactions with local regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government employees;
●	disruption of our supply chain as our suppliers and common carriers are unable to meet our requirements to provide us the materials we need for clinical study and active patient care needs;
●	indirect consequences of the COVID-19 pandemic on the global economy in general, such as an increase in bankruptcies of our key suppliers, or the inability of our third-party payers to meet their obligations reimburse us in a timely fashion or at all;
●	postponements and cancellations of key conferences and meetings and travel restrictions could interfere with our ability to interact with key thought leaders in the field, leading to a disruption in the rate of adoption of our technology;
●	access restrictions at offices, hospitals, and treatment centers, and stakeholder illness could interfere with the ability of our sales force to engage in face-to-face visits with providers, leading to a disruption in the rate of adoption of our technology;
●	increases in expenditures for technology and other tools necessary to provide patient care in an environment where both patient and care-giver travel is restricted and access to in-person interaction is limited;
●	refusal of the FDA to accept data from clinical studies in affected geographies outside the United States; and
●	patient delays in seeking or receiving treatment, either due to fear of infection or lack of access to treatment and study sites, leading to fewer diagnoses of the indications our products are approved to treat or more advanced procession of the disease, which may contraindicate the use of our products or disqualify the patient from participating in a given study.

21

The extent to which the COVID-19 pandemic or any future pandemic may impact our business and clinical studies will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the pandemic, travel restrictions and social distancing guidelines, business closures or business disruptions and the effectiveness of actions taken to contain and treat the disease. The response to the pandemic may result in permanent changes to the environment in which we operate as described above in ways we are unable to predict. The COVID-19 pandemic may also have the effect of heightening many of the other risks described herein.

We are increasingly dependent on information technology systems and are subject to privacy and security laws. Our products and our systems and infrastructure face certain risks, including from cyber security breaches and data leakage.

We increasingly rely upon technology systems and infrastructure. Our technology systems, including our products, are potentially vulnerable to breakdown or other interruption by fire, power loss, system malfunction, unauthorized access and other events. Likewise, data privacy breaches by employees and others with both permitted and unauthorized access to our products and our systems may pose a risk that protected patient information (PI) may be exposed to unauthorized persons or to the public, or may be permanently lost. The increasing use and evolution of technology, including cloud-based computing, creates additional opportunities for the unintentional dissemination of information, intentional destruction of confidential information stored in our systems or in non-encrypted portable media or storage devices. We could also experience a business interruption, information theft of confidential information, or reputational damage from industrial espionage attacks, malware or other cyber incidents, which may compromise our system infrastructure or lead to data leakage, either internally or at our third-party service providers or other business partners.

The size and complexity of our computer systems, and scope of our geographic reach, make us potentially vulnerable to information technology system breakdowns, internal and external malicious intrusion, cyberattacks and computer viruses. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology infrastructure or properly manage third-party contractors who perform data management services on our behalf, then a security breach could subject us to, among other things, transaction errors, business process inefficiencies, the loss of customers, damage to our reputation, business disruptions or the loss of or damage to intellectual property. Such security breaches could expose us to a risk of loss of information, litigation, penalties, remediation costs and potentially significant liability to customers, employees, business partners and regulatory authorities, including, for example, under the Health Insurance Portability and Accountability Act of 1996 (HIPAA) in the United States and Regulation 2016/679 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data under GDPR in the EU. If our data management systems (including third party data management systems) do not effectively collect, secure, store, process and report relevant data for the operation of our business, whether due to equipment malfunction or constraints, software deficiencies, or human error, our ability to effectively plan, forecast and execute our business plan and comply with applicable laws and regulations will be impaired. Any such impairment could materially and adversely affect our financial condition and results of operations.

While we have invested heavily in the protection of data and information technology and in related training, there can be no assurance that our efforts will prevent significant breakdowns, breaches in our systems or other cyber incidents or ensure compliance with all applicable security and privacy laws, regulations and standards, including with respect to third-party service providers that utilize sensitive personal information, including PI, on our behalf.

A security breach, whether of our products, systems or third-party hosting services we utilize, could disrupt treatments being provided by our products, disrupt access to our customers’ stored information, such as patient treatment data and health information, and could lead to the loss of, damage to or public disclosure of such data and information, including patient health information. Such an event could have serious negative consequences, including possible patient injury, regulatory action, fines, penalties and damages, reduced demand for our products, an unwillingness of customers to use our products, harm to our reputation and brand and time-consuming and expensive litigation, any of which could have a material adverse effect on our financial results. We do not currently carry insurance for cybersecurity liability, and the amount of insurance coverage we may purchase in the future may be inadequate. In the future, our insurance coverage may be expensive or not be available on acceptable terms or in sufficient amounts, if at all.

22

We may choose to, or may be required to, suspend, repeat or terminate our clinical studies if they are not conducted in accordance with regulatory requirements, the results are negative or inconclusive or the studies are not well designed.

Clinical studies must be conducted in accordance with the FDA’s legal requirements and cGCPs and the equivalent laws and regulations applicable in other jurisdictions in which the clinical studies are conducted. The clinical studies are subject to oversight by the FDA, regulatory agencies in other jurisdictions, ethics committees and IRBs at the medical institutions where the clinical studies are conducted. In addition, clinical studies must be conducted with device candidates produced under the FDA’s QSR and in accordance with the applicable regulatory requirements in the other jurisdictions in which the clinical studies are conducted. The conduct of clinical studies may require large numbers of test patients.

The FDA or regulatory agencies in other jurisdictions might delay or terminate our clinical studies of a device candidate for various reasons, including but not necessarily limited to:

●	the device candidate may have unforeseen adverse side effects or may not appear to be more effective than current therapies;
●	we may not agree with the FDA, a regulatory authority in another jurisdiction or an ethics committee regarding the protocol for the conduct of a clinical study;
●	new therapies may become the standard of care while we are conducting our clinical studies, which may require us to revise or amend our clinical study protocols or terminate a clinical study; or
●	adverse events may occur during a clinical study due to medical problems that may or may not be related to clinical study treatments.

Furthermore, the process of obtaining and maintaining regulatory approvals in the U.S. and other jurisdictions can vary substantially based on the type, complexity and novelty of the product involved. If any of our device candidates takes a significantly longer time than we expect to gain regulatory approval due to regulatory requirements, our clinical trials may need to be extended, delayed, repeated, or terminated, which could be lengthy, expensive and uncertain. As a result, we may not be able to obtain regulatory approval or successful commercialization in a timely fashion, or at all, and it could have a material adverse effect on our business, prospects, financial condition and results of operations and cause our stock price to decline.

Legislative and regulatory changes in the U.S. and in other countries regarding healthcare insurance and government-sponsored reimbursement programs (such as Medicare in the United States) may adversely affect our business and financial results.

We rely to a material degree on highly regulated private and government-run health insurance programs for our revenue in most of the countries in which we operate. The laws and regulations regarding health care programs, both public and private, are driven by public policy considerations that may be unrelated to the direct provision of patient care, such as lowering costs or requiring or limiting access to healthcare options. These laws and regulations are very complicated and there are many requirements we must satisfy in order for our products to become and remain eligible for reimbursement under these programs. In many cases we may have limited negotiating power when negotiating reimbursement rates for our products.

In the future, lawmakers and regulators could also pass additional healthcare laws and implement other regulatory changes at both the national and local levels. These laws and regulations could potentially affect coverage and reimbursement for our products. However, we cannot predict the ultimate content, timing or effect of any future healthcare initiatives or the impact any future legislation or regulation will have on us.

With respect to countries outside the U.S., the national competent authorities in the EU member states, the UK, Switzerland, Israel, Japan, and other jurisdictions are also increasingly active in their goal of reducing public spending on healthcare. We cannot, therefore, guarantee that the treatment of patients with our products would be reimbursed in any particular country or, if successfully included on reimbursement lists, whether we will remain on such lists.

23

Premarket approvals for our therapeutic medical devices could be denied or significantly delayed.

Under the FDCA and FDA regulations, unless exempt, a new medical device may only be commercially distributed after it has received 510(k) clearance, is authorized through the de novo classification process, or is the subject of an approved PMA or Humanitarian Device Exemption (HDE). We expect that our investigational devices will require approval of PMAs or HDEs in order to be marketed. Specifically, we expect that our therapeutic device for the treatment of GBM will require approval of a PMA, while we intend to pursue approval of an HDE for our therapeutic device for the treatment of pediatric DMG.

The PMA process in the U.S. and other jurisdictions can vary substantially, based on the type, complexity and novelty of the product involved and is typically costly, lengthy, and uncertain, and usually requires substantial clinical studies. The PMA process, including the gathering of clinical and pre-clinical data and the submission to and review by the FDA, involves a rigorous premarket review during which the applicant must prepare and provide the FDA with reasonable assurance of the device’s safety and effectiveness and information about the device and its components regarding, among other things, device design, manufacturing and labeling. Preclinical testing and clinical trials must comply with the regulations of the FDA and other government authorities in the U.S. and similar agencies in other countries. A PMA is not guaranteed and may take considerable time, and the FDA may ultimately respond to a PMA submission with a “not approvable” or “denial” determination and require additional clinical trial or other data that may be expensive and time-consuming to generate and that can substantially delay approval.

A Humanitarian Use Device (HUD) is a “medical device intended to benefit patients in the treatment or diagnosis of a disease or condition that affects or is manifested in not more than 8,000 individuals in the United States per year.” A Humanitarian Device Exemption (HDE) is an application that is similar to a PMA submission, but it is exempt from the effectiveness requirements. FDA approval of an HDE authorizes an applicant to market a HUD subject to certain profit and use restrictions. Like a PMA, an HDE is not guaranteed and may take considerable time, and the FDA may ultimately respond to an HDE submission with a “not approvable” or “denial” determination. For example, the FDA previously did not approve our HDE application for the treatment of pediatric DMG requesting, among other things, additional human clinical data. We have gathered additional information, which we believe answers the questions raised during our prior HDE submission although does not include additional human clinical data. While we intend to submit this information to the FDA in a renewed application for HDE approval for treatment of DMG/DIPG, there is no assurance that the FDA will approve such HDE application and the FDA may continue to request additional human clinical data to support an HDE.

Such delays or refusals, regardless of the cause, could have a material adverse effect on our business, financial condition, and results of operations. The FDA may also change its approval policies, adopt additional regulations or revise existing regulations, or take other actions which may prevent or delay approval or clearance of our products.

The FDA can delay, limit or deny PMA or HDE approval of a device for many reasons, including, but not necessarily limited to:

●	our inability to demonstrate to the satisfaction of the FDA or the applicable regulatory entity or notified body that our products are safe or effective for their intended uses;

●	the disagreement of the FDA or the applicable foreign regulatory body with the design, conduct or implementation of our clinical trials or the analyses or interpretation of data from pre-clinical studies or clinical trials;

●	serious and unexpected adverse device effects experienced by participants in our clinical trials;

●	the data from our pre-clinical studies and clinical trials may be insufficient to support approval, where required;

●	our inability to demonstrate that the clinical and other benefits of the device outweigh the risks;

●	an advisory committee, if convened by the applicable regulatory authority, may recommend against approval of our application or may recommend that the applicable regulatory authority require, as a condition of approval, additional preclinical studies or clinical trials, limitations on approved labeling or distribution and use restrictions, or even if an advisory committee, if convened, makes a favorable recommendation, the respective regulatory authority may still not approve the product;

●	the applicable regulatory authority may identify significant deficiencies in our manufacturing processes, facilities or analytical methods or those of our third-party contract manufacturers;

●	the potential for approval policies or regulations of the FDA or applicable foreign regulatory bodies to change significantly in a manner rendering our clinical data or regulatory filings insufficient for approval; and

●	the FDA or foreign regulatory authorities may audit our clinical trial data and conclude that the data are not sufficiently reliable to support clearance.

Similarly, regulators may determine that our financial relationships with our principal investigators resulted in a perceived or actual conflict of interest that may have affected the interpretation of a study, the integrity of the data generated at the applicable clinical trial site or the utility of the clinical trial itself. Even if we are granted regulatory approval, they may include significant limitations on the indicated uses for the product, which may limit the market for the product.

As a condition of approving a PMA or HDE application, the FDA may also require some form of post-approval study or post-market surveillance, whereby the applicant conducts a follow-up study or follows certain patient groups for a number of years and makes periodic reports to the FDA on the clinical status of those patients when necessary to protect the public health or to provide additional safety and effectiveness data for the device. Failure to conduct a post-approval study in compliance with applicable regulations or to timely complete required post-approval studies or comply with other post-approval requirements could result in withdrawal of approval of a PMA or HDE, which would harm our business.

We are subject to extensive post-marketing regulation by the FDA and comparable authorities in other jurisdictions, which could impact the sales and marketing of our products and could cause us to incur significant costs to maintain compliance. In addition, we may become subject to additional regulation in other jurisdictions as we increase our efforts to market and sell our products outside of the U.S.

We will market and sell our products, if approved, subject to extensive regulation by the FDA and numerous other federal, state and governmental authorities in other jurisdictions. These regulations are broad and relate to, among other things, the conduct of pre-clinical and clinical studies, product design, development, manufacturing, labeling, testing, product storage and shipping, premarket clearance and approval, conformity assessment procedures, premarket clearance and approval of modifications introduced in marketed products, post-market surveillance and monitoring, reporting of adverse events and incidents, pricing and reimbursement, interactions with healthcare professionals, interactions with patients, information security, advertising and promotion and product sales and distribution. Although we intend to initially seek approval from the FDA to market our products in the U.S. for GBM and DMG, the ability to market our products for other indications will require additional FDA approval. We may be required to obtain approval of a new HDE, HDE supplemental application, PMA, or PMA supplemental application for modifications made to our products. This approval process is costly and uncertain, and it could take one to three years, or longer, from the time the application is submitted to the FDA. We may make modifications in the future that we believe do not or will not require additional approvals. If the FDA disagrees and requires new HDEs, HDE supplemental applications, PMAs, or PMA supplemental applications for the modifications, we may be required to recall and to stop marketing the modified versions of our products.

In addition, before our products can be marketed in the EU, our products must obtain a CE Certificate from a notified body. New intended uses of CE marked medical devices falling outside the scope of the current CE Certificate require a completely new conformity assessment before the device can be CE marked and marketed in the EU for the new intended use. The process required to gather necessary information and draw up documentation in order to obtain CE Certification of a medical device in the EU can be expensive and lengthy and its outcome can be uncertain. We may make modifications to our products in the future that we believe do not or will not require notifications to our notified body or new conformity assessments to permit the maintenance of our current CE Certificate. If the competent authorities of the EU member states or our notified body disagree and require the conduct of a new conformity assessment, the modification of the existing CE Certificate or the issuance of a new CE Certificate, we may be required to recall or suspend the marketing of the modified versions of our products.

In Japan, new medical devices or new therapeutic uses of medical devices falling outside the scope of the existing approval by the MHLW require a new assessment and approval for each such new device or use. Accordingly, we may be required to obtain a new approval from MHLW before we launch a modified version of our products or the use of our products for additional indications. Approval time frames from the MHLW vary from simple notifications to review periods of one or more years, depending on the complexity and risk level of the device. In addition, importation into Japan of medical devices is subject to “Quality Management System (QMS) Ordinance,” which includes the equivalent of “Good Import” regulations in the U.S. As with any highly regulated market, significant changes in the regulatory environment could adversely affect our ability to commercialize our products in Japan.

In the U.S. and other jurisdictions, we also are subject to numerous post-marketing regulatory requirements, which include regulations under the QSR related to the manufacturing of our products, labeling regulations, MDR regulations and recordkeeping requirements. In addition, these regulatory requirements may in the future change in a way that adversely affects us. If we fail to comply with present or future regulatory requirements that are applicable to us, we may be subject to enforcement action by the FDA or comparable regulatory authorities in other jurisdictions and notified bodies, which may include any of the following sanctions:

●	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;
●	unanticipated expenditures to address or defend such actions;
●	patient notification, or orders for repair, replacement or refunds;
●	voluntary or mandatory recall, withdrawal or seizure of our current or future devices;
●	administrative detention by the FDA or other regulatory authority in another jurisdiction of medical devices believed to be adulterated or misbranded;

24

●	operating restrictions, suspension or shutdown of production;
●	refusal or delay of our requests for approval of a HDE, HDE supplemental application, PMA, supplemental PMA or analogous approval for new intended uses for or modifications to our products or for approval of new devices;
●	refusal or delay in obtaining CE Certificates for new intended uses for or modifications to our products;
●	suspension, variation or withdrawal of the CE Certificates granted by our notified body in the EU;
●	prohibition or restriction of products being placed on the market;
●	operating restrictions;
●	suspension or withdrawal of HDE, PMA or analogous approvals that have already been granted;
●	refusal to grant export approval for our products or any device candidates; or
●	criminal prosecution.

The occurrence of any of these events could have a material adverse effect on our business, prospects, financial condition and results of operations and cause our stock price to decline.

Over time, we expect to make modifications to our products that are designed to improve effectiveness, reduce side effects, enhance the user experience or for other purposes. Modifications to our products may require approvals of new HDEs, HDE supplemental applications, PMAs, or PMA supplemental applications, modified or new CE Certificates and analogous regulatory approvals in other jurisdictions or even require us to cease promoting or to recall the modified versions of our products until such clearances, approvals or modified or new CE Certificates are obtained, and the FDA, comparable regulatory authorities in other jurisdictions or our notified body may not agree with our conclusions regarding whether new approvals are required.

Any modification to a device approved through the HDE or PMA pathway that impacts the safety or effectiveness (or probable benefit, in the case of an HDE) of the device requires submission to the FDA and FDA approval of a HDE supplemental application, PMA supplemental application or even a new HDE or PMA, as the case may be. The FDA requires a company to make the determination as to whether a new HDE, HDE supplemental application, PMA or PMA supplemental application is necessary, but the FDA may review our decision. From time to time, we may make changes to the devices, software, packaging, manufacturing facilities and manufacturing processes and may submit HDE supplemental applications or PMA supplemental applications for these changes. FDA may conduct a facility inspection as part of its review and approval process. In addition, it is possible that the FDA will require a human factors (user interface) study. It is also possible that the FDA may require additional clinical data. We can provide no assurance that we will receive FDA approval for these changes on a timely basis, or at all. We also may make additional changes in the future that we may determine do not require the filing of a new HDE, HDE supplemental application, PMA or PMA supplemental application. The FDA may not agree with our decisions regarding whether the submission of new HDEs, HDE supplemental applications, PMAs or PMA supplemental applications are required.

In addition, any substantial change introduced to a medical device or to the quality system that may be certified by a notified body requires a new conformity assessment of the device and can lead to changes to the CE Certificates or the preparation of a new CE Certificate of Conformity. Substantial changes may include, among others, the introduction of a new intended use of the device, a change in its design or a change in our suppliers. Responsibility for determination that a modification constitutes a substantial change lies with the manufacturer of the medical device. We must inform the notified body that conducted the conformity assessment of the products we market or sell in the EU of any planned substantial changes to our quality system or changes to our products that could, among other things, affect compliance with the MDR or the devices’ intended use. The notified body will then assess the changes and verify whether they affect the product’s conformity with the Essential Requirements laid down in Annex I to the MDD or the conditions for the use of the device. If the assessment is favorable, the notified body will issue a new CE Certificate or an addendum to the existing CE Certificate attesting compliance with the Essential Requirements laid down in Annex I to the MDD. There is a risk that the competent authorities of the EU member states or our notified body may disagree with our assessment of the changes introduced to our products. The competent authorities of the EU member states or our notified body also may come to a different conclusion than the FDA on any given product modification.

25

In addition, medical devices that have obtained a CE Certification under the MDD may in principle continue to be marketed under such CE Certificate until the CE Certificate expires and at the latest until May 27, 2024, provided that the manufacturer complies with the MDR’s additional requirements related to post-marketing surveillance, market surveillance, vigilance, and registration of economic operators and of devices. However, if such medical devices undergo a significant change in their design or intended use, we would need to obtain a new CE Certificate under the MDR for these devices.

If the FDA disagrees with us and requires us to submit a new HDE, HDE supplemental application, PMA, or PMA supplemental application for then-existing modifications and/or the competent authorities of the EU member states or our notified body disagree with our assessment of the change introduced in a product, its design or its intended use, we may be required to cease promoting or to recall the modified product until we obtain approval and/or until a new conformity assessment has been conducted in relation to the product, as applicable. In addition, we could be subject to significant regulatory fines or other penalties. Furthermore, our products could be subject to recall if the FDA, comparable regulatory authorities in other jurisdictions, or our notified body determine, for any reason, that our products are not safe or effective or that appropriate regulatory submissions were not made. Any recall or requirement that we seek additional approvals or clearances could result in significant delays, fines, increased costs associated with modification of a product, loss of revenues and potential operating restrictions imposed by the FDA, comparable foreign regulatory authorities in other jurisdictions, or our notified body. Delays in receipt or failure to receive approvals/certification, or the failure to comply with any other existing or future regulatory requirements, could reduce our sales, profitability and future growth prospects.

There are risks associated with pursuing FDA approval via an HDE pathway, including the possibility that the approval could be withdrawn in the future if the FDA subsequently approves another device for the same intended use, as well as limitations on the ability to profit from sales of the product.

If the FDA subsequently approves a PMA or clears a 510(k) for the HUD or another comparable device with the same indication, the FDA may withdraw the HDE. Once a comparable device becomes legally marketed through PMA or 510(k) clearance to treat or diagnose the disease or condition in question, there may no longer be a need for the HUD and so the HUD may no longer meet the requirements of the FDCA.

Except in certain circumstances, products approved under an HDE cannot be sold for an amount that exceeds the costs of research and development, fabrication, and distribution of the device (i.e., for profit). Currently, under the FDCA, an HUD is only eligible to be sold for profit after receiving HDE approval if the device (1) is intended for the treatment or diagnosis of a disease or condition that occurs in pediatric patients or in a pediatric subpopulation, and such device is labeled for use in pediatric patients or in a pediatric subpopulation in which the disease or condition occurs; or (2) is intended for the treatment or diagnosis of a disease or condition that does not occur in pediatric patients or that occurs in pediatric patients in such numbers that the development of the device for such patients is impossible, highly impracticable, or unsafe. If an HDE-approved device does not meet either of the eligibility criteria, the device cannot be sold for profit.

In addition to FDA requirements, we will spend considerable time and money complying with other applicable federal, state, local and foreign laws, rules, regulations and guidance and, if we are unable to fully comply with such laws, rules, regulations and guidance, we could face substantial penalties.

We are subject to extensive regulation by the U.S. federal government and the states and other countries in which we conduct our business. U.S. federal government healthcare laws apply when we submit a claim on behalf of a U.S. federal healthcare program beneficiary, or when a customer submits a claim for an item or service that is reimbursed under a U.S. federal government-funded healthcare program, such as Medicare, Medicaid, DoD, VA and TRICARE. The laws that affect our ability to operate our business in addition to the Federal Food, Drug, and Cosmetic Act and FDA regulations include, but are not limited to, the following:

●	the U.S. federal Anti-Kickback Statute, an intent-based federal criminal statute which prohibits knowingly and willfully offering, providing, soliciting or receiving remuneration of any kind to induce or reward, or in return for, referrals or the purchase, lease, order or recommendation or arranging of any items or services reimbursable by a federal healthcare program;
●	the Federal Civil False Claims Act, which imposes civil penalties, including through civil whistleblower or “qui tam” actions, for knowingly submitting or causing the submission of false or fraudulent claims of payment to the federal government, knowingly making, using or causing to be made or used a false statement or record material to payment of a false claim or avoiding, decreasing or concealing an obligation to pay money to the federal government;
●	the Federal Criminal False Claims Act, which is similar to the Federal Civil False Claims Act and imposes criminal liability on those that make or present a false, fictitious or fraudulent claim to the federal government;
●	Medicare laws and regulations that prescribe requirements for coverage and reimbursement, including the conditions of participation for DME suppliers, and laws prohibiting false claims or unduly influencing selection of products for reimbursement under Medicare and Medicaid;
●	healthcare fraud statutes that prohibit false statements and improper claims to any third-party payer;
●	the Federal Physician Self-Referral Law, commonly known as the Stark law, which, absent an applicable exception, prohibits physicians from referring Medicare and Medicaid patients to an entity for the provision of certain designated health services (DHS), including DME, if the physician (or a member of the physician’s immediate family) has an impermissible financial relationship with that entity and prohibits the DHS entity from billing for such improperly referred services;

26

●	the Federal Beneficiary Anti-Inducement Statute, which prohibits the offering of any remuneration to a beneficiary of Medicare or Medicaid that is likely to influence that beneficiary’s choice of provider or supplier. This can include, but is not limited to, inappropriate provision of patient services including financial assistance. Recent government investigations have focused on this particular prohibition. There are established exceptions from liability, but we cannot guarantee that all of our practices will fall squarely within those exceptions;
●	similar state anti-kickback, false claims, insurance fraud and self-referral laws, which may not be limited to government-reimbursed items, as well as state laws that require us to maintain permits or licenses to distribute DME;
●	federal and state accreditation and licensing requirements applicable to DME providers and equivalent requirements in other jurisdictions;
●	the U.S. Foreign Corrupt Practices Act, which can be used to prosecute companies in the U.S. for arrangements with physicians or other parties outside the U.S. if the physician or party is a government official of another country and the arrangement violates the law of that country;
●	the Federal Trade Commission Act, the Lanham Act and similar federal and state laws regulating truthfulness in advertising and consumer protection; and
●	the Federal Physician Payments Sunshine Act, the French Sunshine Act and similar state and foreign laws, which require periodic reporting of payments and other transfers of value made to U.S. and French-licensed physicians, teaching hospitals, and in the U.S., physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, and certified nurse-midwives.

Similar laws exist in the EU, individual EU member states and other countries. These laws are complemented by EU or national professional codes of practices.

HIPAA provides data privacy and security provisions for safeguarding medical information. Additionally, states in the U.S. are enacting local privacy laws (e.g., California). In the EU, the GDPR harmonizes data privacy laws and rules on the processing of personal data, including patient and employee data, across the EU. The GDPR has a number of strict data protection and security requirements for companies processing data of EU residents, including when such data is transferred outside of the EU. Additionally, we need to comply with analogous privacy laws in other jurisdictions in which we operate, such as the Israeli Privacy Protection Law, the Asia Pacific Economic Cooperation Privacy Framework, and Japan’s Act on the Protection of Personal Information.

The laws and codes of practices applicable to us are subject to evolving interpretations. Moreover, certain U.S. federal and state laws regarding healthcare fraud and abuse and certain laws in other jurisdictions regarding interactions with healthcare professionals and patients are broad and we may be required to restrict certain of our practices to be in compliance with these laws. Healthcare fraud and abuse laws also are complex and even minor, inadvertent irregularities, or even the perception of impropriety, can potentially give rise to claims that a statute has been violated.

Any violation of these laws could have a material adverse effect on our business, prospects, financial condition and results of operations and cause our stock price to decline. Similarly, if there is a change in law, regulation or administrative or judicial interpretations, we may have to change our business practices or our existing business practices could be challenged as unlawful, which likewise could have a material adverse effect on our business, prospects, financial condition and results of operations and cause our stock price to decline. Fines and penalties for violations of these laws and regulations could include severe criminal and civil penalties, including, for example, significant monetary damages, exclusion from participation in the federal healthcare programs and permanent disbarment of key employees. Any penalties, damages, fines, curtailment or restructuring of our operations would adversely affect our ability to operate our business, our prospects and our financial results. In addition, any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and damage our reputation.

In addition, although we believe that we have the required licenses, permits and accreditation to dispense our products in the future, a regulator could find that we need to obtain additional licenses or permits. We also may be subject to mandatory reaccreditation and other requirements in order to maintain our billing privileges. Failure to satisfy those requirements could cause us to lose our privileges to bill governmental and private payers. If we are required to obtain permits or licenses that we do not already possess, we also may become subject to substantial additional regulation or incur significant expense.

27

To ensure compliance with Medicare, Medicaid and other regulations, federal and state governmental agencies and their agents, including DME MACs, may conduct audits of our operations to support our claims submitted for reimbursement of items furnished to beneficiaries and health care providers. Depending on the nature of the conduct found in such audits and whether the underlying conduct could be considered systemic, the resolution of these audits could adversely impact our revenue, financial condition and results of operations.

If we, our collaborative partners, our contract manufacturers or our component suppliers fail to comply with the FDA’s QSR or equivalent regulations established in other countries, the manufacturing and distribution of our products could be interrupted, and our product sales and results of operations could suffer.

We, our collaborative partners, our contract manufacturers and our component suppliers are required to comply with the FDA’s QSR and the equivalent quality system requirements imposed by the laws and regulations in other jurisdictions, which are a complex regulatory framework that covers the procedures and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our products. We cannot assure you that our facilities or our contract manufacturers’ or component suppliers’ facilities would pass any future quality system inspection. If our or any of our contract manufacturers’ or component suppliers’ facilities fails a quality system inspection, the manufacturing or distribution of our products could be interrupted and our operations disrupted. Failure to take adequate and timely corrective action in response to an adverse quality system inspection could force a suspension or shutdown of our packaging and labeling operations or the manufacturing operations of our contract manufacturers, and lead to suspension, variation or withdrawal of our regulatory approvals or a recall of our products. If any of these events occurs, we may not be able to provide our customers with our products on a timely basis, our reputation could be harmed and we could lose customers, any or all of which could have a material adverse effect on our business, prospects, financial condition and results of operations and cause our stock price to decline.

Our products may in the future be subject to recalls. A recall of our products, either voluntarily or at the direction of the FDA or another governmental authority, including a third-country authority, or the discovery of serious safety issues with our products, could have a significant adverse impact on our reputation, business and financial results.

The FDA and similar governmental authorities in other jurisdictions have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. In the case of the FDA, the authority to require a recall must be based on an FDA finding that a recall is necessary to protect the public health and welfare because a distributed product presents a reasonable probability of risk of illness or injury or gross consumer deception and the firm has not initiated a recall. In addition, governmental bodies in other jurisdictions have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacture. Distributors and manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government-mandated or voluntary recall by us or one of our manufacturers could occur as a result of, among other things, component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. The FDA requires that certain classifications of recalls be reported to the FDA within ten working days after the recall is initiated. Requirements for the reporting of product recalls to the competent authorities are imposed in other jurisdictions in which our products are or would be marketed in the future. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA or to the competent authorities of other countries. In the future, we may initiate voluntary recalls involving our products that we determine do not require notification of the FDA or to other equivalent non-U.S. authorities. If the FDA or the equivalent non-U.S. authorities disagree with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA and the equivalent non-U.S. authorities could take enforcement action if we fail to report the recalls when they were conducted. Recalls of our products would divert managerial and financial resources and could have a material adverse effect on our business, prospects, financial condition and results of operations and cause our stock price to decline.

If our products cause or contribute to a death or a serious injury, or malfunction in certain ways, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA MDR regulations and the equivalent regulations applicable in other jurisdictions in which our products are or may be marketed in the future, medical device manufacturers are required to report to the FDA and to the equivalent non-U.S. authorities information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or one of our similar devices were to recur. If we fail to report these events to the FDA or to the equivalent authorities in other jurisdictions within the required time frames, or at all, the FDA or the equivalent authorities in other jurisdictions could take enforcement action against us. Any such adverse event involving our products also could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

28

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses for prescription medical products. We may be subject to fines, penalties or injunctions, and reputational harm if we are determined to be promoting the use of our products for unapproved or off-label uses.

Medical devices may be marketed only for the indications for which they are approved. Our promotional materials and training materials must comply with FDA regulations and other applicable laws and regulations governing the advertising and promotion of our products in the U.S. and other jurisdictions.

If the FDA or the competent authorities in other jurisdictions determine that our promotional materials or training constitutes promotion of an unapproved use (i.e. off-label use), they could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of an untitled or warning letter, an injunction, seizure, civil fines and criminal penalties. It is also possible that authorities in other federal, state or national enforcement in other jurisdictions might take action if they consider our promotional or training materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged and the commercialization of our products could be impaired.

We are affected by and subject to environmental laws and regulations that could be costly to comply with or that may result in costly liabilities.

We are subject to environmental laws and regulations, including those that impose various environmental controls on the manufacturing, transportation, storage, use and disposal of batteries and hazardous chemicals and other materials used in, and hazardous waste produced by, the manufacturing of our products. We incur and expect to continue to incur costs to comply with these environmental laws and regulations. Additional or modified environmental laws and regulations, including those relating to the manufacture, transportation, storage, use and disposal of materials used to manufacture our products or restricting disposal or transportation of batteries, may be imposed that may result in higher costs.

In addition, we cannot predict the effect that additional or modified environmental laws and regulations may have on us, our third-party suppliers of equipment and our products or our customers.

The oncology and medical device industries are characterized by patent and other intellectual property litigation and disputes, and any litigation, dispute or claim against us may cause us to incur substantial costs, could place a significant strain on our financial resources, divert the attention of management from our business, harm our reputation and require us to remove certain devices from the market.

Whether a product infringes a patent or violates other intellectual property rights involves complex legal and factual issues, the determination of which is often uncertain. Any intellectual property dispute, even a meritless or unsuccessful one, would be time consuming and expensive to defend and could result in the diversion of our management’s attention from our business and result in adverse publicity, the disruption of research and development and marketing efforts, injury to our reputation and loss of revenues. Any of these events could negatively affect our business, prospects, financial condition and results of operations.

Third parties may assert that our products, the methods employed in the use of our products or other activities infringe on their patents. Such claims may be made by competitors seeking to obtain a competitive advantage or by other parties, many of whom have significantly larger intellectual property portfolios than we have. Additionally, in recent years, individuals and groups have begun purchasing intellectual property assets for the purpose of making claims of infringement and attempting to extract settlements from companies like ours. With respect to our current products and the methods employed in the use of our products, the risk of infringement claims is exacerbated by the fact that there are numerous issued and pending patents relating to the treatment of cancer. Because patent applications can take many years to issue, and in many cases remain unpublished for many months after filing, there may be applications now pending of which we are unaware that may later result in issued patents that our products may infringe.

29

There could also be existing patents that one or more components of our products or other device candidates may inadvertently infringe. As the number of competitors in the market or other device candidates grows, the possibility of inadvertent patent infringement by us or a patent infringement claim against us increases. To the extent we gain greater market visibility, our risk of being subject to such claims is also likely to increase. If a third party’s patent was upheld as valid and enforceable and we were found to be infringing, we could be prevented from making, using, selling, offering to sell or importing our products or other device candidates, unless we were able to obtain a license under that patent or to redesign our products or other device candidates to avoid infringement. A license may not be available at all or on terms acceptable to us, and we may not be able to redesign our products to avoid any infringement. Modification of our products or development of device candidates to avoid infringement could require us to conduct additional clinical studies and to revise our filings with the FDA and other regulatory bodies, which would be time-consuming and expensive. If we are not successful in obtaining a license or redesigning our devices, we may be unable to make, use, sell, offer to sell or import our devices and our business could suffer. We may also be required to pay substantial damages and undertake remedial activities, which could cause our business to suffer.

We may also be subject to claims alleging that we infringe or violate other intellectual property rights, such as copyrights or trademarks, may have to defend against allegations that we misappropriated trade secrets, and may face claims based on competing claims of ownership of our intellectual property. The confidentiality and assignment of inventions agreements that our employees, consultants and other third parties sign may not in all cases be enforceable or sufficient to protect our intellectual property rights. In addition, we may face claims from third parties based on competing claims to ownership of our intellectual property.

We may employ individuals who were previously employed at other medical device companies, and as such we may be subject to claims that such employees have inadvertently or otherwise used or disclosed the alleged trade secrets or other proprietary information of their former employers. Any such litigation, dispute or claim could be costly to defend and could subject us to substantial damages, injunctions or other remedies, which could have a material adverse effect on our business, prospects, financial condition and results of operations and cause our stock price to decline.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our devices.

As is the case with other medical device companies, our success is heavily dependent on our intellectual property rights, and particularly on our patent rights. Obtaining and enforcing patents in the medical device industry involves both technological and legal complexity, and is therefore costly, time consuming and inherently uncertain. In addition, the U.S. has recently enacted and is currently implementing wide-ranging patent reform legislation. Certain U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents once obtained. Depending on decisions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could further negatively impact the value of our patents, narrow the scope of available patent protection or weaken the rights of patent owners.

30

Future regulatory action remains uncertain.

We operate in a highly regulated and evolving environment with rigorous regulatory enforcement. Any legal or regulatory action could be time-consuming and costly. If we or the manufacturers or distributors that supply our products fail to comply with all applicable laws and regulations, action by the FDA or other regulatory agencies could result in significant restrictions, including restrictions on the marketing or use of the products we sell or the withdrawal of the products we sell from the market. Any such restrictions or withdrawals could materially affect our reputation, business and operations.

If physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any.

Even when any of our product candidates obtain regulatory approval, they may not gain market acceptance among physicians, patients, and third-party payers. Physicians may decide not to recommend our treatments for a variety of reasons including:

●	timing of market introduction of competitive products;
●	demonstration of clinical safety and effectiveness compared to other products;
●	cost-effectiveness;
●	limited or no coverage by third-party payers;
●	convenience and ease of administration;
●	prevalence and severity of adverse side effects;
●	restrictions in the label of the device;
●	other potential advantages of alternative treatment methods; and
●	ineffective marketing and distribution support of our products.

If any of our product candidates is approved, but fails to achieve market acceptance or such market is smaller than anticipated, we may not be able to generate significant revenue and our business would suffer.

31

Intellectual property litigation and infringement claims could cause us to incur significant expenses or prevent us from selling certain of our products.

The therapeutic medical device and pharmaceutical industries are characterized by extensive intellectual property litigation and, from time to time, we may become the subject of claims of infringement or misappropriation. Regardless of outcome, such claims are expensive to defend and divert management and operating personnel from other business issues. A successful claim or claims of patent or other intellectual property infringement against us could result in payment of significant monetary damages and/or royalty payments or negatively impact our ability to sell current or future products in the affected category.

We depend extensively on our patents and proprietary technology and the patents, and we must protect those assets in order to preserve our business.

Although we expect to seek patent protection for any devices, in silico products (if any), systems, and processes we discover and/or for any specific use we discover for new or previously known compounds, devices, biologics, products, systems, or processes, any or all of these may not be subject to effective patent protection. In addition, our issued patents may be declared invalid or our competitors may find ways to avoid the claims in the patents.

Our success will depend, in part, on our ability to obtain patents, protect our trade secrets and proprietary knowledge and operate without infringing on the proprietary rights of others. We are the sole assignee of numerous granted United States patents, pending United States patent applications and international patents. The patent position of pharmaceutical and biotechnology firms like us are generally highly uncertain and involves complex legal and factual questions, resulting in both an apparent inconsistency regarding the breadth of claims allowed in United States patents and general uncertainty as to their legal interpretation and enforceability. Accordingly, patent applications assigned to us may not result in patents being issued, any issued patents assigned to us may not provide us with competitive protection or may be challenged by others, and the current or future granted patents of others may have an adverse effect on our ability to do business and achieve profitability.

Moreover, others may independently develop similar products, may duplicate our products, or may design around our patent rights. In addition, as a result of the assertion of rights by a third-party or otherwise, we may be required to obtain licenses to patents or other proprietary rights of others in or outside of the United States. Any licenses required under any such patents or proprietary rights may not be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we could encounter delays in product market introductions during our attempts to design around such patents or could find that the development, manufacture or sale of products requiring such licenses is foreclosed. In addition, we could incur substantial costs in defending suits brought against us or in connection with patents to which we hold licenses or in bringing suit to protect our own patents against infringement.

32

Due to legal and factual uncertainties regarding the scope and protection afforded by patents and other proprietary rights, we may not have meaningful protection from competition.

Our long-term success will substantially depend upon our ability to protect our proprietary technologies from infringement, misappropriation, discovery and duplication, and avoid infringing the proprietary rights of others. Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. Because of this, our pending patent applications may not be granted. These uncertainties also mean that any patents that we own or will obtain in the future could be subject to challenge, and even if not challenged, may not provide us with meaningful protection from competition. Due to our financial uncertainties, we may not possess the financial resources necessary to enforce our patents. Patents already issued to us or our pending applications may become subject to dispute, and any dispute could be resolved against us. Because a substantial number of patents have been issued in the field of therapeutic medical device and because patent positions can be highly uncertain and frequently involve complex legal and factual questions, the breadth of claims obtained in any application or the enforceability of our patents cannot be predicted. Consequently, we do not know whether any of our pending or future patent applications will result in the issuance of patents or, to the extent patents have been issued or will be issued, whether these patents will be subject to further proceedings limiting their scope, will provide significant proprietary protection or competitive advantage, or will be circumvented or invalidated. One of our currently issued patents has expired, and eight of them will expire in the next twelve months.

Also, because of these legal and factual uncertainties, and because pending patent applications are held in secrecy for varying periods in the United States and other countries, even after reasonable investigation, we may not know with certainty whether any products that we (or a licensee) may develop will infringe upon any patent or other intellectual property right of a third party. We believe that our current products and product candidates do not infringe any third-party patents; however, we cannot know for certain whether we could successfully defend our position, if challenged. We may incur substantial costs if we are required to defend our intellectual property in patent suits brought by third parties. These legal actions could seek damages and seek to enjoin testing, manufacturing and marketing of the accused product or process. In addition to potential liability for significant damages, we could be required to obtain a license to continue to manufacture or market the accused product or process.

We may not be able to compete with treatments now being marketed and developed, or which may be developed and marketed in the future by other companies.

Our products will compete with existing and new therapies and treatments for cancer, acute and chronic pain, mental health conditions, and other indications targeted for our technology. We are aware of a number of companies currently seeking to develop alternative therapies or treatment for such diseases and conditions at least in part. Numerous pharmaceutical, biotechnology, drug delivery and medical device companies, hospitals, research organizations, individual scientists, and nonprofit organizations are engaged in the development of alternatives to our technology. Some of these companies have greater research and development capabilities, experience, manufacturing, marketing, financial, and managerial resources than we do. Collaborations or mergers between large pharmaceutical or biotechnology companies with competing treatment technologies could enhance our competitors’ financial, marketing, and other resources. Developments by other medical device companies could make our products or technologies uncompetitive or obsolete. Accordingly, our competitors may succeed in developing competing technologies, obtaining FDA approval for products or gaining market acceptance more rapidly than we can.

Due in part to our limited financial resources, we may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas for our product candidates, and/or we may be unable to pursue the clinical trials that we would like to pursue.

We have limited technical, managerial, and financial resources to determine the indications on which we should focus the development efforts related to our product candidates. Due to our limited available financial resources, we may have curtailed clinical development programs and activities that might otherwise have led to more rapid progress of our product candidates through the regulatory and development processes.

We may make incorrect determinations with regard to the indications and clinical trials on which to focus the available resources that we do have. Furthermore, we cannot assure you that we will be able to retain adequate staffing levels to run our operations and/or to accomplish all of the objectives that we otherwise would seek to accomplish. Our decisions to allocate our research, management, and financial resources toward particular indications or therapeutic areas for our product candidates may not lead to the development of viable commercial products and may divert resources from better opportunities. Similarly, our decisions to delay or terminate product development programs may also cause us to miss valuable opportunities.

33

If the third parties on which we rely for the conduct of our clinical trials and results do not perform our clinical trial activities in accordance with good clinical practices and related regulatory requirements, we may be unable to obtain regulatory approval for or commercialize our product candidates.

We use independent clinical investigators and other third-party service providers to conduct and/or oversee the clinical trials of our product candidates, and expect to continue to do so for the foreseeable future.

The FDA requires us and our clinical investigators to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate, and that the trial participants are adequately protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Third parties may not complete activities on schedule or may not conduct our clinical trials in accordance with regulatory requirements or the respective trial plans and protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval, and commercialization of our product candidates or result in enforcement action against us.

Our Company has an evolving business strategy and investors must be willing to accept a substantial degree of uncertainty.

Our strategic focus is on the development of therapeutic medical devices for humans using our ulRFE® platform technology. We are engaged in ongoing discussions with potential licensees, other strategic partners and institutional or private financing sources, the result of which could add to or alter our current strategic focus, cash needs or ownership structure. Investors must be willing to accept a substantial degree of uncertainty and must be willing to rely upon our Board and management to complete an appropriate business strategy to commercially exploit targeted business opportunities.

The industry in which we compete is intensely competitive, and we compete with companies with significantly greater resources.

The market for our products and services is relatively new and rapidly evolving. Accordingly, it is difficult to predict our future growth rate, if any, and our ultimate size. Moreover, our success is dependent on the popularity of our products and services within this new market, which we cannot predict. We have entered into one licensing agreement for a specific indication in the Japanese oncology market and one distribution agreement for specific indications in the Indian oncology market, but we may experience significantly long processes for additional licensing or for sales in order to monetize our products or services. While we are not aware of any businesses currently developing or using ulRFE technology similar to our technology, the broader life sciences industry is marked by intense competition, including many companies with significantly greater resources, which they could use to attempt to limit our ability to gain market share.

You should consult with a tax expert before investing in our Company.

You should consult with your own tax advisor about the tax consequences of investing in our securities.

If we were deemed to be an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business, financial condition and results of operations.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in either of those sections of the 1940 Act.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of Investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that we will not be deemed to be an investment company under the 1940 Act or otherwise conduct our business in a manner that does not subject us to the registration and other requirements of the 1940 Act. In order to ensure that we are not deemed to be an investment company, we may be limited in the assets that we may continue to own and, further, may need to dispose of or acquire certain assets at such times or on such terms as may be less favorable to us than in the absence of such requirement. If anything were to happen which would cause us to be deemed to be an investment company under the 1940 Act (such as significant changes in the value of our programs or a change in circumstance that results in a reclassification of our interests in our programs for purposes of the 1940 Act), the requirements imposed by the 1940 Act could make it impractical for us to continue our business as currently conducted, which would materially adversely affect our business, financial condition and results of operations. In addition, if we were to become inadvertently subject to the 1940 Act, any violation of the 1940 Act could subject us to material adverse consequences, including potentially significant regulatory penalties and the possibility that certain of our contracts could be deemed unenforceable.

Risks Related to Our Common Stock and this Offering

There has been no public market for our Common Stock prior to this offering, and an active market in which investors can resell their shares of our Common Stock may not develop.

Prior to this Offering, there has been no public market for our Common Stock. We have applied to list our Common Stock on Nasdaq under the symbol “EMTX.” The closing of this Offering is contingent upon the successful listing of our Common Stock on Nasdaq. There is no guarantee that Nasdaq, or any other exchange or quotation system, will permit our Common Stock to be listed and traded.

34

Even if our Common Stock is approved for listing on Nasdaq, a liquid public market for our Common Stock may not develop. The initial public offering price for our Common Stock has been determined by negotiation between us and the underwriters based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The price at which the Common Stock is traded after this Offering may decline below the initial public offering price, meaning that you may experience a decrease in the value of your Common Stock regardless of our operating performance or prospects.

Volatility in the market price of our Common Stock may prevent investors from being able to sell their Common Stock at or above the initial public offering price.

After this Offering, the market price for our Common Stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our Common Stock may fluctuate significantly in response to several factors, most of which we cannot control, including:

●	actual or anticipated variations in our periodic operating results;
●	actual or anticipated changes in our growth rate relative to our competitors;
●	increases in market interest rates that lead investors of our Common Stock to demand a higher investment return;
●	changes in earnings estimates;
●	changes in market valuations of similar companies;
●	actions or announcements by our competitors;
●	adverse market reaction to any increased indebtedness we may incur in the future;
●	sales of our Common Stock by our officers, directors, or significant stockholders;
●	additions or departures of key personnel;
●	our progress toward developing our products;
●	the commencement, enrollment and results of our future clinical trials;
●	adverse results from, delays in or termination of our clinical trials;
●	adverse regulatory decisions, including failure to receive regulatory approval;
●	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts, if any;
●	perceptions about the market acceptance of our products and the recognition of our brand;
●	threatened or actual litigation and governmental investigations;
●	actions by shareholders;
●	speculation in the media, online forums, or investment community; and
●	our intentions and ability to list our Common Stock on Nasdaq and our subsequent ability to maintain such listing.

The public offering price of our Common Stock has been determined by negotiations between us and the underwriters based upon many factors and may not be indicative of prices that will prevail following the closing of this Offering. In addition, the stock market in general, and the stock of early-stage companies like ours in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for investors to assess the rapidly changing value of our stock. Volatility in the market price of our Common Stock may prevent investors from being able to sell their Common Stock at or above the initial public offering price. As a result, you may suffer a loss on your investment.

Certain recent initial public offerings with smaller public floats have experienced extreme price volatility that was seemingly unrelated to company performance. Such volatility may make it difficult for prospective investors to assess the rapidly changing value of our Common Stock.

The trading price of our Common Stock following this offering is likely to be volatile, and our Common Stock may be subject to rapid and substantial price volatility. There have been recent instances of extreme stock price run-ups followed by rapid price declines following initial public offerings, particularly among companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. Contributing to this risk of volatility are a number of factors. First, our Common Stock is likely to be more sporadically and thinly traded than that of larger, more established companies. As a consequence of this lack of liquidity, the trade of relatively small quantities of Common Stock by our stockholders may disproportionately influence the price of those shares of Common Stock in either direction. The price of our shares of Common Stock could, for example, decline precipitously in the event that a large number of our shares of Common Stock are sold on the market without commensurate demand as compared to a seasoned issuer that could better absorb those sales without adverse impact on its stock price. Second, we are a speculative investment due to our limited operating history, not being profitable, and not expecting to be profitable in the foreseeable future. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of Common Stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a relatively large public float.

Many of these factors are beyond our control and may decrease the market price of our securities. Such volatility, including any stock run-ups, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our shares of Common Stock.

Furthermore, the stock market in general, and the market for biotech companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of our securities, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our securities shortly following this offering. If the market price of our shares of Common Stock after this offering does not exceed the per share offering price, you may not realize any return on your investment in us and may lose some or all of your investment. If the market price of our shares of Common Stock does not exceed the exercise price of the Warrants during the period in which the Warrants are exercisable, then the Warrants may become worthless upon expiration.

We may not be able to satisfy the continued listing requirements of Nasdaq or maintain a listing of our Common Stock on Nasdaq.

If our Common Stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s listing standards, our Common Stock may be delisted. In addition, the Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from Nasdaq may materially impair our shareholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. The delisting of our Common Stock could significantly impair our ability to raise capital and the value of your investment.

35

A reverse stock split may not help generate additional investor interest.

There can be no assurance that a reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

We have considerable discretion as to the use of the net proceeds from this Offering and we may use these proceeds in ways with which you may not agree.

We intend to use the proceeds from this Offering for research and development, general working capital and other corporate purposes. However, we have considerable discretion in the application of the proceeds. Because of the number and variability of factors that will determine our use of our net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this Offering. The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our share price. The net proceeds from this Offering may also be placed in investments that do not produce income or that lose value. See “Use of Proceeds” below for more information.

You will experience immediate and substantial dilution as a result of this Offering.

As of March 31, 2023, our net tangible book value was approximately $[●] or approximately $[●] per share. Since the effective price per share of our Common Stock being offered in this Offering is substantially higher than the net tangible book value per share of our Common Stock, you will suffer substantial dilution with respect to the net tangible book value of the Common Stock you purchase in this Offering. Based on the assumed public offering price of $[●] per share of Common Stock being sold in this Offering, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, and our net tangible book value per share as of March 31, 2023, if you purchase shares of Common Stock in this Offering, you will suffer immediate and substantial dilution of $[●] per share (or $[●] per share, which is the midpoint of the range set forth on the cover page of this prospectus, if the underwriters exercise the over-allotment option in full) with respect to the net tangible book value of the Common Stock. In addition, the automatic conversion of all outstanding shares of our Series A Preferred Stock and Series A-1 Preferred Stock into 5,657,219 shares (not adjusted for the Common Stock Reverse Split) of our common stock in connection with the closing of this offering will result in substantial dilution. See risk factor heading “Our need for capital will create additional risks and create potential substantial dilution to existing shareholders” and see the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this Offering.

The terms of our notes, and our debt repayment obligations thereunder, may restrict our ability to obtain additional financing, and adversely affect our financial condition and cash flows from operations in the future.

We have issued promissory notes payable to certain lenders which are due on demand. Though we have not received any demands as of the date of this prospectus and we expect these lenders to agree to extend payment deadlines to a date subsequent to the date of the closing of this offering, there is no guarantee that this will occur. Our indebtedness under the notes issued to Nancy Nordhoff, a holder of more than 5% of our Common Stock, John Kingma, our director, and Andrew Daniels, our director, and certain restrictions included within the terms of the notes, may restrict, and otherwise impair our ability to obtain additional financing in the future for general corporate purposes, including working capital, capital expenditures, potential acquisitions and strategic transactions. Our ability to meet our debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors, many of which are outside of our control. Our future operations may not generate sufficient cash to enable us to repay our debt, including the notes. If we fail to make a payment on our debt, we could be in default on such debt. If we are at any time unable to pay our indebtedness under the notes in cash when due, we may be required to issue additional shares of common stock on unfavorable terms.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our Common Stock could be negatively affected.

36

Future issuances of our Common Stock or securities convertible into, or exercisable or exchangeable for, our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding Common Stock, could cause the market price of our Common Stock to decline and would result in the dilution of your holdings.

Future issuances of our Common Stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding Common Stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock. In connection with this Offering, we will enter into a lock-up agreement that prevents us, subject to certain exceptions, from offering additional shares of capital stock for up to six months after the closing of this Offering, as further described in the section titled “Underwriting.” In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our Common Stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our Common Stock.

Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our Common Stock.

We are authorized to issue “blank check” preferred stock without stockholder approval, which could adversely impact the rights of holders of our Common Stock.

Our articles of incorporation authorize us to issue up to 10,000,000 shares of preferred stock, of which 1,817,333 shares are designated as Series A preferred stock and 2,400,000 shares are designated as Series A-1 preferred stock. Any preferred stock that we issue in the future may rank ahead of our Common Stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our Common Stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of Common Stock, which could dilute the value of Common Stock to current stockholders and could adversely affect the market price, if any, of our Common Stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our Company.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our Common Stock is less than $5.00, our Common Stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore shareholders may have difficulty selling their shares.

37

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our shareholders could receive less information than they might expect to receive from more mature public companies.

Upon the completion of this Offering, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31.

Because we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, our shareholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investors will find our Common Stock less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our Common Stock.

Because we are a “smaller reporting company,” we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less Company information than they would receive from a public company that is not a smaller reporting company.

We are a “smaller reporting company” as defined in the Exchange Act. As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and our common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. To the extent we take advantage of any reduced disclosure obligations, it may make it harder for investors to analyze our results of operations and financial prospectus in comparison with other public companies.

As a smaller reporting company, we are permitted to comply with scaled-back disclosure obligations in our SEC filings compared to other issuers, including with respect to disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We have elected to adopt the accommodations available to smaller reporting companies. Until we cease to be a smaller reporting company, the scaled-back disclosure in our SEC filings will result in less information about our company being available than for other public companies.

If investors consider our common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and our share price may be more volatile.

As a “smaller reporting company,” we may at some time in the future choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Under Nasdaq rules, a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, is not subject to certain corporate governance requirements otherwise applicable to companies listed on Nasdaq. For example, a smaller reporting company is exempt from the requirement of having a compensation committee composed solely of directors meeting certain enhanced independence standards, as long as the compensation committee has at least two members who do meet such standards. Although we have determined not to avail ourselves of this or other exemptions from Nasdaq requirements that are or may be afforded to smaller reporting companies while we will seek to maintain our shares on Nasdaq, in the future we may elect to rely on any or all of these exemptions. By electing to utilize any such exemptions, our Company may be subject to greater risks of poor corporate governance, poorer management decision-making processes, and reduced results of operations from problems in our corporate organization. Consequently, if we were to avail ourselves of these exemptions, our stock price might suffer, and there is no assurance that we would be able to continue to meet all continuing listing requirements of Nasdaq from which we would not be exempt, including minimum stock price requirements.

38

USE OF PROCEEDS

Based upon an assumed public offering price of $[●] per Share, which is the midpoint of the range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts and the estimated offering expenses payable by us, of approximately $[●] million assuming the underwriter does not exercise its over-allotment option.

We plan to use the net proceeds we receive from this Offering for the following purposes:

Use of Net Proceeds
Clinical Trials	$	[●]
Preclinical Research and Development	$	[●]
Technology Development	$	[●]
Outstanding Accounts Payable	$	[●]
Working Capital	$	[●]

Use of Proceeds by Therapeutic Area:

We believe that our existing cash and cash equivalents, together with interest on cash balances, will be sufficient to fund our operating expenses and capital expenditure requirements through at least the next 12 months. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

39

DIVIDEND POLICY

We have not declared or paid any cash dividend on our Common Stock, and it currently intends to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our Common Stock will be made by the Board, in their sole discretion, and may take into account general and economic conditions, our available cash and current and anticipated cash needs, contractual, statutory and regulatory prohibitions and other restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, and such other factors as the Board. Our future ability to pay cash dividends on our Common Stock may also be limited by the terms of any future debt securities, preferred stock or credit facility.

40

CAPITALIZATION

Set forth below is our cash and capitalization as of March 31, 2023:

●	on an actual basis;
●	on a pro forma basis to reflect the automatic conversion of all outstanding shares of our preferred stock into an aggregate of [●] shares of Common Stock (not adjusted for the Common Stock Reverse Split) and [●] shares of Common Stock issuable upon conversion of debt in connection with the closing of this offering; and
●	on a pro forma as adjusted basis to reflect the issuance and sale of the Shares by us in this offering at an assumed public offering price of $[●] per Share, which is the midpoint of the range set forth on the cover page of this prospectus, as adjusted for the proposed reverse stock split of 1-for-[●], after deducting the estimated underwriting discounts and the estimated offering expenses payable by us and giving effect to the general release of deferred compensation and postemployment benefits in the amount of $[●] effective as of the date our shares are issued through an initial public offering begin to trade on Nasdaq as executed by two co-founders.

You should read the information in the below table together with our consolidated financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Use of Proceeds” included elsewhere in this prospectus. Historical share amounts are not adjusted for the Common Stock Reverse Split.

	As of March 31, 2023
	Actual (1)	Pro Forma		Pro Forma As Adjusted (2)
Cash and restricted cash	$168	$	[●]	$	[●]
Accumulated interest on convertible debt	1,875		[●]		[●]
Total debt at face value (convertible)	9,219		[●]		[●]
Total debt at face value (nonconvertible)	1,978		[●]		[●]
Deferred compensation and postemployment benefits	13,065		[●]		[●]
Total stockholders’ deficit:
Preferred Stock, $0.001 par value. Authorized 10,000,000 Shares
Series A convertible preferred stock. 1,817,333 shares authorized; 1,817,225 shares issued and outstanding as of March 31, 2023	1,236		[●]		[●]
Series A-1 convertible preferred stock. 2,400,000 shares authorized; 2,399,997 shares issued and outstanding as of March 31, 2023	18,000		[●]		[●]
Common Stock, $0.001 par value, 100,000,000 shares authorized, 15,370,766 shares issued and outstanding as of March 31, 2023; [●] shares issued and outstanding on a pro forma as adjusted basis after giving effect to proposed reverse stock split of 1-for-[●] and conversion of convertible debt.	15		[●]		[●]
Additional paid-in capital	145,034		[●]		[●]
Accumulated deficit	(192,249)		[●]		[●]
Total stockholders’ equity (deficit)	(27,964)		[●]		[●]
Capitalization	$(1,827)	$	[●]	$	[●]

The table above is based on 15,370,766 shares of Common Stock outstanding as of March 31, 2023, before giving effect to the planned Common Stock Reverse Split, and excludes, as of such date and before giving effect to the planned Common Stock Reverse Split:

●	[●] shares of our Common Stock issuable upon exercise of warrants to purchase Common Stock;

●	5,500,000 shares of our Common Stock ([●] shares of which have been issued and some of which are subject to vesting) issuable upon exercise of options to purchase Common Stock and 2,200,000 shares of our Common Stock (1,524,343 shares of which have been issued and are subject to vesting) issuable upon exercise of Restricted Stock Units to receive Common Stock under our Amended and Restated 2016 Equity Incentive Plan (the “Plan”); and
●	[●] shares of our Common Stock issuable upon exercise of the Representative’s warrants to purchase Common Stock.

41

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share of our Common Stock and the as-adjusted net tangible book value per Share of our Common Stock immediately after the offering. Historical net tangible book value per Share represents the amount of our total tangible assets less total liabilities, divided by the number of Shares of our Common Stock outstanding.

The historical net tangible book value (deficit) of our Common Stock as of March 31, 2023, was approximately $([●]) or $([●]) per Share based upon shares of Common Stock outstanding on such date. Historical net tangible book value (deficit) per Share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of Common Stock outstanding. The pro forma historical net tangible book value (deficit) was $([●]) per Share based upon shares of Common Stock outstanding as of March 31, 2023.

After giving effect to the sale of all of the [●] shares of Common Stock offered in this offering at an assumed public offering price of $[●] per Share, which is the midpoint of the range set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses, and factoring in the general release of $[●] of deferred compensation and postemployment benefits effective at the time of offering, our pro forma as adjusted net tangible book value (deficit) as of March 31, 2023 would have been $[●] million or $[●] per Share. This represents an immediate increase in net tangible book value of $[●] per Share to our existing stockholders, and an immediate dilution in net tangible book value of $[●] per Share to new investors. The following table illustrates this per Share dilution:

Assumed public offering price per Share	$	[●]
Historical net tangible book value (deficit) per Share as of March 31, 2023	$	[●]
Pro forma historical net tangible book value (deficit) per Share as of attributable to the pro forma transaction described above	$	[●]
Pro forma as adjusted historical net tangible book value (deficit) per Share as of attributable to the pro forma as adjusted transaction described above	$	[●]
Increase in pro forma as adjusted net tangible book value per Share as of attributable to the pro forma as adjusted transactions described above	$	[●]
Pro forma net tangible book value per Share as of March 31, 2023	$	[●]
Dilution per Share to new investors in this offering	$	[●]

The information discussed above is illustrative only, and the dilution information following this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. A $1.00 increase (decrease) in the assumed public offering price of $[●] per Share, which is the midpoint of the range set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted net tangible book value by $[●] per Share and decrease the dilution to new investors by $[●] per Share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase of 100,000 Shares would increase the pro forma as adjusted net tangible book value by $[●] per Share and decrease the dilution to new investors by $[●] per share, assuming the assumed public offering price of $[●] per Share, which is the midpoint of the range set forth on the cover page of the prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

If the underwriters’ over-allotment option to purchase additional Shares is exercised in full, and based on the assumed public offering price of $[●] per Share, which is the midpoint of the range set forth on the cover page of this prospectus, the pro forma as adjusted net tangible book value per share after this offering would be $[●] per Share, the increase in as adjusted net tangible book value per Share to existing stockholders would be $[●] per Share and the dilution to new investors purchasing shares in this Offering would be $[●] per share.

The number of shares of Common Stock outstanding is based on 15,370,766 shares of Common Stock issued and outstanding as of March 31, 2023, before giving effect to the planned Common Stock Reverse Split, and excludes the following before giving effect to the planned Common Stock Reverse Split:

●	[●] shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock;

●	5,500,000 shares of our Common Stock ([●] shares of which have been issued and some of which are subject to vesting) issuable upon exercise of options to purchase Common Stock and 2,200,000 shares of our Common Stock (1,524,343 shares of which have been issued and are subject to vesting) issuable upon exercise of Restricted Stock Units to receive Common Stock under our Amended and Restated 2016 Equity Incentive Plan (the “Plan”).

Except as otherwise indicated herein, all information in this prospectus assumes:

●	no exercise of the outstanding options or warrants described above; and

●	no exercise of the underwriters’ option to purchase up to an additional [●] shares of Common Stock to cover over-allotments, if any, or any warrants issued to the underwriters as fees.

42

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our audited financial statements and the related notes appearing at the end of this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Since our inception in 2002, we have invented, developed, and advanced our technology such that it will present potential alternative and improved methods of treatment for those suffering from serious diseases and conditions such as cancer, chronic and acute pain, and mental health maladies. Our technology is new in the medical industry. We believe the improved treatment modalities our technology provides are attractive to patients and the physicians treating them. Pharmaceutical and other entities desiring to treat underserved patient populations or improve currently available treatments for all patients will likely be interested in transacting with us to make our technology available for such purposes. Our operations and expenditures have been, and will continue to be, directed to these ends.

In the therapeutic area of oncology, we are pivotal trial-ready for the treatment of adult and pediatric brain cancers, and we have established a subsidiary, Cellsana Therapeutics, Inc., (“Cellsana”) to provide transactional and partnering flexibility in the oncology sector. Planned-for initiatives for continuing development include pivotal trials in treating GBM and DMG/DIPG.

Our ulRFE therapeutic system has potential treatment applications in a wide range of diseases other than cancer. We are conducting pre-clinical animal studies and collecting data from limited human exposures in the therapeutic areas of acute and chronic pain management and mental health and other CNS conditions. Our subsidiaries, Indolor Therapeutics, Inc. (“Indolor”) and Mensana Therapeutics, Inc. (“Mensana”), respectively, have been established to provide transactional and partnering flexibility in those sectors. Continuing development in these areas includes confirmatory pre-clinical studies and, later, clinical trials in treating acute and chronic pain and mental health conditions.

Since our inception, we have incurred significant operating losses. Our loss from operations was $2.1 million and $7.2 million for the three months ended March 31, 2023 and 2022, respectively. As of March 31, 2023, we had an accumulated deficit of $192.2 million. We expect to incur significant expenses and operating losses for the foreseeable future as we continue with our clinical trials and test new ways to utilize our technology to improve treatment methods.

As funding and resources allow, we will also continue our investigations into the therapeutic areas of animal health and ag-bio. We have proof of concept validation in each of those areas.

As we have done with Hapbee, we will look for opportunities to commercialize our technology in the non-medical space. Hapbee is already at the commercialization/revenue stage, and we believe we are capable of producing the same results with other companies.

With this offering, we are seeking sufficient capital to enable us to continue the technology and business expansion already well underway. We believe proceeds from this offering will be sufficient to fund our business plan for at least the next 12 months.

Common Stock Reverse Split

Our Board of Directors and stockholders have approved on February 3, 2023, and January 25, 2023, respectively, that prior to effectiveness of the registration statement of which this prospectus forms a part, we expect to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio in the range of 1 for [●]. All common stock per share numbers and prices included herein have been adjusted to reflect the Common Stock Reverse Split, unless stated otherwise, and other than unaudited and audited financial statements and other historical share disclosures which indicate they are not adjusted for the Common Stock Reverse Split. In connection with proposed Common Stock Reverse Split, the authorized shares of Common Stock were increased from 40,000,000 to 100,000,000 shares pursuant to the Articles of Amendment filed on February 16, 2023 with the State of Washington.

Factors Affecting our Business and Results of Operations

Our planned operating expenses consist of research, development, pre-clinical studies, clinical trials and general and administrative expenses. Personnel costs are a significant component for each category of operating expenses and consist of wages, benefits and bonuses. Personnel costs also include share-based compensation. We expect personnel costs to continue to increase as we hire new employees to continue to grow our business.

Our operations, research, development, pre-clinical and clinical trial activity is focused on advancing our technology through the pivotal trial stage for multiple tumor types, for pain management treatments, and for mental health treatment. Our activity will also focus on improving the delivery systems of our devices. Research, development, pre-clinical and clinical trials costs, including direct and allocated expenses, are expensed as incurred and consist primarily of the following: personnel costs (including share-based compensation) for those employees involved in our research, development, pre-clinical studies, clinical trials, regulatory and medical affairs activities; costs to conduct research, development, pre-clinical studies and clinical trial activity through agreements with contract research organizations and other third parties; facilities, depreciation and other allocated expenses, which include direct and allocated expenses for rent and maintenance of facilities, depreciation of leasehold improvements and equipment and laboratory and other supplies; manufacturing expenses associated with our medical device systems; and professional fees related to regulatory approvals.

General and administrative expenses consist primarily of personnel costs, professional fees and facilities costs. General and administrative personnel costs (including share-based compensation) include our executive, finance, human resources and legal functions. Our professional fees consist primarily of accounting, legal and other consulting costs. We expect that general and administrative expenses will increase in absolute dollars to support our growth. In addition, following the consummation of this offering, we expect to incur significant additional legal and accounting costs related to compliance with SEC rules and regulations, including the additional costs of achieving and maintaining compliance with Section 404 of the Sarbanes-Oxley Act and compliance with Nasdaq rules, as well as additional insurance, investor relations and other costs associated with being a public company.

Our investment in Hapbee is valued each reporting period based on Hapbee’s stock price with the gain/(loss) flowing through non-operating income. While the fluctuation in the stock price does not impact our operating results, these changes do have a negative impact on our net income and earnings per share. For the years ended December 31, 2022 and 2021, Hapbee stock fluctuations impacted net income $(5.8) million and $(8.1) million, respectively. Also, for the years ended December 31, 2022 and 2021, Hapbee stock fluctuations impacted earnings per share $(0.38), and $(0.59), respectively. In this regard, the stock price (expressed in Canadian dollars) has decreased from CAD$0.3 on December 31, 2021, to CAD$0.05 as of December 31, 2022.

43

Results of Operations for the Three Months Ended March 31, 2023 and March 31, 2022

	Three Months Ended March 31,
	2023	2022	$ Change
(in thousands)
Royalty Revenue, related party	$50	$128	$(78)
License Revenue, related party	-	-	-

Operating expenses:
Research and development	66	100	(34)
General and administrative	2,791	5,916	(3,125)

Total operating expenses	2,857	6,016	(3,159)

Loss from operations	(2,807)	(5,888)	3,081

Other income (expense):
Unrealized loss on investment	1,146	(361)	1,507
Other income	-	-	-
Interest expense	(470)	(969)	499
Total other income (expense)	676	(1,330)	2,006

Net income (loss)	$(2,131)	$(7,218)	$5,087

All numbers are in thousands.

Revenues

Royalty revenues were $50 and $128 for the three months ended March 31, 2023 and 2022, respectively.

We had no license revenue in the three months ended March 31, 2023 and 2022. We expect license revenue to increase as we enter into new licenses for our ulRFE signal technology.

Costs and Expenses

Research and development costs decreased approximately $34, or 34.0%, from approximately $100 for the three months ended March 31, 2022, to approximately $66 for the three months ended March 31, 2023, mainly because of an overall reduction in headcount and efficiencies gained through the use of contract research organizations. We expect research and development costs to increase as we grow, primarily due to efforts expended to accumulate necessary scientific data regarding our technology and our various business subsidiaries.

General and administrative costs decreased approximately $3,159, or 52.8%, from approximately $5,916 for the three months ended March 31, 2022, to approximately $2,791 for the three months ended March 31, 2023. The decrease is mostly due to a decrease in stock compensation expense of approximately $3,300 due to more options vesting during the three months ended March 31, 2022.

Other Income (Expense)

Unrealized gain(loss) on investment relate to our minority investment in Hapbee. For the three months ended March 31, 2023, we had a gain on investment of approximately $1,146 attributable to an increase in the market value of Hapbee.

Interest expense decreased approximately $499, or 51.5%, from approximately $969 for the three months ended March 31, 2022 to $470 for the three months ended March 31, 2023. The decrease is related to $480 of warrant inducement expense that was recorded during the three months ended March 31, 2022. None was recorded during the three months ended March 31, 2023.

Results of Operations for the Years Ended December 31, 2022 and December 30, 2021

	Years Ended December 31,
	2022	2021	$ Change
(in thousands)
Royalty Revenue, related party	$294	$221	$73
License Revenue, related party	-	20	(20)

Operating expenses:
Research and development	658	1,536	(878)
General and administrative	13,590	10,033	3,557

Total operating expenses	14,248	11,569	2,679

Loss from operations	(13,954)	(11,328)	(2,626)

Other income (expense):
Unrealized loss on investment	(5,755)	(8,089)	2,334
Other income	314	318	(4)
Interest expense	(2,214)	(2,993)	779
Total other income (expense)	(7,655)	(10,764)	3,109

Net income (loss)	$(21,609)	$(22,092)	$483

All numbers are in thousands.

Revenues

Royalty revenues were $294 and $221 for the years ended December 31, 2022 and 2021, respectively.

We had no license revenue in the year ended December 31, 2022, and license revenue was approximately $20 for the year ended December 31, 2021. We expect license revenue to increase as we enter into new licenses for our ulRFE signal technology.

Costs and Expenses

Research and development costs decreased approximately $878, or 57%, from approximately $1,536 for the year ended December 31, 2021, to approximately $658 for the year ended December 31, 2022, mainly because of an overall reduction in headcount and efficiencies gained through the use of contract research organizations. We expect research and development costs to increase as we grow, primarily due to efforts expended to accumulate necessary scientific data regarding our technology and our various business subsidiaries.

General and administrative costs increased approximately $3,557, or 35.5%, from approximately $10,033 for the year ended December 30, 2021, to approximately $13,590 for the year ended December 31, 2022. The increase is due to additional stock compensation expense related issuance of additional options during 2022. This increase was partially offset by significantly higher compensation in the year ended December 31, 2021.

Other Income (Expense)

Unrealized gain(loss) on investment related to our minority investment in Hapbee. For the year ended December 31, 2022, we had a loss on investment of approximately $5,800 attributable to a decline in the market value of Hapbee.

We recorded interest expense of approximately $2,200 for the year ended December 31, 2022, which is consistent with the $3,000 for the year ended December 31, 2021.

44

Liquidity and Capital Resources

Our principal liquidity requirements are for research and development, working capital and capital expenditures. We fund our liquidity requirements primarily through cash on hand, cash flows from equity funding, borrowings. licensing fees and royalty receipts. As of March 31, 2023, we had cash on hand of approximately $168,145.

We believe the net proceeds of this offering will be sufficient to fund our operation for at least the next 12 months. We have no definitive agreements or term sheets for any debt or equity financing at this time, and the timing and success of any additional financing is uncertain and not assured.

Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act. This additional corporate governance time required of management could limit the amount of time our management has to implement our business plan and may delay our anticipated growth plans. We anticipate over the next 12 months the cost of being a reporting public company will be approximately $700.

The following table summarizes our cash flows from operating, investing, and financing activities:

	Three Months Ended March 31,
	2023	2022
(in thousands)
Net cash used in operating activities	$(862)	$(1,142)
Net cash provided by (used in) investing activities	-	-
Net cash provided by financing activities	936	842

Net increase (decrease) in cash and restricted cash	$74	$(300)

Operating Activities – Cash used in operating activities primarily consisted of unrealized gain (loss) on investment, stock-based compensation and deferred compensation and post-employment benefits.

Financing Activities – Net cash provided by in financing activities primarily consisted of proceeds from the issuance of convertible notes in the aggregate principal amount of approximately $1.0 million for the three months ended March 31, 2023 and approximately $430 for the year ended March 31, 2022. For the three months ended March 31, 2022, we also received approximately $300 from the issuance of related party promissory notes payable and $165 from the exercise of Common Stock purchase warrants.

Convertible Notes Conversion – Between January 2020 and December 2020, we issued 32 unsecured convertible notes with an aggregate principal amount of approximately $2,000. Between January 2021 and December 2021, we issued an additional 22 unsecured convertible notes with an aggregate principal amount of approximately $1,800. Between January 2022 and December 2022, we issued an additional 24 unsecured convertible notes in an aggregate principal amount of approximately $2,200. Between January and March 2023, nine unsecured convertible notes were issued with an aggregate principal amount of approximately $1,000. All unconverted convertible notes have a maturity date of the earlier of June 30, 2023 (except for two notes totaling $201 due in August 2023) or consummation of a deemed liquidation and bear interest at an annual rate of 10%. During the year ended December 31, 2022, 30 convertible notes matured or were converted and resulted in a total of $1,952 in principal and accrued interest being converted into 462,347 shares of common stock under the amended conversion terms of the notes. The remaining convertible notes are set to convert on their maturity dates, all but two on June 30, 2023, and will convert their principal and accrued interested into Common Stock at a price of $4.09 per share.

The following table summarizes our cash flows from operating, investing, and financing activities:

	Year Ended December 31,
	2022	2021
(in thousands)
Net cash used in operating activities	$(4,084)	$(2,356)
Net cash provided by (used in) investing activities	-	-
Net cash provided by financing activities	3,633	2,841

Net increase (decrease) in cash and restricted cash	$(451)	$485

Operating Activities – Cash used in operating activities primarily consisted of unrealized gain (loss) on investment, stock-based compensation and deferred compensation and post-employment benefits.

Financing Activities – Net cash provided by financing activities primarily consisted of proceeds from the issuance of convertible notes in the aggregate principal amount of approximately $2,200, notes payable in the aggregate principal amount of approximately $1,400, and exercise of common stock warrants of approximately $300 for the year ended December 31, 2022, and approximately $1,900 from convertible notes, $200 from notes payable, $300 from a Small Business Administration loan, and $1,600 from common stock warrants for the year ended December 31, 2021.

45

Hapbee Technologies, Inc.

We hold approximately 19.6% equity interest in Hapbee Technologies, Inc. (“Hapbee”). Royalty and license revenue received from Hapbee represented 100% of our revenue for the years ended December 31, 2022 and 2021. We are providing the summarized financial information for Hapbee due to our investment in Hapbee being deemed a significant equity investee as it comprised 62.6%, 45.7%, 86.4% of our total assets at March 31, 2023, December 31, 2022 and December 31, 2021, respectively.

The Hapbee financial statements were audited under Canadian Auditing Standards (CAS) using International Financial Reporting Standards (IFRS). Accordingly, Hapbee’s financial statements were not prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) and are not directly comparable to financial statements prepared in accordance with U.S. GAAP. Hapbee meets the requirements of a “foreign issuer” under SEC rules and, as such, Hapbee is eligible to use financial statements prepared in accordance with CAS and IFRS in SEC filings. Dollar amounts in Hapbee’s financial statements are expressed in U.S. dollars.

The following information was derived from the Hapbee financial statements for the nine months ended March 31, 2023. Information presented below is as of the most recent interim period publicly available.

At March 31, 2023 (in thousands)
Current Assets	$521
Noncurrent Assets	2,018
Current Liabilities	2,776
Noncurrent Liabilities	616
Total equity	(853)

	For the Three Months Ended March 31, 2023 (in thousands)	For the Nine Months Ended March 31, 2022 (in thousands)
Revenues	$251	$360
Gross Profit	103	36
Net loss	873	2,250
Net loss and comprehensive loss	873	2,246

The following information was derived from the Hapbee financial statements for the years ended December 31, 2021 and 2020.

	Years Ended
	December 31, 2022 (in thousands)	December 31, 2021 (in thousands)
Current assets	$727	$4,006
Noncurrent assets	2,071	2,283
Current liabilities	(2,076)	(1,578)
Noncurrent liabilities	(702)	(3,103)
Total equity	20	1,608

	Years Ended
	December 31, 2022 (in thousands)	December 31, 2021 (in thousands)
Revenues	$1,821	$1,728
Gross Profit	939	479
Net loss	(3,674)	(6,732)
Net loss and comprehensive loss	(3,674)	(6,728)

Hapbee’s net loss decreased from $6.7 million for the year ended December 31, 2021 to $3.7 million for the year ended December 31, 2022. Material fluctuations causing this decrease are a decrease in cost of goods sold of $0.4 million, change in warrant liability of $0.7 million ($3.1 million gain in 2022 versus a $2.4 million gain in 2021), a reduction in shared-based compensation expense of $2.2 million, and a reduction in general and admin expenses of $0.6 million due to a decrease in headcount, offset by a $0.7 million increase in consulting expenses.

Hapbee’s revenues increased from $1.7 million during the year ended December 31, 2021 to $1.8 million during the year ended December 31, 2022. This increase is attributable primarily due to an increase in the number of devices sold during the year ended December 31, 2022, as compared to the year ended December 21, 2021. Cost of goods sold also dropped from $1.2 million to $0.9 million driven by efficiencies in the manufacturing process. As a result of the foregoing increase in revenues and reduction in cost of goods sold, Hapbee’s gross profit increased from $0.5 million during the year ended December 31, 2021 to $0.9 million during the year ended December 31, 2022. The increase in gross profit was mostly attributable to the decrease in cost of goods sold.

Hapbee’s net loss decreased from $2.2 million for the three months ended March 31, 2022 to $0.9 million for the three months ended March 31, 2023. Material fluctuations causing this decrease are a change in consulting expense of $0.9 million, warrant liability of $0.4 million, and product development costs by $0.3 million, offset by a $0.2 million increase in payroll and staff benefits.

Hapbee’s revenues decreased from $0.4 million during the three months ended March 31, 2022 to $0.3 million during the three months ended March 31, 2023. This decline is attributable primarily due to a decrease in the number of devices sold during the three months ended March 31, 2023, as compared to the three months ended March 31, 2022. However, Hapbee’s gross profit increased from $36 thousand during the three months ended March 31, 2022 to $0.1 million during the three months ended March 31, 2023. The increase in gross profit was mostly attributable to a reduction in cost of goods sold caused by efficiencies in the manufacturing process.

Due to ongoing substantial losses, and given the significant percentage of our balance sheet made up by the investment in Hapbee, we have evaluated Hapbee’s ability to continue as a going concern. Hapbee’s financial statements presented below are on a going concern basis. Hapbee’s ability to continue as a going concern is dependent upon Hapbee generating profitable operations in the future and, or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. We have been advised that there remains substantial doubt about the ability of Hapbee to continue as a going concern.

46

Critical Accounting Policies

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the financial reporting period. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application.

The SEC defines critical accounting policies as those that are, in management’s view, most important to the portrayal of our financial condition and results of operations and those that require significant judgments and estimates. We have considered the significant accounting policies described in the notes to our consolidated financial statements included elsewhere in this prospectus and concluded that none of our significant accounting policies constitute critical accounting policies.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that we have not yet adopted that we believe are applicable or would have a material impact on our financial statements. For more information regarding recent accounting pronouncements, refer to Note 2(n) to our audited financial statements contained elsewhere in this prospectus.

Quantitative and Qualitative Disclosures About Market Risk

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not intend to hedge any existing or future borrowings and, consequently, we do not expect to be affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not affected by foreign currency fluctuations or exchange rate changes. Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

47

BUSINESS

Overview

We are on a mission to advance the development and adoption of medical, health, and environmental applications of our low-to-ultra-low radio frequency energy technology once determined by the FDA (or other applicable regulators) to be safe and effective. We have invented and patented what we believe to be a groundbreaking technology that utilizes radio frequency energy (RFE) precisely targeted at the low and ultra-low ends of the RFE spectrum (ulRFE®) to specifically regulate signaling and metabolic pathways on the molecular and genetic levels – without chemicals, radiation or drugs – delivered via a simple-to-use non-invasive therapeutic system. For example, using our proprietary technology, we derived a ulRFE signal from the well understood chemotherapy paclitaxel, which is known to have a particular effect on tumor cells by interrupting or significantly slowing the normal metabolic activity of cell division. Our clinical trials using the ulRFE signal of paclitaxel produced survival data (both median progression-free survival data and overall survival data) that are substantially similar to, or better than, historical survival data, based on FDA meta-analysis, for rGBM patients treated with best supportive care. The similarity of these results does not, in itself, show that the ulRFE signal of paclitaxel produces the same metabolic effect as paclitaxel: rGBM patients are not, as a standard, treated in a clinical setting with paclitaxel because the paclitaxel molecule cannot pass through the blood-brain barrier. This circumstance also prevents clinical trial investigators from performing blinded, controlled studies directly comparing (and measuring the statistical significance of) the effects of using the ulRFE signal of paclitaxel with the effects of using the paclitaxel molecule in treating rGBM patients. However, to establish the metabolic correlation between the paclitaxel drug and the ulRFE signal of paclitaxel, we examined the metabolic effect of the ulRFE signal of paclitaxel in pre-clinical in vitro polymerization studies using an a-cellular tubulin protein assay (the protein cells were extracted and purified from bovine brains). These studies showed that the paclitaxel-derived ulRFE signal alone (without the concomitant use of any other chemical or drug, and without the use of any other treatment intervention such as radiation) acts in the same or similar way to the paclitaxel drug upon tubulin (the protein component of microtubules within the cancer cell) simultaneously promoting the assembly and disassembly of microtubules to form stable, non-functioning microtubules, which in turn inhibits the mitotic activity of the cell, decreasing the cell’s disassembly function and in some cases leading to the death of the cancer cell (apoptosis). The shortening and lengthening of microtubules (termed dynamic instability) is necessary for their function as a transportation highway for the cell. Chromosomes, for example, rely upon this property of microtubules during mitosis, according to Drugbank Online.

Our ulRFE® therapeutic system is an investigational non-invasive therapeutic medical device. It is the first of many potential product expressions of our underlying ulRFE platform technology. Our therapeutic medical device has potential treatment applications in a wide range of diseases, including cancer, acute and chronic pain management, mental health conditions, among others. Our therapeutic medical device is being investigated for the treatment of glioblastoma multiforme (GBM) brain tumors and diffuse midline glioma (DMG)/diffuse intrinsic pontine glioma (DIPG) brain tumors in human clinical trials.

We believe our guiding principles contribute to success:

1.	Pioneering: We seek to be pioneers. We believe that great change can happen only when someone takes the lead and the risk. We are committed to modernizing disease treatment by pioneering what we believe is groundbreaking medical technology.
2.	Responsibility: We believe there is a need for safe, effective and affordable treatments for cancer, acute and chronic pain, mental health conditions, and other serious diseases. We are seeking to develop and provide these treatments to patients around the world.
3.	Partnership: We believe that developing the best technology means forming a diverse set of partnerships across a broad range of disciplines – including industry and research partners around the world.
4.	Leadership: Our platform technology is the result of more than two decades of cutting-edge research and development. We believe this dedication and commitment to our mission will help transform the treatment of some of the world’s most serious diseases and address worldwide health and environmental challenges.

Our corporate structure as of the date of this prospectus consists of our parent company with four presently non-operating subsidiaries.

In 2019, we created Hapbee Technologies, Inc. (Hapbee”), a Canadian company that is listed on the TSXV under the symbol “HAPB.” Since October 2020, Hapbee has utilized our ulRFE technology for the consumer wellness industry. As of December 31, 2022, we own approximately 19.6% of Hapbee making us Hapbee’s largest shareholder. Hapbee has licensed certain recorded ulRFE signals from us for use in its non-regulated, consumer-focused business.

Mensana Therapeutics, Inc. (“Mensana”), a Washington corporation established in November 2021, is our wholly-owned subsidiary that will use our ulRFE® technology to develop and provide, subject to FDA approval, safe and effective therapies to those suffering from a variety of mental health conditions.

Indolor Therapeutics, Inc. (“Indolor”), a Washington corporation established in November 2021, is our wholly-owned subsidiary that will use our ulRFE technology to develop and provide, subject to FDA approval, safe and effective therapies to those suffering from serious acute and chronic pain conditions.

Cellsana Therapeutics, Inc. (“Cellsana”), a Washington corporation established in February 2022, is our wholly-owned subsidiary that will use our ulRFE technology to develop and provide, subject to FDA approval, safe and effective therapies to those suffering from cancer.

Zoesana Animal Health, Inc. (“Zoesana”), a Washington corporation established in June 2022, is our wholly-owned subsidiary that will use our ulRFE technology to develop and provide, subject to applicable regulatory approvals, safe and effective treatments to companion animals suffering from cancer and other serious diseases or conditions.

48

Our Corporate History

We are a Washington corporation incorporated on February 7, 2002 under the name WavBank, Inc. In June 2003, we amended our Articles of Incorporation to reflect the designation of Series A Preferred Stock. In February 2006, we amended our Articles of Incorporation to change our name to Nativis, Inc. In February 2012, we amended our Articles of Incorporation to reflect the designation of Series A-1 Preferred Stock. In February 2013 and June 2014, we amended our Articles of Incorporation to reflect the designation of additional shares of Series A-1 Preferred Stock. In February 2019, we amended our Articles of Incorporation to change our name to EMulate Therapeutics, Inc.

On October 8, 2022, the Board approved the mandatory conversion of all Series A-1 Preferred shares into common shares at the Voluntary Conversion Price (as defined in our Amended and Restated Articles of Incorporation) equal to $4.6875 upon consummation of this offering. Accordingly, each Series A-1 Preferred shareholder will be deemed to have exercised his or her option pursuant to Section 2(c)(i)(B) of our Amended and Restated Articles of Incorporation to convert all of his, her or its Series A-1 Preferred shares at the Voluntary Conversion Price upon consummation of this offering.

Industry Overview

We are developing treatments for multiple disease areas that affect human health. We currently expect to participate and compete in the oncology treatment industry, the pain management industry, and the mental health treatment industry.

Oncology

●	According to industry sources, the global oncology treatment market was $141 billion in 2019, and is forecast to reach $394 billion in 2027.
●	According to industry sources, the global oncology/cancer drugs market was estimated at $199 billion in 2019.
●	The global GBM treatment market size is expected to reach USD 4.82 billion by 2030 according to a recent study by Polaris Market Research.
●	Diffuse midline glioma (DMG), a WHO grade IV tumor, is an aggressive and lethal brain tumor in young children, adolescents and young adults. We believe that our participation in this market presents a $100 million annual revenue opportunity.
●	Markets of these magnitudes are well able to tolerate us and additional entrants, and even a smaller market share would result in significant revenues.

Competition in GBM

The Optune product of Novocure GmbH is the only medical device and therapy on the market today that is comparable to our ulRFE investigational therapeutic device for treating GBM brain cancer by focusing on limiting cancer cell division. However, Optune uses a markedly different technology: it works by applying a voltage gradient across two electrodes and altering the polarity of the electrodes at a fixed frequency. The Optune device generates heat along with electrical energy. Use of the Optune device requires shaving the head, applying adhesive electrodes to the scalp (which must be frequently re-positioned), carrying a 2.7-pound battery pack, and changing the battery every eight hours. A backpack, housing the battery, is required to be worn continuously while upright.

The technology and form factor of our therapeutic device is designed to limit cancer cell division through the use of specific low and ultra-low radiofrequency energy signals that emulate the therapeutic effects and method of action of proven drugs (the paclitaxel chemotherapy for GBM treatment); our device has no thermal (heating) or ionizing effects; it is extremely lightweight (3-ounce battery/controller), is portable without a backpack, has a 12 to 16 hour battery life, and can be used without shaving the head.

Competition in DMG/DIPG

We have no known competitors in treating DMG/DIPG brain cancer since treatments available in the market are not effective.

We may also compete with other medical device products that have come to market or may come to the oncology market in the future, though we are unaware of any such competitors at this time.

49

Mental Health

Mental Health issues are significantly on the rise. There are high failure rates in treating patients for PTSD, ADHD, anxiety and depression. CNS Spectrums and suicide rates are unacceptably high. Patients experience better outcomes in treatments combining psychiatric therapy with psychedelic drugs.

The market for drugs treating mental health conditions is included in the market for CNS drugs. The global CNS drugs market is expected to grow from $123.4 billion in 2019 to reach $160.4 billion in 2023. The global CNS therapeutic market is expected to reach $128.9 billion by 2025.

Competition in Mental Health

Our technology presents competitive benefits for the treatment of mental health conditions:

●	The duration of signal activity is shorter than the duration of psychedelic drug effects.
●	Signal activity and its effects can be quickly terminated if the patient is in distress.
●	Because no controlled substance is involved in signal administration, a psychotherapist can administer treatment without the presence of a psychiatrist/physician.
●	Unlike psychedelic drugs, which have no composition of matter protection, the use of drug signals themselves will be covered by utility patent protections, thus limiting accessibility to the therapeutic product.

Pain Management

●	According to industry sources, the global pain management market was $71 billion in 2019, and is forecast to reach $91 billion by 2027.

●	According to industry sources, in another analysis, the global pain management market was $65 billion in 2019, and is forecast to reach $85 billion by 2027.

50

●	The market for effective pain treatment with minimal side effects is large, as illustrated by the following:

●	Markets of these magnitudes are well able to tolerate us, additional entrants, and even a smaller market share would result in significant revenues.

Competition in Pain Management

We know of one FDA-approved medical device that would compete with our investigational device, if approved, in the pain management sector, but its application is very limited and it does not use, or provide the potential benefits of, our ulRFE technology. IB-Stim (formerly Neuro-Stim) is a percutaneous nerve stimulator intended for use as an adjunct in the treatment of a single abdominal pain indication in adolescent patients with irritable bowel syndrome (IBS). It does not claim to treat multiple pain pathways, as our product is intended to do, if approved. Unlike the IB-Stim device, which for use must penetrate the skin, our therapeutic device is completely non-invasive (as well as being non-thermal, non-sterile, and non-ionizing).

NeoRhythm markets a pulsed electromagnetic field device claiming to entrain the brain into five different brainwave states – which they call gamma, beta, alpha, theta, delta – one of which states is purported to stimulate areas that produce pain reducing hormones such as endorphins and serotonin. NeoRhythm does not claim to directly affect cellular activity in the same or similar way to proven drugs and biologics, as our product is designed to do.

There are also certain transcutaneous electrical nerve stimulation (TENS) products, which are not FDA-approved, being used for pain mitigation in arthritis and other autoimmune cases. Unlike our device, these products must penetrate the skin. One such device is marketed by Neurosoft. None of the TENS manufacturers claims that the product emulates the method of action of approved drugs, as our device is designed to do.

In addition, Hapbee’s consumer products face direct and indirect competition from a variety of players including firms engaged in the wearables industry such as Oura Ring, Halo Neurosciences, Muse, NeoRhythm and Calm, as well as software applications that claim to produce benefits like those of wellness products. The table is a comparison of Hapbee and its competitors.

51

Our Competitive Strengths

We believe that the following competitive strengths will enable us to compete effectively:

●	Large market opportunities. Results from testing in animals and humans to date suggest the technology’s effectiveness for treating solid cancer tumors such as mycosis fungoides, plasma cell tumors, fibrosarcomas, neurofibrosarcomas, schwannomas, malignant melanomas, hemangiopericytomas, hepatic adenocarcinomas, mast cell tumors, adenocarcinomas (mammary), osteosarcomas, chondrosarcomas, apocrine gland adenocarcinomas, undifferentiated carcinomas, and transitional cell carcinomas.

●	Continual development of innovative technologies and applications. We are a true platform technology because it can be applied to multiple medical indications, and therefore will readily lend itself to continuing product and market development.

●	Technology that is designed to be used, as it has been used in investigations for the treatment of GBM, DMG, and acute and chronic pain conditions to date, to emulate the therapeutic effects of many drugs/drug combination treatments for not one, but many serious disease indications and conditions.

●	Technology presents a less expensive alternative, as compared to drug development, for developing effective disease and condition treatments. It takes less time and expense for the Company to develop a therapeutic product because we do not need to invent the molecule from which the relevant ulRFE signal is derived; rather, we measure and record the electromagnetic emissions of proven molecules for transmission to biological systems. As an example, two of our lead clinical candidates, pain management and mental health, each took less than 12 months and $500,000 to go from concept to clinic-readiness.

●	Our medical device is portable, lightweight, and easy to use, comparing favorably to other therapeutic products in the market.

Moreover, when it comes to the use of our technology for treating GBM, our therapeutic medical device has strong potential market advantages when compared to Optune. As illustrated in the graphic above, it features:

●	Ability to reproduce and deliver MOA of multiple drugs/combination therapies

●	Freely penetrates the brain and does not generate thermal or ionizing energy

●	Response within 23 to 28 days

●	3+ month rGBM survival improvement

●	User-friendly

●	No need to shave hair, non-stigmatizing

●	Lightweight 3-ounce controller

●	12 to 16 hour battery life

Our Growth Strategies

●	Continuous focus on product innovation.
●	We believe there is a serious need for our ulRFE therapies in both U.S. and international markets, and we aim to drive adoption and utilization of our products by leveraging additional clinical studies and market education.

Pipeline and Key Target Market

Our ulRFE investigational technology has demonstrated potential application(s) in multiple indications including oncology, pain management, mental health, animal health, ag-biotechnology and consumer markets. We are at varying stages of development with GBM and DMG devices and is ready to initiate pivotal (phase 3) human trials after obtaining approval of IDEs from the FDA. We have established other companies to develop the markets for our technology.

We formed our wholly-owned subsidiary, Cellsana, to develop the use of our technology in the oncology market. Cellsana is ready to proceed with a DMG/DIPG pivotal trial and a GBM pivotal trial. We have also partnered with companies in Japan (Teijin Pharma) and India (Sayre) to market, sell and distribute devices following regulatory clearance.

We formed two wholly-owned subsidiaries, Indolor and Mensana, to develop the use of our technology in the pain relief and mental health markets, respectively. Initial animal safety and effectiveness studies have demonstrated promising effects, and both companies are ready to proceed to human clinical trials to collect data to submit to the FDA for a determination of safety and effectiveness.

We also formed our wholly-owned subsidiary, Zoesana, to develop the use of our technology in the animal health markets, focusing primarily on treatment of cancer and pain conditions. Initial animal safety and effectiveness studies have demonstrated promising effects, and Zoesana is ready to perform further studies to collect data to submit to the FDA for a determination of safety and effectiveness in treating various indications.

Hapbee is a company established by EMulate, to deliver and commercialize a licensed subset of our signal catalog to users in the non-medical consumer space. EMulate receives license fees and royalties from the sale of devices and subscriptions to the Hapbee services.

The effectiveness of our ulRFE signal technology has been demonstrated in two other sectors to date: animal health and agriculture. Business opportunities are or will be available in these and other market areas.

Technology

RFE Technology

Radiofrequency energy (RFE) is an oscillating form of magnetic or electromagnetic radiation that transfers energy by radio waves. Oscillating magnetic fields can impact cellular dynamics through the forcing of ions. The literature establishes that low and ultra-low RFE fields (0 Hz to 30 kHz) (Figure 1) are bioactive, exerting their effects by forced-vibration of all the free ions on the cell surface. A magnetic field can alter the behavior of a cell membrane channel and affect calcium movement into the cell, which may influence the cell’s physiology. Oscillating magnetic fields could also change the binding properties of specific proteins, and alter nitric oxide and reactive oxygen species, which are critical regulators of essential physiological pathways, resulting in specific phenotypic changes.

Our patented RFE technology is targeted at the low and ultra-low ends of the RFE spectrum (ulRFE®) – 0 Hz to 22 kHz. Numerous pre-clinical and human studies consistently demonstrate the ability to emulate the biological activity (with specificity) of a broad range of molecules such as drugs, siRNA molecules as well as hormones.

52

Figure 1. Radio Frequency Energy (RFE): Electrostatic potential of molecules in motion. Our platform uses ulRFE of the low and ultra-low wavelength ranges (less than 22 kHz) of the spectrum to emit signals that emulate phenotypic changes produced by proven drugs.

We have developed the technology to measure and record the electromagnetic emission of molecules that are suspended in a liquid solvent, such as water. This proprietary RFE-based platform is designed to emulate the therapeutic effect of drugs. Our technology is broadly divided into two sectors: 1) signal acquisition and 2) signal delivery. The Molecular Interrogation and Data Systems (MIDS; see Diagram of MIDS below) is a shielded environment that blocks the external electromagnetic (EM) spectrum from 0 kHz (DC) to 300 MHz wavelengths, reducing the external environmental electromagnetic power by -80 to -120 dB (frequency dependent power reduction). Molecular signals are obtained from solvated molecules using a direct-current Superconducting Quantum Interference Device (SQUID), an extremely sensitive magnetometer (listening) technology, originally developed by the U.S. military, coupled to a second derivative gradiometer operating in this highly shielded electromagnetic environment. The SQUID technology measures the electrostatic potential of solvated molecules and is designed to be applicable to most non-covalent proven drugs, including e.g. siRNA molecules, to downregulate target proteins, and endogenous chemicals, such as hormones. The signals are recorded, analyzed, and digitized for testing in pre-clinical studies. Transduction of precise ulRFE profiles into biological systems have been shown to produce precise biological responses. Thus, transduction of these signals, when emitted via our proprietary controller and head coil system, is hypothesized to interact with charges on proteins and induce selective electron movement and charge transfer, or charge redistribution in a defined bioactive target, resulting in altered cell dynamics that produce relevant phenotypic changes and therapeutic effects.

The recording process is as follows:

●	MIDS (acquisition system) “super-cooled” to 4.4’ Kelvin with liquid helium
●	Sample non-covalent molecule of interest solvated in solution
●	Multiple “dilutions” measured during recording session as a time domain series
●	“WAV files” (or “signals”) with most digital activity identified
●	Top 2-5 signals identified and converted as a waveform audio file format (WAV)
●	Those signals move into pre-clinical studies

Digital Signature of Molecule Recorded

White Noise Generator
Data Acquisition System
Cryogenic Dewar
Shielded Chamber
Drug or Chemical Sample
Helmholtz Coils
SQUID Input Coil
Gradiometer
Fiber Optic Cable
SQUID
SQUID Output Coil
SQUID Shielding
Analog-to-digital Fiber Optic Converter

Diagram of MIDS

53

Concept to the Clinic

The process from signal molecule identification to validated pre-clinical safety and effectiveness readout (using contract research organizations for testing) takes six to twelve months and costs $250,000 to $500,000.

Disruptive Platform Technology

Our disruptive platform technology captures the electromagnetic capability of molecules to affect biological systems as illustrated below.

The highlights of our disruptive platform technology include the following:

●	Versatility: WAV file “magnetic fields” emulate effects of proven commercial targets and of novel MOAs
●	Precision: our device and Hapbee transmitted WAV files produce RFE fields, which emulate effects of drug therapy
●	Safety: Our product is a non-ionizing, non-thermal, non-invasive, non-sterile device, presenting no significant adverse effects in clinical trials to date by virtue of its form factor. No significant adverse events and no product-related adverse events have been identified in thousands of human subjects (in clinical trials and recreational uses) over millions of hours of exposure

Products

EMulate Therapeutics Medical Device

Our ulRFE® therapeutic system is a non-invasive investigational medical device. It is the first of many product expressions of our underlying ulRFE platform technology. There is no work required to complete the device, which has been used in GBM clinical trials since 2018 and in DMG compassionate use studies since 2018. Showing promise in pre-clinical studies and clinical trials, our therapeutic system has potential treatment applications in a wide range of diseases, including cancer, acute and chronic (inflammatory) pain, CNS and mental health conditions, among others. We may modify the configuration of the antenna portion of our therapeutic medical device for treatment application at the part of the body at which the indication (cancer, pain) mainly presents, but no changes will be necessary to parts of the device associated with the transmission of ulRFE to the antenna portion.

Our therapeutic medical device is already being evaluated for the treatment of GBM brain tumors and DMG/DIPG brain tumors in human clinical trials.

Our therapeutic medical device is ready for pivotal trial for DMG and GBM. In addition, we are preparing for human clinical trials in acute and chronic pain and multiple mental health indications. Evaluation of our medical device in treating other serious disease indications are planned to follow.

Validated data from pre-clinical animal models and first in human exposures support a potential safety profile and potential effectiveness in the following:

●	Over 20 potential solid tumor indications treated with taxane signals and with signals targeting I/O and EGFR protein targets (demonstrated), such indications including brain cancer(s), melanoma, sarcomas, mast cell tumors, and others,
●	mental health indications, emulating the effects of psychedelic drugs in potential PTSD, anxiety, depression, and other treatments, and
●	acute and chronic pain indications, emulating the effects of fentanyl, opioids, CBD, NSAIDs, and other drugs.

Mental Health & Psychedelics

HUMAN EXPOSURE CONFIRMING ANIMAL EFFECTS

Rotarod: Mice Falling Off (N=20)
% of Mice Falling Off Before 180 Sec
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
N=19
N=10
Vehicle
White Noise
Diazepam (4...
Diazepam (2...
Psilocibin
S-Duloxetine
CBD
MDMA
THC
Ketamine
WAV Files

Rotarod: Average Time on Rotarod
Average time on Rotarod (seconds)
180.0
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
0.0
P=0.58
*P< 0.00001
*P=0.011
*P=0.003
*P=0.038
Vehicle
White Noise
Diazepam (4 mg/kg)
Diazepam (2 mg/kg)
Psilocibin
S-Duloxetine
CBD
MDMA
THC
Ketamine
WAV Files

54

Our products for pain management are designed to target the treatment of “pain pathways” broadly categorized in the industry as follows: acute, chronic, neuropathic, inflammatory and visceral. These five broad categories can overlap with one another, as part of a disease or injury progression.

Traditional pain management focuses on the use of non-steroidal anti-inflammatory drugs (NSAIDs) that target the COX1/2 enzymes to regulate prostaglandin production for inflammatory pain (late acute and chronic).

Cannabidiol (CBD) and its derivatives work across a broad range of pain sensation as modulators of pain. In specific cases, CBD has shown excellent efficacy as an anti-nausea medication. Although nausea is not strictly a pain indication, nausea is adjacent and correlated to pain. CBD has been shown to modulate pain sensation across all five pain categories.

Visceral pain is mostly associated with post-surgical, renal, cardiac, bone breaks/injuries, hepatic and bowel injuries or diseases, that are due to different etiologies. Opioids are frontline pain control medications, usually coupled with NSAIDs, to reduce or modulate severe pain.

Neuropathic pain is associated with nerve injury, stemming from diabetes, nerve crush/pinch and neurodegenerative conditions. Neuropathic pain is a chronic condition that produces variable intensities of pain.

Our investigational therapeutic device’s safety and effectiveness tests have been performed on animal models and have demonstrated that the technology can emulate the effects of the conventional drug treatments for each of the pain pathways described above. Subject to receiving requisite regulatory approvals, we intend to use the specific ulRFE signals produced by our device to treat patients suffering from these pain conditions.

Hapbee Consumer Use Products

Hapbee developed a new form factor utilizing Bluetooth low energy (BLE) to connect to a phone and our proprietary ulRFE technology to deliver both individual signals and signal blends. Signals and blends are derived from compounds that help with sleep, focus, and other wellness sensations. This product can be worn on either the consumer’s head, around the neck or placed under the consumer’s pillow for sleep. It costs approximately $360 per unit and a recurring subscription between $25 and $40 per month for all-access membership. Hapbee’s sales model for selling a basic product accompanied by monthly subscriptions is often referred to in the consumer products industry as a “razor/razor blade” model. Hapbee’s smart sleep pad product began shipping in 2022 and face mask product is in beta testing.

Hapbee Wearable Wellness Product

A working prototype of the Hapbee Wearable Wellness Product was completed in September 2019.

The Hapbee Wearable Wellness Product weighs 4.5 ounces and comes with a USB-C charging and holding cradle that allows the headband to stand upright as it charges. It is designed to have eight hours of battery life for each charge. The lightweight and low-profile design of the Hapbee Wearable Wellness Product allows users to wear the product comfortably on their heads, over the brim of a hat, or discreetly around their collars under their shirts.

The Hapbee Wearable Wellness Product allows wearers to choose how they feel by producing a variety of sensations by “playing” signals emitting precise electromagnetic fields. The sensations fall under several broad categories such as: Happy, Alert, Relax, Calm, Sleepy, and Focus. The product connects to and is controlled by the customizable Hapbee App that is available for both iOS and Android compatible smartphones.

All of the Hapbee’s signals have been tested and confirmed to fall below the applicable International Commission on Non-Ionizing Radiation Protection’s safe exposure guidelines for low-frequency magnetic fields.

Bennett M. (Mike) Butters is one of our co-founders and principal inventor of Hapbee’s technology. Mr. Butters performed the measurement of the magnetic field of the Hapbee Wearable Wellness Products.

Unique features of the Hapbee Wearable Wellness Product include:

●	Ergonomic design. The design of the Hapbee Wearable Wellness Product allows users to wear the product comfortably on their heads, over the brim of a brim of a hat, or discretely around their necks, on or under clothing.
●	Low wavelength. The Hapbee Wearable Wellness Product emits a very low energy frequency of less than 22 kHz. The product produces approximately 40mG of magnetic field strength at peak, about half the amount of the average toaster and much less than a vacuum cleaner. By comparison, all humans continually experience 500mG from the magnetic field of the earth itself.
●	Non-invasive - no substance ingestion. The Hapbee Wearable Wellness Product can produce dozens of different sensations by “playing” precise ulRFE electromagnetic signals, without ingesting any substances. The product is non-ionizing, non-thermal, and non-invasive. Users return to baseline after an average of 15 to 30 minutes after turning off each signal.
●	Easily controllable. Users can easily control signal strength and variation through the Hapbee App by turning the signals on and off, which allows individual wearers to tailor their experiences to their desires at the touch of a button. The logo light can also be switched off for movie theaters or nighttime use. A cellular phone can detect the Hapbee Wearable Wellness Product up to 30 feet, and it will continue to function for 30 minutes if users accidentally lose connection temporarily.

Hapbee emits an ultra-low energy ingredient signature
Lightweight and water resistant, with long (18 hrs+) battery life
Bluetooth Low Energy means minimal RF exposure
Blends are designed to take effect quickly and wear off quickly after your session ends without residual side effects

55

In addition to its Wearable Wellness Product, Hapbee has developed a “smart sleep pad,” which is ready for shipping to wholesale customers on a trial-sales basis and is developing a face mask product that is in beta testing, intended primarily for use while sleeping. Hapbee is also in the process of developing multiple OEM relationships.

Hapbee App

The Hapbee App currently has over 2051 unique builds and updates and has been launched commercially.

The signals themselves, which are played on the Hapbee Wearable Wellness Products, are security protected using encryption standards such as AES 128-bit song encryption keys, 128-bit device communication encryption keys and 2048 key length using RSA and ECDSA encryption providers on Hapbee’s server resources. Signals, which are sometimes metaphorically referred to as “songs” because of the large volume of electromagnetic data points of molecules recorded when ulRFE signals are created and because they are transmitted from a WAV file as is often used for digital music recordings, are transferred via Secure HTTPS to our secure server hosted by Microsoft Azure to distribute to users via the Hapbee App and transferred to each product using a secure device key determined by the manufacturer (over the BLE frequency).

Hapbee has also developed a protective song encryption tool for enhanced software security. Hapbee will be able to encrypt songs using the specifications of our product, and there is no reliance on a third-party vendor to create updates, nor are there security violations inside the encryption tool that would compromise the product. The utility for song encryption uses Microsoft.NET Framework and Windows Desktop Platform to ensure the highest security. Subscriber data, which includes basic contact information, is encrypted and saved on Hapbee’s secure server.

In addition to platform security protection though encryption protocols, which protect the loading and playing of the signals through the Hapbee App onto the Hapbee Wearable Wellness Products, the product is also sealed through sonic welding, and if broken open or tampered with, the product and embedded signals are rendered useless.

The Hapbee App will allow Hapbee to collect trends on user habits including time of day plays, duration, and other demographics. The Hapbee App will also give Hapbee the opportunity to cobrand and release new signals with other companies for products such as VR, float pod, pillow and mattress companies.

The Hapbee App stores all available predictable electromagnetic signals on a “playlist” that can be accessed via a monthly subscription which is priced according to the features included. Currently, signals can be added, updated and removed on the fly, and the app can specify suggested play time on a per signal basis. The Hapbee App launched with six signals that fall in the broad categories: Happy, Alert, Calm, Relax, Sleepy, Focus, and two more signal categories have since been added. As of October 26, 2020, there were seven signals available related to performance, sleep, and memory function, for use single form or in combination blends available on the Hapbee App Hapbee is evaluating additional signals to potentially license from us.

Hapbee’s Revenue Potential

Hapbee has two primary sources of revenue: sale of Hapbee Wearable Wellness Products and subscriptions to use all of the signals in the Hapbee App. Hapbee sells its Hapbee Wearable Wellness Products both on its website and through third party resellers. The price on the website is $299 for the headband or neck-wearable product and $259 for the smart sleeping pad product.

Each customer gets a free trial period in the Hapbee App for unlimited use of certain signals, and then they pay between $25 and $40 per month as a subscription fee for unlimited use of all signals. If customers do not wish to continue paying for the monthly membership, they are still allowed to use one signal a month unlimited, and the monthly free signal will rotate. As of the date of this prospectus, Hapbee has over 2,400 all-access members.

On October 26, 2020, April 21, 2021 and July 29, 2021, we entered into four Exclusive License Agreements, as amended (the “Exclusive License Agreements”) with Hapbee to grant Hapbee certain exclusive, royalty-bearing rights and licenses to develop, use, import, and commercialize products using patents, know-how, and other intellectual property relating to our proprietary ulRFE technology (the “Authorized Products”). The Authorized Products are for recreational and/or non-medical use in humans. We also granted Hapbee a non-exclusive, royalty-free license under our Trademarks related to the Authorized Products, including ulRFE®.

Under the Exclusive License Agreements, Hapbee granted us a royalty-free, fully-paid, perpetual, irrevocable, non-exclusive license, with the right to grant sublicenses, to and under all Hapbee’s know-how, all patents that claim inventions that relate to the Authorized Products, and Hapbee’s interests in the patents claiming inventions discovered, conceived or reduced to practice jointly by or on behalf Hapbee, on the one hand, and by or on our behalf, on the other hand (Joint Inventions), and know-how included in Joint Inventions.

56

Pursuant to the Exclusive License Agreements, Hapbee is solely responsible for commercializing the Authorized Products and should use commercially reasonable efforts to achieve the first commercial sale within six months after the effective date of the Exclusive License Agreements, and such six-month period may be extended by written consent.

In consideration for the licenses and rights granted to Hapbee, Hapbee agreed to pay us, within 10 days following the effective date of each Exclusive License Agreements, a payment in the amount of $10,000.

In further consideration for the licenses and rights granted to Hapbee, Hapbee agreed to pay us, on a calendar quarter basis, royalties on the quarterly net income from sales, lease, or rental of the Authorized Products worldwide multiplied by the percentage royalty rate equal to 20%, and use of Authorized Products worldwide multiplied by the percentage royalty rate equal to 20%; provided, that the percentage royalty rate on the first $10 million of net income form use of Authorized Products will be equal to 25%.

The terms of the Exclusive License Agreements are 20 years from the effective date of each Exclusive License Agreement. The Exclusive License Agreements may be terminated by mutual written agreements or material breach.

Pre-clinical Data Related to Investigational Therapeutic Device

Targeting Immuno-oncology targets (CTLA-4 and PD-1) Proof of Concept studies conducted at the University of California at San Diego from December 2013 to May 2014, without any involvement or participation by us, looked at the effects of tumor growth on a GBM model in mice (U-87 MG), and at targeting tumor growth via the downregulating of the CTLA-4 and PD1 (A2 signal, right graph) immune checkpoint inhibitor genes using the recordings of siRNA targeting the murine versions of the human genes played sequentially while exposing mice to the A2 magnetic field against a murine GL261 tumor cell line. Tumor growth in both models was reduced to a statistically significant degree when compared to the control mice (exposed to a white noise signal). The immuno-oncology proof of concept study synopses are as follows:

●	Immune Checkpoint Modulators: FDA-approved inhibitors that target cytotoxic T-lymphocyte associated protein-4 (CTLA-4) or programmed cell death protein-1 (PD-1)
●	Signal Design: White noise was generated electronically and captured as a signal; mouse CTLA-4 and PD-1 siRNA in solution were recorded; the two signals were concatenated (i.e. – one signal was played directly after the other signal and looped) and thus signal inhibitors for CTLA4 and PD-1 were alternated throughout the treatment period
●	Study Design: Immune-competent C57BL/6 were injected in the flank with the GL261 mouse glioma; treatment was initiated after tumor randomization based on tumor size; mouse cages were exposed to the signal treatment for approximately 24 hours per day, apart from brief time needed for tumor measurement and husbandry

Targeting EGFR

In-Vitro Results (Swedish Neuroscience Institute)

The specificity of the biologic activity produced by ulRFE was demonstrated in experiments conducted, without any involvement or participation by us, by independent labs from June 2016 to January 2017 (Charles Cobbs, Swedish Neuroscience Institute; J Neurooncol (2017) 133:257–264, DOI 10.1007/s11060-017-2440-x) targeting the epidermal growth factor receptor EGFR on glioblastoma cell line U-87 MG. A recording of a small interfering RNA (siRNA) targeting human EGFR was tested in vitro at 48 and 72 hours. EGFR inhibition by specific ulRFE reduced the level of EGFR protein by 27% and 73%, respectively. These data indicate that certain ulRFE can inhibit gene expression at the transcriptional and protein levels, similar to what is observed with physical small interfering RNA (siRNA) inhibition. Specific EGFR knockdown effect was detected in U-87 MG cells treated with ulRFE using an 80 gene PCR-based array.

In-Vivo Results (University of California at San Francisco)

The results of in-vivo studies conducted in four phases at the University of California at San Francisco during the period November 2015 to December 2016, without any involvement or participation by us, demonstrated that the technology is flexible enough to record very different molecules to target specific pathways and the data is in preparation for publication. As a result, median survival was increased in the EGFR RFE group, and histology showed significant reduction in EGFR expression.

Small inhibitor RNA (siRNA) ulRFE directed against EGFR in a xenograft model of a human glioblastoma cell line (U-87 MG).

A study by the laboratory of Dr. Todd Mockler at the Donald Danforth Plant Science Center using ulRFE derived from siRNA against MAA7 (tryptophan synthase beta) showed a decrease in mRNA levels for MAA7 in, clearly demonstrating an effect in MAA7, as well as in the genes regulated by MAA7 expression (a gene ontology expression map). In cells exposed to the ulRFE, an increase in cell growth was observed as compared to no ulRFE.

GBM – Human Clinical Trials

57

We have sponsored three clinical trials of our investigational device in GBM: Study NAT-101 in the continental United States for recurrent GBM patients, Study NAT-105 in Australia for recurrent GBM patients, and Study NAT-109 in the continental United States for newly diagnosed GBM patients.

The table below shows historical data based on FDA meta-analysis and current Optune labeling for progression-free survival (PFS) and overall survival (OS) in rGBM. We have included in this table data for our therapeutic device (sometimes called “Voyager”) from Studies NAT-101 and NAT-105.

The following bar charts* show our therapeutic device’s clinical effect in recurrent GBM in Study NAT-101 compared to the data from FDA’s meta-analysis and the Optune labeling.

*These bar charts are not meant to represent head-to-head results. Comparing the results from different trials may be unreliable due to different protocol designs, trial designs, patient selection and populations, number of patients, trial endpoints, trial objectives and other parameters that may not be the same between trials. Therefore, cross-study comparisons provide very limited information about the effectiveness of a therapeutic.

Our NAT-101 GBM trial was conducted in rGBM patients in the United States. Our GBM clinical trial was conducted at the trial sites by the investigators identified below. The trial’s first and second cohorts enrolled the first patient on February 11, 2015 and completed the last patient visit on January 31, 2018 with 75 patients enrolled and treated. Patients were eligible to participate in the study if they had a histologically-confirmed diagnosis of GBM, had prior radiotherapy and temozolomide chemotherapy, had progressive disease with at least one measurable lesion on MRI or CT, were at least 18 years of age, had a KPS score ≥ 60, had adequate organ and marrow function, and provided signed, informed consent. Patients with recurrent GBM were treated with Voyager as monotherapy or in combination with standard-of-care chemotherapy or immunotherapy at the Investigator’s discretion. Treatment with the investigational device was administered continuously (i.e., 24/7) until unequivocal disease progression, occurrence of a device-related clinically significant adverse event, unacceptable adverse reactions, or withdrawal of informed consent. At the discretion of the Investigator, patients could remain on treatment post-progression, and to date, in most cases patients experiencing progression have remained on treatment. Patient visits occurred at least every 8 weeks during the first 6 months and every 4 months thereafter. Routine hematology and chemistry assessments, physical exam (including vital signs and neurological exam), and MRI were performed at baseline and at each visit.  Safety was assessed by incidence of adverse events associated with the therapeutic device, as well as trends in clinical laboratory parameters, vital signs, and physical exams. Patients were followed until death. There were no clinically significant changes on physical exams (including changes in vital signs and neurological exams) or in laboratory findings, and no device-related serious adverse events were reported. Clinical utility was assessed via standard calculation of overall survival and progression-free survival. The study was designed to observe at least a 25% response rate (suggesting active therapy) in patients with first or second recurrence. The study did not prespecify any statistical comparisons; however, the data suggest a clinically meaningful benefit in overall survival and progression-free survival as compared to historical control data.

Trial Site	Investigator	Serious Adverse Events Observed
Austin, TX	Brian D. Vaillant, MD	None
Seattle, WA	Charles Cobb, MD	None
Lake Success, NY	Paul Duic, MD	None
Encinitas, CA	Edward McClay, MD	None
Santa Monica, CA	Garni Barkhoudarian, MD	None
Birmingham, AL	L. Burt Nabors, MD	None
Boca Raton, FL	Sajeel Chowdhary, MD	None
Seattle, WA	John Paul Flores, MD	None
Overland Park, KS	Michael Salacz, MD	None
Austin, TX	Ekokobe Fonkem, DO	None
Fairfield, CT	Nicholas Blondin, MD	None
Tucson, AZ	Michael Badruddoja, MD	None

The results in NAT-101 indicated that overall survival in patients with recurrent GBM was approximately 10 months in patients treated with our therapeutic device combined with best supportive care, which consists of appropriate palliative care without any other anticancer therapies. We believe the results are clinically meaningful as compared with historical performance of Overall Survival of approximately 7 months in patients treated with commonly used pharmaceutical treatments (Active Tx). These Active Tx demonstrated effectiveness in historical clinical trials while the therapies identified as Inactive Tx demonstrated no effectiveness in historical clinical trials. In addition, patients with recurrent GBM using our therapeutic device without other treatment (monotherapy) survived 7 months (median), which is consistent for patients using Active Tx (e.g., chemotherapy), but with many fewer side effects attributable to the treatment product. We believe that this is the first potential improvement in recurrent GBM survival in decades.

Mental Health

Pre-clinical, observational tests also indicate a potential for use of ulRFE® in a therapeutic setting. The results in human observation tests are as follows:

●	Volunteers, including clinical experts in mental health, assessed the effects of multiple our ulRFE signals
●	Effects could be felt within 10 to 15 minutes of exposure to the signal
●	Effects were reported to be potentially clinically useful in a subset of signals

Our next steps will be to design clinical trials to be initiated in the second half of 2023 or in early 2024 and multiple sites have been identified for phase 1 to 2 in the CNS space.

58

Pain Management

Pre-clinical data confirm activity in validated pain management models. ANS Biotech, a pre-clinical CRO known for its expertise in validated pain animal models, conducted an independent study using ten validated animal pain models to assess the effects of eight different ulRFE signals in comparison to known “gold standard” pain drugs. ANS’s final report provides detailed data on all animal data in pain study completed June 2021 that shows the following:

●	Fentanyl ulRFE signal showed pain reduction greater than the reference pain drug in two different animal models, one inflammatory and one neuropathic, and noticeable activity in a third
●	CBD ulRFE signal showed pain reduction greater than the reference pain drug in neuropathic pain model and noticeable activity in two other animal models
●	Four other ulRFE signals showed activity and two ulRFE signals had effects no greater than untreated mice.

The internal reference drugs are morphine, (-) U-50/488H, duloxetine and indomethacin. All three drugs are internal reference drugs against which the relative effects of new therapies are measured.

The above-mentioned study results were further confirmed by ANS’ assays as indicated in the chart below (N=10 rats per exposure group). In the assays, five different pain models: Carrageenan: Inflammatory pain model, Oxaliplatin: Neuropathic pain model, TNBS: Visceral pain model, Acetic acid: Acute pain model, and Bennett paw pressure: Surgical pain model were assessed, three of which were significant. Six ulRFE signals were tested in the assays, including fentanyl, hydromorphone, CBD, dexamethasone, indomethacin and naproxen. All assays were assessed with N=10 per signal group, which means technicians were blinded to the type of signal used, error bars are standard error of the mean (S.E.M.) and were powered for statistical analysis.

59

60

The following human feasibility data further support the effectiveness of our pain relief technology.

●	Six volunteers with chronic pain were treated with our pain relief signal of CBD and filled out case report forms (CRF), two with knee pain, three with back pain, and one with abdominal pain.
●	All experienced pain relief (with coil placed on head or at pain site) with 71% to 100% reduction in pain score. Pain relief was experienced within 11 to 33 minutes. Pain relief lasted 30 minutes to two days after discontinuing device use.

We are currently working with key opinion leaders to design clinical trials, selecting indications and endpoints.

Companion Animals – Oncology

ulRFE has been tested in over 300 dogs (pets) with naturally occurring malignancies by Dr. Greg Ogilvie (Angel Care Cancer Center, southern California; data on file). Interim review of the first 200 pets observed partial responses and complete responses in over 20 different solid, non-brain tumor types. No clinically important or significant toxicities (Grade 3 or 4) were observed.

Canine open label trial results for using our ulRFE® on companion animals’ oncology are as follows:

●	Over 300 pets treated with naturally occurring malignancies
●	PRs or CRs observed in pets with over 20 different solid tumor types
●	Response seen as early as 14 days – monotherapy
●	No clinically important or significant toxicities (Grade 3 or 4) were observed

61

Bio-Agriculture

Experiments in the agricultural/botanical sector were done in collaboration with the Donald Danforth Plant Sciences Center, assessing the gene-regulating ability of a plant growth hormone (agrin), the effects of a recorded signal of agrin and the outcomes of a siRNA against a highly conserved chlorophyl gene. A gene ontology screen, comparing physically treated plant and untreated plant to ulRFE-treated plants, demonstrated that the overlap in gene expression and gene suppression reached a statistically significant level (P < 0.0001) in overlap for both the agrin signal and the siRNA signal directed against a chlorophyl plant gene (data on file).

Wellness Wearables

Initial rodent studies conducted at Crown Bio, an independent contract research organization (CRO) for Hapbee, demonstrated behavioral changes in mice that were exposed to oscillating magnetic fields derived from chemistries intended to either stimulate or suppress moods and sensations (e.g., caffeine, nicotine, melatonin, CBD, THC and alcohol). Under controlled and blinded conditions, independent evaluators noted the mice reacting to the specific ulRFE in a manner consistent with reactions expected from using the compound from which the ulRFE was derived (Figure 4).

These ulRFE signals are now part of the Hapbee catalog of products that are in the non-medical, commercial market space (Hapbee.com), which launched its first product to customers in late 2020.

Marketing

Our platform technology provides us with multiple marketing opportunities. We can ascertain the market-readiness of any particular molecular signal within six to twelve months following molecule identification, all at a relatively low cost. These advantages make a technology licensing model possible for us and attractive to prospective licensees. The licensee is able to receive an early readout of a drug-candidate’s effectiveness by using the signal of the drug, produced by our medical device, in pre-clinical models. Moreover, the licensee can use a drug signal to determine at the pre-clinical stage whether additional investment in pre-clinical and clinical trials is warranted.

Under this model, we would develop a molecular signal, often at the request of a drug company, evaluate the signal preliminarily for safety and effectiveness, usually in animal models, then license the drug signal to the interested drug company. The prospective licensee would pay for such evaluation, and licenses would produce revenues in the form of up-front fees, milestone fees, and continuing royalties. Before a drug signal licensee will be able to commercialize a treatment using the ulRFE derived from the specified drug, the licensee will need to have the ulRFE® therapeutic system delivering the specified drug signal evaluated by the FDA, at the licensee’s expense but with our assistance (paid for by the licensee), probably as a Class III medical device requiring approval of a PMA (or potentially an HDE). The amount of fees and royalties we receive from any prospective licensee will depend in part on how far along in the FDA evaluation process the specified drug signal and delivery device are at the time of licensing: the amount of effort and money we expend in developing, testing, and advancing the regulatory process for a particular ulRFE system prior to licensing will be proportionately reflected in the amount of fees and royalties we would expect to receive from the licensee.

Our strategy for marketing treatments for rare indications is different. For example, DMG/DIPG, for which we are currently developing our therapeutic device and intend to seek HDE approval from the FDA and PMA approval after completion of a pivotal clinical trial, is such a rare disease indication – about 150 to 300 new cases are diagnosed per year in the U.S. Rare disease indications are often underserved or not served at all by the medical industry because the cost for developing treatments, as compared with the revenues that could be earned from relatively few cases, is viewed as prohibitive. Our low costs to develop ulRFE signal treatments avoid such a financial result. Our business plans would include marketing ulRFE treatments for rare diseases by ourselves to doctors and patients in the United States; the relatively small sales and marketing force needed to do so makes this a viable option. Outside the United States, we would contract for the distribution of therapeutic signal products with a company or agency in the non-U.S. jurisdiction, which would be more familiar and capable of efficiently complying with local regulation. We have used this model as a basis for entering into an agreement with Sayre in India for the distribution of devices to treat GBM and DMG/DIPG.

Customers

We do not have any customers that provide 10% or more of consolidated revenues.

62

Licensing Strategies

Regional Strategic Partners

We have third-party validation from regional strategic partners for treatment of brain cancer. We granted Teijin Pharma, a large Japanese pharmaceutical company, a license to use our ulRFE technology for treating GBM patients in the territory of Japan. We granted Sayre Therapeutics Pvt Ltd (Sayre Pharma), an Indian company, distribution rights to use our ulRFE technology for treating GBM patients and DMG patients in the 29 States and Union Territories of India.

Vertical Market Subsidiaries

Our affiliates and subsidiaries, Mensana, Indolor, Cellsana and Zoesana, together with our licensee, Hapbee, provide us with investors, strategic targeted investment, and partnering opportunities.

Our Opportunity

Multiple studies in a variety of systems confirm that magnetic fields can alter biological function. Therapeutically useful devices are or have been used presently in clinical practice, both in human and veterinary medicine. Treatment for bone growth, wound healing, arthritis pain and depression are among the clinical uses. Research aims to understand better how these magnetic fields produce their effects to further enable new and exciting therapeutic options for many diseases.

In multiple pre-clinical animal and agriculture models and in-human clinical studies, we observed that specific ulRFE demonstrates a measurable, objective and specific biological change. The magnetic fields generated by our ulRFE point to the flexibility and specificity of the technology. Feasibility (phase 1 and phase 2) clinical trials in GBM and a compassionate use clinical trial in DMG/DIPG have produced promising safety data and preliminary and encouraging effectiveness data in overall survival. Pre-clinical in vitro assays have demonstrated the ability to selectively reduce mRNA and protein expression in cell-culture for EGFR and in immuno- oncology targets. ulRFE derived from known pain inhibiting compounds have resulted in measurable reduction in pain scales in validated and objective pain models. Encouraging pre-clinical results in mental health models suggest that specific ulRFE may be able to help treat patients suffering from anxiety, depression, PTSD and other mental health conditions.

Our technology has a broad range of potential applications in multiple areas of human and animal health conditions and may offer significant benefits over current treatments for many patients.

Oncology Opportunity

We have comprehensive, integrated pre-clinical and clinical proof of concept (PoC), including the paclitaxel signal, which is active in human GBM, DMG and 20+ canine tumor types, and additional targets with published activity: EGFR pre-clinical; immuno-oncology (CTLA4 + PD-1 protein targets); GBM – pre-clinical and phase 1 data published.

In addition, our strategic partners have validated the opportunity. We have granted a license to Teijin Pharma to commercialize GBM in Japan and we have granted certain license and distribution rights to Sayre Pharma for GBM and DMG treatments in India.

Our oncology strategy includes the following:

●	NAT-101 (rGBM) study results are being prepared by independent principal investigators for peer-reviewed publication.
●

If approved, we plan to self-commercialize DMG therapy in North America, consistent with FDA regulation. The pivotal trial for DMG is in development, subject to receipt or confirmation of sufficient incoming capital to fund IRB approval, patient recruitment and trial commencement as coordinated with the Pacific Pediatric Neuro-Oncology Consortium. We plan to initiate the pivotal trial in the second half of 2023. It will take approximately six to nine months to fully enroll, and approximately 12 months to follow-up.

●	We will submit to the FDA murine model pre-clinical data produced in 2023 to support a renewed HDE application for our therapeutic device. Based on these and other data requested by the FDA in connection with our past HDE application for treatment of DMG/DIPG, we will renew our request to the FDA for HDE approval, which could be granted in the later part of 2023, potentially enabling us to make the device commercially available in the first half of 2024.
●	The pivotal trial in GBM will be launched in the first half of 2024 (upon funding and/or partnering additional to funds raised in this Offering).
●	Pre-clinical testing of paclitaxel and other oncology signals in multiple solid tumor models to establish PoC in selected solid tumors with quick read-out (six to nine months), with EGFR, Immuno-oncology targets (e.g., CTLA-4, PD-1, etc.).

63

DMG Market

We estimate that DMG will provide an over $150 million annual revenue opportunity to us. DMG is a WHO grade IV tumor, which is usually diagnosed in patients under 18 years-old. It is an aggressive and lethal brain tumor in young children, adolescents and young adults, and has 1,821 annual incidence. Median survival in DMG cases is eight to eleven months.

We are in discussion with Pacific Pediatric Neuro-Oncology Consortium (PNOC) to conduct a clinical trial to support potential regulatory approval. This clinical trial will be a 30 to 40 patient trial to show at least a three-month improvement in the overall survival primary endpoint (approximately nine to twelve months follow-up on trial). We anticipate initiation of the DMG pivotal trial in mid-2023, with interim data expected in the second half of 2024. The trial will be single-arm and without a control group because there are no alternative treatments and median overall survival of DMG patients is poor, usually less than one year. Study results will be compared to historical survival data. No best supportive care is identified for DMG, though treating physicians may determine that resection or radiation is indicated for individual patients prior to treatment with our therapeutic device. The safety profile of ulRFE brain cancer signals currently appears to be benign in both children and adults treated, approximately 150 human patients. We have received humanitarian use device (HUD) designation from the FDA for our therapeutic device for the treatment of pediatric DMG and have discussed in multiple meetings with the FDA a possible humanitarian device exemption (HDE) pathway for approval. We had productive discussions with the FDA regarding the potential for an HDE for our investigational device for the treatment of pediatric DMG, but at that time in 2019 when the HDE was not approved by the FDA, we decided to delay pursuing the HDE approval pathway for the device until further pre-clinical data were available. Currently, we have pre-clinical data from recent rodent models, which we plan to take to the FDA in 2023 in a renewed application for HDE approval for treatment of DMG/DIPG. We believe these data, together with earlier data from DMG patients and mechanism of action data, which we have recently obtained as well, may result in an HDE approval by the FDA of the device, potentially before the end of 2023. We project that such approval will enable us to make the device commercially available to DMG/DIPG patients by the first half of 2024.

Pre-Clinical DIPG Study Confirms Survival Benefit

UCSF RESULTS CONFIRM HUMAN COMPASSIONATE USE RESULTS

DIPG Survival Curve: Exposure Start Day 14
Median Survival (days)
A1A (all) 46 days
No Signal 44 days
Average Survival (days)
A1A (all) 47.7 days
No Signal 44.3 days
P = 0.05
A1A All (N=20)
No Signal (N=10)
Percent Survival
0
10
20
30
40
50
60
70
80
90
100
36
38
40
42
44
46
48
50
52
54
56
58
60
62
Days Post Implant

- A1A arms combined
- Awaiting histology report

Compassionate use treatment with our investigational device was requested by parents of DMG patients. In response, we coordinated with treating physicians and the FDA for the physicians to obtain approval of protocols to treat individual patients. Below is a summary of results in treating DMG compassionate use patients.

Early clinical responses for DMG treatment were encouraging, compared with the median survival rate of eight to eleven months, and no serious adverse events were reported, with only two patients reporting mild to moderate possibly device-related adverse events, one patient reporting nausea, fatigue, and excessive sleepiness and one patient reporting vomiting.

Mental Health Market Opportunity

There is a high unmet need in the current mental health market. Mental health issues are significantly on the rise with high failure rate in ADHD, anxiety, and depression drug treatments. There are too few psychiatrists/psychotherapists to handle the increased load and the suicide rate is unacceptably high. The use of psychedelics has produced better outcomes than standard of care in ADHD, anxiety, and depression; however, therapy involves the use of controlled substances, supervision by psychiatrists increases costs, lacks composition of matter intellectual property protection for ketamine, MDMA, and psilocybin, and many patients are uncomfortable with psychedelics.

Our investigational ulRFE® technology, on the other hand, has many potential benefits compared to psychedelic drugs. It may have shorter duration of action than psychedelics, could be instantly “turned off” if the patient is in distress, it may wear off quickly, and no controlled substances are involved. In addition,if approved, doctors could prescribe our ulRFE® technology so that psychotherapists can administer it independently without psychiatrist supervision. Strong IP protection of our ulRFE technology provides an extended window for high-margin business.

Current Mental Health Market, Unmet Needs and Opportunities

High Unmet Need	Psychedelic Opportunity	*u*/RFE® Advantage(s)
• Mental health issues are significantly on the rise [3] • High failure rate in ADHD, anxiety, and depression drug treatment [1,2] • Too few therapists to handle the increased load • Suicide rate is unacceptably high	**Pros:** • Better outcomes than SoC in ADHD, anxiety, and depression [4,5,6] **Cons:** • Working with controlled substances • Supervising psychiatrists increases costs • No composition of matter protection for ketamine, MDMA, and psilocybin • Many patients uncomfortable with psychedelics	**Benefits of *u*/RFE delivery:** • Shorter duration of action than psychedelics • Can "turn off" if patient in distress; wears off quickly • Not controlled substance; MD prescribes, therapists can administer independently • Strong IP protection provides extended window of high-margin business

1 - Al-Harbi, K. S. (2012). Treatment-resistant depression: Therapeutic trends, challenges, and future directions. Patient Preference and Adherence, 6, 369-388.
2 - Brawman-Mintzer, O., & Yonkers, K. (2004). New Trends in the Treatment of Anxiety Disorders. CNS Spectrums, 9(S7), 19-27. doi:10.1017/S1092852900002339
3- Vahratian A, Blumberg SJ, Terlizzi EP, Schiller JS. Symptoms of Anxiety or Depressive Disorder and Use of Mental Health Care Among Adults During the COVID-19 Pandemic — United States, August 2020–February 2021. MMWR Morb Mortal Wkly Rep 2021;70:490–494. DOI: http://dx.doi.org/10.15585/mmwr.mm7013e2external icon
4 - Nutt D. (2019). Psychedelic drugs-a new era in psychiatry? Dialogues in clinical neuroscience, 21(2), 139–147. https://doi.org/10.31887/DCNS.2019.21.2/dnutt
5 - Hutten NRPW, Mason NL, Dolder PC, Kuypers KPC. Self-Rated Effectiveness of Microdosing With Psychedelics for Mental and Physical Health Problems Among Microdosers. Front Psychiatry. 2019 Sep 13;10:672. doi: 10.3389/fpsyt.2019.00672. PMID: 31572246; PMCID: PMC6753862.
6. Nutt D, Carhart-Harris R. The Current Status of Psychedelics in Psychiatry. *JAMA Psychiatry.* 2021;78(2):121–122. doi:10.1001/jamapsychiatry.2020.2171

Recent pre-clinical data have been produced at Mercer University in a study designed to test for the psychedelic effect of our signals for treating mental health conditions. These data show that our ulRFE signals derived from DOI, the gold standard molecule used to show a psychedelic mechanism of action, demonstrate through a “head twitch” measurement that the biological system is affected in such a way so as to enable the use the signals for potential treatment. These data have been confirmed upon repetition. We plan to perform follow-on studies to improve our understanding of how best to specifically use and apply our signals for treating mental health patients.

64

Pain Management Market Opportunity

Global Market for Pain Management, by Application, Through 2022
($ Millions)

Application	2014	2015	2016	2017	2022	CAGR% 2017–2022
Surgical pain management	8,872	8,724	8,870	9,130	12,776	7.0
Orthopedic and musculoskeletal pain	10,273	8,676	8,509	8,500	11,299	5.9
General and broad pain management	3,512	3,902	3,979	4,101	5,884	7.5
Migraine headache pain	3,282	3,325	3,420	3,612	6,358	12.0
Fibromyalgia pain	3,316	3,065	3,109	2,955	3,945	5.9
Cancer pain	2,702	2,688	2,769	2,908	4,417	8.7
Neuropathic pain	2,439	2,344	2,387	2,343	4,245	12.6
HIV/AIDS pain	1,211	1,241	1,267	1,287	1,573	4.1
Burn pain	649	650	652	662	883	5.9
Dental pain	542	547	551	552	635	2.8
Total	36,798	35,162	35,513	36,050	52,015	7.6

There are three different business models for pain relief:

1.	Direct to physicians or consumer sales, such as for TENS, patches, or other general wellness products.
2.	Prior to FDA approval and consistent with FDA regulation, build more value by gathering further data supporting safety and effectiveness, and then license the technology to pharmaceutical companies or device companies or fund Indolor through institutional investors.
3.	FDA-approved products.

We have initial data potentially indicating safety and activity. We expect to generate feasibility data from clinical trials in the first half of 2023, with the strategy to license to large pharmaceutical or device companies or fund Indolor through institutional investors.

Animal Health Market Opportunity

Oncology

●	300+ pet dogs were treated by Dr. Gregory Ogilvie at the Angel Care Cancer Center at California Veterinary Specialists in southern California
●	20+ different types of solid cell cancer tumors responded to treatment with our ulRFE signal derived from paclitaxel – partial remissions or complete remissions occurred in open trial patients

Pain relief

●	Proof of Concept for pain relief has been reported in pets using an opiate-derived ulRFE signal

Anxiety

●	Hapbee device is being used by pet owners to help calm their pets

Plants and Livestock

●	Growth hormone (GH) – proof of concept has been demonstrated in plants using a ulRFE derived from agricultural growth hormone as well as an siRNA that modulates photosynthesis; and
●	Other areas of interest include delivery of antibiotic effects, pesticide effects and/or herbicide effects, all subject to demonstrated applicability.

Global Health

●

Organizations have expressed interest in our technology for serving the needs of populations in developing countries . We (or one of our subsidiaries) would work with these organizations using proven business models to accomplish proof of concept studies in relevant indications; and

●	Advancement of the use of our technology can be achieved through third-party investment in one or more of our subsidiaries. Third parties can acquire rights to use our technology through licensing or partnering structures with us or one of our subsidiaries, as appropriate.

65

Global Ag-Bio companies have expressed interest in our technology

●	$80 billion to $100 billion global market with unmet needs in crops and livestock
●	Targets include proven agents for breeding/genetics, microbials, small molecules, pesticides, fungicides, and other chemicals
●	Potential investors and/or acquirers to fund vertical company and attract expertise
●	Examples: improve corn yield, fungal resistance, treat mites diminishing bee populations

Proof of concept confirmed in plant growth hormone, photosynthesis, and weed control models

●	Gene expression analysis of plant growth hormone and siRNA that were recorded, comparing magnetic field to source molecules yielded exceptional p-values (less than 0.1%)
●	The signal of glyphosate (Roundup) produced a magnetic field that stunted the growth of sugar pea sprouts, similar effect to the Roundup chemical

We may consider pursuing consumer-use products at some point in the future.

COVID-19 Pandemic

Starting in late 2019, a novel strain of the coronavirus, or COVID-19, began to rapidly spread around the world and every state in the United States. At this time, there continues to be significant volatility and uncertainty relating to the full extent to which the COVID-19 pandemic and the various responses to it will impact our business, operations and financial results.

Most states and cities have at various times instituted quarantines, restrictions on travel, “stay at home” rules, social distancing measures and restrictions on the types of businesses that could continue to operate, as well as guidance in response to the pandemic and the need to contain it. As a result, the COVID-19 pandemic may affect the operations of the FDA and other health authorities, including such authorities in Europe, which could result in delays of reviews and approvals. While there have been no specific notices of delay from federal or foreign government authorities, potential interruptions, delays, or changes to the operations of the FDA, or of any foreign authority with which we might interact, COVID-19 might impact the approval of any applications we plan and will need to submit in the future.

In addition, we are dependent upon certain contract manufacturers, service providers and suppliers and their ability to reliably and efficiently fulfill our orders is critical to our business success. The COVID-19 pandemic has impacted and may continue to impact certain of our manufacturers, service providers and suppliers. As a result, we may face delays or difficulty sourcing certain products or services, which could negatively affect our business and financial results.

For a further discussion of the impact of the COVID-19 pandemic on our business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Impact of COVID-19 Pandemic” and “Risk Factors” sections.

Intellectual Property

Our intellectual property consists of patents, trademarks, trade secrets and copyrights. Our trade secrets consist of product formulas, research and development, and unpatentable know-how, all of which we seek to protect, in part, by confidentiality agreements. To protect our intellectual property, we rely on a combination of laws and regulations, as well as contractual restrictions. Federal trademark law protects our registered trademarks. We also rely on the protection of laws regarding unregistered copyrights for certain content we create and trade secret laws to protect our proprietary technology. To further protect our intellectual property, we enter into confidentiality agreements with our executive officers and directors.

66

Trademarks

We have two unregistered trademarks and one registered trademark, all of which are being used in commerce:

●	EMulate Therapuetics™ (company name);
●	Hælo™ (name of pediatric cancer treatment device); and
●	ulRFE® (term for RFE spectrum of our technology and the RFE spectrum in which the technology operates)

Patents

We have six issued United States patents and twenty-three non-U.S. patents.

COUNTRY	SERIAL NO.	FILING DATE	PATENT NO.	ISSUE DATE	TITLE	STATUS	ANTICIPATED EXPIRATION DATE
US	10/923,545	August 20, 2004	7,081,747	July 25, 2006	System and method for characterizing a sample by low-frequency spectra	Granted	August 21, 2023
Australia	2004280998	October 8, 2004	2004280998	July 24, 2008	System and method for characterizing a sample by low-frequency spectra	Granted	October 8, 2024
Canada	2,538,988	October 8, 2004	2,538,988	February 15, 2011	System and method for characterizing a sample by low-frequency spectra	Granted	October 8, 2024
China	200480029490.2	October 8, 2004	ZL200480029490.2	May 5, 2010	System and method for characterizing a sample by low-frequency spectra	Granted	October 7, 2024
India	1592/CHENP/2006	October 8, 2004	237823	January 8, 2010	System and method for characterizing a sample by low-frequency spectra	Granted	May 9. 2026
Japan	2006-534425	October 8, 2004	4425922	December 18, 2009	System and method for characterizing a sample by low-frequency spectra	Granted	October 8, 2024
Australia	2011201847	July 27, 2005	2011201847	January 9, 2014	System and method for producing chemical or biochemical signals	Granted	July 27, 2025
Canada	2,574,616	July 27, 2005	2,574,616	April 30, 2019	System and method for producing chemical or biochemical signals	Granted	July 27, 2025
China	200580025199.2	July 27, 2005	ZL200580025199.2	May 16, 2012	System and method for producing chemical or biochemical signals	Granted	July 26, 2025

67

COUNTRY	SERIAL NO.	FILING DATE	PATENT NO.	ISSUE DATE	TITLE	STATUS	ANTICIPATED EXPIRATION DATE
Japan	2007523775	July 27, 2005	5624708	Oct. 3, 2014	System and method for producing chemical or biochemical signals	Granted	July 27, 2025
Australia	2005269345	July 27, 2005	2005269345	December 9, 2010	System and method for collecting, storing, processing, transmitting and presenting very low amplitude signals	Granted	July 27, 2025
Brazil	PI0512678-9	July 27, 2005	1943	April 1, 2008	System and method for collecting, storing, processing, transmitting and presenting very low amplitude signals	Granted	February 14, 2028
Canada	2,573,350	July 27, 2005	2,573,350	May 13, 2014	System and method for collecting, storing, processing, transmitting and presenting very low amplitude signals	Granted	July 27, 2025
India	808/CHENP/2007	July 27, 2005	252124	April 27, 2012	System and method for collecting, storing, processing, transmitting and presenting very low amplitude signals	Granted	February 26, 2027
Japan	2007-523767	July 27, 2005	4726900	April 22, 2011	System and method for collecting, storing, processing, transmitting and presenting very low amplitude signals	Granted	July 27, 2025
US	13/555,025	July 20, 2012	9,417,257	Aug. 16. 2016	System and method for collecting, storing, processing, transmitting and presenting very low amplitude signals	Granted	September 14, 2027
US	11/825,249	July 3, 2007	7,575,934	August 18, 2009	Oriented magnetic particle-fluorescence detectable moiety compositions and methods of making and using the same	Granted	April 2, 2028
Australia	2013290020	July 11, 2013	2013290020	August 3, 2017	Miniaturized molecular interrogation and data system	Granted	July 11, 2033
China	201380047342.2	March 11, 2015	ZL201380047342.2	March 23, 2018	Miniaturized molecular interrogation and data system	Granted	July 10, 2033
Australia	2014233227	March 15, 2014	2014233227	May 16, 2019	Controller and flexible coils for administering therapy, such as for cancer therapy	Granted	March 15, 2034
Australia	2019203023	March 15, 2014	2019203023	March 4, 2021	Controller and flexible coils for administering therapy, such as for cancer therapy	Granted	March 15, 2034
Canada	2,905,150	March 15, 2014	2,905,150	December 17, 2019	Controller and flexible coils for administering therapy, such as for cancer therapy	Granted	March 15, 2034
China	201480015755.7	March 15, 2014	ZL201480015755.7	March 30, 2018	Controller and flexible coils for administering therapy, such as for cancer therapy	Granted	March 14, 2034
China	201810153289.9	March 15, 2014	ZL201810153289.9	November 26, 2021	Controller and flexible coils for administering therapy, such as for cancer therapy	Granted	March 14, 2034
HK	16102741.0	March 9, 2016	HK1214786	July 12, 2019	Controller and flexible coils for administering therapy, such as for cancer therapy	Granted	March 15, 2034
HK	19101233.4	March 15, 2014			Controller and flexible coils for administering therapy, such as for cancer therapy	Pending
India	9289/DELNP/2015	March 15, 2014			Controller and flexible coils for administering therapy, such as for cancer therapy	Pending

68

COUNTRY	SERIAL NO.	FILING DATE	PATENT NO.	ISSUE DATE	TITLE	STATUS	ANTICIPATED EXPIRATION DATE
Japan	2016-503310	September 14, 2015	JP6654132	February 26, 2020	Controller and flexible coils for administering therapy, such as for cancer therapy	Granted	March 15, 2034
US	14/774,688	September 10, 2015	10,046,172	August 14, 2018	Controller and flexible coils for administering therapy, such as for cancer therapy	Granted	September 22, 2034
US	16/032,024	July 10, 2018	11,103,721	August 31, 2021	Controller and flexible coils for administering therapy, such as for cancer therapy	Granted	March 15, 2034
US	17/459,563	August 27, 2021			Controller and flexible coils for inducing an effect of a chemical or biochemical agent to a mammalian subject	Pending
AU	2018346161	October 3, 2018			Methods for treating glioblastoma or recurrent glioblastoma utilizing a wireless signal alone or in combination with one or more cancer drugs, and associated systems, apparatuses, and devices	Pending
CA	3,078,503	October 3, 2018			Methods for treating glioblastoma or recurrent glioblastoma utilizing a wireless signal alone or in combination with one or more cancer drugs, and associated systems, apparatuses, and devices	Pending
CN	201880078693.2	October 3, 2018			Methods for treating glioblastoma or recurrent glioblastoma utilizing a wireless signal alone or in combination with one or more cancer drugs, and associated systems, apparatuses, and devices	Pending
JP	2020-540684	October 3, 2018			Methods for treating glioblastoma or recurrent glioblastoma utilizing a wireless signal alone or in combination with one or more cancer drugs, and associated systems, apparatuses, and devices	Pending
US	29/740,047	June 30, 2020	D944,999 S	March 1, 2022	Therapeutic energy emission headband design	Granted	June 30, 2035
US	62/294,054	December 27, 2021			Non-intrusive delivery mechanism for producing physiological effects in living organisms	Pending
US	US16/151,235	October 4, 2018			Methods for treating glioblastoma or recurrent glioblastoma utilizing a wireless signal alone or in combination with one or more cancer drugs, and associated systems, apparatuses, and devices	Pending
US	63/416,384	October 14, 2022			Analgesia via low and ultra-low frequency magnetic or electromagnetic fields and related systems and methods	Provisional

69

Trade Secrets

There are company trade secrets in connection with the method in which molecular signals are measured, recorded and optimized.

Licensing Agreements

See “Business — Hapbee’s Revenue Potential”

Sayre Distribution Agreement

On October 10, 2019, we entered into a distribution agreement (the “Distribution Agreement”) with Sayre for Sayre to act as exclusive licensee for our Company and supply our systems for treating adult and pediatric brain cancers (collectively, “EMulate’s Products”) in the treatment fields diffuse midline glioma including DIPG in patients less than 22 years of age and GBM in adults (collectively, the “Field”) in India. Sayre will be responsible for permits and ancillary approvals required for Sayre to import, resell and distribute EMulate’s Products and for obtaining and maintaining regulatory approval of EMulate’s Products at its own expense, including any government fees and approvals of labelling and packaging of EMulate’s Products.

Pursuant to the Distribution Agreement, Sayre agreed to pay us an upfront payment in the amount of $50,000 upon signing the definitive agreement, in addition to the initial transfer price of EMulate’s Products of $10,000 per each twelve-month-treatment unit, $5,000 per each six-month treatment unit, and $2,500 per each three-month treatment unit, as well as milestone payments as follows: (i) payment on CE Mark approval of the device for GBM, in the amount of $50,000, (ii) payment on US FDA approval of the device for GBM, in the amount of $25,000.

The term of the Distribution Agreement is 6 years from the date of receipt of fulfilment of Sayre’s first order under the named patient program (supply of medical device that is not the subject of marketing authorization issued by the relevant regulatory authority in the individual country where a bona fide unsolicited order for use of medical device has originated from a healthcare professional or from another individual as permitted by the regulatory authority in the country where the medical device is intended to be used). The Distribution Agreement could be renewed upon mutual consent of the parties. Neither party may terminate the Distribution Agreement without assigning any cause and the Distribution Agreement may be terminated for an uncured material breach or in the event Sayre fails to diligently pursue and accomplish the importation, sale, distribution and supply of EMulate’s Products.

Teijin License Agreement

On April 1, 2017, we entered into an agreement (the “License Agreement”) with Teijin Pharma (“Teijin”). Pursuant to the License Agreement, we granted an exclusive, royalty-bearing license under our patents and know-how to develop, use, sell, offer for sale, lease, rent, import, and otherwise commercialize our ulRFE system for treating GBM in the territory of Japan.

Pursuant to the License Agreement, we received an up-front payment of $3 million with additional amounts to be paid upon the achievement of certain milestones including reimbursement fee determination, receipt of U.S. regulatory approval to commercialize, achievement of certain product sales milestones. In addition, following reimbursement approval we will receive royalties based on gross sales receipts.

Milestone amounts payable to us under the License Agreement are determined as follows:

1.	Assuming the receipt within the license term of regulatory approval for the commercialization of licensed products, we will receive a $1,000,000 royalty payment.
2.	Assuming that within the license term the Japanese Ministry of Health, Labor and Welfare has approved a reimbursement of more than $13,500 for each licensed product, then when calendar year gross sales first exceed $15,000,000, we would receive a milestone payment equal to the product of $5,000,000 multiplied by the quotient of the approved reimbursement amount divided by $57,500.
3.	Assuming that within the license term the JMHLW has approved a reimbursement of more than $13,500 for each licensed product, then when calendar year gross sales first exceed $30,000,000, we would receive an additional milestone payment equal to the product of $5,000,000 multiplied by the quotient of the approved reimbursement amount divided by $57,500.

Under the License Agreement, royalty payments are calculated at a percentage rate of ten percent (10%) on the gross sale amount for any licensed product for which the JMHLW has approved a reimbursement of more than $13,500.

The term of the License Agreement will expire ten years after receipt of reimbursement approval, though it is expressly intended that the parties will commence negotiations on the ninth anniversary of receipt of reimbursement approval to extend the term so the license. Each party has the right to terminate the License Agreement for an uncured material breach.

Other Intellectual Property

As of the date of this prospectus, we have no new invention disclosures and have no prepared unfiled patent applications.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects.

For additional information, see “Risk Factors- Because we are a ‘smaller reporting company,’ we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less company information than they would receive from a public company that is not a smaller reporting company” and “As a ‘smaller reporting company,’ we may at some time in the future choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company for up to five years or until the earliest of (1) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (2) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur on the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period, or (3) if the market value of our Common Stock held by non-affiliates exceeds seven hundred million dollars ($700,000,000) as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following December 31. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, we may:

●	present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related management’s discussion and analysis of financial condition and results of operations in this prospectus;

●	avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

●	provide reduced disclosure about our executive compensation arrangements; and

●	not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

70

In addition, under the JOBS Act, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to avail ourselves of this extended transition period, and, as a result we will adopt new or revised accounting standards on relevant dates on which adoption of such standards is required for other public companies.

Government Regulation

Our products and our operations are subject to extensive regulation by the U.S. Food and Drug Administration, or FDA, and other federal authorities such as the Federal Trade Commission (FTC), state and local authorities in the United States, as well as comparable authorities in foreign jurisdictions. Our products are subject to regulation as medical devices in the United States under the FDCA, as amended, and its implementing regulations.

Regulation of Medical Devices in the United States

In the United States, medical devices intended for human use are subject to federal and state statutes and regulations governing, among other things, the development, design, non-clinical and clinical testing, manufacturing, safety, effectiveness, labeling, packaging, storage, installation, servicing, recordkeeping, premarket clearance or approval, adverse event reporting, advertising, promotion, marketing and distribution, and import and export and post-marketing surveillance to ensure that medical devices distributed domestically are safe and effective for their intended uses and otherwise meet the requirements of the FDCA and other applicable federal and state regulations. Veterinary medical devices are not required to comply with FDA regulations, including premarket approval.

FDA Premarket Clearance and Approval Requirements

Unless an exemption applies, each new or significantly modified medical device commercially distributed in the United States requires (1) FDA clearance of a 510(k) premarket notification, (2) FDA marketing authorization of a de novo request for classification, (3) FDA approval of a PMA, or (4) FDA approval of an HDE. All of these processes can be resource intensive, expensive, and lengthy. Moreover, ongoing legislation by U.S. Congress and rule-making by the FDA presents an ever-changing landscape where additional activities must be undertaken before any governmental approval is granted to market the products. The steps required before a medical device may be marketed in the U.S. include but are not necessarily limited to:

●	Laboratory and non-clinical tests for safety;

●	The submission to the FDA of an IDE which must become effective before human clinical trials can commence;

●	Clinical trials to characterize the effectiveness and safety of the product in the intended patient population;

●	The submission of a HDE, PMA, 510(k), or de novo to the FDA; and

●	FDA approval of the HDE, PMA, 510(k), or de novo prior to any commercial sale or shipment of the product.

In addition to obtaining FDA approval for each product, each applicable establishment must be registered and each device listed with the FDA. Moreover, manufacturing establishments are subject to periodic inspections by the FDA and must comply with the FDA’s current Good Manufacturing Practice (cGMP) for devices.

Under the FDCA, medical devices are classified into one of three classes—Class I, Class II or Class III—depending on the degree of risk associated with each medical device and the extent of manufacturer and regulatory control needed to ensure its safety and effectiveness. Class I devices are those for which safety and effectiveness can be assured by adherence to the FDA’s general controls for medical devices, which include compliance with the applicable portions of FDA’s current good manufacturing practices for devices, as reflected in the QSR, establishment registration and device listing, reporting of adverse medical events, and truthful and non-misleading labeling, advertising, and promotional materials. Some Class I devices, also called Class I reserved devices, also require premarket clearance by the FDA through the 510(k) premarket notification process described below. Most Class I devices are exempt from the premarket notification requirements.

Class II devices are subject to the FDA’s general controls, and any other special controls deemed necessary by the FDA to ensure the safety and effectiveness of the device. These special controls can include performance standards, special labeling requirements, post-market surveillance, patient registries and FDA guidance documents.

Most Class II devices are required to submit to the FDA a premarket notification under Section 510(k) of the FDCA requesting permission to commercially distribute the device. The FDA’s permission to commercially distribute a device subject to a 510(k) premarket notification is generally known as 510(k) clearance.

Class III devices include devices deemed by the FDA to pose the greatest risks, such as life sustaining, life supporting or some implantable devices, or devices that have a new intended use, or use advanced technology that is not substantially equivalent to that of a legally marketed device, requiring approval of a PMA. Due to the level of risk associated with Class III devices, the FDA’s general controls and special controls alone are insufficient to assure their safety and effectiveness. Devices placed in Class III generally require the submission of a PMA application demonstrating the safety and effectiveness of the device, which must be approved by the FDA prior to marketing, or the receipt of a de novo classification, which provides for the reclassification of the device in Class I or II. The PMA approval process is generally more costly and time consuming than the 510(k) or de novo process. Through the PMA application process, the applicant must submit data and information demonstrating reasonable assurance of the safety and effectiveness of the device for its intended use to the FDA’s satisfaction. Accordingly, a PMA application typically includes, but is not limited to, extensive technical information regarding device design and development, pre-clinical and clinical trial data, manufacturing information, labeling and financial disclosure information for the clinical investigators in device studies. The PMA application must provide valid scientific evidence that demonstrates to the FDA’s satisfaction a reasonable assurance of the safety and effectiveness of the device for its intended use.

71

If a new medical device does not qualify for the 510(k) premarket notification process because no predicate device to which it is substantially equivalent can be identified, the device is automatically classified into Class III. The Food and Drug Administration Modernization Act of 1997 established a new route to market for low to moderate risk medical devices that are automatically placed into Class III due to the absence of a predicate device, called the de novo classification process. This process allows a manufacturer whose novel device is automatically classified into Class III to request down-classification of its medical device into Class I or Class II on the basis that the device presents low or moderate risk, rather than requiring the submission and approval of a PMA. If the manufacturer seeks reclassification into Class II, the manufacturer must include a draft proposal for special controls that are necessary to provide a reasonable assurance of the safety and effectiveness of the medical device. The FDA may reject the reclassification petition if it identifies a legally marketed predicate device that would be appropriate for a 510(k) or determines that the device is not low to moderate risk and requires PMA or that general controls would be inadequate to control the risks and special controls cannot be developed.

A medical device intended for a disease or condition that affects a small (i.e., rare) population may be eligible for the HDE program. An HDE application is a marketing application for a humanitarian use device (HUD). An HUD is a medical device intended to benefit patients in the treatment or diagnosis of a disease or condition that affects or is manifested in not more than 8,000 individuals in the U.S. per year. An HDE is exempt from the effectiveness requirements of the FDCA and is subject to certain profit and use restrictions.

Obtaining 510(k) clearances, de novo marketing authorization, or approval for medical devices is expensive and uncertain, and may take several years, and generally requires significant scientific and clinical data.

Investigational Device Process

Clinical trials are almost always required to support a PMA and are sometimes required to support a 510(k) submission and de novo request. In the United States, absent certain limited exceptions, human clinical trials intended to support medical device clearance or approval or to determine safety and effectiveness of a device for an investigational use must be conducted in accordance with the FDA’s investigational device exemption, or IDE, regulations which govern investigational device labeling, prohibit promotion of the investigational device, and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. In some cases, one or more smaller IDE studies may precede a pivotal clinical trial intended to demonstrate the safety and effectiveness of the investigational device. If the device presents a “significant risk,” to human health, as defined by the FDA, the FDA requires the device sponsor to submit an IDE application to the FDA, which must become effective prior to commencing human clinical trials. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE application must be approved in advance by the FDA for a specified number of subjects. Generally, clinical trials for a significant risk device may begin once the IDE application is approved by the FDA and the study protocol and informed consent are approved by appropriate institutional review boards at the clinical trial sites. There can be no assurance that submission of an IDE will result in the ability to commence clinical trials, and although the FDA’s approval of an IDE allows clinical testing to go forward for a specified number of subjects, it does not bind the FDA to accept the results of the trial as sufficient to prove the product’s safety and effectiveness, even if the trial meets its intended success criteria.

If the device under evaluation does not present a significant risk to human health, then the device sponsor is not required to submit an IDE application to the FDA before initiating human clinical trials, but must still comply with abbreviated IDE requirements when conducting such trials. A significant risk device is one that presents a potential for serious risk to the health, safety or welfare of a patient and either is implanted, used in supporting or sustaining human life, substantially important in diagnosing, curing, mitigating or treating disease or otherwise preventing impairment of human health, or otherwise presents a potential for serious risk to a subject. An IDE application must be supported by appropriate data, such as animal and laboratory test results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE will automatically become effective 30 days after receipt by the FDA unless the FDA notifies the company that the investigation may not begin. If the FDA determines that there are deficiencies or other concerns with an IDE for which it requires modification, the FDA may permit a clinical trial to proceed under a conditional approval.

72

Regardless of the degree of risk presented by the medical device, clinical studies must be approved by, and conducted under the oversight of, an Institutional Review Board (IRB) for each clinical site. The IRB is responsible for the initial and continuing review of the IDE and may pose additional requirements for the conduct of the study. If an IDE application is approved by the FDA and one or more IRBs, human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. If the device presents a non-significant risk to the patient, a sponsor may begin the clinical trial after obtaining approval for the trial by one or more IRBs without separate approval from the FDA, but must still follow abbreviated IDE requirements, such as monitoring the investigation, ensuring that the investigators obtain informed consent, and labeling and record-keeping requirements. Acceptance of an IDE application for review does not guarantee that the FDA will allow the IDE to become effective and, if it does become effective, the FDA may or may not determine that the data derived from the trials support the safety and effectiveness of the device or warrant the continuation of clinical trials. An IDE supplement must be submitted to, and approved by, the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness, study plan or the rights, safety or welfare of human subjects.

During a study, the sponsor is required to comply with the applicable FDA requirements, including, for example, trial monitoring, selecting clinical investigators and providing them with the investigational plan, ensuring IRB review, adverse event reporting, record keeping and prohibitions on the promotion of investigational devices or on making safety or effectiveness claims for them. The clinical investigators in the clinical study are also subject to FDA’s regulations and must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of the investigational device, and comply with all reporting and recordkeeping requirements. Additionally, after a trial begins, a sponsor, the FDA or the IRB could suspend or terminate a clinical trial at any time for various reasons, including the following:

●	The FDA or other regulatory authorities do not approve a clinical trial protocol or a clinical trial, or place a clinical trial on hold;

●	Patients do not enroll in clinical trials at the rate expected;

●	Patients do not comply with trial protocols;

●	Patient follow-up is not at the rate expected;

●	Patients experience serious adverse events;

●	Patients die during a clinical trial, even though their death may not be related to the products that are part of the trial;

●	Device malfunctions occur with unexpected frequency or potential adverse consequences;

●	Side effects or device malfunctions of similar products already in the market that change the FDA’s view toward approval of new or similar devices or result in the imposition of new requirements or testing;

●	IRBs and third-party clinical investigators may delay or reject the trial protocol;

●	Third-party clinical investigators decline to participate in a trial or do not perform a trial on the anticipated schedule or consistent with the clinical trial protocol, investigator agreement, investigational plan, good clinical practices, the IDE regulations, or other FDA or IRB requirements;

●	Third-party investigators are disqualified by the FDA;

●	The Sponsor or third-party organizations do not perform data collection, monitoring and analysis in a timely or accurate manner or consistent with the clinical trial protocol or investigational or statistical plans, or otherwise fail to comply with the IDE regulations governing responsibilities, records, and reports of sponsors of clinical investigations;

●	Third-party clinical investigators have significant financial interests related to a sponsor or a study such that the FDA deems the study results unreliable, or the company or investigators fail to disclose such interests;

●	Regulatory inspections of clinical trials or manufacturing facilities, which may, among other things, require the undertaking of corrective action or suspension or termination of clinical trials;

●	Changes in government regulations or administrative actions;

●	The interim or final results of the clinical trial are inconclusive or unfavorable as to safety or effectiveness; or

●	The FDA concludes that a trial design is unreliable or inadequate to demonstrate safety and effectiveness.

73

510(k) Clearance Process

Under the 510(k) process, the manufacturer must submit to the FDA a premarket notification submission demonstrating that the proposed device is “substantially equivalent,” as defined in the FDCA, to a legally marketed predicate device.

A predicate device is a legally marketed device that is not subject to premarket approval, i.e., a device that was legally marketed prior to May 28, 1976 (pre-amendments device) and for which a PMA is not required, a device that has been reclassified from Class III to Class II or I, or a device that was found substantially equivalent through the 510(k) process. A device is considered to be substantially equivalent if, with respect to the predicate device, it has the same intended use and has either (i) the same technological characteristics; or (ii) different technological characteristics, but the information provided in the 510(k) submission demonstrates that the device is as safe and effective as and does not raise different questions of safety or effectiveness than the predicate device.

Before the FDA will accept a 510(k) premarket notification for substantive review, the FDA will first assess whether the submission satisfies a minimum threshold of acceptability. If the FDA determines that the 510(k) submission lacks necessary information for substantive review, the FDA will issue a “Refuse to Accept” letter which generally outlines the information the FDA believes is necessary to permit a substantive review and to reach a determination regarding substantial equivalence. An applicant must submit the requested information before the FDA will proceed with additional review of the submission. If a 510(k) submission is accepted for substantive review, the Medical Device User Fee Amendments sets a performance goal of 90 calendar days for FDA review of a 510(k) submission, but the review time can be delayed if FDA raises questions or requests additional information during the review process. As a practical matter, clearance often takes longer, and clearance is never assured. Although many 510(k) premarket notifications are cleared without clinical data, the FDA may require further information, including clinical data, to make a determination regarding substantial equivalence, which may significantly prolong the review process. If the FDA agrees that the device is substantially equivalent, it will grant clearance to commercially market the device.

If the FDA determines that the device is substantially equivalent to a predicate device, it will grant 510(k) clearance to commercially market the device. If the FDA determines that the device is “not substantially equivalent” to a previously cleared device, the device is automatically designated as a Class III device. The device sponsor must then fulfill more rigorous requirements of the PMA approval process, or can request a risk-based classification determination for the device in accordance with the “de novo” process, which is a route to market for certain novel medical devices that are low to moderate risk and are not substantially equivalent to a predicate device.

Medical devices can only be marketed for the indications for use for which they are cleared or approved. After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change or modification in its intended use, will require a new 510(k) clearance or, depending on the modification, PMA approval or de novo reclassification. The FDA requires each manufacturer to determine whether the proposed change requires submission of a 510(k), de novo request or a PMA in the first instance, but the FDA may review this determination to evaluate the regulatory status of the modified product at any time and may require the manufacturer to cease marketing and/or request the recall of the modified device until 510(k) marketing clearance or PMA approval is obtained or a de novo request is granted. Also, in these circumstances, the manufacturer may be subject to significant regulatory fines or penalties.

74

De Novo Classification

Devices of a new type that the FDA has not previously classified based on risk are automatically classified into Class III regardless of the level of risk they pose. To avoid requiring PMA review of novel low- to moderate-risk devices classified in Class III by operation of law, Congress enacted a provision that allows the FDA to classify a novel low- to moderate-risk device into Class I or II in the absence of a predicate device that would support 510(k) clearance. The FDA evaluates the safety and effectiveness of devices submitted for review under the de novo pathway and devices determined to be Class II through this pathway can serve as predicate devices for future 510(k) applicants. The de novo pathway can require clinical data.

FDA has a user fee goal to review a de novo request in 150 calendar review days. During the process, FDA may issue an Additional Information request, which stops the clock. The applicant has 180 days to respond. Therefore, the total review time could be as long as 330 days.

PMA Approval Process

Class III devices require PMA approval before they can be marketed, although some pre-amendment Class III devices for which FDA has not yet required a PMA are cleared through the 510(k) process. The PMA process is more demanding than the 510(k) premarket notification process. In a PMA, the manufacturer must demonstrate that the device is safe and effective for its intended use, and the PMA must be supported by extensive data, including data from pre-clinical studies and human clinical trials. The PMA must also contain a full description of the device and its components, a full description of the methods, facilities, and controls used for manufacturing, and proposed labeling. Following receipt of a PMA, the FDA conducts an administrative review to determine whether the application is sufficiently complete to permit a substantive review. If it is not, the agency will refuse to file the PMA. If FDA accepts the application for substantive review, it has 180 days under the FDCA to complete its review of a filed PMA application, although in practice, the FDA’s review often takes significantly longer, and can take up to several years or longer. During this review period, the FDA may request additional information or clarification of information already provided, and the FDA may issue a major deficiency letter to the applicant, requesting the applicant’s response to deficiencies communicated by the FDA. The FDA considers a PMA or PMA supplemental application to have been voluntarily withdrawn if an applicant fails to respond to an FDA request for information (e.g., major deficiency letter) within a total of 360 days. Before approving or denying a PMA application, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to whether the FDA should approve the submission, approve it with specific conditions, or not approve it. The FDA may or may not accept the panel’s recommendation. Prior to approval of a PMA, the FDA may conduct inspections of the clinical trial data and clinical trial sites, as well as conduct inspections of the applicant or its third-party manufacturers’ or suppliers’ manufacturing facility or facilities to, among other things, ensure compliance with the QSR. PMA applications are also subject to the payment of substantial user fees, though the fees are lower for small businesses.

Overall, the FDA review of a PMA application generally takes between one and three years, but may take significantly longer. The FDA can delay, limit or deny approval of a PMA application for many reasons, including:

●	The device may not be shown safe or effective to the FDA’s satisfaction;

●	The data from pre-clinical studies and/or clinical trials may be found unreliable or insufficient to support approval;

●	The manufacturing process or facilities may not meet applicable requirements; or

●	Changes in FDA approval policies or adoption of new regulations may require additional data.

75

If the FDA evaluation of a PMA is favorable, the FDA will issue either an approval letter, or an approvable letter, the latter of which usually contains a number of conditions that must be met in order to secure final approval of the PMA. When and if those conditions have been fulfilled to the satisfaction of the FDA, the agency will issue a PMA approval letter authorizing commercial marketing of the device, subject to the conditions of approval and the limitations established in the approval letter. The FDA may approve a PMA with post-approval conditions intended to ensure the safety and effectiveness of the device, including, among other things, restrictions on labeling, promotion, sale and distribution, and collection of long-term follow-up data from patients in the clinical study that supported PMA approval or requirements to conduct additional clinical studies post-approval. The FDA may condition PMA approval on some form of post-market surveillance when deemed necessary to protect the public health or to provide additional safety and effectiveness data for the device in a larger population or for a longer period of use. In such cases, the manufacturer might be required to follow certain patient groups for a number of years and to make periodic reports to the FDA on the clinical status of those patients. Failure to comply with the conditions of approval can result in material adverse enforcement action, including withdrawal of the approval. If the FDA’s evaluation of a PMA application or manufacturing facilities is not favorable, the FDA will deny approval of the PMA or issue a not approvable letter. The FDA also may determine that additional tests or clinical trials are necessary, in which case the PMA approval may be delayed for several months or years while the trials are conducted and data is submitted in an amendment to the PMA, or the PMA is withdrawn and resubmitted when the data are available. The PMA process can be expensive, uncertain and lengthy and a number of devices for which the FDA approval has been sought by other companies have never been approved by the FDA for marketing.

Certain changes to an approved medical device, such as changes in manufacturing facilities, methods, quality control procedures, sterilization (if applicable), packaging, expiration date, labeling, device specifications, materials, or design of a device, or other changes which affect the safety or effectiveness of the device that has been approved through the PMA process require submission of a new PMA or PMA supplemental application. PMA supplemental applications often require submission of the same type of information as a PMA, except that the supplement is limited to information needed to support any changes from the device covered by the original, approved PMA and may not require as extensive clinical data or the convening of an advisory panel, depending on the nature of the proposed change. Certain other changes to an approved device require the submission of a new PMA, such as when the design change causes a different intended use, mode of operation, and technical basis of operation, or when the design change is so significant that a new generation of the device will be developed, and the data that were submitted with the original PMA are not applicable for the change in demonstrating a reasonable assurance of safety and effectiveness.

Humanitarian Device Exemption (HDE)

Alternatively, a Class III device may qualify for FDA approval to be distributed under an HDE rather than a PMA. For a device to be eligible for an HDE, it must be first designated by the FDA as a HUD intended to benefit patients in the treatment or diagnosis of a disease or condition that affects fewer than 8,000 individuals in the United States per year. The HDE pathway also requires that there must be no other comparable device available to provide therapy for this condition. An HDE application is similar in form and content to a PMA and, although exempt from the effectiveness requirements of a PMA, an HDE does require sufficient information for the FDA to determine that the device does not pose an unreasonable or significant risk of illness or injury, and that the probable benefit to health outweighs the risk of injury or illness from its use. In addition, a HUD may only be used in facilities that have established a local institutional review board, or IRB, to supervise clinical testing of devices, and after an IRB has approved the use of the device to treat or diagnose the specific disease.

In addition, except in certain circumstances, products approved under an HDE cannot be sold for an amount that exceeds the costs of research and development, fabrication, and distribution of the device (i.e., for profit). Currently, a product is only eligible to be sold for profit after receiving HDE approval if the device (1) is intended for the treatment or diagnosis of a disease or condition that occurs in pediatric patients or in a pediatric subpopulation, and such device is labeled for use in pediatric patients or in a pediatric subpopulation in which the disease or condition occurs; or (2) is intended for the treatment or diagnosis of a disease or condition that does not occur in pediatric patients or that occurs in pediatric patients in such numbers that the development of the device for such patients is impossible, highly impracticable, or unsafe. If an HDE-approved device does not meet either of the eligibility criteria, the device cannot be sold for profit.

Ongoing Regulation by the FDA

Even after the FDA permits a device to be marketed, numerous and pervasive regulatory requirements continue to apply. These include:

●	Establishment registration and device listing with the FDA;

●	QSR requirements, which require manufacturers, including third-party manufacturers, to follow stringent design, testing, control, supplier/contractor selection, compliant handling, documentation and other quality assurance procedures during all aspects of the design and manufacturing process;

●	Labeling regulations, advertising and promotion requirements, restrictions on sale, distribution or sale of a device, each including the FDA prohibition against the promotion of products for any uses other than those authorized by the FDA, which are commonly known as “off-label” uses;

●	The Medical Device Reporting (MDR) regulations, which require that a manufacturer report to the FDA if a device it markets may have caused or contributed to a death or serious injury, or has malfunctioned and the device or a similar device that it markets would be likely to cause or contribute to a death or serious injury, if the malfunction were to recur;

●	Medical device correction and removal reporting regulations, which require that manufacturers report to the FDA field corrections or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health;

●	Recall requirements, including a mandatory recall if there is a reasonable probability that the device would cause serious adverse health consequences or death;

●	An order of repair, replacement, or refund;

●	Device tracking requirements; and

●	Post-market study and surveillance requirements.

76

FDA regulations require us to register as a medical device manufacturer with the FDA. Additionally, some states also require medical device manufacturers and/or distributors doing business within the state to register with the state or apply for a state license, which could subject a manufacturer or distributors facility to state inspection as well as FDA inspection on a routine basis for compliance with the regulations and any applicable state requirements. These regulations require that medical devices be manufactured and documentation be maintained in a prescribed manner with respect to manufacturing, testing and control activities.

Manufacturing processes for medical devices are required to comply with the applicable portions of the QSR, which cover the methods and the facilities and controls for the design, manufacture, testing, production, processes, controls, quality assurance, labeling, packaging, distribution, installation and servicing of finished devices intended for human use. The QSR also requires, among other things, maintenance of a device master file, device history file, and complaint files. Manufacturers, including contract manufacturers, are subject to periodic scheduled or unscheduled inspections by the FDA. Failure to maintain compliance with the QSR requirements could result in the shutdown of, or restrictions on, manufacturing operations and the recall or seizure of marketed products. The discovery of previously unknown problems with a product, including unanticipated adverse events or adverse events of increasing severity or frequency, whether resulting from the use of the device within the scope of its clearance or off-label by a physician in the practice of medicine, could result in restrictions on the device, including the removal of the product from the market or voluntary or mandatory device recalls.

The FDA has broad regulatory compliance and enforcement powers. If the FDA determines that a manufacturer has failed to comply with applicable regulatory requirements, it can take a variety of compliance or enforcement actions, which may result in any of the following sanctions:

●	Warning letters, untitled letters, fines, injunctions, consent decrees and civil penalties;
●	Recalls, withdrawals, or administrative detention or seizure of our products;
●	Operating restrictions or partial suspension or total shutdown of production;
●	Refusing or delays in processing, clearing, or approving submissions or applications for new products or modifications to existing products;
●	Suspension or withdrawal of 510(k) clearances, de novo authorizations, HDE approvals, or PMA approvals that have already been granted;
●	FDA refusal to issue certification to foreign governments needed to export products for sale in other countries; or
●	Criminal prosecution.

77

Violations of the FDCA relating to the inappropriate promotion of approved products may lead to investigations alleging violations of federal and state healthcare fraud and abuse and other laws, as well as state consumer protection laws.

The U.S. Federal Trade Commission and Consumer Protection Laws

Within the U.S., the FTC has authority to regulate the advertising and promotion of medical devices. In addition, various state consumer protection laws exist which can similarly regulate claims that are being made by entities with respect to what benefits their products or services can provide to consumers. In some instances, FTC or U.S. states have taken action with respect to medical products based on claims being made with respect to, e.g., their benefits to patients, seeking various penalties, such as injunctions and substantial fines. Activities have focused more, to date, on products that are sold directly to consumers, such as dietary supplements, as opposed to prescription products ordered by physicians, although the possibility exists that FTC or other consumer protection bodies could take steps to regulate claims with respect to medical devices.

General Wellness Products

The FDCA explicitly excludes from the definition of a medical device products that (1) “are intended for only general wellness use,” and (2) present a low risk to the safety of users and other persons. If a product’s intended uses are not limited to the aforementioned general wellness intended uses, then the general wellness product guidance does not apply. The FDA has issued guidance further defining this category of products. In this guidance, FDA defines a “general wellness product” as having (i) an intended use that relates to maintaining or encouraging a general state of health or a healthy activity, or (ii) an intended use that relates the role of healthy lifestyle with helping to reduce the risk or impact of certain chronic diseases or conditions and where it is well understood and accepted that healthy lifestyle choices may play an important role in health outcomes for the disease or condition. For example, the FDA identifies sleep management – such as a product intended to track sleep trends – as an intended use of a product that falls within a general wellness use, provided that the product claims do not make reference to any diseases or conditions.

In determining risk, FDA ask the following questions: (a) Is the product invasive (i.e. penetrating or piercing the skin or the body’s mucous membranes)”, (b) is the product implanted?, and (c) Does the product involve an intervention or technology that may pose a risk to the safety of users and other persons if specific regulatory controls are not applied? If the answer to any of these questions is “yes”, then the product is not low risk and the general wellness product guidance does not apply. The FDA has issued guidance explaining that for such products determined to be “low-risk”, FDA does not intend to examine whether the product constitutes a medical device, and if the product is a medical device, whether the product complies with the premarket review and post-market regulatory requirements of the FDCA and implementing regulations, including, but not limited to: registration and listing and premarket notification requirements (21 CFR Part 807); labeling requirements (21 CFR Part 801 and 21 CFR 809.10); good manufacturing practice requirements as set forth in the Quality System regulation (21 CFR Part 820); and Medical Device Reporting (MDR) requirements (21 CFR Part 803).. General wellness products that do not meet the definition of device under Section 201(h) of the FDCA, are not subject to FDCA requirements for medical devices.

Regulation of Medical Devices in the European Union

The European Union, or EU, has adopted specific directives regulating the design, manufacture, clinical investigations, conformity assessment, labeling and adverse event reporting for medical devices. EU directives must be implemented into the national laws of the EU member states and national laws may vary from one member state to another.

In the EU, there is currently no premarket government review of medical devices. However, the EU requires that all medical devices placed on the market in the EU must meet the relevant essential requirements laid down in the Council Directive 93/42/EEC, or the Medical Devices Directive, and the Council Directive 90/385/EEC, or the Active Implantable Medical Devices Directive. The most fundamental essential requirement is that a medical device must be designed and manufactured in such a way that it will not compromise the clinical condition or safety of patients, or the safety and health of users and others. In addition, the device must achieve the performances intended by the manufacturer and be designed, manufactured, and packaged in a suitable manner. The European Commission has adopted various standards applicable to medical devices. These include standards governing common requirements, such as sterilization and safety of medical electrical equipment and product standards for certain types of medical devices. There are also harmonized standards relating to design and manufacture. While not mandatory, compliance with these standards is viewed as the easiest way to satisfy the essential requirements as a practical matter. Compliance with a standard developed to implement an essential requirement also creates a rebuttable presumption that the device satisfies that essential requirement.

To demonstrate compliance with the essential requirements laid down in Annex I to the Medical Devices Directive, medical device manufacturers must undergo a conformity assessment procedure, which varies according to the type of medical device and its (risk) classification. Conformity assessment procedures require an assessment of available clinical evidence, literature data for the product, and post-market experience in respect of similar products already marketed. Except for low-risk medical devices (Class I non-sterile, non-measuring devices), where the manufacturer can self-declare the conformity of its products with the essential requirements (except for any parts which relate to sterility or metrology), a conformity assessment procedure requires the intervention of a Notified Body. Notified Bodies are independent organizations designated by EU countries to assess the conformity of devices before being placed on the market. A Notified Body would typically audit and examine a product’s technical dossiers and the manufacturers’ quality system (which must, in particular, comply with ISO 13485:2016 related to Medical Devices Quality Management Systems). If satisfied that the relevant product conforms to the relevant essential requirements, the Notified Body issues a certificate of conformity, which the manufacturer uses as a basis for its own declaration of conformity. The manufacturer may then apply the CE Mark to the device, which allows the device to be placed on the market throughout the EU.

Notified Body certificates of conformity are valid for a fixed duration (which shall not exceed five years). Throughout the term of the certificate, the manufacturer will be subject to periodic surveillance audits to verify continued compliance with the applicable requirements. In particular, there will be a new audit by the Notified Body before it will renew the relevant certificate(s).

78

As a general rule, demonstration of conformity of medical devices and their manufacturers with the essential requirements must be based, among other things, on the evaluation of clinical data supporting the safety and performance of the products during normal conditions of use. Specifically, a manufacturer must demonstrate that the device achieves its intended performance during normal conditions of use, that the known and foreseeable risks, and any adverse events, are minimized and acceptable when weighed against the benefits of its intended performance, and that any claims made about the performance and safety of the device are supported by suitable evidence. All manufacturers placing medical devices into the market in the EU must comply with the EU medical device vigilance system. Under this system, incidents must be reported to the relevant authorities of the EU member states, and manufacturers are required to take Field Safety Corrective Actions, or FSCAs, to reduce a risk of death or serious deterioration in the state of health associated with the use of a medical device that is already placed on the market. An incident is defined as any malfunction or deterioration in the characteristics and/or performance of a device, as well as any inadequacy in the labeling or the instructions for use which, directly or indirectly, might lead to or might have led to the death of a patient or user or of other persons or to a serious deterioration in their state of health. An FSCA may include the recall, modification, exchange, destruction or retrofitting of the device. FSCAs must be communicated by the manufacturer or its legal representative to its customers and/or to the end users of the device through Field Safety Notices.

The advertising and promotion of medical devices is subject to some general principles set forth by EU directives. According to the Medical Devices Directive, only devices that are CE-marked may be marketed and advertised in the EU in accordance with their intended purpose. Directive 2006/114/EC concerning misleading and comparative advertising and Directive 2005/29/EC on unfair commercial practices, while not specific to the advertising of medical devices, also apply to the advertising thereof and contain general rules, for example requiring that advertisements are evidenced, balanced and not misleading. Specific requirements are defined at national level. EU member states laws related to the advertising and promotion of medical devices, which vary between jurisdictions, may limit or restrict the advertising and promotion of products to the general public and may impose limitations on promotional activities with healthcare professionals.

Many EU member states have adopted specific anti-gift statutes that further limit commercial practices for medical devices, in particular vis-à -vis healthcare professionals and organizations. Additionally, there has been a recent trend of increased regulation of payments and transfers of value provided to healthcare professionals or entities. In addition, many EU member states have adopted national “Sunshine Acts” which impose reporting and transparency requirements (often on an annual basis), similar to the requirements in the United States, on medical device manufacturers. Certain countries also mandate implementation of commercial compliance programs.

On May 25, 2017, Regulation 2017/745, or the EU Medical Devices Regulation, entered into force, which repeals and replaces the Medical Devices Directive and the Active Implantable Medical Devices Directive. Unlike directives, which must be implemented into the national laws of the EU member states, regulations are directly applicable, without the need for adoption of EU member state laws implementing them, in all EU member states and are intended to eliminate current differences in the regulation of medical devices among EU member states. The Medical Devices Regulation, among other things, is intended to establish a uniform, transparent, predictable and sustainable regulatory framework across the EU for medical devices and ensure a high level of safety and health while supporting innovation.

The Medical Devices Regulation was originally intended to become applicable three years after publication, but in April 2020 the transition period was extended by the European Parliament and the Council of the EU by an additional year – until May 26, 2021. Devices lawfully placed on the market pursuant to the Medical Devices Directive and the Active Implantable Medical Devices Directive prior to May 26, 2021 may generally continue to be made available on the market or put into service until May 26, 2025. Once applicable, the new regulations will among other things:

●	Strengthen the rules on placing devices on the market and reinforce surveillance once they are available;
●	Establish explicit provisions on manufacturers’ responsibilities for the follow-up of the quality, performance and safety of devices placed on the market;
●	Improve the traceability of medical devices throughout the supply chain to the end-user or patient through a unique identification number;
●	Set up a central database to provide patients, healthcare professionals and the public with comprehensive information on products available in the European Union, or EU; and
●	Strengthen the rules for the assessment of certain high-risk devices, which may have to undergo an additional check by experts before they are placed on the market.

79

The aforementioned EU rules are generally applicable in the European Economic Area, or EEA, which consists of the 27 EU member states plus Norway, Liechtenstein and Iceland. Other countries, such as Switzerland, have entered into Mutual Recognition Agreements and allow the marketing of medical devices that meet EU requirements.

The EU-UK Trade and Cooperation Agreement, or TCA, came into effect on January 1, 2021. The TCA does not specifically refer to medical devices. However, as a result of Brexit, the Medical Devices Regulation will not be implemented in the UK, and previous legislation that mirrored the Medical Devices Regulation in the UK law has been revoked. The regulatory regime for medical devices in the UK will continue to be based on the requirements derived from current EU legislation, and the UK may choose to retain regulatory flexibility or align with the Medical Devices Regulation going forward. CE markings will continue to be recognized in the UK, and certificates issued by EU recognized Notified Bodies will be valid in the UK, until June 30, 2023. For medical devices placed on the UK market after this period, the UK Conformity Assessment, or UKCA, marking will be mandatory. In contrast, UKCA marking and certificates issued by UK Notified Bodies will not be recognized on the EU market. The TCA does provide for cooperation and exchange of information in the area of product safety and compliance, including market surveillance, enforcement activities and measures, standardization related activities, exchanges of officials, and coordinated product recalls (or other similar actions). For medical devices that are locally manufactured but use components from other countries, the “rules of origin” criteria will need to be reviewed. Depending on which countries products will ultimately be sold in, manufacturers may start seeking alternative sources for components if this would allow them to benefit from no tariffs. The rules for placing medical devices on the Northern Ireland market will differ from those in the UK.

Healthcare Fraud and Abuse Laws

In the United States, we are subject to a number of federal and state healthcare regulatory laws that restrict business practices in the healthcare industry. These laws include, but are not limited to, federal and state anti-kickback, false claims, transparency and other healthcare fraud and abuse laws.

The U.S. federal Anti-Kickback Statute prohibits, among other things, any person or entity from knowingly and willfully offering, paying, soliciting, receiving or providing any remuneration, directly or indirectly, overtly or covertly, to induce or in return for purchasing, leasing, ordering, or arranging for or recommending the purchase, lease, or order of any good, facility, item or service reimbursable, in whole or in part, under Medicare, Medicaid or other federal healthcare programs. The term “remuneration” has been broadly interpreted to include anything of value, including cash, improper discounts, and free or reduced price items and services. Among other things, the U.S. federal Anti-Kickback Statute has been interpreted to apply to arrangements between medical device manufacturers on the one hand and prescribers and purchasers on the other. Although there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, the exceptions and safe harbors are drawn narrowly. The government can exercise enforcement discretion in taking action against unprotected activities. Further, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. The majority of states also have anti-kickback laws, which establish similar prohibitions, and in some cases may apply to items or services reimbursed by any third-party payor, including commercial insurers and self-pay patients.

The federal false claims, including the civil False Claims Act, prohibit, among other things, any person or entity from knowingly presenting, or causing to be presented, a false, fictitious or fraudulent claim for payment to, or approval by, the federal government, knowingly making, using, or causing to be made or used a false record or statement material to a false or fraudulent claim to the federal government, or knowingly making a false statement to avoid, decrease or conceal an obligation to pay money to the U.S. federal government. A claim includes “any request or demand” for money or property presented to the U.S. government. Actions under the civil False Claims Act may be brought by the Attorney General or as a qui tam action by a private individual in the name of the government. Moreover, a claim including items or services resulting from a violation of the U.S. federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. In addition, various states have enacted false claim laws analogous to the federal False Claims Act, although many of these state laws apply where a claim is submitted to any third-party payor and not merely a federal healthcare program.

80

The federal Health Insurance Portability and Accountability Act of 1996 created additional federal criminal statutes that prohibit, among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

The federal Physician Payments Sunshine Act requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to the Centers for Medicare and Medicaid Services, or CMS, information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), and teaching hospitals, and applicable manufacturers and applicable group purchasing organizations to report annually to CMS ownership and investment interests held by physicians and their immediate family members. Beginning in 2022, such obligations will include payments and other transfers of value provided in the previous year to additional healthcare professionals, including physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, anesthesiologist assistants and certified nurse midwives.

Violations of fraud and abuse laws, including federal and state anti-kickback and false claims laws, may be punishable by criminal and civil sanctions, including fines and civil monetary penalties, the possibility of exclusion from federal healthcare programs (including Medicare and Medicaid), disgorgement and corporate integrity agreements, which impose, among other things, rigorous operational and monitoring requirements on companies. Similar sanctions and penalties, as well as imprisonment, also can be imposed upon executive officers and employees of such companies.

Coverage and Reimbursement

Currently, our products are not separately reimbursed by any third-party payors. Once covered in the United States, products will be paid for as part of the procedure in which the product is used. Outside of the United States, there are many reimbursement programs through private payors as well as government programs. In some countries, government reimbursement is the predominant program available to patients and hospitals. Our commercial success depends in part on the extent to which governmental authorities, private health insurers and other third-party payors provide coverage for and establish adequate reimbursement levels for the procedures in which our products are used. Failure by physicians, hospitals, ambulatory surgery centers and other users of our products to obtain coverage and adequate reimbursement from third-party payors for procedures in which our products are used, or adverse changes in government and private third-party payors’ coverage and reimbursement policies, may adversely impact demand for our products.

Based on our experience to date, third-party payors generally reimburse for the procedures in which our products are used only if the patient meets the established medical necessity criteria for surgery. Some payors are moving toward a managed care system and control their healthcare costs by establishing coverage policies that categorically restrict coverage of certain procedures, or by limiting authorization for procedures, including elective procedures using our devices. No uniform policy of coverage and reimbursement among payors in the United States exists and coverage and reimbursement for procedures can differ significantly from payor to payor. Third-party payors are increasingly auditing and challenging the prices charged for medical products and services with concern for upcoding, miscoding, using inappropriate modifiers, or billing for inappropriate care settings. Some third-party payors must approve coverage for new or innovative devices or procedures before they will reimburse healthcare providers who use the products or therapies. Even though a new product may have been cleared for commercial distribution by the FDA, we may find limited demand for our product unless reimbursement approval can be obtained and/or maintained from governmental and private third-party payors.

81

In addition to uncertainties surrounding coverage policies, there are periodic changes to reimbursement levels. Third-party payors regularly update reimbursement amounts and also from time to time revise the methodologies used to determine reimbursement amounts. This includes routine updates to payments to physicians, hospitals and ambulatory surgery centers for procedures during which our products are used. These updates could directly impact the demand for our products.

We believe the overall escalating cost of medical products and services being paid for by the government and private health insurance has led to, and will continue to lead to, increased pressures on the healthcare and medical device industry to reduce the costs of products and services. Third-party payors are developing increasingly sophisticated methods of controlling healthcare costs through prospective reimbursement and capitation programs, group purchasing, redesign of benefits, and exploration of more cost-effective methods of delivering healthcare. In the United States, some insured individuals enroll in managed care programs, which monitor and often require pre-approval of the services that a member will receive. Some managed care programs pay their providers on a per capita (patient) basis, which puts the providers at financial risk for the services provided to their patients by paying these providers a predetermined payment per member per month and, consequently, may limit the willingness of these providers to use our products.

In international markets, reimbursement and healthcare payment systems vary significantly by country, and many countries have instituted price ceilings on specific product lines and procedures. In the European Union, member states are facing increased pressure to limit public healthcare spending. There can be no assurance that procedures using our products will be covered for a specific indication, that our products will be considered cost-effective by third-party payors, that an adequate level of reimbursement will be available or that the third-party payors’ reimbursement policies will not adversely affect our ability to sell our products profitably. More and more, local, product specific reimbursement law is applied as an overlay to medical device regulation, which has provided an additional layer of clearance requirement.

Healthcare Reform

The United States and some foreign jurisdictions are considering or have enacted a number of legislative and regulatory proposals to change the healthcare system in ways that could affect our ability to sell our products profitably. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality or expanding access. Current and future legislative proposals to further reform healthcare or reduce healthcare costs may limit coverage of or lower reimbursement for the procedures associated with the use of our products. The cost containment measures that payors and providers are instituting and the effect of any healthcare reform initiative implemented in the future could impact our revenue from the sale of our products.

The implementation of the Affordable Care Act (ACA) in the United States, for example, has changed healthcare financing and delivery by both governmental and private insurers substantially, and affected medical device manufacturers significantly. The ACA, among other things, provided incentives to programs that increase the federal government’s comparative effectiveness research, and implemented payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain healthcare services through bundled payment models. Additionally, the ACA expanded eligibility criteria for Medicaid programs and created a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research. Since its enactment, there have been judicial, executive and political challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. It is unclear how healthcare reform measures of the Biden administration or other efforts, if any, to challenge, repeal or replace the ACA will impact the law or our business.

82

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. For example, the Budget Control Act of 2011, among other things, reduced Medicare payments to providers by 2% per fiscal year, effective on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through March 31, 2021, unless additional Congressional action is taken. Additionally, the American Taxpayer Relief Act of 2012, among other things, further reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. The Medicare Access and CHIP Reauthorization Act of 2015 repealed the formula by which Medicare made annual payment adjustments to physicians and replaced the former formula with fixed annual updates and a new system of incentive payments that began in 2019 that are based on various performance measures and physicians’ participation in alternative payment models, such as accountable care organizations.

We expect additional state and federal healthcare reform measures to be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our products or additional pricing pressure.

Data Privacy and Security Laws

Numerous state, federal and foreign laws, including consumer protection laws and regulations, govern the collection, dissemination, use, access to, confidentiality and security of personal information, including health-related information. In the United States, numerous federal and state laws and regulations, including data breach notification laws, health information privacy and security laws, including HIPAA, and federal and state consumer protection laws and regulations (e.g., Section 5 of the FTC Act), that govern the collection, use, disclosure, and protection of health-related and other personal information could apply to our operations or the operations of our partners. In addition, certain state and non-U.S. laws, such as the CCPA, the CPRA and the GDPR, govern the privacy and security of personal information, including health-related information in certain circumstances, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts. Failure to comply with these laws, where applicable, can result in the imposition of significant civil and/or criminal penalties and private litigation. Privacy and security laws, regulations, and other obligations are constantly evolving, may conflict with each other to complicate compliance efforts, and can result in investigations, proceedings, or actions that lead to significant civil and/or criminal penalties and restrictions on data processing.

In Europe, the GDPR went into effect on May 25, 2018 and introduces strict requirements for processing the personal data of European Union data subjects. Companies that must comply with the GDPR face increased compliance obligations and risk, including more robust regulatory enforcement of data protection requirements and potential fines for noncompliance of up to €20 million or 4% of the annual global revenues of the preceding financial year of the noncompliant company, whichever is greater.

Among other requirements, the GDPR regulates transfers of personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the United States, and the efficacy and longevity of current transfer mechanisms between the EU and the United States remains uncertain. For example, in 2016, the EU and United States agreed to a transfer framework for data transferred from the EU to the United States, called the Privacy Shield, but the Privacy Shield was invalidated in July 2020 by the Court of Justice of the European Union.

Further, from January 1, 2021, companies have to comply with the GDPR and also the United Kingdom General Data Protection Regulation, or the UK GDPR, which, together with the amended UK Data Protection Act 2018, retains the GDPR in UK national law. The UK GDPR mirrors the fines under the GDPR, i.e., fines up to the greater of €20 million (£17.5 million) or 4% of global turnover. The relationship between the United Kingdom and the European Union in relation to certain aspects of data protection law remains unclear, and it is also unclear how United Kingdom data protection laws and regulations will develop in the medium to longer term, and how data transfers to and from the United Kingdom will be regulated in the long term. Currently there is a four- to six-month grace period agreed in the EU and United Kingdom Trade and Cooperation Agreement, ending June 30, 2021 at the latest, while the parties discuss an adequacy decision. The European Commission published a draft adequacy decision on February 19, 2021. If adopted, the decision will enable data transfers from EU member states to the United Kingdom for a four-year period, subject to subsequent extensions.

83

Environmental Matters

Based on our current operations, environmental protection requirements do not have a significant financial and operational effect on the capital expenditures, earnings and competitive position of our Company in the current financial year and are not expected to have a significant effect in the reasonably foreseeable future.

Employees

As of March 31, 2023, we have seven full-time employees.

Facilities

Our corporate headquarters are located in Bellevue, Washington, where we lease 5,643 rentable square feet of office space pursuant to a sublease agreement with Wicresoft North America Company Limited. The sublease term commenced on February 1, 2022 and is scheduled to end December 31, 2024. Rent is payable monthly in advance at an annual base rate of $33/rentable square foot, with $1 annual increases thereafter, together with our proportionate share of operating costs. We delivered a security deposit at the beginning of the sublease equal to $49,367, together with one month’s rent to be applied to month three following a two-month rent abatement period.

We also lease 2,457 rentable square feet of space in Kent, Washington, from Davis Property & Investment, LLC, which we use for our signal recording and preparation operations and other research and development activities. The five-year term of this lease commenced April 21, 2021 and is scheduled to end on the 36-month anniversary of the commencement date. Over the term of this lease, base rent ranges from $2,880 to $3,055 per month plus our proportionate share of operating costs. We delivered a security deposit at the beginning of the lease equal to $3,055 and one-month’s rent equal to $2,880.

Legal Proceedings

From time to time, we may be involved in various disputes and litigation matters that arise in the ordinary course of business. We are currently not a party to any material legal proceedings; however, pursuant to an arbitration in 2018 with the Co-Founders regarding the severance amounts payable by us under their respective employment agreements, we are obligated for the payment of a severance amount to the Co-Founders. Payment of the full amount has to date been deferred pursuant to a series of agreements, the most recent of which was executed as of March 1, 2023, for a deferral period ending June 2, 2023, and we remain current in our scheduled payment obligations under these deferral agreements. The unpaid aggregate severance amount as of December 31, 2022 is approximately $6.1 million. To discharge all of our unpaid obligations to the Co-Founders, we have entered into a Mutual General Release Agreement, dated as of February 6, 2023, with the Co-Founders pursuant to which the Co-Founders have agreed to release all claims they may have against us, including, without limitation, claims for the payment of the deferred severance amounts owed to the Co-Founders and deferred wages payable to the Co-Founders. The agreement is not effective until the date our shares begin trading on Nasdaq. For more information, see “Certain Relationships and Related Persons Transactions—Founders Release Agreement.”

84

MANAGEMENT

Our directors were elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will and will have qualified. The following table sets forth the name, age, and position held with respect to our present executive officers and directors.

Directors and Executive Officers

The following table sets forth certain information with respect to our directors and executive officers:

Name	Age	Position
Chris E. Rivera	60	President, Chief Executive Officer and Chairman of the Board
Steven Pope	69	Corporate Secretary and Sr. VP, General Counsel
Kyle Kingma	38	Principal Financial and Accounting Officer
Bennett M. (Mike) Butters	72	Director
Andrew Daniels	65	Director
Richard Henriques	66	Director
John Kingma	63	Director
Charles E. McNerney	66	Director
Donna Morgan Murray, Ph.D.	65	Director

Chris E. Rivera, President, Chief Executive Officer and Chairman of the Board

Chris E. Rivera has been the CEO, President and Chairman of the Company since January of 2016 and joined the board of directors in 2014. He brings more than 30 years of experience in the biotechnology industry. Chris was the Founder, CEO, and President of Hyperion Therapeutics from 2006 to 2008, which was acquired by Horizon Pharma in 2015, the Senior Vice President and head of Commercial Operations at both Tercica, where he led the cross-licensing transaction between Tercica and Ipsen, and Genzyme Therapeutics, where he built and ran Genzyme’s US renal Commercial Operations, he also helped launch Genzyme’s renal division globally. Prior to Genzyme, he helped build Cephalon and Centocor’s initial commercial infrastructures. Mr. Rivera founded Hapbee in January 2019 and served as Chairman and President until February 2022.

From 2009 to 2015, Mr. Rivera was the President and CEO of the Washington Biotechnology and Biomedical Association (WBBA), where he was responsible for building the biotechnology industry in Washington state. While at the WBBA, he oversaw one of Washington’s largest and fastest growing economic industries, including mentoring more than 400 life science start-up companies, and co-founding WINGS – Washington’s Medical Technology angel network.

He has also been recognized as a state and national leader through his appointments as co-Chair for the Governor’s Life Science and Global Health Advisory Committee (Washington state), Governor’s Higher Education Task Force, the Washington Global Health Funding Commission, and Chairman, for the National Council of State Bioscience Associations.

Mr. Rivera joined the board of directors of CV6 Therapeutics (NI) Ltd in 2018. CV6 Therapeutics, based in Belfast, Ireland, is a drug development company focused on the discovery, development and commercialization of novel therapies for the treatment of human diseases.

Mr. Rivera holds a master’s degree from the University of Oklahoma Health Sciences Center; a bachelor’s degree from Northwestern Oklahoma State University; and studied marketing and management at the Albers Graduate School of Business and Economics at Seattle University.

Steven Pope, Corporate Secretary and Senior Vice President, General Counsel

Steven Pope has been the Senior Vice President, General Counsel and Corporate Secretary of the Company since September 2010. Mr. Pope served as the Governor of the Company since Feb 2002. He is responsible for overseeing the legal affairs of the Company, including contracts, securities, governance, intellectual property, and employment matters. Steven has over 30 years of experience advising early and late-stage companies regarding these matters. Prior to joining the Company, Mr. Pope was a Partner at Perkins Coie LLP, where he spent over 20 years in private practice. In addition, Mr. Pope is an agent of Cellsana Therapeutics Inc. since February 2022 and an agent of Mensana Therapeutics Inc. since November 2021.

Mr. Pope received his J.D. cum laude from Seattle University School of Law where he was a member of the Law Review, his M.A. from the University of Oxford, and his B.A. summa cum laude from Gonzaga University.

85

Kyle J. Kingma, Principal Financial and Accounting Officer, General Manager – Subsidiaries

Kyle J. Kingma is the Principal Financial and Accounting Officer of the Company and has been the head of finance for the Company since 2010. He is responsible for leading and building the Company’s finance department, as well as overseeing the development, growth and strategic direction of EMulate’s wholly owned subsidiaries: Cellsana Therapeutics (oncology), Mensana Therapeutics (mental health), Indolor Therapeutics (pain management) and all future subsidiaries in his role as General Manager – Subsidiaries. Mr. Kingma has over 15 years of experience in the finance sector with over 11 years as the senior finance professional at the Company. He is accomplished in leading teams and building systems to guide a company from startup stage through an offering readiness. Mr. Kingma has designed, implemented, and maintained systems that integrate company goals and objectives into finance, information technology, operations and business development. As General Manager of our Subsidiaries, he is coordinating outreach to strategic and investment partners in each of the Company’s target sectors, with an initial focus on Cellsana Therapeutics (oncology), Indolor Therapeutics (pain management) and Mensana Therapeutics (mental health). Mr. Kingma demonstrated his skills and ability to successfully oversee financial and partnering operations of the Company’s first spin-out company, Hapbee Technologies (HAPB:TSXV). His role in partnering with Hapbee’s CFO and leadership team during the formative period of its development was pivotal to the achievement of Hapbee’s public listing. Kyle has spearheaded outreach to hundreds of companies, funds and advocacy groups in the past year, which has led to the Company’s first federal grant submission, as well as multiple conversations with potential strategic and funding partners. He began his professional career in the audit practice at KPMG, where he gained wide experience with an array of clients, from startups to multinational public companies. Mr. Kingma received his Bachelor of Arts in Accounting and Business Information Technology from Seattle Pacific University.

Bennett M. (Mike) Butters, Director

Bennett M. (Mike) Butters has served as a Director, Co-Founder, and Principle Investor of Technology and Director Chair of the Technology Advisory Board of the Company since its inception in February 2002. He led the early concept and design efforts for the development of the Company’s platform technology, including production of the system for recording and optimizing the Company’s molecular signals known as our Molecular Interrogation and Data System (MIDS), and led the development of the Company’s therapeutic medical device and responsible for the acquisition of all u/RFE data used in the operation of the Company’s therapeutic medical device. Mr. Butters brings particular technological expertise to the Board’s analysis and discussions. He also continues to assist the Company in its operations, having pioneered new concepts in signal acquisition, post signal processing, and signal transduction. His career in health care in both the private and public sectors, together with his background in electronics and radio frequency design and engineering, has provided a valuable multidisciplinary framework for enabling and executing innovation within the Company.

Mr. Butters served as the Vice President of Signal Technology from 2002 to 2015. He also serves as a Technical Consultant for Butters Consulting since 2015 and the Principal of BioCom, LLC since 1998.

Andrew Daniels, Director

Andrew Daniels has served as a Director of the Company since August 2017. He is a seasoned business executive and successful entrepreneur, an active angel investor, and serves on multiple governing boards with companies in the areas of venture capital, wealth management agriculture, health care, technology innovation, commodity trading and AI-driven global hedge fund trading. He has invested in dozens of early-stage companies and recently founded Kronus Innovations, a bio-agricultural company specializing in tailored applications using the Company’s ulRFE technology to improve efficiencies in plant science, animal health and bio-fuels. He serves on the board of directors for Pendleton Square Trust Company in Chattanooga, Tennessee, and Capitalogix Trading in Coppell, Texas, and he serves as a regional board member for St. Jude Children’s Research Hospital.

Richard Henriques, Director

Richard Henriques has served as a Director of the Company since late 2016. He is an experienced financial executive with an extensive background in the large-capitalization pharmaceutical, early-stage biotechnology, and nonprofit industries. He served as Chief Financial Officer of the Bill & Melinda Gates Foundation from 2000 to 2014. Prior to joining the Bill & Melinda Gates Foundation, Mr. Henriques spent 19 years at Merck & Company. Currently, he is also a Senior Fellow at the Center for High Impact Philanthropy and Wharton Social Impact at the University of Pennsylvania and has been a board member at Cabaletta Bio, Inc. since 2019, and a board member of Arbutus Biopharma Corp since 2014.

John Kingma, Director

John Kingma has served as a Director and founder of the Company since 2003. He served as the Company’s CFO from 2003 to 2012 and was responsible for capital fundraising activities, as well as all other CFO duties. He has more than 35 years of experience in finance and business management and leadership and is a member of the Washington Society of Certified Public Accountants and the American Institute of Certified Public Accountants. He founded the Kingma CPA Firm, PC in 1985 and is a principal.

Charles E. McNerney, Director

Charles E. McNerney has served as a Director of the Company since late 2016 and has served as the Executive Board Member of Security and Compliance since 2016. Mr. McNerney also served as a director of Hapbee since 2019. He is a seasoned executive with over 24 years of multi-disciplined security, operations and core engineering experience at Microsoft. He has designed, implemented and led the information security organization for a multinational, Fortune 50 technology company to include Physical and Digital Protection globally. He is a respected security leader across the industry and is recognized for his ability to navigate corporate risk through innovative leadership and vision.

As the Chief Information Security Officer for Microsoft Corporation and then as Chief Information Security Officer in MSN from 1995 to 2002, he was responsible for enterprise-wide information security, compliance and business continuity efforts. This included our Corporate Facilities in addition to creating the Security Plan for the expansion of Microsoft’s Digital Assets such as Bing, Hotmail, Xbox and Cloud Infrastructure. Mr. McNerney led a global team of security professionals with a strategic focus on information protection, assessment, awareness, governance and enterprise business continuity. He was responsible for Piracy and Trade in addition to updating Microsoft’s CIO and its board of directors on worldwide physical and digital risks.

86

From November 2019 to March 2022, Mr. McNerney became Vice President and Chief Information Security Officer for Expedia Group in Seattle Washington responsible for Digital and Physical Security globally. This encompassed Privacy, Risk and Digital Threats to the company along with Risk and Compliance for internal and external audit.

He has the proven ability to build robust and successful security programs, leveraging his deep technical background and strong business acumen to align security engineering with executive vision.

Donna Morgan Murray, Ph.D., Director

Donna Morgan Murray has been the Company’s Chief Regulatory Officer from June 2017 to July 2020 and as a Director of the Company since March 2023 and continues to serve in this capacity. Prior to joining the Company, she had a nearly 40-year career in pharmaceutical development and regulatory affairs. She has led company-wide regulatory strategy and compliance organizations at Bristol-Myers Squibb and CuraGen Corporation, and she was the president of ZymoGenetics Inc. subsequent to its acquisition by Bristol-Myers Squibb in 2010. She has been instrumental in guiding the Company’s clinical developments and its interactions and applications to date with the FDA, an expertise the Company will continue to rely on as we bring products to market.

Director Terms

Our directors are elected for a term of one year and until their successors are qualified, nominated and elected.

Family Relationships

Kyle Kingma, our Principal Financial and Accounting Officer, is the son of John Kingma, a Director. There are no other family relationships between or among any of our executive officers or other directors.

Role of the Board

It is the paramount duty of the Board to oversee our management in the competent and ethical operation of the Company on a day-to-day basis and to assure that the long-term interests of the shareholders are being served. To satisfy this duty, the directors take a proactive, focused approach to their positions, and set standards to ensure that we are committed to business success through maintenance of ambitious standards of responsibility and ethics.

Director Terms; Qualifications

Members of our Board serve until the next annual meeting of stockholders, or until their successors have been duly elected.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.

Director or Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Directors and Officers Liability Insurance

We have, and plan to maintain, directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance may also insure us against losses, which we may incur in indemnifying our officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and our Articles of Incorporation and Bylaws.

87

Director Independence

The listing rules of Nasdaq require that independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with it that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board has determined that each of Richard Henriques, Charles McNerney and Andrew Daniels are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and any transactions involving them described in the section captioned “Certain Relationships and Related Persons Transactions” and “Management — Director Independence.”

Board Committees

As of the closing of the offering, our Board will have established the following three standing committees: audit committee; compensation committee; and nominating and governance committee, or nominating committee. Each of our independent directors, Richard Henriques, Charles McNerney and Andrew Daniels, will serve on each committee. Our Board will adopt written charters for each of these committees. Upon completion of this Offering, copies of the charters will be available on our website. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee, among other things, will be responsible for:

●	appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

●	reviewing the internal audit function, including its independence, plans, and budget;

●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	overseeing our financial compliance system; and

●	overseeing our major risk exposures regarding our accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and Nasdaq listing rules. Effective upon the completion of this offering the Board will adopt a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate, and that Richard Henriques meets the qualifications of an Audit Committee financial expert.

88

The Audit Committee will consist of Richard Henriques, Charles McNerney and Andrew Daniels. Richard Henriques will be the chair of the Audit Committee. We believe that, after consummation of this offering, the functioning of the Audit Committee will comply with the applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC.

Compensation Committee

The Compensation Committee will be responsible for:

●	reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

●	overseeing and administering our executive compensation plans, including equity-based awards;

●	negotiating and overseeing employment agreements with officers and directors; and

●	overseeing how our compensation policies and practices may affect our risk management practices and/or risk-taking incentives.

Effective upon the completion of this offering, the Board will adopt a written charter setting forth the authority and responsibilities of the Compensation Committee.

The Compensation Committee will consist of Andrew Daniels, Richard Henriques and Charles McNerney. Charles McNerney will serve as chairman of the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules. We believe that, after the consummation of the offering, the composition of the Compensation Committee will meet the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, will be responsible for:

●	reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

●	evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;

●	working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;

●	annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

●	reviewing, evaluating, and recommending changes to our Corporate Governance Principles and Committee Charters;

●	recommending to the Board individuals to be elected to fill vacancies and newly created directorships;

●	overseeing our compliance program, including the Code of Conduct; and

●	overseeing and evaluating how our corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, that may affect our major risk exposures.

Effective upon completion of this offering, the Board will adopt a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee.

The Nominating and Corporate Governance Committees will consist of Richard Henriques, Charles McNerney and Andrew Daniels. Andrew Daniels will serve as chairperson. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the Board or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or its compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of the Company.

Code of Business Conduct and Ethics

Prior to the completion of this offering, the Board will adopt a code of business conduct and ethics applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of Nasdaq. The code of business conduct and ethics will be publicly available on our website. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by the Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Board Diversity

While we do not have a formal policy on diversity, our Board of Directors considers diversity to include the skill set, background, reputation, type and length of business experience of our board members as well as a particular nominee’s contributions to that mix. Our Board of Directors believes that diversity promotes a variety of ideas, judgments and considerations to the benefit of our Company and shareholders.

On August 6, 2021, the Securities and Exchange Commission approved a proposed rule from Nasdaq on diversity of boards of directors of companies listed on Nasdaq. Pursuant to the rule as approved (the “Diversity Rule”), any company newly listing on Nasdaq that was not previously subject to a substantially similar requirement of another national securities exchange, is required to have, or explain why it does not have, at least two Diverse (as defined below) directors by the later of: (a) two years from the date of listing; or (b) the date the company files its proxy statement or its information statement (or, if the company does not file a proxy, in its Form 10-K) for the company’s second annual meeting of shareholders subsequent to the company’s listing; provided that if the company has a board of five or fewer members it need only have, or explain why it does not have, one Diverse director. Unless exempt from the rules as discussed below, at least one Diverse director must self-identify as female and at least one Diverse director must self-identify as an underrepresented minority or as LGBTQ+ (unless we remain as a smaller reporting company, in which case both Diverse directors may self-identify as female). “Diverse” means an individual who self-identifies as one or more of the following: female, LGBTQ+, or an underrepresented individual based on national, racial, ethnic, indigenous, cultural, religious or linguistic. We currently have one director who self-identifies as female.

89

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers’ Compensation

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation earned by or paid to our Chief Executive Officer and to other persons who served as executive officers during the fiscal years ended December 31, 2021 and December 31, 2022, or who earned compensation exceeding $100,000 during fiscal year 2022 (the “Named Executive Officers”), for services as executive officers for the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Chris E. Rivera	2021	$882,073	$-	$-	$2,402,608	$-	$-	$3,284,681
Chief Executive Officer	2022	$881,887	$-	$-	$1,259,397	$-	$-	$2,141,284

Steven Pope	2021	$806,640	$-	$-	$1,428,840	$-	$-	$2,235,480
Corporate Secretary and General Counsel	2022	$680,220	$-	$-	$773,958	$-	$-	$1,454,178

Kyle J. Kingma	2021	$169,750	$-	$-	$191,694	$-	$-	$361,444
Principal Financial and Accounting Officer	2022	$251,275	$-	$-	$199,329	$-	$-	$450,604

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by the Named Executive Officers as of March 31, 2023:

Name of Executive	Grant date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares that have not Vested (#) (2)	Market Value of Shares of Stock that have not Vested ($)
Chris E. Rivera	12/15/2015	14,000	-	$13.35	12/13/2022	-	$-
Chief Executive Officer	12/7/2016	12,000	-	$13.35	12/6/2023	-	$-
	5/17/2017	75,000	-	$13.27	5/15/2024	-	$-
	4/18/2018	12,000	-	$10.12	4/16/2025	-	$-
	5/18/2018	40,000	-	$10.12	5/16/2025	-	$-
	5/18/2018	75,000	-	$10.12	5/16/2025	-	$-
	5/4/2019	14,000	-	$10.12	5/2/2026	-	$-
	5/4/2019	44,182	-	$10.12	5/2/2026	-	$-
	5/4/2019	75,000	-	$10.12	5/2/2026	-	$-
	11/3/2021	28,000	-	$4.09	11/3/2028	-	$-
	11/3/2021	150,000	-	$4.09	11/3/2028	-	$-
	11/3/2021	176,822	-	$4.09	11/3/2028	-	$-
	7/14/2016	75,000	-	$13.35	7/13/2023	-	$-
	4/27/2016	600,000	-	$13.35	4/25/2027	-	$-
	3/15/2022	113,290	-	$4.09	3/15/2029	-	$-
	3/15/2022	75,000	-	$4.09	3/15/2029	-	$-
	3/15/2022	98,631	-	$4.09	3/15/2029	-	$-
	3/15/2022	21,000	-	$4.09	3/15/2029	-	$-

Steven Pope	5/18/2018	14,667	-	$10.12	5/16/2025	-	$-
Corporate Secretary and General Counsel	5/18/2018	60,000	-	$10.12	5/16/2025	-	$-
	5/4/2019	18,483	-	$10.12	5/2/2026	-	$-
	5/4/2019	60,000	-	$10.12	5/2/2026	-	$-
	10/27/2016	60,000	-	$13.35	10/26/2023	-	$-
	8/20/2017	60,000	-	$13.27	8/18/2024	-	$-
	11/3/2021	91,014	-	$4.09	11/3/2028	-	$-
	11/3/2021	120,000	-	$4.09	11/3/2028	-	$-
	8/20/2015	60,000	-	$13.35	8/18/2022	-	$-
	3/15/2022	63,420	-	$4.09	3/15/2029	-	$-
	3/15/2022	60,000	-	$4.09	3/15/2029	-	$-
	3/15/2022	65,812	-	$4.09	3/15/2029	-	$-

Kyle J. Kingma	1/7/2015	12,000	-	$7.50	1/5/2022	-	$-
Principal Financial and Accounting Officer	12/15/2015	15,000	-	$13.35	12/15/2022	-	$-
	10/27/2016	10,000	-	$13.35	10/26/2023	-	$-
	5/9/2017	15,000	-	$13.27	5/7/2024	-	$-
	5/18/2018	10,000	-	$10.12	5/16/2025	-	$-
	5/18/2018	4,257	-	$10.12	5/16/2025	-	$-
	7/5/2018	10,000	-	$10.12	7/3/2025	-	$-
	5/4/2019	10,000	-	$10.12	5/2/2026	10,000	$101,200
	5/4/2019	2,500	-	$10.12	5/2/2026	-	$-
	5/4/2019	5,649	-	$10.12	5/2/2026	-	$-
	11/3/2021	20,000	-	$4.09	11/3/2028	20,000	$81,800
	11/3/2021	26,869	-	$4.09	11/3/2028	-	$-
	3/15/2022	18,329	-	$4.09	3/15/2029	-	$-
	3/15/2022	12,500	-	$4.09	3/15/2029	-	$-
	3/15/2022	17,907	-	$4.09	3/15/2029	-	$-

(1)	All awards are stock options granted under the Plan or replaced incentive equity plans, all of which vested fully upon grant.

90

Amended and Restated 2016 Equity Incentive Plan

On October 27, 2016, we established the EMulate Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to advance both our interests, and the interests of our shareholders by providing an incentive to attract, retain and reward persons performing services and by motivating such persons to contribute to our growth and profitability. As of the date of this prospectus, 2,736,773 shares of common stock remain available for issuance under the Plan.

The following summary briefly describes the principal features of the Plan and is qualified in its entirety by reference to the full text of the Plan, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Awards that may be granted include: (a) incentive stock options, (b) non-qualified stock options, (c) stock awards, (d) restricted stock, and (e) restricted stock units.

Purpose of the Plan: The purpose of the Plan is to advance both our interests, and the interests of our shareholders by providing an incentive to attract, retain and reward persons performing services and by motivating such persons to contribute to our growth and profitability.

Administration of the Plan: The Plan is currently administered by our Board and will be administered by our compensation committee once it is established (which we refer to as the administrator). Among other things, the administrator has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, restrictions and other provisions of awards. The administrator has authority to establish, amend and rescind rules and regulations relating to the Plan.

Eligible Recipients: Persons eligible to receive awards under the Plan will be those employees, consultants, and directors of our company and its subsidiaries who are selected by the administrator.

Shares Available under the Plan: The maximum number of shares of our Common Stock that may be delivered to participants under the Plan is 10,000,000, of which 500,000 shares may be issued pursuant to stock options and 9,500,000 shares may be issued pursuant to awards granted as restricted stock units, stock awards or restricted stock awards. subject to adjustment for certain corporate changes affecting the shares, such as stock splits. Shares subject to an award under the Plan for which the award is canceled, forfeited or expires again become available for grants under the Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the Plan.

Stock Options

General. Subject to the provisions of the Plan, the administrator has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the administrator may determine.

91

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any incentive stock option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive stock option grants to any person owning more than 10% of our voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the administrator at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made in cash, by tender to us or attestation to the ownership of shares of Common Stock owned by the holder of the option, by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to us of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the stock option, or by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the administrator at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with our company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the administrator and reflected in the grant evidencing the award.

Incentive and Non-Qualified Options. As described elsewhere in this summary, an incentive stock option is an option that is intended to qualify under certain provisions of the Internal Revenue Code of 1986 (the “Code”), for more favorable tax treatment than applies to non-qualified stock options. Any option that does not qualify as an incentive stock option will be a non-qualified stock option. Under the Code, certain restrictions apply to incentive stock options. For example, the exercise price for incentive stock options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive stock option may not be transferred, other than by will or the laws of descent and distribution and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive stock options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive stock options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate market value in excess of $100,000, measured at the grant date.

Stock Awards: Stock awards can also be granted under the Plan. A stock award is a grant of shares of Common Stock or of a right to receive shares in the future. These awards will be subject to such conditions, restrictions and contingencies as the administrator shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals.

Restricted Stock: Restricted Stock is an award of shares of Common Stock, either with payment of a purchase price or without payment of a purchase price, the rights of ownership of which are subject to vesting or similar restrictions prescribed by the Board.

Restricted Stock Units: A restricted stock unit is an award denominated in units of shares of Common Stock that represents an unfunded, unsecured right to receive the fair market value of one share of Common Stock for each unit subject to the award in cash, Common Stock or other securities on the date of vesting or settlement.

Performance Criteria: Under the Plan, one or more performance criteria will be used by the administrator in establishing performance goals. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of our company, as the administrator may deem appropriate.

92

Other Material provisions: Awards will be evidenced by a written agreement, in such form as may be approved by the administrator. In the event of various changes to the capitalization of our company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The administrator is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our company, including acceleration of vesting. Except as otherwise determined by the administrator at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, we are permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our Board also has the authority, at any time, to discontinue the granting of awards. The board also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment will, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, except to (i) increase the number of shares available under the Plan, (ii) change the persons eligible for incentive stock options under the Plan, (iii) other amendment of the Plan that would require approval of our shareholders under any applicable law, regulation or rule.

Employment Agreements

Chris E. Rivera. On March 15, 2022, we entered into an amended and restated employment agreement with our President and Chief Executive Officer, Chris E. Rivera. Pursuant to the employment agreement, until June 30, 2022, Mr. Rivera receives an annual salary of $188,500. From and after June 30, 2022, Mr. Rivera will receive an annual salary of $881,700. In addition, Mr. Rivera may receive (i) an annual incentive bonus of up to 100% of his base salary determined by the Board based on his achievement of his annual goals, and (ii) an annual award of a stock options or RSUs to be determined by the Board based on his achievement of his annual goals. The annual goals shall be identified by the employee in writing within 60 days following each February 1 and are subject to approval by the Board. Any stock option awards shall vest upon issuance, have an exercise price equal to the fair market value of the Common Stock at the time the option is granted and will expire in seven years after the date of grant. Mr. Rivera’s service may be terminated for cause (as defined under the agreement), without cause by either the Company or Mr. Rivera, or for good reason (as defined under the agreement) by Mr. Rivera. If the employment agreement terminates for any reason except termination by the Company for cause or a change of control (as defined under the agreement) occurs during the term of the agreement and Mr. Rivera’s employment is terminated for any reason prior to the expiration of one year following the date of the change of control, Mr. Rivera will receive a severance payment equal to the total of his annual base salary plus any annual incentive bonus that he is entitled to for the relevant year, subject to the effective and execution of a full settlement agreement and mutual release of claims. In addition we will maintain and effect for five years following the date of any termination of Mr. Rivera’s employment all employee health and welfare benefit plans, programs and policies, unless Mr. Rivera is covered by a substantially similar plan, program or policy by another employer during such five-year period. We also provide standard indemnification and directors’ and officers’ insurance, which will remain in effect for six years following the date of termination.

Steven Pope. On March 15, 2022, we entered into an amended and restated employment agreement with our Senior Vice President, General Counsel and Secretary, Steven Pope. Pursuant to the employment agreement, until June 30, 2022, Mr. Pope receives an annual salary of $172,020. From and after June 30, 2022, Mr. Pope will receive an annual salary of $553,800. In addition, Mr. Pope may receive (i) an annual incentive bonus of up to 60% of his base salary determined by the Board based on his achievement of his annual goals, and (ii) an annual award of a stock options or RSUs to be determined by the Board based on his achievement of his annual goals. The annual goals shall be identified by the employee in writing within 60 days following each February 1 and are subject to approval by the Board. Any stock option awards shall vest upon issuance, have an exercise price equal to the fair market value of the Common Stock at the time the option is granted, and will expire in seven years after the date of grant. Mr. Pope’s service may be terminated for cause (as defined under the agreement), without cause by either the Company or Mr. Pope, or for good reason (as defined under the agreement) by Mr. Pope. If the employment agreement terminates for any reason except termination by the Company for cause or a change of control (as defined under the agreement) occurs during the term of the agreement and Mr. Pope’s employment is terminated for any reason prior to the expiration of one year following the date of the change of control, Mr. Pope will receive a severance payment equal to the total of his annual base salary plus any annual incentive bonus that he is entitled to for the relevant year, subject to the effective and execution of a full settlement agreement and mutual release of claims. In addition, we will maintain and effect for five years following the date of any termination of Mr. Pope’s employment all employee health and welfare benefit plans, programs and policies, unless Mr. Pope is covered by a substantially similar plan, program or policy by another employer during such five-year period. We also provide standard indemnification and directors’ and officers’ insurance, which will remain in effect for six years following the date of termination.

David C. Matteson. On March 15, 2022, we entered into an amended and restated employment agreement with our Vice President and Investors Relations and Education, David Matteson. Pursuant to the employment agreement, until June 30, 2022, Mr. Matteson receives an annual salary of $103,731. From and after June 30, 2022, Mr. Matteson will receive an annual salary of $385,500. In addition, Mr. Matteson may receive (i) an annual incentive bonus of up to 40% of his base salary determined by the Board based on his achievement of his annual goals, and (ii) an annual award of a stock options or RSUs to be determined by the Board based on his achievement of his annual goals. The annual goals shall be identified by the employee in writing within 60 days following each February 1 and are subject to approval by the Board. Any stock option awards shall vest upon issuance, have an exercise price equal to the fair market value of the Common Stock at the time the option is granted, and will expire in seven years after the date of grant. Mr. Matteson’s service may be terminated for cause (as defined under the agreement), without cause by either the Company or Mr. Matteson, or for good reason (as defined under the agreement) by Mr. Matteson. If the employment agreement terminates for any reason except termination by the Company for cause or a change of control (as defined under the agreement) occurs during the term of the agreement and Mr. Matteson’s employment is terminated for any reason prior to the expiration of one year following the date of the change of control, Mr. Matteson will receive a severance payment equal to the total of his annual base salary plus any annual incentive bonus that he is entitled to for the relevant year, subject to the effective and execution of a full settlement agreement and mutual release of claims. In addition, we will maintain and effect for five years following the date of any termination of Mr. Matteson’s employment all employee health and welfare benefit plans, programs and policies, unless Mr. Matteson is covered by a substantially similar plan, program or policy by another employer during such five-year period.

Kyle J. Kingma. On April 18, 2022, we entered into an amended and restated employment agreement with our Principal Financial and Accounting Officer, and General Manager of Subsidiaries, Kyle J. Kingma. Pursuant to the employment agreement, until June 30, 2022, Mr. Kingma receives an annual salary of $160,000. From and after June 30, 2022, Mr. Kingma will receive an annual salary of $332,800. In addition, Mr. Kingma may receive (i) an annual incentive bonus of up to 60% of his base salary determined by the Board based on his achievement of his annual goals, and (ii) an annual award of a stock options or RSUs to be determined by the Board based on his achievement of his annual goals. The annual goals shall be identified by the employee in writing within 60 days following each February 1 and subject to approval by the Board. Any stock option awards shall vest upon issuance, have an exercise price equal to the fair market value of the Common Stock at the time the option is granted, and will expire in seven years after the date of grant. Mr. Kingma’s service may be terminated for cause (as defined under the agreement), without cause by either the Company or Mr. Kingma, or for good reason (as defined under the agreement) by Mr. Kingma. If the employment agreement terminates for any reason except termination by the Company for cause or a change of control (as defined under the agreement) occurs during the term of the agreement and Mr. Kingma’s employment is terminated for any reason prior to the expiration of one year following the date of the change of control, Mr. Kingma will receive a severance payment equal to the total of his annual base salary plus any annual incentive bonus that he is entitled to for the relevant year, subject to the effective and execution of a full settlement agreement and mutual release of claims. In addition, we will maintain and effect for five years following the date of any termination of Mr. Kingma’s employment all employee health and welfare benefit plans, programs and policies, unless Mr. Kingma is covered by a substantially similar plan, program or policy by another employer during such five-year period. Concurrently with the approval by our Board of Directors to appoint Mr. Kingma to be our Principal Financial and Accounting Officer, Mr. Kingma’s employment agreement will be amended to reflect this title change.

Post-Employment Benefits

On March 15, 2022, we entered into amended and restated employment agreements with several key executive employees. The agreements were established to allow them to be terminated at any time by us with or without cause upon written notice to the employee or by the employee for good reason or otherwise. The agreements represent an ongoing termination benefit arrangement, which entitles the employees to nonretirement post-employment benefits, such as severance payment and reimbursement for medical insurance coverage, for five years from date of termination, whether voluntary on the part of the employee or involuntary other than for cause (we have an obligation to make payments in either case) and provides for payments to be made under certain conditions related to a change in control of the Company. Messrs. Rivera, Pope, Matteson and Kingma are entitled to these benefits.

Director Compensation

Non-employee directors receive annual grants, as determined by the Compensation Committee and the Board, of options to purchase shares of Common Stock for their service on the Board. Such options vest immediately upon issuance, have a fair market value exercise price as determined by the Board, and expire seven years from the grant date.

Fiscal 2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)			All Other Compensation ($)	Total ($)
Bennett M. (Mike) Butters	$-	$-	$162,511	(2)	$	$-	$162,511
Andrew Daniels	$-	$-	$223,453	(3)	$	$-	$223,453
Richard Henriques	$-	$-	$189,597	(4)	$	$-	$189,597
John Kingma	$-	$-	$223,453	(5)	$	$-	$223,453
Charles E. McNerney	$-	$-	$162,511	(6)	$	$-	$162,511

		Total Option Shares
		12/31/2022
1)	Mike Butters	153,000
2)	Andy Daniels	62,000
3)	Richard Henriques	89,000
4)	John Kingma	92,000
5)	Charley McNerney	81,320

93

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of March 31, 2023, respecting the beneficial ownership of our outstanding Common Stock by: (i) any holder of more than 5%; (ii) each of the Named Executive Officers and directors; and (iii) our directors and Named Executive Officers as a group, based on 15,370,766 shares of Common Stock outstanding as of March 31, 2023. We expect to effect the Common Stock Reverse Split prior to effectiveness of the registration statement of which this prospectus forms a part. Share information in the table does not give effect to our planned reverse stock split. Except as otherwise indicated, each stockholder listed below has sole voting and investment power over the shares beneficially owned:

Name and Address of Owner(1)	Shares of Common and Preferred Stock Owned Beneficially, as converted into Common Stock	Percent of Class Before the Offering	Percent of Class After the Offering

5% Holders
Nancy S. Nordhoff (2)	2,552,074	12.1%	9.9%
Bennett M. (Mike) Butters (3)	1,200,000	5.7%	4.7%
The Butters Family Revocable Trust(4)	2,429,000	11.6%	9.4%
John Kingma (5)	1,841,320	8.8%	7.2%

Officers and Directors
Chris E. Rivera	13,597	*	*
Steven Pope	14,925	*	*
Kyle J. Kingma	1,222	*	*
Bennett M. (Mike) Butters	1,200,000	5.7%	4.7%
Andrew Daniels (6)	352,818	1.7%	1.4%
Richard Henriques	2,673	*	*
John Kingma (5)	1,841,320	8.8%	7.2%
Charles E. McNerney	21,654	*	*
Donna Morgan Murray
Named Executive Officers and Directors as a group (9 persons)	3,448,209	16.4%	13.4%

*Less than 1%.

(1)	This table excludes an indeterminable number of shares issuable upon conversion of debt which is based on a formula.

(2)	Includes 1,225,626 shares of Common Stock, 333,002 shares of Series A-1 Preferred Stock, 793,645 shares of Series A Preferred Stock. The address for Ms. Nordhoff is P.O. Box 306 Langley, WA 98260.

(3)	The address for Mr. Butters is 3421 Stikes Drive S.E. Lacey, WA 98503.

(4)	John T. Butters and Lisa C. Butters, co-founders of the Company, are the trustees and beneficiaries of The Butters Family Revocable Trust. John Butters is the brother of Bennett Butters. The address for The Butters Family Revocable Trust is P.O. Box 1529 Langley, WA 98260.

(5)	Includes 929,119 shares of Common Stock, 27,907 shares of Series A-1 Preferred Stock, 867,550 shares of Series A Preferred Stock. The address for Mr. Kingma is 1566 Scenic Heights Road Oak Harbor, WA 98277. John Kingma is the father of Kyle J. Kingma.

(6)	Includes 91,256 shares of Common Stock and 163,476 shares of Series A-1 Preferred Stock.

94

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

SEC rules require us to disclose any transaction since the beginning of our last fiscal year or any currently proposed transaction in which we are a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons.

We have entered into related party transactions with Nancy Nordhoff, John Kingma and Andrew Daniels.

Promissory and Convertible Notes

In February and March 2023, we issued two convertibles notes to Nancy Nordhoff, a holder of more than 5% of our Common Stock, in the total amount of $650,000 with maturity dates of June 30, 2023 or upon consummation of a deemed liquidation. The notes each earn interest at 10% and were outstanding as of March 31, 2023.

In December 2022, we issued an unsecured promissory note to John Kingma, a holder of more than 5% of our Common Stock, in the amount of $107,000 with a maturity date of the earlier of (a) December 9, 2023 or (b) the date by which the Debtor receives an Employee Retention Credit (i.e., a payroll tax refund) from the United States Treasury Department, the amount of which is equal to or greater than the principal amount of this Note (“ERC”). The note earns interest at 8% and was outstanding as of March 31, 2023.

In March 2022, we issued an unsecured promissory note to Nancy Nordhoff, a holder of more than 5% of our Common Stock, in the amount of $300,000 with a maturity date of the later of (a) July 15 2022 or (b) the date by which we complete a transaction for the purchase of its equity or debt securities for cash with the principal purpose of raising capital in an amount not less than $2,500,000. The note earns interest at 10% and was outstanding as of March 31, 2023.

In July 2021, we issued an unsecured promissory note to John Kingma, a director, in the amount of $150,000. This note is payable on demand. A payment of $85,000 was applied to the principal in October 2021. The note earns interest at 10% and was outstanding as of March 31, 2023.

In July 2021, we issued an unsecured promissory note to John Kingma in the amount of $35,000. This note is payable on demand. The note earns interest at 10% and was outstanding as of March 31, 2023.

In February 2021, we issued an unsecured convertible note to John Kingma in the amount of $142,000, which replaced a $112,000 promissory note and $30,000 accounts payable, with a maturity of December 2022, or upon a deemed liquidation, and at an interest rate of 10% per annum. At any time this note is outstanding prior to its maturity, the note holder may elect to convert the note at a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by us on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider on or prior to the date of conversion. The convertible note was outstanding as of March 31, 2023.

In February 2021, we issued an unsecured convertible note to John Kingma in the amount of $150,000, which replaced a promissory note, with a maturity of December 2022, or upon a deemed liquidation, and at an interest rate of 10% per annum. At any time this note is outstanding prior to its maturity, the note holder may elect to convert the note at a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by us on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider on or prior to the date of conversion. The convertible note was outstanding as of March 31, 2023.

In February 2021, we issued an unsecured convertible note to John Kingma in the amount of $228,000, which replaced a $200,000 promissory note and included an additional $28,000 loaned amount, with a maturity date of December 31, 2022, or, if earlier, upon a deemed liquidation, and at an interest rate of 10% per annum. Prior to maturity, the note holder may elect to convert the note upon a Company financing or at any other time where upon the conversion price would be equal to 85% of the highest cash price paid for the securities sold in the financing to other investors.

In January 2021, $38,000 in accounts payables due to John Kingma was replaced with an unsecured convertible note, with a maturity of December 2022 or upon a deemed liquidation, and at an interest rate of 3% per annum. At any time this note is outstanding prior to its maturity, the note holder may elect to convert the note at a conversion price equal to 100% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider on or prior to the date of conversion. The convertible note was outstanding as of March 31, 2023.

In February 2021, we issued an unsecured convertible note to Andrew Daniels, a director, through his solely owned limited liability company Lucky Good Dog, LLC in the amount of $30,000 with a maturity date of February 2023, or upon the consummation of a deemed liquidation. If a financing with proceeds of at least $10,000,000 is consummated prior to its maturity, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At maturity, the principal and accrued interest under the convertible note will be automatically converted into Common Stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the maturity date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by us on or prior to the maturity date or (B) grant of options or other similar equity awards to an employee or service provider to purchase Common Stock on or prior to the maturity date, or (2) $9.00. At any time the note is outstanding prior to its maturity, the note holder may elect to convert the outstanding principal and accrued interest into Common Stock at price equal to the higher of the most recent sale price for common stock or (B) exercise price in a grant of options to purchase Common Stock or similar equity awards to an employee or service provider on or prior to the date of conversion. The convertible note earns interest at 10% and was outstanding as of March 31, 2023.

In July 2021, we issued an unsecured convertible note to Andrew Daniels through Lucky Good Dog, LLC in the amount of $600,000, of which $500,000 was converted from a promissory note, with a maturity date of December 2022, or upon the consummation of a deemed liquidation. If a financing with proceeds of at least $10,000,000 is consummated prior to maturity, the note will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time the note is outstanding prior to its maturity, the note holder may elect to convert the note at a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by us on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider on or prior to the date of conversion. The convertible note earns interest at 10% and was outstanding as of March 31, 2023.

Director Consulting Agreement

In 2016, we entered into a consulting agreement with Mr. Bennett Butters, a director of our Board, for the performance of services related to ongoing research and intellectual property development. For the years ended December 31, 2021 and December 31, 2020, we paid $17,000 and $45,000 in accordance with this agreement, respectively. The agreement expires upon termination by us or Mr. Butters.

95

DESCRIPTION OF SECURITIES

General

Our Articles of Incorporation, as amended, authorize us to issue up to 50,000,000 shares of capital stock, consisting of 40,000,000 shares of Common Stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001, 1,817,333 of which are designated as Series A Preferred Stock and 2,400,000 of which are designated as Series A-1 Preferred Stock. In connection with the proposed Common Stock Reverse Split, the authorized shares of Common Stock were increased from 40,000,000 to 100,000,000 shares pursuant to the Articles of Amendment filed on February 16, 2023 with the State of Washington.

As of March 31, 2023, after giving effect to the automatic conversion of all outstanding shares of our Series A Preferred Stock and Series A-1 Preferred Stock into 5,657,219 shares of our common stock in connection with the closing of this offering, there were 21,027,985 shares of Common Stock outstanding (or reserved for issuance). This and the below share information does not reflect our planned Common Stock Reverse Split.

Common Stock

Our Articles of Incorporation authorize the issuance of 40,000,000 shares of Common Stock, par value $0.001. In connection with our proposed Common Stock Reverse Split, the authorized shares of Common Stock were increased from 40,000,000 to 100,000,000 shares pursuant to the Articles of Amendment filed on February 16, 2023 with the State of Washington. The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire Board and, if they do so, minority stockholders would not be able to elect any persons to the Board. Our Bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders’ meetings, except respecting certain matters for which a greater percentage quorum is required by statute or the Bylaws.

Our stockholders have no pre-emptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of Common Stock are entitled to receive such dividends as the Board may, from time to time, declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends in the foreseeable future.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, par value $0.001, We have two series of preferred stock issued and outstanding, Series A Preferred Stock and Series A-1 Preferred Stock. The Board is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting, or other rights or restrictions, including the right to issue convertible securities with no limitations on conversion, which could adversely affect the voting power or other rights of the holders of our Common Stock, substantially dilute a Common Stockholder’s interest, and depress the price of our Common Stock.

The following table provides details regarding the authorized and outstanding shares of our Series A and Series A-1 preferred stock at March 31, 2023 and at each of our fiscal years ended December 31, 2022 and December 31, 2021.

	March 31, 2023
			Shares
	Authorized	Shares	issuable upon	Carrying	Liquidation
	shares	outstanding	conversion	amount	preference
Series A	1,817,333	1,817,225	1,817,225	1,236	3,190
Series A-1	2,400,000	2,399,997	3,839,994	18,000	18,000
Totals	4,217,333	4,217,222	5,657,219	19,236	21,190

	December 31, 2022
			Shares
	Authorized	Shares	issuable upon	Carrying	Liquidation
	shares	outstanding	conversion	amount	preference
Series A	1,817,333	1,817,225	1,817,225	1,236	3,165
Series A-1	2,400,000	2,399,997	3,839,994	18,000	18,000
Totals	4,217,333	4,217,222	5,657,219	19,236	21,165

	December 31, 2021
			Shares
	Authorized	Shares	issuable upon	Carrying	Liquidation
	shares	outstanding	conversion	amount	preference
Series A	1,817,333	1,817,225	1,817,225	1,236	3,066
Series A-1	2,400,000	2,399,997	3,839,994	18,000	18,000
Totals	4,217,333	4,217,222	5,657,219	19,236	21,066

Each share of Series A preferred stock and Series A-1 preferred stock is convertible, at the option of the holder, into Common Stock at a ratio of 1:1 and 1:1.6, respectively. These ratios will be adjusted for any stock split, dividend, combination or other recapitalization. Further, each share of Series A and Series A-1 preferred stock automatically converts into Common Stock (i) with the affirmative vote, written consent or agreement of the holders of a majority of the then outstanding Series A preferred stock and Series A 1 preferred stock, voting together as a class, (ii) upon the voluntary conversion of a majority of the authorized and issued Series A preferred stock or Series A-1 preferred stock, or (iii) immediately prior to the closing of an underwritten initial public offering of Common Stock.

Holders of Series A and Series A-1 preferred stock have the right to vote for each share of Common Stock into which such preferred stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock.

Cash dividends are payable only when, as and if declared by our Board on the Series A and Series A-1 preferred stock. The Series A-1 preferred stockholders have the right to receive dividends prior and in preference to Series A preferred stockholders and our Common Stock at a rate of $7.50 per share. The Series A preferred stockholders have the right to receive dividends prior and in preference to our common stockholders at a rate of $0.68 per share.

Each series of the Series A and Series A-1 preferred stock has liquidation and dissolution preferences over, and restricts the payment of dividends to, other equity securities, including our Common Stock. In the event of any liquidation, dissolution, or winding up, the Series A-1 preferred stock has a preference to any distribution of assets to holders of Series A preferred stock and our Common Stock in an amount per share equal to $7.50, plus declared but unpaid dividends, if any. The Series A preferred stock has a preference to any distribution of assets to holders of our Common Stock in an amount per share equal to $0.68, plus an amount equal to 8% per annum on the issue price of the Series A preferred stock, plus declared but unpaid dividends, if any. As of December 31, 2022, and December 31, 2021, the liquidation preference of each share of Series A preferred stock was $1.74 and $1.69, respectively.

Authority to Issue Stock

The Board has the authority to issue the authorized but unissued shares of Common Stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by current stockholders.

As of March 31, 2023, there were 15,370,766 shares of Common Stock outstanding, and 4,931,735 shares reserved for issuance pursuant to outstanding grants under the Plan. We are authorized, without stockholder approval, to issue additional shares of authorized but unissued capital stock.

96

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of Common Stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation. The directors are elected by a plurality of the outstanding shares entitled to vote on the election of directors.

No Pre-emptive or Similar Rights

Our Common Stock is not entitled to pre-emptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right of First Refusal and Co-Sale Agreement

On March 22, 2002, we entered into a Right of First Refusal and Co-Sale Agreement with John T. Butters, Bennett M. Butters, and Lisa C. Butters (collectively “Founders”), which imposes restrictions on the transfer of our capital stock. The Co-Sale Agreement terminates upon the earlier to occur of (a) the closing of this offering; or (b) a merger, acquisition, share exchange or other transaction or series of transactions in which our shareholders immediately prior to such transaction or series of transactions do not own a majority of the outstanding shares and a majority of the voting power of the surviving entity after such transaction or transactions or any sale, lease or other disposition of all or substantially all of our assets or other dissolution, liquidation or winding up.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time, with preferred stock to be paid first, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our Board is authorized, subject to limitations prescribed by the Washington Business Corporations Act, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix, determine and amend the designation, powers, preferences and rights of the shares of each Series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders, subject to provisions, preferences, voting powers, limitations and relative rights of any series of Preferred Stock then outstanding, the designation, preferences, voting powers, limitations, and relative rights of the shares of any series that is wholly unissued or to be established and to designate the number of shares within that series, before the issuance of any shares of that series. Our Board can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.

Options

As of December 31, 2021, options to purchase 4,370,701 shares of our Common Stock were outstanding under our Plan, of which 4,164,535 were exercisable and of which 206,166 were unvested as of that date.

As of December 31, 2022, options to purchase 3,848,489 shares of our Common Stock were outstanding under our Plan, of which 3,510,286 were exercisable and of which 338,204 were unvested as of that date.

As of March 31, 2023, options to purchase 3,848,489 shares of our Common Stock were outstanding under our Plan, of which 3,702,656 were exercisable and of which 145,833 were unvested as of that date.

Warrants

As of December 31, 2021, warrants to purchase an aggregate of 644,024 shares of our Common Stock were outstanding, with a weighted average exercise price of $10.07 per share. On October 5, 2021, we issued warrants to a non-related party totaling 10,000 shares with an exercise price of $10.22, in connection with a note financing. If unexercised, these warrants will expire on the 7th anniversary of their issuance dates.

As of December 31, 2022, warrants to purchase an aggregate of 465,301 shares of our Common Stock were outstanding, with a weighted average exercise price of $10.02 per share. On January 10, 2022, we issued warrants to a related party totaling 2,000 shares with an exercise price of $3.75, in connection with a note financing. If unexercised, these warrants will expire on the 7th anniversary of their issuance dates.

As of March 31, 2023, warrants to purchase an aggregate of 398,635 shares of our Common Stock were outstanding, with a weighted average exercise price of $9.46 per share. No warrants were issued during the period ending March 31, 2023.

The warrants will expire upon the closing of this offering. The warrants provide that the holder thereof may elect to exercise the warrant on a net “cashless” basis at any time prior to the expiration thereof. Assuming the closing of this offering occurs, the fair market value of one share of our Common Stock in connection with any cashless exercise shall be the closing price or last sale price per share of our Common Stock.

97

Anti-Takeover Effects of our Articles of Incorporation, Bylaws and Washington Law

Our amended and restated Articles of Incorporation (Amended and Restated Articles of Incorporation) and Bylaws will include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Meetings of Shareholders

Our Amended and Restated Articles of Incorporation and our Bylaws will provide that only our Board, our Chairman of our Board, our Chief Executive Officer or our President may call special meetings of shareholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of shareholders. Our Bylaws will limit the business that may be conducted at an annual meeting of shareholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our Bylaws will establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date that our proxy statement was released to shareholders in connection with the previous year’s annual meeting. Our Bylaws will specify the requirements as to form and content of all shareholders’ notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting.

Amendment to our Articles of Incorporation and Bylaws

Any amendment of our amended and restated Articles of Incorporation must first be submitted to our shareholders by us or our Board, and the amendment of certain articles or sections, including articles or sections relating to who may call special meetings of the shareholders, our Board, indemnification of our directors and officers, supermajority voting and amendments to our Bylaws, requires the affirmative vote of at least two-thirds of the outstanding shares entitled to vote on the amendment voting together as a single group. Our Bylaws may be amended by our Board, subject to any limitations set forth in our Bylaws, and may also be amended by the affirmative vote of at least two-thirds of the outstanding shares entitled to vote on the amendment voting together as a single group.

98

Washington Anti-Takeover Law

Washington law imposes restrictions on some transactions between a corporation and significant shareholders. Chapter 23B.19 of the WBCA generally prohibits a target corporation from engaging in specified “significant business transactions” with an “acquiring person.” This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage unsolicited attempts to acquire us. An “acquiring person” is generally defined as a person or group of persons that beneficially owns the voting shares entitled to cast votes comprising 10% or more of the voting power of the target corporation. The target corporation may not engage in “significant business transactions,” as defined in Chapter 23B.19, for a period of five years after the date of the transaction in which the person became an acquiring person, unless (1) the significant business transaction or the acquiring person’s purchase of shares was approved by a majority of the members of the target corporation’s Board prior to the share acquisition causing the person to become an “acquiring person,” or (2) the significant business transaction was both approved by the majority of the members of the target corporation’s Board and authorized at a shareholder meeting by at least two-thirds of the votes entitled to be cast by the outstanding voting shares (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition. “Significant business transactions” include, among other things:

●	a merger or share exchange with, disposition of assets to or issuance or redemption of stock to or from, the acquiring person;
●	a termination of 5% or more of the employees of the target corporation employed in the State of Washington as a result of the acquiring person’s acquisition of 10% or more of the shares, whether at one time or over the five-year period following the share acquisition;
●	a transaction in which the acquiring person is allowed to receive a disproportionate benefit as a shareholder; or
●	liquidating or dissolving the target corporation.

After the five-year period, a “significant business transaction” may occur, as long as it complies with “fair price” provisions specified in the statute or is approved at a meeting of shareholders by a majority of the votes entitled to be counted within each voting group entitled to vote separately on the transaction, not counting the votes of shares as to which the acquiring person has beneficial ownership or voting control. A corporation may not opt out of this statute.

Convertible Notes

2020 — 2022 Notes

We issued 31 unsecured convertible notes between January 2020 and December 2020 with an aggregate principal amount of $1,950,000 (the “2020 Notes”). Between January 2021 and December 2021, we issued an additional 20 unsecured convertible notes with an aggregate principal amount of $1,766,000 (the “2021 Notes”). Between January 2022 and December 2022, we issued an additional 25 unsecured convertible notes in an aggregate principal amount of $2,154,000 (the “2022 Notes”, and together with the 2020 Notes and 2021 Notes, the “2020 — 2022 Notes”). All 2020 — 2022 Notes have a maturity date of the earlier of June 30, 2023 (except for two notes totaling $201,000 due in August 2023) or consummation of a deemed liquidation and bear interest at an annual rate of 10%. Between January and March 2023, nine unsecured convertible notes were issued with an aggregate principal amount of $1,036,000.

The 2020 — 2022 Notes include put features, the terms of which are dependent upon the amount invested. At maturity the principal and accrued interest of convertible notes will be automatically converted into common stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the maturity date, as determined by the higher of the price per Share for the most recent (A) sale of Common Stock to a third party investor on or prior to the maturity date or (B) grant of options or other similar equity awards to an employee or service provider to purchase Common Stock on or prior to the maturity date, or (2) $9.00, in any case rounded down to the nearest whole share of the Common Stock as of the date of conversion. If a financing with proceeds of at least $10,000,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time the convertible notes are outstanding, the holder may (a) elect to convert the outstanding principal and accrued interest into equity securities. Conversion price equal to the highest cash price paid for the nonqualified equity securities or (b) convertible into common stock at a conversion price equal to the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider on or prior to the date of conversion.

During the year ended December 31, 2022, some of the 2020 — 2022 Notes, in the aggregate amount of approximately $1,952,000, were converted into 462,347 shares of Common Stock, at a price of $4.09 per share.

99

Other Notes

We issued an unsecured convertible note in September 2019 with a principal amount of $250,000 and a maturity date of the earlier of February 2022 or consummation of a deemed liquidation, and an annual interest rate of 10%, to a related party.

In June 2019, we issued an unsecured convertible note to a related party in the amount of $500,000 with a maturity date of the earlier of February 2022 or consummation of a deemed liquidation and an annual interest rate of 10%. The conversion price per share is $9.00. In connection with this convertible note issuance, we issued warrants to purchase 27,777 shares of Common Stock at an exercise price of $9.00. In the event this convertible note has not been repaid or converted prior to the maturity date, then upon the maturity date, the outstanding principal and accrued interest shall automatically convert into that number of shares of Common Stock determined by dividing the outstanding principal and accrued interest by $9.00. The convertible note is outstanding as of December 31, 2022.

In January 2020, we issued an unsecured convertible note to a related party in the amount of $250,000 with a maturity date earlier of January 2022 or consummation of a deemed liquidation and an annual interest rate of 10%. The convertible note was outstanding as of December 31, 2022. On September 3, 2021, the Board extended the maturity date to February 28, 2022. At maturity the principal and accrued interest of convertible note will be automatically converted into Common Stock at the lesser of (1) the fair market value per Share on the maturity date, as determined by the higher of the price per Share for the most recent (A) sale of Common Stock to a third party investor on or prior to the maturity date or (B) grant of options or other similar equity awards to an employee or service provider to purchase Common Stock on or prior to the maturity date, or (2) $9.00. If a financing with proceeds of at least $10,000,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors.

In September 2020, we issued an unsecured convertible note to a related party in the amount of $250,000 with a maturity date of September 2022 and an annual interest rate of 10%. The convertible note was outstanding as of December 31, 2022. At maturity the principal and accrued interest of convertible notes will be automatically converted into Common Stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the maturity date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor on or prior to the maturity date or (B) grant of options or other similar equity awards to an employee or service provider to purchase Common Stock on or prior to the maturity date, or (2) $9.00. If a financing with proceeds of at least $10,000,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors.

In August 2018, we issued two unsecured convertible notes in the amount of $63,000 each with maturity dates of August 2020 and an annual interest rate of 10%. The notes have a conversion price equal to the lesser of (1) by dividing the outstanding principal and accrued interest by a conversion price equal to the fair market value per share of Common Stock as of the date of conversion as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor on or prior to date of conversion, or (B) grant of options to an employee or service provider, or (2) $10.22 per Share. Upon the maturity date, any outstanding principal and accrued interest shall automatically convert to shares of Common Stock determined by the conversion price. The convertible notes were outstanding as of December 31, 2022.

In November 2020, we issued an unsecured convertible note to a related party in the amount of $100,000 with a maturity date of December 2022 or upon the consummation of a deemed liquidation and an annual interest rate of 10%. If a financing with proceeds of at least $10,000,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. The conversion price is equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per Share for the most recent (A) sale of Common Stock to a third party investor on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider on or prior to the date of conversion. This convertible note was outstanding as of December 31, 2022.

100

In February 2021, we issued an unsecured convertible note to a related party of $150,000 in exchange for a promissory note, with a maturity of December 2022 or upon a deemed liquidation and an interest rate of 10% per annum. At any time this note may be converted at a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider on or prior to the date of conversion. This convertible note was outstanding as of December 31, 2022.

In February 2021, we issued an unsecured convertible note to a related party of $142,000 in exchange for a $112,000 promissory note and $30,000 accounts payable, with a maturity of December 2022 or upon a deemed liquidation and an interest rate of 10% per annum. At any time, this note may be converted at a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per Share for the most recent (A) sale of Common Stock to a third party investor on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider on or prior to the date of conversion. The convertible note was outstanding as of December 31, 2022.

In February 2021, we issued an unsecured convertible note to a related party of $228,000 in exchange for a $200,000 promissory note and additional $28,000 in cash, with a maturity of December 2022 or upon a deemed liquidation and an interest rate of 10% per annum. Prior to maturity, the related party may elect to convert at conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors.

In January 2021, $38,000 in accounts payables due to a related party was exchanged for an unsecured convertible note with a maturity of December 2022 or upon a deemed liquidation and an interest rate of 3% per annum. At any time, this note may be converted at a conversion price equal to 100% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider on or prior to the date of conversion.

In February 2021, we issued an unsecured convertible note to a related party in the amount of $30,000 with a maturity date of February 2023 or upon the consummation of a deemed liquidation and an interest rate of 10%. per annum. If a financing with proceeds of at least $10,000,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At maturity the principal and accrued interest of convertible notes will be automatically converted into Common Stock at a price per share equal to the lesser of (1) the fair market value per Share of Common Stock on the Maturity Date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor on or prior to the maturity date or (B) grant of options or other similar equity awards to an employee or service provider to purchase Common Stock on or prior to the maturity date, or (2) $9.00. At any time, the holder may elect to convert the outstanding principal and accrued interest into Common Stock at the higher of a sale of Common Stock or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider on or prior to the date of conversion. This convertible note was outstanding as of December 31, 2022.

In July 2021, we issued an unsecured convertible note to a related party in the amount of $600,000, of which $500,000 was in exchange for a promissory note, with a maturity date of December 2022 or upon the consummation of a deemed liquidation and an interest rate of 10% per annum. If a financing with proceeds of at least $10,000,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time, this note may be converted at a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider on or prior to the date of conversion. This convertible note was outstanding as of December 31, 2022

Transfer Agent and Registrar

Our transfer agent is Worldwide Stock Transfer. The principal business address is One University Plaza, Suite 505, Hackensack, NJ 07601. Phone: (201) 820-2008.

101

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Common Stock, and a liquid trading market for our Common Stock may not develop or be sustained after this Offering. Future sales of substantial amounts of our Common Stock in the public market, or the anticipation of these sales, could materially and adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through sales of equity or equity-related securities.

Only a limited number of our Common Stock will be available for sale in the public market for a period of several months after completion of this Offering due to contractual and legal restrictions on resale described below. Nevertheless, sales of a substantial number of our Common Stock in the public market after such restrictions lapse, or the perception that those sales may occur, could materially and adversely affect the prevailing market price of its Common Stock. Although we intend to list its Common Stock on Nasdaq, we cannot ensure that there will be an active market for our Common Stock.

Of the shares to be outstanding immediately after the completion of this offering, we expect that the shares to be sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act; these restricted securities may be sold in the public market only if registered or pursuant to an exemption from registration, such as Rule 144 or Rule 701 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a person who is not deemed to have been an affiliate for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of our Common Stock proposed to be sold for at least six months is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than Company affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, any affiliates or persons selling shares of our Common Stock on behalf of an affiliate is entitled to sell upon expiration of the market standoff agreements and lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

(a)	1% of the number of shares of our capital stock then outstanding; or

(b)	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by an affiliate or person selling shares of our Common Stock on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701 and until expiration of the lock-up period described below.

Lock-Up Agreements

In connection with the Offering, we have agreed, or will agree, to a 6-month “lock-up” period and our officers, directors, and the Butters Revocable Family Trust and Nancy Nordhoff stockholders have agreed, or will agree, to a 6-month “lock-up” period from the closing of this Offering, with respect to the shares that they beneficially own, including shares issuable upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of 6-months, we, our officers directors and the Butters Revocable Family Trust and Nancy Nordhoff following the closing of this offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the underwriters. Officers’ and directors’ 6-month restricted period is subject to extension upon certain events and the terms of the lock-up agreements may be waived at the underwriters’ discretion. The lock-up restrictions, specified exceptions and the circumstances under which the lock-up periods may be extended are described in more detail under “Underwriting.”

102

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our Common Stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operations or to the purchase, ownership or disposition of its shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions, regulated investment companies or real estate investment trusts;

●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

●	tax-exempt organizations or governmental organizations;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code; or

●	persons deemed to sell Common Stock under the constructive sale provisions of the Internal Revenue Code.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our Common Stock, and partners in such partnerships, should consult their tax advisors.

103

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder (other than a partnership) if you are any holder other than:

●	an individual citizen or resident of the United States (for U.S. federal income tax purposes);

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, or other entity treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

Distributions

As described in “Dividend Policy,” we have never declared or paid cash dividends on its Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “— Gain on Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend, or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of shares of our Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States) are generally exempt from the withholding tax described above. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

104

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by you in the United States);

●	you are a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs, and certain other conditions are met; or

●	our Common Stock constitutes a United States real property interest by reason of its status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding your disposition of our Common Stock, or (ii) your holding period for its Common Stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of its other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded Common Stock at any time during the shorter of (i) the five-year period preceding your disposition of our Common Stock, or (ii) your holding period for our Common Stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year (provided you have timely filed U.S. federal income tax returns with respect to such losses). You should consult any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS, regardless of whether any tax was withheld, the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of stock made to you may be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E, or another appropriate version of IRS Form W-8.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act, or FATCA, imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our Common Stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our Common Stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none, or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends on our Common Stock, and under current transition rules, are expected to apply with respect to the gross proceeds from the sale or other disposition of our Common Stock on or after January 1, 2019. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our Common Stock.

Each prospective investor should consult a tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of the our Common Stock, including the consequences of any proposed change in applicable laws.

105

UNDERWRITING

In connection with this Offering, we will enter into an underwriting agreement with The Benchmark Company, LLC as representative of the underwriters in this Offering. Each underwriter named below has severally agreed to purchase from us, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of our Common Stock listed next to its name in the following table:

Name of Underwriter	Number of Shares
The Benchmark Company, LLC	[●]
Brookline Capital Markets, a division of Arcadia Securities, LLC	[●]
Total

The underwriters are committed to purchase all of the shares offered by us other than those covered by the option to purchase additional securities described below, if they purchase any such securities. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The Company has agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discount

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

	Per Share	Total
Public offering price	$	$
Underwriting discount (7%)	$	$
Proceeds, before expenses, to us	$	$

The underwriters propose to offer the shares offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $             per share. If all of the shares offered by us are not sold at the public offering price per share, the underwriters may change the offering price per share and other selling terms by means of a supplement to this prospectus.

We have agreed to pay the out-of-pocket accountable expenses of the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(4)(A).

We have agreed to pay the underwriters’ non-accountable expenses allowance equal to 1.0% of the aggregate gross proceeds of this offering. We have also agreed to pay for a certain amount of the underwriter’s accountable expenses including actual accountable road show expenses for the offering; prospectus tracking and compliance software for the offering; the reasonable and documented fees and disbursements of the underwriter’s counsel up to an amount of $100,000; and preparation of commemorative mementos in such quantities as the underwriter may reasonably request; provided that these actual accountable expenses of the underwriter shall not exceed $125,000 in the aggregate, including the fees and disbursements of the underwriter’s counsel. In addition to the foregoing, the Company shall be responsible for the costs and expenses of background checks on its senior management and directors in an amount not to exceed $7,500.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts, commissions and expenses, will be approximately $                .

106

Option

We have granted the underwriters an option, which is exercisable for up to 30 days after the closing date of the offering, permits the underwriters to purchase up to an additional [●] shares of Common Stock. If the underwriters exercise all or part of this option, they will purchase Common Stock covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount.

Discretionary Accounts

The underwriters do not intend to confirm sales of the Common Stock offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we and our executive officers and directors, and certain of our stockholders, have agreed, or will agree, without the prior written consent of the underwriters not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of our Common Stock or any securities convertible into or exercisable or exchangeable for shares of our Common Stock (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of our Common Stock or securities convertible into or exercisable or exchangeable for shares of our Common Stock or any other securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions. In the case of the Company, the lock-up restrictions shall be for a period of six (6) months following the consummation of the offering to which this prospectus relates, and in the case of our executive officers, directors, and shareholders beneficially owning 5% or more of our Common Stock, the lock-up period shall be for a period of six (6) months following the commencement of sales of the offering to which this prospectus relates.

Right of First Refusal

We have granted the underwriters a right of first refusal to act as lead or joint investment bankers, lead or joint book-runners, lead or joint placement agents, and/or investment banker/advisor, for each and every future public and private equity and debt offering, including all equity linked financings, and for each M&A Transaction, for us, or any successor to or any subsidiary for a period of twelve (12) months following the consummation of the offering.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

107

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the option. If the underwriters sell more securities than could be covered by exercise of the option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of its securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our Common Stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the Common Stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of Common Stock to underwriters and selling group members for sale to their online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors..

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

108

Market Information

The public offering price will be determined by discussions between us and the underwriters. In addition to prevailing market conditions, the factors to be considered in these discussions will include:

●	an assessment of our management and the underwriters as to the price at which investors might be willing to participate in this offering;

●	the history of, and prospects for, us and the industry in which we compete;

●	our past and present financial information;

●	our past and present operations, and the prospects for, and timing of, its future revenues;

●	the present state of our development; and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to us.

An active trading market for our Common Stock may not develop. It is also possible that after the offering, the Common Stock will not trade in the public market at or above the public offering price.

Offer and Sale Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Common Stock offered by this prospectus in any jurisdiction where action for that purpose is required. The Common Stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

109

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

110

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier). This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1.	the transaction does not require a prospectus to be submitted for approval to the AMF;

2.	persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.	the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our Common Stock for their own account and undertake not to transfer, directly or indirectly, our Common Stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

Notice to Prospective Investors in Germany

Our Common Stock may be offered and sold in the Federal Republic of Germany only in compliance with the Prospectus Regulation, the Commission Delegated Regulations (EU) 2019/979 and (EU) 2019/980, each as of March 14, 2019 and the German Securities Prospectus Act (Wertpapierprospektgesetz), as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities. This prospectus has not been approved under the Prospectus Regulation and, accordingly, our Common Stock may not be offered publicly in the Federal Republic of Germany. Our common stock will only be offered in the Federal Republic of Germany in reliance on an exemption from the requirement to publish an approved securities prospectus under the Prospectus Regulation. Any resale of our common stock in Germany may only be made in accordance with the Prospectus Regulation and other applicable laws.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in China

This prospectus will not be circulated or distributed in the PRC and the shares will not be offered or sold and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

111

LEGAL MATTERS

The validity of the Common Stock offered by us in this offering will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Certain legal matters will be passed upon for the underwriter by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

Our financial statements as of December 31, 2022 and 2021, and the two respective fiscal years then ended included in this registration statement have been so included in reliance upon the report of MaloneBailey LLP, Houston, Texas, an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

The financial statements of Hapbee Technologies, Inc. as of December 31, 2022 and 2021 included in this registration statement have been so included in reliance upon the report of Olayinka Oyebola & Co, Lagos, Nigeria, an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available on the website of the SEC referred to above. The information contained in, or that can be accessed through, our website is not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our Common Stock.

112

Hapbee Technologies, Inc.	Page

Supplemental Financial Information to Investors Regarding Hapbee Technologies, Inc.	F-56
Interim Unaudited Consolidated Financial Statements	F-57
Notice of No Auditor Review of Condensed Consolidated Interim Financial Statements	F-58
Condensed Consolidated Interim Statements of Financial Position as of March 31, 2023 (Unaudited) and December 31, 2022 (Audited)	F-59
Condensed Consolidated Interim Statements of Loss and Comprehensive Loss For the three months ended March 31, 2023 (Unaudited) and March 31, 2022 (Unaudited)	F-60
Condensed Consolidated Interim Statements of Changes in EquityFor the three months ended March 31, 2023 and 2022	F-61
Condensed Consolidated Interim Statements of Changes in Cash FlowsFor the three months ended March 31, 2023 and 2022	F-62
Notes to the Condensed Consolidated Interim Financial Statements	F-63

F-1

EMULATE THERAPEUTICS, INC.

Consolidated Balance Sheets (Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash	$168	$94
Accounts receivable, related party	133	236
Prepaid expenses and other current assets	285	16
Total current assets	586	346
Investments	2,079	933
Property and equipment, net	109	109
Finance lease, net	140	186
Right of use assets, net	341	419
Noncurrent assets	66	50
Total assets	$3,321	$2,043
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,942	$2,775
Accrued and other current liabilities	3,555	2,910
Promissory notes payable due to related parties	983	983
Current convertible notes payable	6,032	5,656
Current convertible notes due to related parties	3,187	2,537
Finance lease obligations, current portion	155	155
Operating lease obligation, current portion	205	214
Current promissory notes payable	835	880
SBA promissory notes	6	6
Deferred compensation and postemployment benefits, current portion	7,543	7,155
Total current liabilities	25,443	23,271
Deferred compensation and postemployment benefits, net of current portion	5,522	5,522
SBA promissory notes, net of current	154	154
Finance lease obligations, net of current portion	5	54
Operating lease obligation, net of current portion	161	234
Total liabilities	31,285	29,235
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.001 par value. Authorized 10,000,000 shares:
Series A convertible preferred stock. Authorized, 1,817,333 shares; issued and outstanding, 1,817,225 shares at March 31, 2023 and December 31, 2022	1,236	1,236
Series A-1 convertible preferred stock. Authorized, 2,400,000 shares; issued and outstanding, 2,399,997 shares at March 31, 2023 and December 31, 2022	18,000	18,000
Common stock, $0.001 par value. Authorized, 100,000,000 shares; issued and outstanding, 15,370,766 shares at March 31, 2023 and December 31, 2022	15	15
Additional paid-in capital	145,034	143,675
Accumulated deficit	(192,249)	(190,118)
Total stockholders’ deficit	(27,964)	(27,192)
Total liabilities and stockholders’ deficit	$3,321	$2,043

The accompanying footnotes are integral to the unaudited consolidated financial statements

F-2

EMULATE THERAPEUTICS, INC.

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months ended March 31,
	2023	2022
Royalty revenue, related party	$50	$128
Operating expenses
Research and development	66	100
General and administrative	2,791	5,916
Total operating expenses	2,857	6,016
Loss from operations	(2,807)	(5,888)
Other income (expense):
Unrealized gain (loss) on investment	1,146	(361)
Interest expense	(470)	(969)
Total other income (expense)	676	(1,330)
Net loss	$(2,131)	$(7,218)
Net loss attributable to EMulate Therapeutics	$(2,131)	$(7,218)
Net loss per share, basic and diluted	$(0.14)	$(0.48)
Weighted-average common shares outstanding, basic and diluted	15,370,766	14,906,762

The accompanying footnotes are integral to the unaudited consolidated financial statements

F-3

EMULATE THERAPEUTICS, INC.

Consolidated Statements of Changes in Stockholders’ Deficit (Unaudited)

(In thousands, except share and per share amounts)

	Series A convertible		Series A-1 convertible				Additional		Total
	preferred stock		preferred stock		Common stock		paid-in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balance December 31, 2022	1,817,225	$1,236	2,399,997	$18,000	15,370,766	$15	$143,675	$(190,118)	$(27,192)
Stock-based compensation	-	-	-	-	-	-	1,359	-	1,359
Net loss	-	-	-	-	-	-	-	(2,131)	(2,131)
Balance, March 31, 2023 (unaudited)	1,817,225	$1,236	2,399,997	$18,000	15,370,766	$15	$145,034	$(192,249)	$(27,964)

Balance, December 31, 2021	1,817,225	$1,236	2,399,997	$18,000	14,752,697	$15	$102,109	$(168,509)	$(47,149)
Proceeds from exercise of common stock warrants	-	-	-	-	82,338	-	165	-	165
Exercise of common stock warrants to reduce promissory notes payable	-	-	-	-	234,896	-	961	-	961
Warrant inducement	-	-	-	-	-	-	481	-	481
Stock-based compensation	-	-	-	-	-	-	4,798	-	4,798
Options granted to reduce accrued bonus and deferred compensation	-	-	-	-	-	-	29,254	-	29,254
Net loss	-	-	-	-	-	-	-	(7,218)	(7,218)
Balance, March 31, 2022 (unaudited)	1,817,225	$1,236	2,399,997	$18,000	15,069,931	$15	$137,768	$(175,727)	$(18,708)

The accompanying footnotes are integral to the unaudited consolidated financial statements

F-4

EMULATE THERAPEUTICS, INC.

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	For the Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(2,131)	$(7,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized (gain) loss on investment	(1,146)	362
Depreciation and amortization	52	57
Stock-based compensation	1,359	4,798
Inducement expense	-	481
Right of use operating lease expense	78	27
Change in operating assets and liabilities:
Accounts receivable	103	(70)
Prepaid expenses	(270)	(17)
Other assets	(16)	(65)
Accounts payable	167	55
Right of use operating lease liability	(82)	(167)
Accrued and other current liabilities	636	447
Deferred compensation and postemployment benefits	388	168
Net cash used in operating activities	$(862)	$(1,142)

Cash flows from financing activities:
Payments on finance lease obligations	(55)	(53)
Borrowings on convertible notes payable	1,036	430
Borrowings on promissory notes payable - related party	-	300
Borrowings on promissory notes payable	(45)	-
Proceeds from exercise of common stock warrants	-	165
Net cash provided by financing activities	$936	$842
Net increase (decrease) in cash and restricted cash for the period	74	(300)
Cash and restricted cash at beginning of the year	94	545
Cash and restricted cash at end of the period	$168	$245

Supplemental Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities
Forgiveness of related party liabilities	$-	$29,254
Right of use asset and operating lease obligation recognized under Topic 842	$-	$496
Conversion of convertible notes and accrued interest into common stock	$-	$961

The accompanying footnotes are integral to the unaudited consolidated financial statements

F-5

EMulate Therapeutics, Inc.

Notes to the Consolidated Financial Statements (Unaudited)

For the three months ended March 31, 2023 and 2022

(in thousands, except for share and per share amounts)

(1)	Nature of Business and Basis of Presentation

(a)	Nature of Business

EMulate Therapeutics, Inc. (the “Company”) was incorporated in Washington State on February 7, 2002. EMulate Therapeutics, Inc. is a clinical stage therapeutic device company developing noninvasive therapies for cancers and other serious diseases.

As of the date of this report, the Company was a holding company owning 100% of the following non-operating subsidiaries: Cellsana Therapeutics, Inc., Indolor Therapeutics, Inc. and Mensana Therapeutics, Inc.

In March 2020, the World Health Organization declared COVID-19 a global pandemic. The global status of the COVID-19 pandemic continues to rapidly evolve. The extent to which the pandemic may impact our business and clinical studies will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the pandemic, travel restrictions and social distancing guidelines, business closures or business disruptions and the effectiveness of actions taken to contain and treat the disease. The response to the pandemic may result in permanent changes to the environment in which we operate as described above in ways we are unable to predict. The COVID-19 pandemic may also have the effect of heightening many of the other risks described herein.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. The specific impact on our financial condition, results of operations and cash flows resulting from this conflict is not determinable as of the date hereof. However, to the extent that such military action spreads to other countries, intensifies, or otherwise remains active, such action could result in conditions or circumstances that have a material adverse effect on our financial condition, results of operations, and cash flows.

(b)	Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited consolidated financial statements and notes thereto for the years ended December 31, 2022 and 2021 filed herein. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the consolidated financial statements which would substantially duplicate the disclosures herein have been omitted.

(c)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries as of March 31, 2023 and December 31, 2022. Significant intercompany balance and transaction have been eliminated.

The accompanying consolidated financial statements include Cellsana Therapeutics, Inc., Mensana Therapeutics, Inc. and Indolor Therapeutics, Inc., which are wholly-owned subsidiaries of the Company. These entities are currently non-operating and do not have any operations, assets, liabilities, or contributed equity.

F-6

(d)	Going Concern and Liquidity

As of March 31, 2023 the Company had cash and restricted cash of $168, insufficient revenue to meet its ongoing operating expenses, liabilities of $31,285 accumulated losses of $192,249, and a shareholders’ deficit of $27,964. The Company has generated minimal revenues through its license agreements with Hapbee Technologies. The Company received $50 in royalty revenues and $0 in licensing revenues from a related party during the three months ended March 31, 2023.

The financial statements for the three months ended March 31, 2023 have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, the sale of common stock, and seeking licensing opportunities for its technology in medical and non-medical industries. There is no assurance that this series of events will be satisfactorily completed.

The financial statements do not include any adjustments related to the recoverability and classification of assets and liabilities that may be necessary if the Company is unable to continue as a going concern.

(2)	Summary of Significant Accounting Policies

(a)	Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the estimated fair value of the Company’s common stock; the recoverability of deferred tax assets; stock based compensation to employees as well as equity based transactions with nonemployees; and other contingencies.

(b)	Cash Equivalents and Restricted Cash

The Company considers as cash and cash equivalents all cash on deposit, highly liquid investments with a maturity of three months or less at the date of purchase. There were no cash equivalents held by the Company at March 31, 2023 and December 31, 2022.

The following table provides a reconciliation of cash and restricted cash reported within the accompanying balance sheets that sum to the total of the same such amounts shown in the accompanying statements of cash flows:

	March 31, 2023	December 31, 2022
Cash	$168	$94
Restricted cash included in other long-term assets	-	-
Total cash and restricted cash shown in the consolidated statements of cash flows	$168	$94

F-7

Restricted cash included in other long term assets on the accompanying balance sheets represents a deposit placed in a bank account controlled by the Company whose use is restricted based on the terms of the Company’s operating lease for its headquarter facilities in Bellevue, Washington as the lessor required a reserve account be established.

(c)	Concentration of Credit Risk

The Company places the majority of its cash in one financial institution. At times, cash may be in excess of the FDIC insurance limit. To date, there have been no losses in such accounts.

(d)	Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Equipment originally acquired under capital leases is stated at the present value of future minimum lease payments at inception of the lease less accumulated amortization. Equipment held under capital leases is amortized on a straight line basis over the shorter of the lease term or estimated useful life of the asset. Leasehold improvements are recorded at cost and are depreciated over the shorter of the remaining lease term or their estimated useful lives. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the financial statements, and any resulting gain or loss is recognized as a component of research and development or general and administrative expenses in the statements of operations for the period depending on the nature of the equipment. The majority of the Company’s equipment is used for research and development.

Depreciation and amortization is computed using the straight line method over the estimated useful lives of the assets as follows:

Laboratory and office equipment, furniture and fixtures	5 to 10 years

Leasehold improvements	Shorter of estimated improvement life or lease term

Software and electronic equipment	3 years

Long lived assets, such as equipment, are reviewed for potential impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No other triggering events were identified during the three months ended March 31, 2023 and 2022.

(e)	Finance Leases

Leases are reviewed by management based on the provisions of ASC Topic 842, Leases (“ASC 842”) and examined to see if they are required to be categorized as an operating lease or a finance lease, see note 9(b). The Company leases certain equipment under finance leases. Finance leases are recorded at the present value of the future minimum lease payments at the inception of the lease. As of March 31, 2023 and December 31, 2022 there was $160 and $209 in total financing lease liability, and $140 and $186 in lease financing assets, respectively.

(f)	Investment in Hapbee Technologies, Inc. The Company accounts for investments in less than 50% owned and more than 20% or significant influence owned entities using the equity method of accounting. In accordance with ASC 825-10-15, the Company has elected the fair value option for these investments, with unrealized holding gains and losses during the period included in earnings.

(g)	Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, adopted on January 1, 2018 using the modified retrospective method. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. Central to the revenue recognition framework is a five-step revenue recognition model that requires the Company to:

1)	Identify the contract,
2)	Identify the performance obligations of the contract,
3)	Determine the transaction price of the contract,
4)	Allocate the transaction price to the performance obligations, and
5)	Recognize revenue upon the Company satisfying each performance obligation

F-8

The Company’s primary source of revenue is from royalty and distribution fees under license agreements. There are no performance obligations by the Company and the revenues for the three months ended March 31, 2023 and 2022 were nominal.

(h)	Operating Leases

Leases are reviewed by management based on the provisions of ASC Topic 842, Leases (“ASC 842”) and examined to see if they are required to be categorized as an operating lease or a finance lease, see note 9(b). The Company leases office space under operating lease agreements. For these operating leases, the company recognizes a lease liability equal to the present value of the lease payments and a right of use asset representing its right to use the underlying asset for the lease term. Minimum rent including tenant improvement allowances, rent holidays and rent escalation clauses on operating leases is expensed on a straight-line basis over the term of the lease. See Note 9(b) for more information on finance leases.

(3)	Financial Instruments

Fair value measurements are determined based on the assumption that market participants would use in pricing an asset or liability. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

●	Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

●	Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

●	Level 3: Significant unobservable inputs which reflect a reporting entity’s own assumptions about the assumptions that market participants would use for pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted cash flow model.

The recorded amounts of financial instruments, including cash equivalents, accounts payable, and promissory notes approximate their market values as of March 31, 2023 and December 31, 2022 due to the intended short-term maturities of these financial instruments.

(4)	Investment in Unconsolidated Affiliate

As of September 15, 2020, the Company no longer holds a majority of the board seats of Hapbee and therefore was no longer the primary beneficiary. Concurrently, Hapbee completed a forward stock split on a 1-for-4.5 basis resulting in the total common shares outstanding increasing to 60,547,500 and the Company then holding 28,125,000 common shares post-split (6,250,000 x 4.5). Hapbee amended its articles of incorporation to include multiple voting shares, of which the Company exchanged its 28,125,000 common shares for 281,250 multiple voting shares. The Company was required to remeasure it’s retained interest in Hapbee at fair value and include any resulting adjustments as part of a gain or loss recognized on deconsolidation. The Company shares are 100% held by the Company and escrowed for a period of 36 months. The shares are released from escrow at a rate of 10% upon Listing Date, and 15% every nine months thereafter over the period of 36 months. As of March 31, 2023 154,688 multiple voting shares had been released from Escrow. The Company held approximately 19.6% of the outstanding shares of Hapbee as of March 31, 2023 and December 31, 2022. As the number of outstanding shares dropped below 20%, the Company evaluated its relationship with Hapbee and concluded that it still has significant influence and will account for the investment as such.

The fair value of the Company’s investment in Hapbee was determined using the market price of Hapbee’s publicly-traded shares which are quoted on the TSX Venture Exchange (“TSXV”). The quoted stock price at March 31, 2023, December 31, 2022 and March 31, 2022 was $0.07, $0.03 and $0.23, respectively. The following table sets forth the change in fair value of the Company’s investment in Hapbee for the three months ended March 31, 2023 and 2022:

Investment in Hapbee, as of December 31, 2021	$6,688
Change in fair value	(361)
Investment in Hapbee, 28,125,000 voting shares at March 31, 2022	6,327
Investment in Hapbee, 28,125,000 voting shares at December 31, 2022	933
Change in fair value	1,146
Investment in Hapbee, 28,125,000 voting shares at March 31, 2023	$2,079

F-9

(5)	Property and Equipment

	March 31, 2023	December 31, 2022
Property, Plant, & Equipment	$1,007	1,001
Financed Lease Assets	1,187	1,186
Leasehold improvements	611	611

Less accumulated depreciation and amortization	(2,555)	(2,503)
	$250	295

Depreciation and amortization expense on property and equipment was $52 and $57 for the three months ended March 31, 2023 and 2022, respectively

(6)	Debt

The Company has issued debt to related and non-related parties of the Company. In connection with certain of these notes the Company also issued warrants with a legal life of seven years to purchase common stock. The Company recognizes the cost of warrants issued with the debt as debt discounts in the financial statements, which is recorded at the warrants relative fair value measured based on the grant date fair value of the award. The Company estimates the fair value of each warrant at the grant date by using the Black-Scholes option pricing model. See note 10 for assumptions used to value the warrants. The Company amortizes the discount under the effective interest method over the term of the respective note. The Company evaluated the promissory notes that were converted into convertible notes and determined there was no accounting impact as a result of the modifications. The Company analyzed the conversion options in the convertible note payables for derivative accounting consideration under ASC 815 and determined that the transactions do not qualify for derivative treatment. As of March 31, 2023, future minimum lease payments of the Company’s debt were as follows for the years ending December 31:

2023	$11,043
2024	—
2025	—
2026 and thereafter	154
Total	$11,197

F-10

(a) Notes payable due to related parties as of March 31, 2023 and December 31, 2022:

	March 30, 2023	December 31, 2022
In May 2016, the Company issued an unsecured promissory note to a related party in the amount of $100 with a maturity date of October 2016 and an annual interest rate of 9%. In May 2021, September 2021 and August 2021, a total of $21 was reduced for payment of warrants exercised in lieu of cash proceeds (see note 10(a)). The promissory note is past due and payable upon demand as of March 31, 2023.	$79	$79

In August 2017, the Company issued an unsecured promissory note to a related party in the amount of $200 with a maturity date of August 2019 and an annual interest rate of 8%. The promissory note is past due and payable upon demand as of March 31, 2023.	200	200

In May 2018, the Company issued an unsecured promissory note to a related party in the amount of $100 with a maturity date of May 2019 and an annual interest rate of 9%. In connection with the promissory note issuance the Company issued warrants to purchase 4,892 shares of common stock at an exercise price of $10.22. The Company recorded a discount related to the warrants in the amount of $25. The promissory note is past due and payable upon demand as of March 31, 2023.	100	100

In July 2018, the Company issued an unsecured promissory note to a related party in the amount of $100 with a maturity date of July 2019 and an annual interest rate of 9%. In August 2021, $3 was reduced for payment of warrants exercised in lieu of cash proceeds (see note 10(a)). The promissory note is past due and payable upon demand as of March 31, 2023.	97	97

In July 2021, the Company issued an unsecured promissory note to a related party in the amount of $150 with a maturity date due on demand but no earlier than September 30, 2021. A payment of $85 was applied to the principal in October 2021. The note earns interest at 10% and is past due and payable on demand as of March 31, 2023.	65	65

In July 2021, the Company issued an unsecured promissory note to a related party in the amount of $35 with a maturity date due on demand but no earlier than September 30, 2021. The note earns interest at 10% and is past due and payable on demand as of March 31, 2023.	35	35

In March 2022, the Company issued an unsecured promissory note to a related party in the amount of $300 with a maturity date of (a) July 2022 or (b) the date by which the Company completes a transaction for the purchase of its equity or debt securities for cash with the principal purpose of raising capital in an amount not less than $2,500, The note earns interest at 10% and is past due and payable on demand as of March 31, 2023.	300	300

In December 2022, the Company issued an unsecured promissory note in the amount of $107 with a maturity date of (a) December 2023 or (b) the date by which the Company receives immediately available funds sufficient for such payment in connection with the closing of an underwritten initial public offering, The note earns interest at 8% per annum and is outstanding as of March 31, 2023.	107	107

Notes payable due to related parties	$983	$983
Total notes payable due to related parties	$983	$983

F-11

(b) Note payable due as of March 31, 2023 and December 31, 2022:

	March 30, 2023	December 31, 2022
In December 2017 the Company entered into an unsecured promissory note for $150, bearing interest at a rate of 10% per annum, with a maturity date of July 2022. As per the monthly payment terms of the agreement which were not paid and $34 was due as of December 31, 2022 and included in accounts payable. In August 2021, $78 was reduced for payment of warrants exercised in lieu of cash proceeds (see note 10(a)). The promissory note was converted to a convertible note during the period ending March 31, 2023.	$-	$15

In September 2018 the Company entered into an unsecured promissory note for $100, bearing interest at a rate of 10% per annum, with a maturity date of October 2023. The promissory note was converted to a convertible note during the period ending March 31, 2023.	-	100

In November 2020, the Company entered into an unsecured loan agreement with the Small Business Association via the Economic Injury and Disaster Loan program (EIDL) for $160, bearing interest at a rate of 3.75% per annum, with a maturity date of November 2050. The loan has a general security interest in the Company’s collateral.	160	160

In June 2022, the Company issued an unsecured promissory note in the amount of $100 with a maturity date of the earlier of (a) September 2022 or (b) the date by which the Company receives immediately available funds sufficient for such payment in connection with the closing of an underwritten initial public offering, The note earns interest at 3.33% per month and is past due and payable on demand as of March 31, 2023.	100	100

In June 2022, the Company issued an unsecured promissory note in the amount of $100 with a maturity date of the earlier of (a) December 2022 or (b) the date by which the Company receives immediately available funds sufficient for such payment in connection with the closing of an underwritten initial public offering, The note earns interest at 3.33% per month and is past due and payable on demand as of March 31, 2023.	100	100

In July and August 2022, the Company entered into five unsecured promissory notes totaling $465, with maturity dates of the earlier of (a) January 2023 or (b) the date by which the Company receives immediately available funds sufficient for such payment in connection with the closing of an underwritten initial public offering. The notes earn interest at 3.33% per month and four are past due and payable on demand as of March 31, 2023. One of these notes totaling $200 was converted into a convertible note during September 2022.	265	265

In October 2022, the Company entered into an unsecured promissory note for $100, bearing interest at a rate of 15% per annum, with a maturity date of April 2023. The promissory note is outstanding as of March 31, 2023.	100	100

In December 2022, the Company entered into an unsecured promissory note for $200, bearing interest at a rate of 15% per annum, with a maturity date of June 2023. The promissory note is outstanding as of March 31, 2023.	200	200

In January 2023, the Company entered into five unsecured promissory notes totaling $465, with maturity dates of (a) January 2023 or (b) the date by which the Company receives immediately available funds sufficient for such payment in connection with the closing of an underwritten initial public offering. The notes earn interest at 3.33% per month and four outstanding as of March 31, 2023. One of these notes totaling $200 was converted into a convertible note during September 2022.	50	-

In January and February 2023, the Company entered into two unsecured promissory notes totaling $70, with maturity dates of (a) July and August 2023 or (b) the date by which the Company receives immediately available funds sufficient for such payment in connection with the closing of an underwritten initial public offering. The notes earn interest at 3.33% per month and are outstanding as of March 31, 2023.	20	-

Total notes and SBA loan payables	$995	$1,040
Less notes and SBA loan payables – current	(841)	(886)
Total notes and SBA loan payables, net of current	$154	$154

F-12

(c) Convertible notes due as of March 31, 2023 and December 31, 2022:

	March 31, 2023	December 31, 2022

During 2019, the Company opened a round of unsecured convertible note financing. The round has a Maturity Date of September 6, 2021 with an interest component of 10%. On September 3, 2021 the Board extended the Maturity Date to the earlier of a) February 28, 2022 b) upon the consummation of deemed liquidation. In February 2022, the Board extended the Maturity date of these notes to September 1, 2022. The round includes Put Features for subscribers, the terms of which are dependent upon the amount invested. At maturity the principal and accrued interest of convertible notes will be automatically converted into common stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the Maturity Date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the Maturity Date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase Common Stock on or prior to the Maturity Date, or (2) $9.00, in any case rounded down to the nearest whole share of the common stock as of the date of conversion. If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time the Notes are outstanding prior to the Maturity Date, the Holder may (a) elect to convert the outstanding principal and accrued interest into Equity Securities. Conversion price equal to the highest cash price paid for the Nonqualified Equity Securities or (b) Convertible into common stock at a conversion price equal to the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion

Included in this round, the Company issued an unsecured convertible note in September 2019 in the amount of $250 with a maturity date of the earlier of February 2022 or consummation of a deemed liquidation and an annual interest rate of 10% to a related party. In connection with the convertible note issuance the Company issued warrants to purchase 12,916 shares of common stock at an exercise price of $10.22. The Company recorded a discount related to the warrants in the amount of $65. The Company also recognized a beneficial conversion feature of $64 that will be amortized over the life of the note using the effective interest method. The convertible note is outstanding as of March 31, 2023.	$250	$250

Included in the round, the Company issued 20 unsecured convertible notes between January 2021 – December 2021 for an aggregate amount of $1,766. Between January 2022 – December 2022, the Company issued 25 unsecured convertible notes for an aggregate total of $2,154. Between January 2023 – March 2023, the company issued 7 unsecured convertible notes for an aggregate total of $386. All convertible notes have a maturity date of the earlier of June 30, 2023 or consummation of a Deemed Liquidation and an annual interest rate of 10%, except for two notes totaling $201 due in August 2023. In connection with the 2020 convertible note the Company issued warrants to purchase 25,000 shares of common stock at an exercise price of $10.22. The warrants were offered as a subscription incentive. The Company recorded a discount related to the warrants in the amount of $3. The Company also recognized a beneficial conversion feature of $3 that will be amortized over the life of the note using the effective interest method. Beneficial conversion feature of $18 was in excess of the convertible debt proceeds and therefore was not recognized. The number of warrants granted to each convertible note holder was dependent upon the principal amount of the investor’s note.	6,356	5,580

F-13

In September 2019, the Company issued an unsecured convertible note to a related party in the amount of $500 with a maturity date of the earlier of February 2022 or consummation of a deemed liquidation and an annual interest rate of 10%. The conversion price per share is $9.00. In connection with the convertible note issuance the Company issued warrants to purchase 27,777 shares of common stock at an exercise price of $9.00. The Company recorded a discount related to the warrants in the amount of $139. The Company also recognized a beneficial conversion feature of $139 that will be amortized over the life of the note using the effective interest method. In the event the Note has not been repaid or converted prior to the Maturity Date, then upon the Maturity Date, the outstanding principal and accrued interest shall automatically convert into that number of shares of Common Stock determined by dividing the outstanding principal and accrued interest by the Conversion Price, $9.00. The convertible note is outstanding as of March 31, 2023.	500	500

In January 2020, the Company issued an unsecured convertible note to a related party in the amount of $250 with a maturity date earlier of January 2022 or consummation of a deemed liquidation and an annual interest rate of 10%. The convertible note is outstanding as of September 30, 2022. On September 3, 2021 the Board extended the Maturity Date to February 28, 2022. At maturity the principal and accrued interest of convertible notes will be automatically converted into common stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the Maturity Date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the Maturity Date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase Common Stock on or prior to the Maturity Date, or (2) $9.00. If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time the note is outstanding prior to the maturity date, the holder may elect to convert the outstanding principal and accrued interest into common stock at the higher of a sale of (A) common stock or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion.	250	250

In September 2020, the Company issued an unsecured convertible note to a related party in the amount of $250 with a maturity date of September 2022 and an annual interest rate of 10%. The convertible note is outstanding as of September 30, 2022. At maturity the principal and accrued interest of convertible notes will be automatically converted into common stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the Maturity Date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the Maturity Date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase Common Stock on or prior to the Maturity Date, or (2) $9.00.If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time the note is outstanding prior to the maturity date, the holder may elect to convert the outstanding principal and accrued interest into common stock at the higher of a sale of common stock or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion	250	250

In August 2018, the Company issued two unsecured convertible notes in the amount of $63 each with a maturity date of August 2020 and an annual interest rate of 10% The notes have a conversion price equal to the lesser of (1) by dividing the outstanding principal and accrued interest by a conversion price equal to the fair market value per share of Common Stock as of the date of conversion as determined by the higher of the price per share for the most recent (A) sale of common stock to a third party investor by the Company on or prior to date of conversion, or (B) grant of options to an employee or service provider, or (2) $10.22 per share. Upon the maturity date, any outstanding principal and accrued interest shall automatically convert to shares of common stock determined by the conversion price. The convertible notes are outstanding as of March 31, 2023.	75	75

F-14

In November 2020, the Company issued an unsecured convertible note to a related party in the amount of $100 with a maturity date of December 2022 or upon the consummation of a deemed liquidation. If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time this Note is outstanding prior to the Maturity by a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note earns interest at 10% and is outstanding as of March 31, 2023.	100	100

In February 2021, the Company issued an unsecured convertible note to a related party of $150 which was converted from a promissory note (Refer to table (a)), with a maturity of December 2022, or upon a deemed liquidation and an interest rate of 10% per annum. At any time this Note is outstanding prior to the Maturity by a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note is outstanding as of March 31, 2023.	150	150

In February 2021, the Company issued an unsecured convertible note to a related party of $142 which was converted from a $112 promissory note and $30 accounts payable (Refer to table (a)), with a maturity of December 2022, or upon a deemed liquidation and an interest rate of 10% per annum. At any time this Note is outstanding prior to the Maturity by a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note is outstanding as of March 31, 2023.	142	142

In February 2021, the Company issued an unsecured convertible note to a related party of $228 which was converted from a $200 promissory note and additional $28 principal (Refer to table (a)), with a maturity of December 2022, or upon a deemed liquidation and an interest rate of 10% per annum. Prior to maturity, the related party may elect the conversion upon a Company Financing or as a Voluntary Conversion wherein the conversion price would be equal to 85% of the highest cash price paid for the securities sold in the financing to other investors.	228	228

In January 2021, $38 in accounts payables due to a related party was transferred into an unsecured convertible note, with a maturity of December 2022, or upon a deemed liquidation and an interest rate of 3% per annum. At any time this Note is outstanding prior to the Maturity by a conversion price equal to 100% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion.	38	38

F-15

In February 2021, the Company issued an unsecured convertible note to a related party in the amount of $30 with a maturity date of February 2023 or upon the consummation of a deemed liquidation. If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At maturity the principal and accrued interest of convertible notes will be automatically converted into common stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the Maturity Date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the Maturity Date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase Common Stock on or prior to the Maturity Date, or (2) $9.00. At any time the note is outstanding prior to the maturity date, the holder may elect to convert the outstanding principal and accrued interest into common stock at the higher of a sale of common stock or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note earns interest at 10% and is outstanding as of March 31, 2023.	30	30

In July 2021, the Company issued an unsecured convertible note to a related party in the amount of $600, of which $500 was converted from a promissory note (Refer to table (a)), with a maturity date of December 2022 or upon the consummation of a deemed liquidation. If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time this Note is outstanding prior to the Maturity by a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note earns interest at 10% and is outstanding as of March 31, 2023.	600	600

In March 2023, the Company issued an unsecured convertible note to a related party in the amount of $250, with a maturity date of June 2023 or upon the consummation of a deemed liquidation. If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time this Note is outstanding prior to the Maturity by a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note earns interest at 10% and is outstanding as of March 31, 2023.	250	-

Total convertible notes payable	$9,219	$8,193
Less discounts	-	-
Less current portion of convertible notes to third parties	(6,032)	(5,656)
Less current portion of convertible notes to related parties	(3,187)	(2,537)

Total convertible note payables, net of current portion	$-	$-

During the year ended December 31, 2022, the Company amended the maturity date conversion price per share to a price per share equal to the lesser of (1) the fair market value per share of common Stock on the maturity Date, as determined by the higher of the price per share for the most recent (A) sale of common stock to a third party investor by the Company on or prior to the maturity date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase common stock on or prior to the maturity date, or (2) $4.09. As a result, a total of $961 in principal and accrued interest were converted into 234,896 shares of common stock under the amended conversion terms of the notes. The remaining convertible promissory notes had their maturity dates extended to June 30, 2023. These extended notes will continue to accrue interest under the original terms of the notes.

F-16

(7)	Deferred Compensation and Postemployment Benefits

As of March 31, 2023 and December 31, 2022, the Company had accrued for the following on the accompanying balance sheets:

	March 31, 2023	December 31, 2022
Deferred Executive Compensation, current	$1,596	$956
Postemployment benefits, current	5,947	6,199

Total deferred compensation and postemployment benefits, current	7,543	7,155

Deferred compensation, noncurrent	5,522	5,522
Postemployment benefits, noncurrent	-	-

Total deferred compensation and postemployment benefits	$13,065	$12,677

Deferred Compensation

The Company has established deferred cash compensation arrangements with certain of the Company’s current or former executive officers through individual employment or related severance agreements. Authoritative guidance for compensation indicates that if elements of both current and future services are present in a deferred compensation plan, only the portion applicable to the current services shall be accrued. The Company had accrued a total of $1,596 and $1,090 as of March 31, 2023 and 2022, respectively, relating to these deferred compensation arrangements. The majority of the accrued balance at March 31, 2023 and December 31, 2022 is associated with services provided by participants prior to December 31, 2014, when the Company was in its early clinical development stage. Deferred compensation is not discounted because at the end of each reporting period, the aggregate amount of deferred compensation accrued equals the then present value of the benefit expected to be paid to the participants, as required by authoritative guidance.

Payment of accrued deferred compensation amounts relating to current or past services is contingent on the Company having sufficient funds to pay deferred compensation amounts such that payment does not jeopardize the Company’s ability to continue as a going concern, as determined by the Company’s board of directors, and as outlined in the respective employment or related severance agreements with each participant. At such time as the Company may have sufficient liquid assets in the future to pay accrued deferred compensation and, such that payment of deferred compensation would not jeopardize the Company’s ability to continue as a going concern, it is expected that these liabilities will be settled. Amounts that the Company anticipates will be settled within one year of March 31, 2023 primarily relating to the terms outlined in specific severance agreements with former executive officers are classified as current liabilities, with the remaining amounts classified as long-term liabilities on the accompanying balance sheets.

Payments of the noncurrent deferred compensation balance outstanding at March 31, 2023 are contingent on the Company having sufficient funds as disclosed.

During the year ended December 31, 2022, the Company amended executive employment agreements with officers or employees of the Company. The amended employment agreements, among other matters, forgave certain outstanding amounts owed to these individuals totaling $10,369. The forgiveness is presented in additional paid in capital and is included in the total forgiveness of related party liabilities amount of $29,399.

In June 2023, five company executives elected to forgive their deferred compensation totaling $1,608 in exchange for Restricted Stock Units.

Postemployment Benefits

On September 30, 2016 the Company entered into employment agreements with several key executive employees. The agreements were established to allow them to be terminated at any time by the Company with or without cause upon written notice to the employee or by the employee for good reason or otherwise. The agreements represent an ongoing termination benefit arrangement, which entitles the employees to nonretirement postemployment benefits, such as wages and other benefits, from date of termination, whether voluntary on the part of the employee or involuntary (the Company has an obligation to make payments in either case), and also provide for payments to be made under certain conditions related to a change in control of the Company. Pursuant to authoritative guidance, an employer that provides contractual termination benefits shall recognize a liability when it is probable that employees will be entitled to benefits and the amount can be reasonably estimated. The cost of termination benefits recognized as a liability shall include the amount of any lump-sum payments and the present value of any expected future payments.

F-17

The Company has recorded accruals for nonretirement postemployment benefits based on annual salaries and bonuses that would be paid in the event of voluntary terminations by key executive employees as of March 31, 2023 and December 31, 2022 totaling $11,469 and $11,586, respectively. The liabilities have not been discounted. On August 1, 2017 payments under the original agreement were not made. Beginning on March 5, 2018 and through June 1, 2020, the Company and key executives entered into multiple deferral agreements primarily through an arbitration process that resulted in adjustments to scheduled payments of principal and interest (12% on outstanding principal and accrued interest). The deferral agreements were triggered due to non-payment. Nominal amounts of principal were paid during the three months ended March 31, 2023 and 2022. Amounts that the Company anticipates will be settled within one year of March 31, 2023, primarily relating to the terms outlined in specific severance agreements with former executive officers, are classified as current liabilities, with the remaining amounts classified as long-term liabilities on the accompanying balance sheets. Payments to be made under these agreements are not due until one year after the effective termination date of the employees entitled to these benefits and are settled over a period of time not to exceed three years from the effective termination dates via lump sum payments.

The Company has not recorded any accruals for postemployment benefits that would be payable in the event of involuntary terminations because such amounts are not considered probable as of March 31, 2023. The Company has also not recorded any accruals for postemployment benefits for medical coverage to be paid in some circumstances up to five years after the effective termination dates of certain key executive employees as such amounts are not currently probable and cannot be estimated as of March 31, 2023.

During the year ended December 31, 2022, the Company amended executive employment agreements with officers or employees of the Company. The amended employment agreements, among other matters, forgave certain outstanding amounts owed to these individuals totaling $5,586. The forgiveness is presented in additional paid in capital and is included in the total forgiveness of related party liabilities amount of $29,399.

(8)	Commitments and Contingencies

The Company has or is subject to the following commitments and contingencies:

(a)	Employment Agreements

In addition to the terms of the employment agreements described in note 7 associated with deferred compensation and postemployment benefits, executive employment agreements with key executives outline compensation to be paid in exchange for services including salaries, annual incentive bonuses and stock option grants. As of December 31, 2021, an executive officer of the Company had earned $12,560 in four of four guaranteed annual bonuses payable in years 2017 through 2020, and elected to defer those amounts due to be paid. In March 15, 2022, that executive officer agreed to a revised employment agreement that forgave all guaranteed bonuses totaling $13,160. Additionally, three other executives forgave deferred compensation totaling $210, resulting in a total forgiveness of $13,370. This forgiveness amount is presented in additional paid in capital. A balance of $10 owed to one individual was included in accrued and other current liabilities on the accompanying balance sheets at March 31, 2023 and December 31, 2022.

(b)	CEO Common Stock Bonus in the Event of an Offering

At December 31, 2021, the employment agreement with the Company’s CEO included a potential one time equity bonus to be paid by granting a variable number of shares of common stock in the event of a future offering of the Company’s stock. To receive the equity bonus the CEO must have been employed at the time of an offering, and the Company’s initial market capitalization at the time of the offering must have been greater than or equal to $1 billion for any equity bonus to be paid. The ultimate number of shares to have been granted was also dependent on several factors, including the CEO’s total annual compensation at the time as well as the average total annual compensation at that time of three CEOs of other publicly traded, similarly situated biotechnology companies with equivalent market capitalizations. The number of shares to be received by the CEO increased as a factor of his total annual compensation depending on the size of the initial offering market capitalization, up to a market capitalization of at least $5 billion.

F-18

The potential bonus to have been paid in a variable number of shares was treated as a cash bonus award to be settled in shares of the Company’s stock (a share-settled liability) subject to the authoritative guidance in ASC Topic 450, Contingencies, and ASC Topic 710, Compensation. No compensation expense or accrual would have been recognized in the Company’s financial statements for this cash bonus award until and if an offering meeting all of the conditions outlined in the employment agreement triggering the payment of this share-settled liability occurred.

On March 15, 2022, the Company’s CEO agreed to a revised employment agreement that waived all guaranteed stock bonuses.

(c)	Collaborative Agreements

A collaborative arrangement is a contractual arrangement that involves a joint operating activity. A contract with a collaborator or a partner is in the scope of ASC 606 if the counterparty meets the definition of a customer for part or all of the arrangement. If the counterparty is not considered a customer, these arrangements follow the guidance in ASC Topic 808, Collaborative Arrangements, or other authoritative literature. Arrangements accounted for under ASC 808 can involve two or more parties who are considered collaborators but not customers, and are both: (i) active participants in the activity; and (ii) exposed to significant risks and rewards dependent on the commercial success of the activity.

The Company enters into collaborative arrangements from time to time for the research and development, manufacture and/or commercialization of its products and/or product candidates.

To date the Company’s collaborative arrangements have included any development and commercial performance milestone payments, cost sharing, royalty payments and/or profit sharing. The Company’s collaboration agreements to date have been performed with no guarantee of either technological or commercial success and each is unique in nature.

(d)	Exclusive License Agreement

In 2017 the Company entered into an exclusive patent license agreement for use of the Company’s technology in a specific territory and in a specific field by a third party. The Company received a $3,000 up-front payment under the agreement. Upfront fees are non-refundable and non-cancellable. The Company evaluated the license agreement under ASC 606-10-55-62 and concluded that neither of the criteria exist. The agreement also included further payments the Company could receive contingent on meeting certain milestones. Under the agreement the Company can receive royalties for use of the patents in certain products sold. There were no revenues during the three months ended March 31, 2023 and 2022.

(e)	Exclusive Distribution Agreement

In 2019 the Company entered into an exclusive distribution agreement with a seven-year term and an automatic annual renewal after the initial term, unless terminated prior to renewal, where the Company can earn revenues as a supplier for the third party’s exclusive distribution of the licensed technology in the respective territory. The agreement included an up-front payment to the Company of $50 with further payments contingent on meeting certain milestones. Upfront fees are non-refundable and non-cancellable. The Company evaluated the license agreement under ASC 606-10-55-62 and concluded that neither of the criteria exist. There were no revenues during the three months ended March 31, 2023 and 2022.

(f)	Exclusive License Agreements

In 2019, the Company entered into multiple exclusive license agreements with their former subsidiary, Hapbee for use of the technology. The license agreements required upfront payments of $1,530 and royalties based on Hapbee sales of product utilizing the licensed technology. Upfront fees are non-refundable and non-cancellable. The Company evaluated the license agreement under ASC 606-10-55-62 and concluded that neither of the criteria exist. The license agreements have an initial term of twenty years.

F-19

In 2021, the Company entered into two exclusive license agreements with Hapbee for the use of the technology. The license agreements required an upfront payment of $10 each and royalties based on Hapbee sales of product utilizing the licensed technology. The license agreements have an initial term of twenty years. There was $0 in license revenue during the three months ended March 31, 2023 and 2022.

Royalty Revenues

In accordance with two licensing agreements with a related party, the Company has collected royalty revenues in the amount of $50 and $128 during the three months ended March 31, 2023 and 2022, respectively.

(g)	Consulting Agreements

In 2016, the Company entered into a consulting agreement with a director of the Company for the performance of services related to ongoing research and intellectual property development. During the three months ended March 31, 2023 and 2022, no payments were made in accordance with this agreement. A balance of $89 owed to the director was included in accounts payable on the accompanying balance sheet at March 31, 2023 and 2022.

(h)	Legal Matters and Arbitration

The Company is subject from time to time to other legal proceedings and claims arising in the ordinary course of business. At this time, the Company does not believe that the resolution of any such matters will have a material adverse effect on its financial position, results of operations or cash flows.

(9)	Leases

(a)	Operating Leases

The Company is party to lease agreements for headquarters and research facilities located in Seattle, Washington that are classified as operating leases in accordance with ASC 842. The Company has irrevocable standby letters of credit with a bank issued to the Company’s landlord. The letter of credit is secured by $200 in cash funds controlled by the Company and is classified as other long term assets on the accompanying balance sheets as of December 31, 2021. The letter of credit expired on January 31, 2022.

In March 2021, the Company entered into a lease agreement for lab space in Kent, Washington under a non-cancelable lease which commenced in April 2021. The lease agreement expires in April 2024. This resulted in the Company recognizing $79 as a right of use asset and operating lease obligation upon commencement of the lease.

In January 2022, the Company entered into a sublease agreement to lease office space in Bellevue, Washington under a non-cancelable lease which commenced in February 2022. The lease agreement expires in December 2024. This resulted in the Company recognizing $497 as a right of use asset and operating lease obligation upon commencement of the lease.

The table below presents the operating lease related assets and liabilities recorded on the Company’s consolidated balance sheets as of March 31, 2023 and 2022.

	March 31, 2023	December 31, 2022
Assets
Right of use assets, net	$341	$419
Total lease assets	$341	$419

Liabilities
Current liabilities
Operating lease obligation, current portion	$205	$214
Noncurrent liabilities
Operating lease liability	161	234
Total lease liability	$366	$448

F-20

As of March 31, 2023, future minimum lease payments under operating leases were as follows:

2023	$157
2024	209
$366

Net rent expense for facilities under operating leases was $62 and $51 for the three months ended March 31, 2023 and 2022, respectively. Cash paid for amounts included in the measurement of lease liabilities was $62 and $51 for the three months ended March 31, 2023 and 2022, respectively. Due to the coronavirus epidemic, the Company negotiated deferral agreements with two leaseholders in 2020.

(b)	Finance Leases

The Company leases certain equipment under finance leases. Finance leases are recorded at the present value of the future minimum lease payments at the inception of the lease. Equipment capitalized under finance leases as of March 31, 2023 and December 31, 2022 totaled $1,186. Due to the coronavirus epidemic, the Company negotiated deferral agreements, extending lease terms for specific agreements 1-3 months in 2020. The table below presents the finance lease related assets and liabilities recorded on the Company’s consolidated balance sheets as of March 31, 2023 and December 31, 2022.

	March 31, 2023	December 31, 2022
Assets
Finance lease, net	$140	$186
Total lease assets	$140	$186

Liabilities
Current liabilities
Finance lease obligation, current portion	$155	$155
Noncurrent liabilities
Finance lease liability	5	54
Total lease liability	$160	$209

As of March 31, 2023, future minimum lease payments under finance leases were as follows:

2023	$130
2024	68
Total minimum lease payments	198
Less imputed interest	38
$160

(10)	Convertible Preferred Stock

The Company’s amended articles of incorporation provide that it has authorized for issuance 10,000,000 shares of classes of preferred stock, with a par value of $0.001 per share. Shares of preferred stock may be issued in one or more series, with designations, preferences, and limitations established by the Company’s board of directors.

The Company’s Series A convertible preferred stock consists of 1,817,333 authorized shares and cannot be increased or decreased. As of March 31, 2023 and 2022 the Company had issued 1,817,225 of Series A convertible preferred stock in exchange for cash or the conversion of promissory notes.

The Series A-1 convertible preferred stock consists of 2,400,000 authorized shares and cannot be increased or decreased. As of both March 31, 2023 and 2022, the Company had issued approximately 2,400,000 shares of Series A-1 convertible preferred stock in exchange for cash or the conversion of promissory notes.

The Company did not incur any significant financing costs with respect to the issuance of its Series A or Series A-1 convertible preferred stock.

	March 31, 2023
	Authorized shares	Shares outstanding	Shares issuable upon conversion	Carrying amount	Liquidation preference
Series A	1,817,333	1,817,225	1,817,225	1,236	3,190
Series A-1	2,400,000	2,399,997	3,839,994	18,000	18,000
Totals	4,217,333	4,217,222	5,657,219	19,236	21,190

	December 31, 2022
	Authorized shares	Shares outstanding	Shares issuable upon conversion	Carrying amount	Liquidation preference
Series A	1,817,333	1,817,225	1,817,225	1,236	3,165
Series A-1	2,400,000	2,399,997	3,839,994	18,000	18,000
Totals	4,217,333	4,217,222	5,657,219	19,236	21,165

(a)	Ranking

Each series of preferred stock has liquidation and dissolution preferences over, and restricts the payment of dividends to, other equity securities of the Company including its common stock. The Series A-1 convertible preferred stock has liquidation and dissolution preferences over Series A convertible preferred stock and common stock. Series A convertible preferred stock has liquidation and dissolution preferences over common stock.

F-21

(b)	Dividends

Cash dividends are payable only when, as and if declared by the Company’s board of directors on the Series A and Series A-1 convertible preferred stock. Any such dividends shall not be cumulative.

The Series A-1 convertible preferred stockholders hold a dividend preference over other holders. The Series A-1 convertible preferred stock dividend preference gives the Series A-1 convertible preferred stockholders the right to receive dividends prior and in preference to declaration or payment of any dividend on the Series A convertible preferred stock or the Company’s common stock, at a rate of $7.50 per share.

The Series A convertible preferred stockholders hold a dividend preference over certain other holders. The Series A dividend preference gives the Series A convertible preferred stockholders the right to receive dividends prior and in preference to declaration or payment of any dividend on the Company’s common stock, at a rate of $0.68 per share.

The Series A and Series A-1 convertible preferred stock and convertible preferred stock dividend preferences are not cumulative. This right is received only when, as and if declared by the board of directors. The Series A and A-1 convertible preferred stock dividend preferences shall be deemed waived upon conversion of the Series A and Series A-1 convertible preferred stock into common stock. There were no dividends paid during the three months ended March 31, 2023.

(c)	Redemption

The Series A and Series A-1 convertible preferred stock do not contain mandatory redemption features.

Any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, constitutes a liquidation, including a deemed liquidation including the sale of all or substantially all of the Company’s assets or the acquisition of the Company by means of a merger, consolidation, share exchange, or reorganization that transfers voting control in excess of fifty percent (50%) of the Company’s voting power. This triggers the payment of liquidation preference amounts under the terms of the preferred stock designations. These liquidation characteristics do not require classification of any outstanding series of convertible preferred stock outside of the shareholders’ equity/deficit section of the accompanying balance sheets as there are no factors associated with a liquidation considered to be outside the control of the Company. As such, the Series A and Series A-1 convertible preferred stock are classified as a component of stockholders’ equity/deficit.

(d)	Liquidation Preference

In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of Series A-1 convertible preferred stock shall receive, prior and in preference to any distribution of the assets to holders of the Company’s Series A convertible preferred stock and common stock an amount per share equal to $7.50, plus declared but unpaid dividends, if any. If the assets and funds are insufficient to pay this liquidation preference, then the entire assets or funds of the Company will be distributed evenly to holders of Series A-1 convertible preferred stock.

Holders of Series A convertible preferred stock shall receive, prior and in preference to any distribution of the assets to holders of the Company’s common stock an amount per share equal to $0.68, plus an amount equal to 8% per annum on the issue price plus declared but unpaid dividends, if any. As of March 31, 2023 and December 31, 2022, the liquidation preference of each share of Series A convertible preferred stock is $1.76 and $1.74, respectively. If the assets and funds are insufficient to pay this liquidation preference, then the entire assets or funds of the Company will be distributed evenly to holders of Series A convertible preferred stock.

Once all of the above has occurred, the remaining assets will be distributed to holders of the Company’s common stock on a pro rata basis.

F-22

(e)	Voting Rights

Holders of shares of each of the series of convertible preferred stock shall have the right to vote for each share of common stock into which such preferred stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled, together with the holders of common stock, with respect to any question upon which holders of common stock have the right to vote.

(f)	Conversion Rights

Each share of Series A and Series A-1 convertible preferred stock shall be convertible, at the option of the holder thereof, into common stock as determined at a ratio of 1:1 and 1:1.6, respectively. These ratios will be adjusted for payment of all or any portion of any stock split, dividend, combination, or other recapitalization as defined.

Further, each share of Series A and Series A-1 convertible preferred stock shall automatically be converted into common stock (i) with the approval, by affirmative vote, written consent or agreement, of the holders of a majority of the then outstanding Series A convertible preferred stock or Series A 1 convertible preferred stock, voting together as a class, (ii) upon the prior voluntary conversion of a majority of the Series A or A-1 convertible preferred stock, or (iii) immediately prior to the closing of an underwritten initial public offering of common stock.

(11)	Common Stock

The Company’s amended articles of incorporation provide for authorization to issue 40,000,000 shares of common stock, with a par value of $0.001 per share. The authorized shares of Common Stock were increased from 40,000,000 to 100,000,000 shares pursuant to the Articles of Amendment filed on February 16, 2023 with the State of Washington. Holders of common stock are entitled to one vote per share, and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no preemptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares. Common stock is subordinate to the outstanding series of convertible preferred stock with respect to dividend rights and rights upon liquidation, winding up, and dissolution of the Company. The holders of shares of common stock are entitled to one vote for each share held.

(a)	Proceeds from Issuance of Common Stock

There were no cash proceeds from the sale of common stock received during the three months ended March 31, 2023 and 2022.

During the three months ended March 31, 2022, 15 convertible notes reached maturity on February 28, 2022 These notes converted at a total of $961 into 234,896 shares of Common Stock.

During the three months ended March 31, 2022, 82,338 warrants were exercised for cash proceeds of $165.

(b)	Shares Reserved for Issuance

The following shares of common stock were reserved for issuance at March 31, 2023 and December 31, 2022:

	Shares
	March 31, 2023	December 31, 2022
Series A convertible preferred stock issued and outstanding	1,817,225	1,817,225
Series A-1 convertible preferred stock issued and outstanding	3,839,994	3,839,994
Stock options approved to be issued from 2016 Stock Incentive Plan	3,848,489	3,848,489
Common stock warrants issued and outstanding	398,635	465,301
	9,904,343	9,971,009

F-23

(c)	Stockholder Agreements

The Company, the founding stockholders, and other stockholders are party to a Right of First Refusal and Co Sale Agreement that provide for certain restrictions on the transfer of Company stock. The Company has the right of first refusal if any stockholder owning stock wishes to dispose of their stock; the founding stockholders have the right of second refusal on such shares in their pro rata share of ownership.

(d)	Common Stock Warrants

During the three months ended March 31, 2022, the Company issued warrants for services totaling 2,000 at an exercise price of $3.75 with an expiration term of 7 years. The Company calculated the fair value using the Black Scholes option pricing model totaling $15, the amount is included in stock-based compensation expense in the accompanying statements of operations.

In 2022, the Company offered to two warrant holders an inducement to exercise all or a portion of their warrant for reduced exercise prices ranging from $9.00 to $10.22 per share to $2.00 per share. The warrant holders accepted the inducement offers in January 2022 and subsequently exercised 82,338 shares under the warrant agreements. The inducement resulted in a modification to the award. The Company calculated the fair value of the inducement using the Black-Scholes option pricing model and recognized expense for the difference in fair value of the modified warrant and the fair value of the warrant immediately before modification of $481, which has been recorded as an inducement expense during the three months ended March 31, 2023. Assumptions used in the Black-Scholes option pricing model are consistent with those used in its stock based compensation calculations disclosed in Note 11(a).

The fair market value of warrants issued during the three months ended March 31, 2022 was determined using the Black-Scholes option pricing model. The assumptions are the same as those used to value the Company’s stock option awards. There were no warrants issued during the three months ended March 31, 2023.

A summary of the warrants as of March 31, 2023 and December 2022 and the changes during the three months ended March 31, 2023 and the year ended December 31, 2022 are presented below:

		Weighted	Weighted
		average	average
	Number	exercise	contractual
	of warrants	price	life in years
Balance at December 31, 2021	644,024	10.07	4.02
Granted	2,000	3.75
Exercised	(155,723)	9.63
Expired	(25,000)	13.35
Balance at December 31, 2022	465,301	10.02	3.08
Granted	-	-
Exercised	-	-
Expired	(66,666)	13.35
Balance at March 31, 2023	398,635	9.46	3.34

As of March 31, 2023 and December 31, 2022, there is $1 intrinsic value of the outstanding stock warrants.

F-24

(12)	Stock Based Compensation

Equity Incentive Plan

As of March 31, 2023, the Company’s equity incentive plan included the 2002 Stock Incentive Plan as amended (the “2002 Plan”), the Company’s 2016 Stock Option Plan (the “2016 Plan”), and the Amended and Restated 2016 Equity Incentive Plan (the “Restated 2016 Plan”) (together, the “Plans”), and provide for the granting of incentive stock options, nonqualified stock options and restricted stock units.

Options granted under the Plans generally vest either immediately or over a period of one year from the date of grant with certain options granted in 2022 and 2021 vest over four years, and generally expire seven years from date of grant. Restricted stock units are subject to time-vesting and liquidity event vesting.

As of March 31, 2023 and December 31, 2022, there were no shares available for grant under the 2002 Plan. As of March 31, 2023 and December 31, 2022, there were 1,651,511 shares available, for the Company to grant under the 2016 Plan of 5,500,000 shares. Restricted stock units are subject to time-vesting and liquidity event vesting.

The grant date fair value of each option award is estimated on the date of grant using the Black Scholes Merton option pricing model. The options granted have a contractual term of 7 years. The Company uses the contractual term to determine the expected term of employee and nonemployee grants. The Company uses comparable peer group public company data to estimate the expected volatility. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for the expected term of the option. The Company accounts for forfeitures as they occur; as such, the Company does not estimate forfeitures at the time of grant.

(a)	Stock Option Awards

The table below sets forth the assumptions used on the date of grant for estimating the fair value of options granted to employees and non-employees during the three months ended March 31, 2022. There were no options granted during the three months ended March 31, 2023.

	March 31, 2023	December 31, 2022
Weighted average expected term (years)	7.00	7.00
Risk-free interest rate	1.71-2.16%	1.71-2.16%
Dividend yield	0	0
Volatility	70%	70%

Employees

The Company recognized $41 and $4,106 in stock-based compensation expense to employees in the accompanying statements of operations for the three months ended March 31, 2023 and 2022, respectively.

As of March 31, 2023, the total unrecognized compensation expense related to unvested stock options granted to employees is $444 which is expected to be recognized over a period of 4 years.

Non-employees

The Company recognized $0 and $676 in stock-based compensation expense to nonemployees in the accompanying statements of operations for the three months ended March 31, 2023 and 2022, respectively. There is no remaining unrecognized expense for nonemployee options as of March 31, 2023.

F-25

The following table summarizes the Company’s stock option activity for the three months ended March 31, 2023 and the year ended December 31, 2022 are presented below:

		Weighted	Weighted
		average	average
	Number	exercise	contractual
	of shares	price	life in years
Balance at December 31, 2021	4,370,701	10.46	3.61
Granted	823,034	4.09	-
Exercised	-	-	-
Forfeited	-	-	-
Expired	(1,345,246)	13.25	-
Balance at December 31, 2022	3,848,489	8.12	4.38
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Balance at March 31, 2023	3,848,489	8.12	4.13

As of March 31, 2023 and December 31, 2022, there is $0 intrinsic value of the outstanding stock options.

As of March 31, 2023, total stock options exercisable is 3,702,656.

There were 823,034 options granted to employees and non-employees during the three months ended March 31, 2023.

The following tables reflects the components of stock-based compensation expense recognized in the accompanying statements of operations for the period ended March 31:

	Stock	Stock	Common stock	Common stock
	options –	options –	warrants –	warrants –
March 31, 2022	employees	nonemployees	employees	nonemployees	Total
Research & Development	60	-	-	-	60
General & Administrative	4,046	676	-	16	4,738
	4,106	676	-	16	4,798

	Stock options –	Stock options –	Common stock warrants –	Common stock warrants –	Restricted stock awards
March 31, 2023	employees	nonemployees	employees	nonemployees	employees	Total
Research & Development	17	-	-	-	4	21
General & Administrative	24	-	-	-	1,314	1,338
	41	-	-	-	1,318	1,359

The weighted average grant date fair value of options granted during the three months ended March 31, 2022 was $6.21. There were no options granted during the three months ended March 31, 2023. There were no options exercised during the three months ended March 31, 2023 and 2022.

F-26

Restricted Stock Units

During the year ended December 31, 2022, the Company authorized the issuance of restricted stock units (RSU) totaling 2,200,000 shares of common stock of which 1,524,343 shares were granted in April 2022 at a price of $4.09. These time-based RSU’s vest 50% on the one year anniversary of the grant date, with 1/8th of the award vesting each quarter thereafter. The RSU’s will also vest upon a liquidity event, as defined in the RSU agreement as an offering, merger or acquisition. During the three months ended March 31, 2023, there was $1,318 in stock based compensation recognized in the accompanying consolidated statement of operations related to the vesting of these RSU’s.

As of March 31, 2023, 1,524,343 RSU’s were both outstanding and unvested, and the total unrecognized stock compensation expense related to these awards was $1,183.

(13)	Net Income (Loss) Per Share

Net income (loss) per share is presented in conformity with the two-class method required for multiple classes of common stock and participating securities. The participating securities include Series A and Series A-1 convertible preferred stock, as the holders of these series of preferred stock are entitled to receive a noncumulative dividend in preference to the common stockholders in the event that a dividend is declared on common stock. No dividend was declared on common stock during the three months ending March 31, 2023 and 2022; therefore, there was no allocation of earnings to these participating securities for the three months ending March 31, 2023 and 2022. The holders of Series A and Series A-1 preferred stock do not have a contractual obligation to share in the losses. As such, net income (loss) for the three months ending March 31, 2023 and 2022 were not allocated to these participating securities.

Basic income (loss) per share is computed using the weighted average number of common shares outstanding during the period and excludes any dilutive effects of common stock equivalent shares such as stock options, warrants, convertible notes, and convertible preferred stock. Diluted income (loss) per share is computed using the weighted average number of common shares outstanding and potentially dilutive common stock options, warrants, convertible notes, and convertible preferred stock.

The following table sets forth the reconciliation of the numerator and denominator utilized in the computation of basic and diluted net income (loss) per share attributable to common stockholders during the periods presented:

	March 31, 2023	March 31, 2022
Numerator
Net income (loss)	$(1,709)	$(7,218)
Participating securities:
Income allocated to participating securities	-	-
Net income (loss) attributable to common stockholders, for basic and diluted	$(1,709)	$(7,218)

Denominator
Weighted-average common shares outstanding, for basic computation	15,370,766	14,906,762
Assumed exercise of warrants, net of shares assumed reacquired under the treasury stock method	-	-
Assumed conversion of preferred stock under the if-converted method	-	-
Weighted average shares outstanding for diluted computation	15,370,766	14,906,762

Net income(loss) per share attributable to common stockholders, basic and diluted	$(0.11)	(0.48)

F-27

The following potentially dilutive shares of convertible preferred stock, convertible notes payable, and common stock options and warrants were not included in the calculation of diluted shares above as the effect would have been anti-dilutive:

	March 31, 2023	March 31, 2022
Convertible preferred stock	5,657,219	5,657,219
Convertible notes payable	2,667,944	2,045,207
Common stock options and warrants	1,869,867	1,869,867
Total	10,195,030	9,572,293

For the three month period ending March 31, 2023, common stock equivalents of 396,635and 1,980,622, respectively, related to warrants and stock options were excluded from diluted earnings per share as the exercise price of these instruments was greater than the average price of the Company’s common stock price throughout the period. For the year ended December 31, 2021, common stock equivalents of 488,301 and 3,303,868, respectively, related to warrants and stock options were excluded from diluted earnings per share as the exercise price of these instruments was greater than the average price of the Company’s common stock price throughout the period.

(14)	Subsequent Events

The Company has evaluated subsequent events and transactions through the date the financial statements were available for issuance and identified the below transactions that need to be reported.

Between April and June 2023, the Company issued four convertible notes to shareholders and a related party totaling $763 with maturity dates between June and August 2023. These notes include Put Features for subscribers, the terms of which are dependent upon the amount invested. At maturity the principal and accrued interest of the notes will be automatically converted into common stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the Maturity Date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the Maturity Date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase Common Stock on or prior to the Maturity Date, or (2) $9.00, in any case rounded down to the nearest whole share of the common stock as of the date of conversion. If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time the notes are outstanding prior to the Maturity Date, the Holder may (a) elect to convert the outstanding principal and accrued interest into Equity Securities. Conversion price equal to the highest cash price paid for the Nonqualified Equity Securities or (b) Convertible into common stock at a conversion price equal to the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion.

In June 2023, the Company issued one unsecured promissory note to a shareholder totaling $30 with a maturity date of September 1, 2023. The note earns interest at 15% per annum and allows for prepayment.

In June 2023, the Company issued one unsecured promissory note to a shareholder totaling $313 with a maturity date of December 1, 2023 in exchange for the cancellation of a December 2022 note of $200 plus $13 in interest. The note earns interest at 18% per annum and allows for prepayment.

On June 1, 2023, five executives forgave unpaid compensation amounts owed to them. This resulted in forgiveness of $1,608 in accrued compensation as of March 31, 2023 plus additional amounts through June 30, 2023. The same executives were awarded a total of 4,959,109 restricted stock units. Also, directors and six employees were awarded 779,775 restricted stock units. Later in June 2023, and consistent with the Company’s Amended and Restated 2016 Equity Incentive Plan, all directors, executives and other employees confirmed that as of June 15, 2023, they held no stock options from the Company.

In June 2023, the Company extended the maturity date on all convertible promissory notes from June 30, 2023 to August 15, 2023.

F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

EMulate Therapeutics, Inc

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of EMulate Therapeutics, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2020.

Houston, Texas

July 7, 2023

F-29

EMULATE THERAPEUTICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$94	$345
Accounts receivable, related party	236	-
Prepaid expenses and other current assets	16	-
Total current assets	346	345
Investments	933	6,688
Property and equipment, net	109	130
Finance lease, net	186	374
Right of use assets, net	419	-
Restricted cash	-	200
Noncurrent assets	50	-
Total assets	$2,043	$7,737
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,775	$2,755
Accrued and other current liabilities	2,910	14,937
Promissory notes payable due to related parties	983	576
Current convertible notes payable	5,656	4,974
Current convertible notes due to related parties	2,537	2,503
Finance lease obligations, current portion	155	198
Operating lease obligation, current portion	214	-
Current promissory notes payable	880	-
SBA promissory notes	6	9
Deferred compensation and postemployment benefits, current portion	7,155	13,320
Total current liabilities	23,271	39,272
Deferred compensation and postemployment benefits, net of current portion	5,522	14,577
Convertible notes payable	-	201
Convertible notes due to related parties	-	30
Promissory notes payable	-	115
SBA promissory notes, net of current	154	465
Finance lease obligations, net of current portion	54	226
Operating lease obligation, net of current portion	234	-
Total liabilities	29,235	54,886
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.001 par value. Authorized 10,000,000 shares:
Series A convertible preferred stock. Authorized, 1,817,333 shares; issued and outstanding, 1,817,225 shares at December 31, 2022 and December 31, 2021	1,236	1,236
Series A-1 convertible preferred stock. Authorized, 2,400,000 shares; issued and outstanding, 2,399,997 shares at December 31, 2022 and December 31, 2021	18,000	18,000
Common stock, $0.001 par value. Authorized, 100,000,000 shares; issued and outstanding, 15,370,766 and 14,752,697 shares at December 31, 2022 and December 31, 2021, respectively	15	15
Additional paid-in capital	143,675	102,109
Accumulated deficit	(190,118)	(168,509)
Total stockholders’ deficit	(27,192)	(47,149)
Total liabilities and stockholders’ deficit	$2,043	$7,737

The accompanying footnotes are integral to the consolidated financial statements

F-30

EMULATE THERAPEUTICS, INC.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	For the Years ended December 31,
	2022	2021
Royalty revenue, related party	$294	$221
License revenue, related party	-	20
Operating expenses
Research and development	658	1,536
General and administrative	13,590	10,033
Total operating expenses	14,248	11,569
Loss from operations	(13,954)	(11,328)
Other income (expense):
Unrealized loss on investment	(5,755)	(8,089)
Other income	314	318
Interest expense	(2,214)	(2,993)
Total other income (expense)	(7,655)	(10,764)
Net loss	$(21,609)	$(22,092)
Net loss attributable to EMulate Therapeutics	$(21,609)	$(22,092)
Net loss per share, basic and diluted	$(1.43)	$(1.61)
Weighted-average common shares outstanding, basic and diluted	15,150,336	13,744,737

The accompanying footnotes are integral to the consolidated financial statements

F-31

EMULATE THERAPEUTICS, INC.

Consolidated Statements of Changes in Stockholders’ Deficit

(In thousands, except share and per share amounts)

	Series A		Series A-1
	convertible preferred stock		convertible preferred stock		Common stock		Additional paid-in	Accumulated	Total stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balance, December 31, 2020	1,817,225	$1,236	2,399,997	$18,000	13,738,293	$14	$92,303	$(146,417)	$(34,864)
Proceeds from exercise of common stock warrants	-	-	-	-	965,306	1	1,637	-	1,638
Exercise of common stock warrants to reduce promissory notes payable	-	-	-	-	49,098	-	102	-	102
Warrant inducement	-	-	-	-	-	-	831	-	831
Stock-based compensation	-	-	-	-	-	-	6,038	-	6,038
Options granted to reduce accrued bonus and deferred compensation	-	-	-	-	-	-	1,198	-	1,198
Net loss	-	-	-	-	-	-	-	(22,092)	(22,092)
Balance, December 31, 2021	1,817,225	$1,236	2,399,997	$18,000	14,752,697	$15	$102,109	$(168,509)	$(47,149)

Proceeds from exercise of common stock warrants	-	-	-	-	155,722	-	311	-	311
Conversion of convertible note payables and accrued interest to common stock	-	-	-	-	462,347	-	1,952	-	1,952
Warrant inducement	-	-	-	-	-	-	481	-	481
Stock-based compensation	-	-	-	-	-	-	9,423	-	9,423
Forgiveness of related party liabilities	-	-	-	-	-	-	29,399	-	29,399
Net loss	-	-	-	-	-	-	-	(21,609)	(21,609)
Balance, December 31, 2022	1,817,225	$1,236	2,399,997	$18,000	15,370,766	$15	$143,675	$(190,118)	$(27,192)

The accompanying footnotes are integral to the consolidated financial statements

F-32

EMULATE THERAPEUTICS, INC.

Consolidated Statements of Cash Flows

(In thousands)

	For the Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(21,609)	$(22,092)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized loss on investment	5,755	8,089
Depreciation and amortization	198	379
Stock-based compensation	9,423	6,038
Amortization of discounts on promissory notes payable and convertible notes	-	665
Inducement expense	481	831
Right of use operating lease expense	157	-
Gain on PPP loan forgiveness	(314)	(314)
Change in operating assets and liabilities:
Accounts receivable	(236)	166
Prepaid expenses	(17)	-
Noncurrent assets	(50)	-
Accounts payable	74	2
Right of use operating lease liability	(129)	-
Accrued and other current liabilities	1,426	1,192
Deferred compensation and postemployment benefits	757	1,722
Net cash used in operating activities	$(4,084)	$(3,322)

Cash flows from financing activities:
Payments on finance lease obligations	(204)	(226)
Borrowings on convertible notes payable	2,154	1,766
Borrowings on convertible notes payable, related party	-	158
Borrowings on promissory notes payable - related party	407	185
Repayment of promissory notes payable – related party	-	(285)
Proceeds from SBA PPP loan	-	314
Borrowings on promissory notes payable	965	-
Proceeds from exercise of common stock warrants	311	1,638
Net cash provided by financing activities	$3,633	$3,550
Net increase (decrease) in cash and restricted cash for the period	(451)	228
Cash and restricted cash at beginning of the year	545	317
Cash and restricted cash at end of the period	$94	$545

Supplemental Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities
Forgiveness of related party liabilities	$29,399	$-
Right of use asset and operating lease obligation recognized under Topic 842	$576	$-
Conversion of convertible notes and accrued interest into common stock	$1,952	$-
Options granted to reduce accrued bonus and deferred compensation	$-	$1,198
Conversion of promissory notes and accounts payable into convertible notes payable	$-	$1,029
Reduction in promissory notes for the exercise of warrants	$-	$102

The accompanying footnotes are integral to the consolidated financial statements

F-33

EMulate Therapeutics, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

(in thousands, except for share and per share amounts)

(1)	Nature of Business and Basis of Presentation

(a)	Nature of Business

EMulate Therapeutics, Inc. (the “Company”) was incorporated in Washington State on February 7, 2002. EMulate Therapeutics, Inc. is a clinical stage therapeutic device company developing noninvasive therapies for cancers and other serious diseases.

As of the date of this report, the Company was a holding company owning 100% of the following non-operating subsidiaries: Cellsana Therapeutics, Inc., Indolor Therapeutics, Inc. and Mensana Therapeutics, Inc.

In March 2020, the World Health Organization declared COVID-19 a global pandemic. The global status of the COVID-19 pandemic continues to rapidly evolve. The extent to which the pandemic may impact our business and clinical studies will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the pandemic, travel restrictions and social distancing guidelines, business closures or business disruptions and the effectiveness of actions taken to contain and treat the disease. The response to the pandemic may result in permanent changes to the environment in which we operate as described above in ways we are unable to predict. The COVID-19 pandemic may also have the effect of heightening many of the other risks described herein.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. The specific impact on our financial condition, results of operations and cash flows resulting from this conflict is not determinable as of the date hereof. However, to the extent that such military action spreads to other countries, intensifies, or otherwise remains active, such action could result in conditions or circumstances that have a material adverse effect on our financial condition, results of operations, and cash flows.

(b)	Basis of Presentation

The accompanying consolidated financial statements present the balance sheets, statements of operations, stockholders’ deficit and cash flows of the Company. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP).

(c)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries as of December 31, 2022 and 2021. Significant intercompany balance and transaction have been eliminated.

The accompanying consolidated financial statements include Cellsana Therapeutics, Inc., Mensana Therapeutics, Inc. and Indolor Therapeutics, Inc., which are wholly-owned subsidiaries of the Company. These entities are currently non-operating and do not have any operations, assets, liabilities, or contributed equity.

F-34

(d)	Going Concern and Liquidity

As of December 31, 2022 the Company had cash and restricted cash of $94, insufficient revenue to meet its ongoing operating expenses, liabilities of $29,235 accumulated losses of $190,118, and a shareholders’ deficit of $27,192. The Company has generated minimal revenues through its license agreements with Hapbee Technologies. The Company received $294 in royalty revenues and $0 in licensing revenues from a related party during the year ended December 31, 2022.

The financial statements for the year ended December 31, 2022 have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, the sale of common stock, and seeking licensing opportunities for its technology in medical and non-medical industries. There is no assurance that this series of events will be satisfactorily completed.

The financial statements do not include any adjustments related to the recoverability and classification of assets and liabilities that may be necessary if the Company is unable to continue as a going concern.

(2)	Summary of Significant Accounting Policies

(a)	Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the estimated fair value of the Company’s common stock; the recoverability of deferred tax assets; stock based compensation to employees as well as equity based transactions with nonemployees; and other contingencies.

(b)	Cash Equivalents and Restricted Cash

The Company considers as cash and cash equivalents all cash on deposit, highly liquid investments with a maturity of three months or less at the date of purchase. There were no cash equivalents held by the Company at December 31, 2022 and 2021.

The following table provides a reconciliation of cash and restricted cash reported within the accompanying balance sheets that sum to the total of the same such amounts shown in the accompanying statements of cash flows:

	December 31, 2022	December 31, 2021
Cash	$94	$345
Restricted cash included in other long-term assets	-	200
Total cash and restricted cash shown in the consolidated statements of cash flows	$94	$545

F-35

Restricted cash included in other long term assets on the accompanying balance sheets represents a deposit placed in a bank account controlled by the Company whose use is restricted based on the terms of the Company’s operating lease for its headquarter facilities in Bellevue, Washington as the lessor required a reserve account be established.

(c)	Concentration of Credit Risk

The Company places the majority of its cash in one financial institution. At times, cash may be in excess of the FDIC insurance limit. To date, there have been no losses in such accounts.

(d)	Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Equipment originally acquired under capital leases is stated at the present value of future minimum lease payments at inception of the lease less accumulated amortization. Equipment held under capital leases is amortized on a straight line basis over the shorter of the lease term or estimated useful life of the asset. Leasehold improvements are recorded at cost and are depreciated over the shorter of the remaining lease term or their estimated useful lives. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the financial statements, and any resulting gain or loss is recognized as a component of research and development or general and administrative expenses in the statements of operations for the period depending on the nature of the equipment. The majority of the Company’s equipment is used for research and development.

Depreciation and amortization is computed using the straight line method over the estimated useful lives of the assets as follows:

Laboratory and office equipment, furniture and fixtures	5 to 10 years

Leasehold improvements	Shorter of estimated improvement life or lease term

Software and electronic equipment	3 years

Long lived assets, such as equipment, are reviewed for potential impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No other triggering events were identified during the years ended December 31, 2022 and 2021.

(e)	Finance Leases

Leases are reviewed by management based on the provisions of ASC Topic 842, Leases (“ASC 842”) and examined to see if they are required to be categorized as an operating lease or a finance lease, see note 9(b). The Company leases certain equipment under finance leases. Finance leases are recorded at the present value of the future minimum lease payments at the inception of the lease. As of December 31, 2022 and 2021 there was $209 and $424 in total financing lease liability, and $186 and $374 in lease financing assets, respectively.

(f)	Investment in Hapbee Technologies, Inc. The Company accounts for investments in less than 50% owned and more than 20% or significant influence owned entities using the equity method of accounting. In accordance with ASC 825-10-15, the Company has elected the fair value option for these investments, with unrealized holding gains and losses during the period included in earnings.

(g)	Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, adopted on January 1, 2018 using the modified retrospective method. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. Central to the revenue recognition framework is a five-step revenue recognition model that requires the Company to:

1)	Identify the contract,
2)	Identify the performance obligations of the contract,
3)	Determine the transaction price of the contract,
4)	Allocate the transaction price to the performance obligations, and
5)	Recognize revenue upon the Company satisfying each performance obligation

F-36

The Company’s primary source of revenue is from royalty and distribution fees under license agreements. There are no performance obligations by the Company and the revenues for the years ended December 31, 2022 and 2021 were nominal.

(h)	Operating Leases

Leases are reviewed by management based on the provisions of ASC Topic 842, Leases (“ASC 842”) and examined to see if they are required to be categorized as an operating lease or a finance lease, see note 9(b). The Company leases office space under operating lease agreements. For these operating leases, the company recognizes a lease liability equal to the present value of the lease payments and a right of use asset representing its right to use the underlying asset for the lease term. Minimum rent including tenant improvement allowances, rent holidays and rent escalation clauses on operating leases is expensed on a straight-line basis over the term of the lease. See Note 9(b) for more information on finance leases.

(3)	Financial Instruments

Fair value measurements are determined based on the assumption that market participants would use in pricing an asset or liability. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

●	Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

●	Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

●	Level 3: Significant unobservable inputs which reflect a reporting entity’s own assumptions about the assumptions that market participants would use for pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted cash flow model.

The recorded amounts of financial instruments, including cash equivalents, accounts payable, and promissory notes approximate their market values as of December 31, 2022 and 2021 due to the intended short-term maturities of these financial instruments.

(4)	Investment in Unconsolidated Affiliate

As of September 15, 2020, the Company no longer holds a majority of the board seats of Hapbee and therefore was no longer the primary beneficiary. Concurrently, Hapbee completed a forward stock split on a 1-for-4.5 basis resulting in the total common shares outstanding increasing to 60,547,500 and the Company then holding 28,125,000 common shares post-split (6,250,000 x 4.5). Hapbee amended its articles of incorporation to include multiple voting shares, of which the Company exchanged its 28,125,000 common shares for 281,250 multiple voting shares. The Company was required to remeasure it’s retained interest in Hapbee at fair value and include any resulting adjustments as part of a gain or loss recognized on deconsolidation. The Company shares are 100% held by the Company and escrowed for a period of 36 months. The shares are released from escrow at a rate of 10% upon Listing Date, and 15% every nine months thereafter over the period of 36 months. As of December 31, 2022 154,688 multiple voting shares had been released from Escrow. The Company held approximately 19.6% and 23.5% of the outstanding shares of Hapbee as of December 31, 2022 and December 31, 2021, respectively. As the number of outstanding shares dropped below 20%, the Company evaluated its relationship with Hapbee and concluded that it still has significant influence and will account for the investment as such.

The fair value of the Company’s investment in Hapbee was determined using the market price of Hapbee’s publicly-traded shares which are quoted on the TSX Venture Exchange (“TSXV”). The quoted stock price at December 31, 2022 and December 31, 2021 was $0.03 and $0.27, respectively. The following table sets forth the change in fair value of the Company’s investment in Hapbee for the years ended December 31, 2022 and 2021:

Investment in Hapbee, as of December 31, 2020	$14,777
Change in fair value	(8,089)
Investment in Hapbee, 28,125,000 voting shares at December 31, 2021	6,688
Change in fair value	(5,755)
Investment in Hapbee, 28,125,000 at December 31, 2022	$933

F-37

(5)	Property and Equipment

	December 31, 2022	December 31, 2021
Property, Plant, & Equipment	$1,001	994
Financed Lease Assets	1,186	1,186
Leasehold improvements	611	611

Less accumulated depreciation and amortization	(2,503)	(2,287)
	$295	504

Depreciation and amortization expense on property and equipment was $216 and $291 for the years ended December 31, 2022 and 2021, respectively

(6)	Debt

The Company has issued debt to related and non-related parties of the Company. In connection with certain of these notes the Company also issued warrants with a legal life of seven years to purchase common stock. The Company recognizes the cost of warrants issued with the debt as debt discounts in the financial statements, which is recorded at the warrants relative fair value measured based on the grant date fair value of the award. The Company estimates the fair value of each warrant at the grant date by using the Black-Scholes option pricing model. See note 10 for assumptions used to value the warrants. The Company amortizes the discount under the effective interest method over the term of the respective note. The Company evaluated the promissory notes that were converted into convertible notes and determined there was no accounting impact as a result of the modifications. The Company analyzed the conversion options in the convertible note payables for derivative accounting consideration under ASC 815 and determined that the transactions do not qualify for derivative treatment. As of December 31, 2022, future minimum lease payments of the Company’s debt were as follows for the years ending December 31:

2023	$10,062
2024	—
2025	—
2026 and thereafter	154
Total	$10,216

F-38

(a) Notes payable due to related parties as of December 31, 2022 2021:

	December 31,
	2022	2021
In May 2016, the Company issued an unsecured promissory note to a related party in the amount of $100 with a maturity date of October 2016 and an annual interest rate of 9%. In May 2021, September 2021 and August 2021, a total of $21 was reduced for payment of warrants exercised in lieu of cash proceeds (see note 10(a)). The promissory note is past due and payable upon demand as of December 31, 2022.	$79	$79

In August 2017, the Company issued an unsecured promissory note to a related party in the amount of $200 with a maturity date of August 2019 and an annual interest rate of 8%. The promissory note is past due and payable upon demand as of December 31, 2022.	200	200

In May 2018, the Company issued an unsecured promissory note to a related party in the amount of $100 with a maturity date of May 2019 and an annual interest rate of 9%. In connection with the promissory note issuance the Company issued warrants to purchase 4,892 shares of common stock at an exercise price of $10.22. The Company recorded a discount related to the warrants in the amount of $25. The promissory note is past due and payable upon demand as of December 31, 2022.	100	100

In July 2018, the Company issued an unsecured promissory note to a related party in the amount of $100 with a maturity date of July 2019 and an annual interest rate of 9%. In August 2021, $3 was reduced for payment of warrants exercised in lieu of cash proceeds (see note 10(a)). The promissory note is past due and payable upon demand as of December 31, 2022.	97	97

In July 2021, the Company issued an unsecured promissory note to a related party in the amount of $150 with a maturity date due on demand but no earlier than September 30, 2021. A payment of $85 was applied to the principal in October 2021. The note earns interest at 10% and is past due and payable on demand as of December 31, 2022.	65	65

In July 2021, the Company issued an unsecured promissory note to a related party in the amount of $35 with a maturity date due on demand but no earlier than September 30, 2021. The note earns interest at 10% and is past due and payable on demand as of December 31, 2022.	35	35

In March 2022, the Company issued an unsecured promissory note to a related party in the amount of $300 with a maturity date due on demand but no earlier than the later of (a) July 2022 or (b) the date by which the Company completes a transaction for the purchase of its equity or debt securities for cash with the principal purpose of raising capital in an amount not less than $2,500. The note earns interest at 10% and is past due and payable on demand as of December 31, 2022.	300	-

In December 2022, the Company issued an unsecured promissory note in the amount of $107 with a maturity date due on demand but no earlier than the earliest of (a) December 2023 or (b) the date by which the Company receives immediately available funds sufficient for such payment in connection with the closing of an underwritten initial public offering. The note earns interest at 8% per annum and is outstanding as of December 31, 2022.	107	-

Notes payable due to related parties	$983	$576
Total notes payable due to related parties	$983	$576

F-39

(b) Note payable due as of December 31, 2022 and 2021:

	December 31,
	2022	2021
In December 2017 the Company entered into an unsecured promissory note for $150, bearing interest at a rate of 10% per annum, with a maturity date of July 2022. As per the monthly payment terms of the agreement which were not paid and $34 is due as of December 31, 2022 and included in accounts payable. In August 2021, $78 was reduced for payment of warrants exercised in lieu of cash proceeds (see note 10(a)). The promissory note is past due and payable on demand as of December 31, 2022.	$15	$15

In September 2018 the Company entered into an unsecured promissory note for $100, bearing interest at a rate of 10% per annum, with a maturity date of October 2023. The promissory note is outstanding as of December 31, 2022.	100	100

In November 2020, the Company entered into an unsecured loan agreement with the Small Business Association via the Economic Injury and Disaster Loan program (EIDL) for $160, bearing interest at a rate of 3.75% per annum, with a maturity date of November 2050. The loan has a general security interest in the Company’s collateral.	160	160

In March 2021, the Company entered into an unsecured loan agreement with Union Bank for $314 pursuant to the Paycheck Protection Program (PPP) with the Small Business Association. The loan has a maturity date of March 2, 2026 and bears interest at 1% per annum. The PPP loan is eligible for forgiveness under the terms of the CARES Act, wherein each Borrower can apply for and be granted forgiveness for all or a portion of the PPP Loan. The loan was forgiven during the year ended December 31, 2022.	-	314

In June 2022, the Company issued an unsecured promissory note in the amount of $100 with a maturity date of the earlier of (a) September 2022 or (b) the date by which the Company receives immediately available funds sufficient for such payment in connection with the closing of an underwritten initial public offering. The note earns interest at 3.33% per month and is past due and payable on demand as of December 31, 2022.	100	-

In June 2022, the Company issued an unsecured promissory note in the amount of $100 with a maturity date of the earlier of (a) December 2022 or (b) the date by which the Company receives immediately available funds sufficient for such payment in connection with the closing of an underwritten initial public offering. The note earns interest at 3.33% per month and is past due and payable on demand as of December 31, 2022.	100	-

In July and August 2022, the Company entered into five unsecured promissory notes totaling $465, with maturity dates of the earlier of (a) January 2023 or (b) the date by which the Company receives immediately available funds sufficient for such payment in connection with the closing of an underwritten initial public offering. The notes earn interest at 3.33% per month and four outstanding as of December 31, 2022. One of these notes totaling $200 was converted into a convertible note during September 2022	265	-

In October 2022, the Company entered into an unsecured promissory note for $100, bearing interest at a rate of 15% per annum, with a maturity date of April 2023. The promissory note is outstanding as of December 31, 2022.	100	-

In December 2022, the Company entered into an unsecured promissory note for $200, bearing interest at a rate of 15% per annum, with a maturity date of June 2023. The promissory note is outstanding as of December 31, 2022.	200	-

Total notes and SBA loan payables	$1,040	$589
Less notes and SBA loan payables – current	(886)	(9)
Total notes and SBA loan payables, net of current	$154	$580

F-40

(c) Convertible notes due as of December 31, 2022 and 2021:

	December 31,
	2022	2021

During 2019, the Company opened a round of unsecured convertible note financing. The round has a Maturity Date of September 6, 2021 with an interest component of 10%. On September 3, 2021 the Board extended the Maturity Date to the earlier of a) February 28, 2022 b) upon the consummation of deemed liquidation. In February 2022, the Board extended the Maturity date of these notes to September 1, 2022. The round includes Put Features for subscribers, the terms of which are dependent upon the amount invested. At maturity the principal and accrued interest of convertible notes will be automatically converted into common stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the Maturity Date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the Maturity Date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase Common Stock on or prior to the Maturity Date, or (2) $9.00, in any case rounded down to the nearest whole share of the common stock as of the date of conversion. If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time the Notes are outstanding prior to the Maturity Date, the Holder may (a) elect to convert the outstanding principal and accrued interest into Equity Securities. Conversion price equal to the highest cash price paid for the Nonqualified Equity Securities or (b) Convertible into common stock at a conversion price equal to the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion

Included in this round, the Company issued an unsecured convertible note in September 2019 in the amount of $250 with a maturity date of the earlier of February 2022 or consummation of a deemed liquidation and an annual interest rate of 10% to a related party. In connection with the convertible note issuance the Company issued warrants to purchase 12,916 shares of common stock at an exercise price of $10.22. The Company recorded a discount related to the warrants in the amount of $65. The Company also recognized a beneficial conversion feature of $64 that will be amortized over the life of the note using the effective interest method. The convertible note is outstanding as of December 31, 2022.	$250	$250

Included in the round, the Company issued 20 unsecured convertible notes between January 2021 – December 2021 for an aggregate amount of $1,766. Between January 2022 – December 2022, the Company issued 25 unsecured convertible notes for an aggregate total of $2,154. All convertible notes have a maturity date of the earlier of June 30, 2023 or consummation of a Deemed Liquidation and an annual interest rate of 10%, except for two notes totaling $201 due in August 2023. In connection with the 2020 convertible note the Company issued warrants to purchase 25,000 shares of common stock at an exercise price of $10.22. The warrants were offered as a subscription incentive. The Company recorded a discount related to the warrants in the amount of $3. The Company also recognized a beneficial conversion feature of $3 that will be amortized over the life of the note using the effective interest method. Beneficial conversion feature of $18 was in excess of the convertible debt proceeds and therefore was not recognized. The number of warrants granted to each convertible note holder was dependent upon the principal amount of the investor’s note.	5,580	5,050

In September 2019, the Company issued an unsecured convertible note to a related party in the amount of $500 with a maturity date of the earlier of February 2022 or consummation of a deemed liquidation and an annual interest rate of 10%. The conversion price per share is $9.00. In connection with the convertible note issuance the Company issued warrants to purchase 27,777 shares of common stock at an exercise price of $9.00. The Company recorded a discount related to the warrants in the amount of $139. The Company also recognized a beneficial conversion feature of $139 that will be amortized over the life of the note using the effective interest method. In the event the Note has not been repaid or converted prior to the Maturity Date, then upon the Maturity Date, the outstanding principal and accrued interest shall automatically convert into that number of shares of Common Stock determined by dividing the outstanding principal and accrued interest by the Conversion Price, $9.00. The convertible note is outstanding as of December 31, 2022.	500	500

In January 2020, the Company issued an unsecured convertible note to a related party in the amount of $250 with a maturity date earlier of January 2022 or consummation of a deemed liquidation and an annual interest rate of 10%. On September 3, 2021 the Board extended the Maturity Date to February 28, 2022. At maturity the principal and accrued interest of convertible notes will be automatically converted into common stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the Maturity Date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the Maturity Date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase Common Stock on or prior to the Maturity Date, or (2) $9.00. If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time the note is outstanding prior to the maturity date, the holder may elect to convert the outstanding principal and accrued interest into common stock at the higher of a sale of (A) common stock or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note is outstanding as of December 31, 2022.	250	250

In September 2020, the Company issued an unsecured convertible note to a related party in the amount of $250 with a maturity date of June 30, 2023 and an annual interest rate of 10%. At maturity the principal and accrued interest of convertible notes will be automatically converted into common stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the Maturity Date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the Maturity Date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase Common Stock on or prior to the Maturity Date, or (2) $9.00.If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time the note is outstanding prior to the maturity date, the holder may elect to convert the outstanding principal and accrued interest into common stock at the higher of a sale of common stock or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note is outstanding as of December 31, 2022.	250	250

In August 2018, the Company issued two unsecured convertible notes in the amount of $63 each with a maturity date of August 2020 and an annual interest rate of 10% The notes have a conversion price equal to the lesser of (1) by dividing the outstanding principal and accrued interest by a conversion price equal to the fair market value per share of Common Stock as of the date of conversion as determined by the higher of the price per share for the most recent (A) sale of common stock to a third party investor by the Company on or prior to date of conversion, or (B) grant of options to an employee or service provider, or (2) $10.22 per share. Upon the maturity date, any outstanding principal and accrued interest shall automatically convert to shares of common stock determined by the conversion price. The convertible notes are outstanding as of December 31, 2022.	75	125

In November 2020, the Company issued an unsecured convertible note to a related party in the amount of $100 with a maturity date of December 2022 or upon the consummation of a deemed liquidation. If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time this Note is outstanding prior to the Maturity by a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note earns interest at 10% and is outstanding as of December 31, 2022.	100	100

In February 2021, the Company issued an unsecured convertible note to a related party of $150 which was converted from a promissory note (Refer to table (a)), with a maturity of December 2022, or upon a deemed liquidation and an interest rate of 10% per annum. At any time this Note is outstanding prior to the Maturity by a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note is outstanding as of December 31, 2022.	150	150

In February 2021, the Company issued an unsecured convertible note to a related party of $142 which was converted from a $112 promissory note and $30 accounts payable (Refer to table (a)), with a maturity of December 2022, or upon a deemed liquidation and an interest rate of 10% per annum. At any time this Note is outstanding prior to the Maturity by a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note is outstanding as of December 31, 2022.	142	142

In February 2021, the Company issued an unsecured convertible note to a related party of $228 which was converted from a $200 promissory note and additional $28 principal (Refer to table (a)), with a maturity of December 2022, or upon a deemed liquidation and an interest rate of 10% per annum. Prior to maturity, the related party may elect the conversion upon a Company Financing or as a Voluntary Conversion wherein the conversion price would be equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. The convertible note is outstanding as of December 31, 2022.	228	228

F-41

In January 2021, $38 in accounts payables due to a related party was transferred into an unsecured convertible note, with a maturity of December 2022, or upon a deemed liquidation and an interest rate of 3% per annum. At any time this Note is outstanding prior to the Maturity by a conversion price equal to 100% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note is outstanding as of December 31, 2022.	38	38

In February 2021, the Company issued an unsecured convertible note to a related party in the amount of $30 with a maturity date of February 2023 or upon the consummation of a deemed liquidation. If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At maturity the principal and accrued interest of convertible notes will be automatically converted into common stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the Maturity Date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the Maturity Date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase Common Stock on or prior to the Maturity Date, or (2) $9.00. At any time the note is outstanding prior to the maturity date, the holder may elect to convert the outstanding principal and accrued interest into common stock at the higher of a sale of common stock or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note earns interest at 10% and is outstanding as of December 31, 2022.	30	30

In July 2021, the Company issued an unsecured convertible note to a related party in the amount of $600, of which $500 was converted from a promissory note (Refer to table (a)), with a maturity date of December 2022 or upon the consummation of a deemed liquidation. If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time this Note is outstanding prior to the Maturity by a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note earns interest at 10% and is outstanding as of December 31, 2022.	600	600

Total convertible notes payable	$8,193	$7,713
Less discounts	-	(5)
Less current portion of convertible notes to third parties	(5,656)	(4,974)
Less current portion of convertible notes to related parties	(2,537)	(2,503)

Total convertible note payables, net of current portion	$-	$231

During the year ended December 31, 2022, the Company amended the maturity date conversion price per share to a price per share equal to the lesser of (1) the fair market value per share of common Stock on the maturity Date, as determined by the higher of the price per share for the most recent (A) sale of common stock to a third party investor by the Company on or prior to the maturity date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase common stock on or prior to the maturity date, or (2) $4.09. As a result, a total of $1,952 in principal and accrued interest were converted into 462,347 shares of common stock under the amended conversion terms of the notes. The remaining convertible promissory notes had their maturity dates extended to June 30, 2023. These extended notes will continue to accrue interest under the original terms of the notes.

F-42

(7)	Deferred Compensation and Postemployment Benefits

As of December 31, 2022 and 2021, the Company had accrued for the following on the accompanying balance sheets:

	December 31, 2022	December 31, 2021
Deferred Executive Compensation, current	$956	$6,582
Postemployment benefits, current	6,199	6,738

Total deferred compensation and postemployment benefits, current	7,155	13,320

Deferred compensation, noncurrent	5,522	9,100
Postemployment benefits, noncurrent	-	5,477

Total deferred compensation and postemployment benefits	$12,677	$27,897

Deferred Compensation

The Company has established deferred cash compensation arrangements with certain of the Company’s current or former executive officers through individual employment or related severance agreements. Authoritative guidance for compensation indicates that if elements of both current and future services are present in a deferred compensation plan, only the portion applicable to the current services shall be accrued. The Company had accrued a total of $6,478 and $15,682 as of December 31, 2022 and 2021, respectively, relating to these deferred compensation arrangements. The majority of the accrued balance at December 31, 2022 is associated with services provided by participants prior to December 31, 2014, when the Company was in its early clinical development stage. Deferred compensation is not discounted because at the end of each reporting period, the aggregate amount of deferred compensation accrued equals the then present value of the benefit expected to be paid to the participants, as required by authoritative guidance.

Payment of accrued deferred compensation amounts relating to current or past services is contingent on the Company having sufficient funds to pay deferred compensation amounts such that payment does not jeopardize the Company’s ability to continue as a going concern, as determined by the Company’s board of directors, and as outlined in the respective employment or related severance agreements with each participant. At such time as the Company may have sufficient liquid assets in the future to pay accrued deferred compensation and, such that payment of deferred compensation would not jeopardize the Company’s ability to continue as a going concern, it is expected that these liabilities will be settled. Amounts that the Company anticipates will be settled within one year of December 31, 2022 primarily relating to the terms outlined in specific severance agreements with former executive officers are classified as current liabilities, with the remaining amounts classified as long-term liabilities on the accompanying balance sheets.

Payments of the noncurrent deferred compensation balance outstanding at December 31, 2022 are contingent on the Company having sufficient funds as disclosed.

During the year ended December 31, 2022, the Company amended executive employment agreements with officers or employees of the Company. The amended employment agreements, among other matters, forgave certain outstanding amounts owed to these individuals totaling $10,443. The forgiveness is presented in additional paid in capital and is included in the total forgiveness of related party liabilities amount of $29,399.

Postemployment Benefits

On September 30, 2016 the Company entered into employment agreements with several key executive employees. The agreements were established to allow them to be terminated at any time by the Company with or without cause upon written notice to the employee or by the employee for good reason or otherwise. The agreements represent an ongoing termination benefit arrangement, which entitles the employees to nonretirement postemployment benefits, such as wages and other benefits, from date of termination, whether voluntary on the part of the employee or involuntary (the Company has an obligation to make payments in either case), and also provide for payments to be made under certain conditions related to a change in control of the Company. Pursuant to authoritative guidance, an employer that provides contractual termination benefits shall recognize a liability when it is probable that employees will be entitled to benefits and the amount can be reasonably estimated. The cost of termination benefits recognized as a liability shall include the amount of any lump-sum payments and the present value of any expected future payments.

F-43

The Company has recorded accruals for nonretirement postemployment benefits based on annual salaries and bonuses that would be paid in the event of voluntary terminations by key executive employees as of December 31, 2022 and 2021 totaling $6,199 and $12,215, respectively. The liabilities have not been discounted. On August 1, 2017 payments under the original agreement were not made. Beginning on March 5, 2018 and through June 1, 2020, the Company and key executives entered into multiple deferral agreements primarily through an arbitration process that resulted in adjustments to scheduled payments of principal and interest (12% on outstanding principal and accrued interest). The deferral agreements were triggered due to non-payment. Nominal amounts of principal were paid during the years ended December 31, 2022 and 2021. Amounts that the Company anticipates will be settled within one year of December 31, 2022, primarily relating to the terms outlined in specific severance agreements with former executive officers, are classified as current liabilities, with the remaining amounts classified as long-term liabilities on the accompanying balance sheets. Payments to be made under these agreements are not due until one year after the effective termination date of the employees entitled to these benefits and are settled over a period of time not to exceed three years from the effective termination dates via lump sum payments.

The Company has not recorded any accruals for postemployment benefits that would be payable in the event of involuntary terminations because such amounts are not considered probable as of December 31, 2022. The Company has also not recorded any accruals for postemployment benefits for medical coverage to be paid in some circumstances up to five years after the effective termination dates of certain key executive employees as such amounts are not currently probable and cannot be estimated as of December 31, 2022

During the year ended December 31, 2022, the Company amended executive employment agreements with officers or employees of the Company. The amended employment agreements, among other matters, forgave certain outstanding amounts owed to these individuals totaling $5,586. The forgiveness is presented in additional paid in capital and is included in the total forgiveness of related party liabilities amount of $29,399.

(8)	Commitments and Contingencies

The Company has or is subject to the following commitments and contingencies:

(a)	Employment Agreements

In addition to the terms of the employment agreements described in note 7 associated with deferred compensation and postemployment benefits, executive employment agreements with key executives outline compensation to be paid in exchange for services including salaries, annual incentive bonuses and stock option grants. As of December 31, 2021, an executive officer of the Company had earned $12,560 in four of four guaranteed annual bonuses payable in years 2017 through 2020, and elected to defer those amounts due to be paid. In March 15, 2022, that executive officer agreed to a revised employment agreement that forgave all guaranteed bonuses plus additional deferred amounts totaling $13,160. Additionally, three other executives forgave deferred compensation totaling $210, resulting in a total forgiveness of $13,370. This forgiveness amount is presented in additional paid in capital. A balance of $10 and $13,380 owed to one individual as of December 31, 2022 and four as of December 31, 2021 were included in accrued and other current liabilities on the accompanying balance sheets.

(b)	CEO Common Stock Bonus in the Event of an Offering

At December 31, 2021, the employment agreement with the Company’s CEO included a potential one time equity bonus to be paid by granting a variable number of shares of common stock in the event of a future offering of the Company’s stock. To receive the equity bonus the CEO must have been employed at the time of an offering, and the Company’s initial market capitalization at the time of the offering must have been greater than or equal to $1 billion for any equity bonus to be paid. The ultimate number of shares to have been granted was also dependent on several factors, including the CEO’s total annual compensation at the time as well as the average total annual compensation at that time of three CEOs of other publicly traded, similarly situated biotechnology companies with equivalent market capitalizations. The number of shares to be received by the CEO increased as a factor of his total annual compensation depending on the size of the initial offering market capitalization, up to a market capitalization of at least $5 billion.

F-44

The potential bonus to have been paid in a variable number of shares was treated as a cash bonus award to be settled in shares of the Company’s stock (a share-settled liability) subject to the authoritative guidance in ASC Topic 450, Contingencies, and ASC Topic 710, Compensation. No compensation expense or accrual would have been recognized in the Company’s financial statements for this cash bonus award until and if an offering meeting all of the conditions outlined in the employment agreement triggering the payment of this share-settled liability occurred.

On March 15, 2022, the Company’s CEO agreed to a revised employment agreement that waived all guaranteed stock bonuses.

(c)	Collaborative Agreements

A collaborative arrangement is a contractual arrangement that involves a joint operating activity. A contract with a collaborator or a partner is in the scope of ASC 606 if the counterparty meets the definition of a customer for part or all of the arrangement. If the counterparty is not considered a customer, these arrangements follow the guidance in ASC Topic 808, Collaborative Arrangements, or other authoritative literature. Arrangements accounted for under ASC 808 can involve two or more parties who are considered collaborators but not customers, and are both: (i) active participants in the activity; and (ii) exposed to significant risks and rewards dependent on the commercial success of the activity.

The Company enters into collaborative arrangements from time to time for the research and development, manufacture and/or commercialization of its products and/or product candidates.

To date the Company’s collaborative arrangements have included any development and commercial performance milestone payments, cost sharing, royalty payments and/or profit sharing. The Company’s collaboration agreements to date have been performed with no guarantee of either technological or commercial success and each is unique in nature.

(d)	Exclusive License Agreement

In 2017 the Company entered into an exclusive patent license agreement for use of the Company’s technology in a specific territory and in a specific field by a third party. The Company received a $3,000 up-front payment under the agreement. Upfront fees are non-refundable and non-cancellable. The Company evaluated the license agreement under ASC 606-10-55-62 and concluded that neither of the criteria exist. The agreement also included further payments the Company could receive contingent on meeting certain milestones. Under the agreement the Company can receive royalties for use of the patents in certain products sold. There were no revenues during the years ended December 31, 2022 and 2021.

(e)	Exclusive Distribution Agreement

In 2019 the Company entered into an exclusive distribution agreement with a seven-year term and an automatic annual renewal after the initial term, unless terminated prior to renewal, where the Company can earn revenues as a supplier for the third party’s exclusive distribution of the licensed technology in the respective territory. The agreement included an up-front payment to the Company of $50 with further payments contingent on meeting certain milestones. Upfront fees are non-refundable and non-cancellable. The Company evaluated the license agreement under ASC 606-10-55-62 and concluded that neither of the criteria exist. There were no revenues during the years ended December 31, 2022 and 2021.

(f)	Exclusive License Agreements

In 2019, the Company entered into multiple exclusive license agreements with their former subsidiary, Hapbee for use of the technology. The license agreements required upfront payments of $1,530 and royalties based on Hapbee sales of product utilizing the licensed technology. Upfront fees are non-refundable and non-cancellable. The Company evaluated the license agreement under ASC 606-10-55-62 and concluded that neither of the criteria exist. The license agreements have an initial term of twenty years.

F-45

In 2021, the Company entered into two exclusive license agreements with Hapbee for the use of the technology. The license agreements required an upfront payment of $10 each and royalties based on Hapbee sales of product utilizing the licensed technology. The license agreements have an initial term of twenty years. $20 in revenues from these agreements was included in license revenue on the accompanying statements of operations as of December 31, 2021. There was $0 in license revenue during the year ended December 31, 2022.

Royalty Revenues

In accordance with two licensing agreements with a related party, the Company has collected royalty revenues in the amount of $294 and $221 during the years ended December 31, 2022 and 2021, respectively.

(g)	Consulting Agreements

In 2016, the Company entered into a consulting agreement with a director of the Company for the performance of services related to ongoing research and intellectual property development. During the years ended December 31, 2022 and 2021, no payments were made in accordance with this agreement. A balance of $89 owed to the director was included in accounts payable on the accompanying balance sheet at December 31, 2022 and 2021

(h)	Legal Matters and Arbitration

The Company is subject from time to time to other legal proceedings and claims arising in the ordinary course of business. At this time, the Company does not believe that the resolution of any such matters will have a material adverse effect on its financial position, results of operations or cash flows.

(9)	Leases

(a)	Operating Leases

The Company is party to lease agreements for headquarters and research facilities located in Seattle, Washington that are classified as operating leases in accordance with ASC 842. The Company has irrevocable standby letters of credit with a bank issued to the Company’s landlord. The letter of credit is secured by $200 in cash funds controlled by the Company and is classified as other long term assets on the accompanying balance sheets as of December 31, 2021. The letter of credit expired on January 31, 2022.

In March 2021, the Company entered into a lease agreement for lab space in Kent, Washington under a non-cancelable lease which commenced in April 2021. The lease agreement expires in April 2024. This resulted in the Company recognizing $79 as a right of use asset and operating lease obligation upon commencement of the lease.

In January 2022, the Company entered into a sublease agreement to lease office space in Bellevue, Washington under a non-cancelable lease which commenced in February 2022. The lease agreement expires in December 2024. This resulted in the Company recognizing $497 as a right of use asset and operating lease obligation upon commencement of the lease.

The table below presents the operating lease related assets and liabilities recorded on the Company’s consolidated balance sheets as of December 31, 2022 and 2021.

	December 31, 2022	December 31, 2021
Assets
Right of use assets, net	$419	$—
Total lease assets	419	—

Liabilities
Current liabilities
Operating lease obligation, current portion	$214	$—
Noncurrent liabilities
Operating lease liability	234	—
Total lease liability	$448	$—

F-46

As of December 31, 2022, future minimum lease payments under operating leases were as follows:

2023	$194
2024	254
$448

Net rent expense for facilities under operating leases was $227 and $325 for the years ended December 31, 2022 and 2021, respectively. Cash paid for amounts included in the measurement of lease liabilities was $94 and $0 for the years ended December 31, 2022 and 2021, respectively. Due to the coronavirus epidemic, the Company negotiated deferral agreements with two leaseholders in 2020.

(b)	Finance Leases

The Company leases certain equipment under finance leases. Finance leases are recorded at the present value of the future minimum lease payments at the inception of the lease. Equipment capitalized under finance leases as of December 31, 2022 and 2021 totaled $1,186. Due to the coronavirus epidemic, the Company negotiated deferral agreements, extending lease terms for specific agreements 1-3 months in 2020. The table below presents the finance lease related assets and liabilities recorded on the Company’s consolidated balance sheets as of December 31, 2022 and 2021.

	December 31, 2022	December 31, 2021
Assets
Finance lease, net	$186	$374
Total lease assets	186	374

Liabilities
Current liabilities
Finance lease obligation, current portion	$155	$198
Noncurrent liabilities
Finance lease liability	54	226
Total lease liability	$209	$424

As of December 31, 2022, future minimum lease payments under finance leases were as follows for the years ending December 31:

2023	$179
2024	68
Total minimum lease payments	247
Less imputed interest	38
$209

(10)	Convertible Preferred Stock

The Company’s amended articles of incorporation provide that it has authorized for issuance 10,000,000 shares of classes of preferred stock, with a par value of $0.001 per share. Shares of preferred stock may be issued in one or more series, with designations, preferences, and limitations established by the Company’s board of directors.

The Company’s Series A convertible preferred stock consists of 1,817,333 authorized shares and cannot be increased or decreased. As of December 31, 2022 and 2021 the Company had issued 1,817,225 of Series A convertible preferred stock in exchange for cash or the conversion of promissory notes.

The Series A-1 convertible preferred stock consists of 2,400,000 authorized shares and cannot be increased or decreased. As of both December 31, 2022 and 2021, the Company had issued approximately 2,400,000 shares of Series A-1 convertible preferred stock in exchange for cash or the conversion of promissory notes.

The Company did not incur any significant financing costs with respect to the issuance of its Series A or Series A-1 convertible preferred stock.

	December 31, 2022
	Authorized shares	Shares outstanding	Shares issuable upon conversion	Carrying amount	Liquidation preference
Series A	1,817,333	1,817,225	1,817,225	1,236	3,165
Series A-1	2,400,000	2,399,997	3,839,994	18,000	18,000
Totals	4,217,333	4,217,222	5,657,219	19,236	21,165

	December 31, 2021
	Authorized shares	Shares outstanding	Shares issuable upon conversion	Carrying amount	Liquidation preference
Series A	1,817,333	1,817,225	1,817,225	1,236	3,066
Series A-1	2,400,000	2,399,997	3,839,994	18,000	18,000
Totals	4,217,333	4,217,222	5,657,219	19,236	21,066

(a)	Ranking

Each series of preferred stock has liquidation and dissolution preferences over, and restricts the payment of dividends to, other equity securities of the Company including its common stock. The Series A-1 convertible preferred stock has liquidation and dissolution preferences over Series A convertible preferred stock and common stock. Series A convertible preferred stock has liquidation and dissolution preferences over common stock.

F-47

(b)	Dividends

Cash dividends are payable only when, as and if declared by the Company’s board of directors on the Series A and Series A-1 convertible preferred stock. Any such dividends shall not be cumulative.

The Series A-1 convertible preferred stockholders hold a dividend preference over other holders. The Series A-1 convertible preferred stock dividend preference gives the Series A-1 convertible preferred stockholders the right to receive dividends prior and in preference to declaration or payment of any dividend on the Series A convertible preferred stock or the Company’s common stock, at a rate of $7.50 per share.

The Series A convertible preferred stockholders hold a dividend preference over certain other holders. The Series A dividend preference gives the Series A convertible preferred stockholders the right to receive dividends prior and in preference to declaration or payment of any dividend on the Company’s common stock, at a rate of $0.68 per share.

The Series A and Series A-1 convertible preferred stock and convertible preferred stock dividend preferences are not cumulative. This right is received only when, as and if declared by the board of directors. The Series A and A-1 convertible preferred stock dividend preferences shall be deemed waived upon conversion of the Series A and Series A-1 convertible preferred stock into common stock. There were no dividends paid during the year ended December 31, 2022.

(c)	Redemption

The Series A and Series A-1 convertible preferred stock do not contain mandatory redemption features.

Any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, constitutes a liquidation, including a deemed liquidation including the sale of all or substantially all of the Company’s assets or the acquisition of the Company by means of a merger, consolidation, share exchange, or reorganization that transfers voting control in excess of fifty percent (50%) of the Company’s voting power. This triggers the payment of liquidation preference amounts under the terms of the preferred stock designations. These liquidation characteristics do not require classification of any outstanding series of convertible preferred stock outside of the shareholders’ equity/deficit section of the accompanying balance sheets as there are no factors associated with a liquidation considered to be outside the control of the Company. As such, the Series A and Series A-1 convertible preferred stock are classified as a component of stockholders’ equity/deficit.

(d)	Liquidation Preference

In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of Series A-1 convertible preferred stock shall receive, prior and in preference to any distribution of the assets to holders of the Company’s Series A convertible preferred stock and common stock an amount per share equal to $7.50, plus declared but unpaid dividends, if any. If the assets and funds are insufficient to pay this liquidation preference, then the entire assets or funds of the Company will be distributed evenly to holders of Series A-1 convertible preferred stock.

Holders of Series A convertible preferred stock shall receive, prior and in preference to any distribution of the assets to holders of the Company’s common stock an amount per share equal to $0.68, plus an amount equal to 8% per annum on the issue price plus declared but unpaid dividends, if any. As of December 31, 2022 and 2021, the liquidation preference of each share of Series A convertible preferred stock is $1.74 and $1.69, respectively. If the assets and funds are insufficient to pay this liquidation preference, then the entire assets or funds of the Company will be distributed evenly to holders of Series A convertible preferred stock.

Once all of the above has occurred, the remaining assets will be distributed to holders of the Company’s common stock on a pro rata basis.

F-48

(e)	Voting Rights

Holders of shares of each of the series of convertible preferred stock shall have the right to vote for each share of common stock into which such preferred stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled, together with the holders of common stock, with respect to any question upon which holders of common stock have the right to vote.

(f)	Conversion Rights

Each share of Series A and Series A-1 convertible preferred stock shall be convertible, at the option of the holder thereof, into common stock as determined at a ratio of 1:1 and 1:1.6, respectively. These ratios will be adjusted for payment of all or any portion of any stock split, dividend, combination, or other recapitalization as defined.

Further, each share of Series A and Series A-1 convertible preferred stock shall automatically be converted into common stock (i) with the approval, by affirmative vote, written consent or agreement, of the holders of a majority of the then outstanding Series A convertible preferred stock or Series A 1 convertible preferred stock, voting together as a class, (ii) upon the prior voluntary conversion of a majority of the Series A or A-1 convertible preferred stock, or (iii) immediately prior to the closing of an underwritten initial public offering of common stock.

(11)	Common Stock

The Company’s amended articles of incorporation provide for authorization to issue 40,000,000 shares of common stock, with a par value of $0.001 per share. The authorized shares of Common Stock were increased from 40,000,000 to 100,000,000 shares pursuant to the Articles of Amendment filed on February 16, 2023 with the State of Washington. Holders of common stock are entitled to one vote per share, and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no preemptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares. Common stock is subordinate to the outstanding series of convertible preferred stock with respect to dividend rights and rights upon liquidation, winding up, and dissolution of the Company. The holders of shares of common stock are entitled to one vote for each share held.

(a)	Proceeds from Issuance of Common Stock

There were no cash proceeds from the sale of common stock received during the years ended December 31, 2022 and 2021.

During the year ended December 31, 2022, 15 convertible notes reached maturity on February 28, 2022 and 15 notes were exercised on September 1, 2022. These notes converted at a total of $1,952 into 462,347 shares of Common Stock.

During the year ended December 31, 2022, 155,7232 warrants were exercised for cash proceeds of $311.

(b)	Shares Reserved for Issuance

The following shares of common stock were reserved for issuance at December 31, 2022 and 2021:

	Shares
	December 31, 2022	December 31, 2021
Series A convertible preferred stock issued and outstanding	1,817,225	1,817,225
Series A-1 convertible preferred stock issued and outstanding	3,839,994	3,839,994
Stock options approved to be issued from 2016 Stock Incentive Plan	3,848,489	4,370,701
Common stock warrants issued and outstanding	465,301	644,024
	9,971,009	10,671,944

F-49

(c)	Stockholder Agreements

The Company, the founding stockholders, and other stockholders are party to a Right of First Refusal and Co Sale Agreement that provide for certain restrictions on the transfer of Company stock. The Company has the right of first refusal if any stockholder owning stock wishes to dispose of their stock; the founding stockholders have the right of second refusal on such shares in their pro rata share of ownership.

(d)	Common Stock Warrants

During the year ended December 31, 2022, the Company issued warrants for services totaling 2,000 at an exercise price of $3.75 with an expiration term of 7 years. The Company calculated the fair value using the Black Scholes option pricing model totaling $15, the amount is included in stock-based compensation expense in the accompanying statements of operations.

In 2022, the Company offered to two warrant holders an inducement to exercise all or a portion of their warrant for reduced exercise prices ranging from $9.00 to $10.22 per share to $2.00 per share. The warrant holders accepted the inducement offers in January 2022 and subsequently exercised 82,338 shares under the warrant agreements. The inducement resulted in a modification to the award. The Company calculated the fair value of the inducement using the Black-Scholes option pricing model and recognized expense for the difference in fair value of the modified warrant and the fair value of the warrant immediately before modification of $481, which has been recorded as an inducement expense during the year ended December 31, 2022. Assumptions used in the Black-Scholes option pricing model are consistent with those used in its stock based compensation calculations disclosed in Note 11(a).

The fair market value of warrants issued during the years ended December 31, 2022 and 2021 was determined using the Black-Scholes option pricing model. The assumptions are the same as those used to value the Company’s stock option awards.

A summary of the warrants as of December 31, 2022 and 2021 and the changes during the years ended December 31, 2022 and 2021 are presented below:

		Weighted	Weighted
		average	average
	Number	exercise	contractual
	of warrants	price	life in years
Balance at December 31, 2020	1,778,617	9.07	5.00
Granted	10,000	10.22
Exercised	(995,343)	9.11
Expired	(149,250)	3.92
Balance at December 31, 2021	644,024	10.07	4.02
Granted	2,000	3.75
Exercised	(155,723)	9.63
Expired	(25,000)	13.35
Balance at December 31, 2022	465,301	10.02	3.08

As of December 31, 2022 and 2021, there is $1 and $ 0 intrinsic value of the outstanding stock warrants, respectively.

F-50

(12)	Stock Based Compensation

Equity Incentive Plan

As of December 31, 2022, the Company’s equity incentive plan included the 2002 Stock Incentive Plan as amended (the “2002 Plan”), the Company’s 2016 Stock Option Plan (the “2016 Plan”), and the Amended and Restated 2016 Equity Incentive Plan (the “Restated 2016 Plan”) (together, the “Plans”), and provide for the granting of incentive stock options, nonqualified stock options and restricted stock units.

Options granted under the Plans generally vest either immediately or over a period of one year from the date of grant with certain options granted in 2022 and 2021 vest over four years, and generally expire seven years from date of grant. Restricted stock units are subject to time-vesting and liquidity event vesting.

As of December 31, 2022 and 2021, there were no shares available for grant under the 2002 Plan. As of December 31, 2022 and 2021, there were 1,651,511 and 1,129,299 shares available, respectively, for the Company to grant under the 2016 Plan of 5,500,000 shares. Restricted stock units are subject to time-vesting and liquidity event vesting.

The grant date fair value of each option award is estimated on the date of grant using the Black Scholes Merton option pricing model. The options granted have a contractual term of 7 years. The Company uses the contractual term to determine the expected term of employee and nonemployee grants. The Company uses comparable peer group public company data to estimate the expected volatility. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for the expected term of the option. The Company accounts for forfeitures as they occur; as such, the Company does not estimate forfeitures at the time of grant.

(a)	Stock Option Awards

The table below sets forth the assumptions used on the date of grant for estimating the fair value of options granted to employees and non-employees during the year ended December 31, 2022. There were no options granted during the year ended December 31, 2021.

	December 31, 2022	December 31, 2021
Weighted average expected term (years)	7.00	7.00
Risk-free interest rate	1.71-2.16%	1.32-1.46%
Dividend yield	0	0
Volatility	70%	70%

Employees

The Company recognized $4,996 and $5,011 in stock-based compensation expense to employees in the accompanying statements of operations for the years ended December 31, 2022 and 2021, respectively.

As of December 31, 2022, the total unrecognized compensation expense related to unvested stock options granted to employees is $486 which is expected to be recognized over a period of 4 years.

Non-employees

The Company recognized $676 and $962 in stock-based compensation expense to nonemployees in the accompanying statements of operations for the years ended December 31, 2022 and 2021 respectively. There is no remaining unrecognized expense for nonemployee options as of December 31, 2022.

F-51

The following table summarizes the Company’s stock option activity for the years ended December 31, 2022 and 2021:

		Weighted	Weighted
		average	average
	Number	exercise	contractual
	of shares	price	life in years
Balance at December 31, 2020	3,728,869	12.24	3.55
Granted	1,044,833	4.09	-
Exercised	-	-	-
Forfeited	(305,101)	11.25	-
Expired	(97,900)	7.50	-
Balance at December 31, 2021	4,370,701	10.46	3.61
Granted	823,034	4.09	-
Exercised	-	-	-
Forfeited	-	-	-
Expired	(1,345,246)	13.25	-
Balance at December 31, 2022	3,848,489	8.12	4.38

As of December 31, 2022 and 2021, there is $0 and $5,163 intrinsic value of the outstanding stock options, respectively.

As of December 31, 2022, total stock options exercisable is 3,510,286.

There were 823,034 options granted to employees and non-employees during the year ended December 31, 2022.

The following tables reflects the components of stock-based compensation expense recognized in the accompanying statements of operations for the year ended December 31:

	Stock	Stock	Common stock	Common stock
	options –	options –	warrants –	warrants –
December 31, 2021	employees	nonemployees	employees	nonemployees	Total
Research & Development	918	-	-	-	918
General & Administrative	4,093	962	-	65	5,120
	5,011	962	-	65	6,038

	Stock options –	Stock options –	Common stock warrants –	Common stock warrants –	Restricted stock awards
December 31, 2022	employees	nonemployees	employees	nonemployees	employees	Total
Research & Development	373	-	-	-	11	384
General & Administrative	4,623	676	-	16	3,724	9,039
	4,996	676	-	16	3,735	9,423

The weighted average grant date fair value of options granted during the years ended December 31, 2022 and 2021 was $6.21 and $6.73, respectively. There were no options exercised during the years ended December 31, 2022 and 2021.

F-52

Restricted Stock Units

During the year ended December 31, 2022, the Company authorized the issuance of restricted stock units (RSU) totaling 2,200,000 shares of common stock of which 1,524,343 shares were granted in April 2022 at a price of $4.09. These time-based RSU’s vest 50% on the one year anniversary of the grant date, with 1/8th of the award vesting each quarter thereafter. The RSU’s will also vest upon a liquidity event, as defined in the RSU agreement as an offering, merger or acquisition. During the year ended December 31, 2022, there was $3,734 in stock based compensation recognized in the accompanying consolidated statement of operations related to the vesting of these RSU’s.

As of December 31, 2022, 1,524,343 RSU’s were both outstanding and unvested, and the total unrecognized stock compensation expense related to these awards was $2,501.

(13)	Net Income (Loss) Per Share

Net income (loss) per share is presented in conformity with the two-class method required for multiple classes of common stock and participating securities. The participating securities include Series A and Series A-1 convertible preferred stock, as the holders of these series of preferred stock are entitled to receive a noncumulative dividend in preference to the common stockholders in the event that a dividend is declared on common stock. No dividend was declared on common stock in 2022 and 2021; therefore, there was no allocation of earnings to these participating securities for the years ended December 31, 2022 and 2021. The holders of Series A and Series A-1 preferred stock do not have a contractual obligation to share in the losses. As such, net income (loss) for the years ended December 31, 2022 and 2021 were not allocated to these participating securities.

Basic income (loss) per share is computed using the weighted average number of common shares outstanding during the period and excludes any dilutive effects of common stock equivalent shares such as stock options, warrants, convertible notes, and convertible preferred stock. Diluted income (loss) per share is computed using the weighted average number of common shares outstanding and potentially dilutive common stock options, warrants, convertible notes, and convertible preferred stock.

The following table sets forth the reconciliation of the numerator and denominator utilized in the computation of basic and diluted net income (loss) per share attributable to common stockholders during the periods presented:

	December 31, 2022	December 31, 2021
Numerator
Net income (loss)	$(20,973)	$(22,092)
Participating securities:
Income allocated to participating securities	-	-
Net income (loss) attributable to common stockholders, for basic and diluted	$(20,973)	$(22,092)

Denominator
Weighted-average common shares outstanding, for basic computation	15,150,336	13,744,737
Assumed exercise of warrants, net of shares assumed reacquired under the treasury stock method	-	-
Assumed conversion of preferred stock under the if-converted method	-	-
Weighted average shares outstanding for diluted computation	15,150,336	13,744,737

Net income(loss) per share attributable to common stockholders, basic and diluted	$(1.38)	(1.61)

F-53

The following potentially dilutive shares of convertible preferred stock, convertible notes payable, and common stock options and warrants were not included in the calculation of diluted shares above as the effect would have been anti-dilutive:

	December 31, 2022	December 31, 2021
Convertible preferred stock	5,657,219	5,657,219
Convertible notes payable	2,439,327	654,093
Common stock options and warrants	1,869,867	551,628
Total	9,966,413	6,862,940

For the year ended December 31, 2022, common stock equivalents of 463,301 and 1,980,622, respectively, related to warrants and stock options were excluded from diluted earnings per share as the exercise price of these instruments was greater than the average price of the Company’s common stock price throughout the period. For the year ended December 31, 2021, common stock equivalents of 330,521 and 3,303,868, respectively, related to warrants and stock options were excluded from diluted earnings per share as the exercise price of these instruments was greater than the average price of the Company’s common stock price throughout the period.

(14)	Income Taxes

The Company’s income tax (benefit) expense was primarily comprised of tax at statutory rates offset by a full valuation allowance in the United States.

The Company’s effective income tax rate differs from the statutory federal income tax rate for the following reasons:

	2022	2021
Tax computed at the federal statutory rate of 21%	$(4,439)	$(4,639)
Credits	(35)	(13)
Nondeductible expenses and other	228	3,389
Expiration of tax attributes	114	-
Uncertain tax positions	4	3
Valuation allowance	4,128	1,260

Income tax expense / (benefit)	-	-

Significant components of the Company’s deferred tax assets at December 31, 2022 and 2021 are shown below:

	2022	2021
Deferred tax assets:
Net operating loss carryforwards	$17,795	$16,957
Research and development credits	1,714	1,701
Intangible assets	1,177	1,356
Deferred stock compensation	4,899	2,920
Deferred compensation and post-employment benefits	2,681	8,668
Reserves, accrued expenses, and other, net	130	126
Fixed assets	4	-
Capitalized research costs	225	-
Lease liabilities	85	-
Total deferred tax assets	28,710	31,728
Deferred tax liabilities:
Fixed assets	-	(7)
Unrealized Equity Investment Gain	(196)	(1,404)
Right of use assets	(79)	-
Valuation allowance for deferred income tax assets	(28,435)	(30,317)
Net deferred tax assets	-	-

F-54

The change in the valuation allowance for deferred tax assets for the years ended December 31, 2022 and 2021 was an increase of $1,882 and $1,259, respectively.

The Company has incurred losses from operations for the past three years. Due to the impact of these losses, expectation of income tax losses in the near term and the unpredictability of future forecasted results, along with other negative factors, the Company recorded a full valuation allowance in its deferred tax assets.

Pursuant to Internal Revenue Code Section 382 and 383, use of the Company’s net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

As of December 31, 2021, the Company had federal net operating loss carryforwards of approximately $80.7 million. The federal net operating losses will begin to expire in 2022, unless utilized. There are approximately $18.6 million of federal net operating losses that may be carried forward indefinitely. The Company also has federal research tax credit carryforwards of approximately $2.3 million, which will begin to expire in 2022, unless utilized.

Management has evaluated tax positions in accordance with FASB ASC 740. As of December 31, 2021 and 2020, the total amount of unrecognized tax benefits were $567 and $564, respectively. The Company does not anticipate any significant changes to the unrecognized tax benefits to occur in the next 12 months. The amount of unrecognized tax benefits are carried on the balance sheet as a reduction to the Company’s deferred tax assets. No interest or penalties are accrued related to the unrecognized tax benefits.

The Company files income tax returns in the United States and is no longer subject to examination for tax years ending before 2018. However, to the extent allowed by law, the tax authority may have the right to examine prior periods where net operating losses or tax credits were generated and carried forward, and make adjustments up to the amount of the net operating losses or credit carryforwards. At December 31, 2022 we were not under examination by the tax authority.

On March 27, 2020 the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act allows net operating losses from the 2018, 2019 and 2020 tax years to be carried back up to five years, provided for an increased interest deduction for tax years 2019 and 2020, as well as the deferral of the employer portion of social security taxes. The Company has determined that the impact of the CARES Act is immaterial to the financial statements.

(15)	Subsequent Events

The Company has evaluated subsequent events and transactions through the date the financial statements were available for issuance and identified the below transactions that need to be reported.

Between January and June 2023, the Company issued thirteen convertible notes to shareholders totaling $1,799 with maturity dates between February and August 2023. These notes include Put Features for subscribers, the terms of which are dependent upon the amount invested. At maturity the principal and accrued interest of the notes will be automatically converted into common stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the Maturity Date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the Maturity Date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase Common Stock on or prior to the Maturity Date, or (2) $9.00, in any case rounded down to the nearest whole share of the common stock as of the date of conversion. If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time the notes are outstanding prior to the Maturity Date, the Holder may (a) elect to convert the outstanding principal and accrued interest into Equity Securities. Conversion price equal to the highest cash price paid for the Nonqualified Equity Securities or (b) Convertible into common stock at a conversion price equal to the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion.

In January and February 2023, the Company issued two unsecured promissory notes to shareholders totaling $70 with maturity dates of (a) July and August 2023 or (b) the date by which the Company receives immediately available funds sufficient for such payment in connection with the closing of an underwritten initial public offering. The notes earn interest at 3.33% per month and allows for early repayment.

In June 2023, the Company issued one unsecured promissory note to a shareholder totaling $30 with a maturity date of September 1, 2023. The note earns interest at 15% per annum and allows for prepayment.

In June 2023, the Company issued one unsecured promissory note to a shareholder totaling $313 with a maturity date of December 1, 2023 in exchange for the cancellation of a December 2022 note of $200 plus $13 in interest. The note earns interest at 18% per annum and allows for prepayment.

On June 1, 2023, five executives forgave unpaid compensation amounts owed to them. This resulted in forgiveness of $1,608 in accrued compensation as of March 31, 2023 plus additional amounts through June 30, 2023. The same executives were awarded a total of 4,959,109 restricted stock units. Also, directors and six employees were awarded 779,775 restricted stock units. Later in June 2023, and consistent with the Company’s Amended and Restated 2016 Equity Incentive Plan, all directors, executives and other employees confirmed that as of June 15, 2023, they held no stock options from the Company.

In June 2023, the Company extended the maturity date on all convertible promissory notes from June 30, 2023 to August 15, 2023.

F-55

HAPBEE TECHNOLOGIES, INC.

Consolidated Financial Statements

We are providing the supplemental information to the investors in accordance with Staff Accounting Bulletin Topic 6-K, Interpretations of Accounting Series Releases (“SAB Topic 6”), so that potential investors can understand the financial statements of a significant investee of ours, Hapbee Technologies, Inc. (“Hapbee”).

Hapbee is a publicly traded company on the TSX Venture Exchange (TSVX: “HAPB”). We own approximately 19.6% of Hapbee, representing 62.6% of our assets as of March 31, 2023, and 45.7% and 86.4% of our assets as of December 31, 2022 and 2021, respectively.

In accordance with paragraph (b) of SAB Topic 6, we are providing Hapbee’s unaudited interim financial statement for the three-month period ended March 31, 2023 and its audited financial statements for the years ended December 31, 2022 and 2021.

The Hapbee financial statements were audited under Canadian Auditing Standards (“CAS”) using International Financial Reporting Standards (“IFRS”). Accordingly, Hapbee’s financial statements were not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and are not directly comparable to financial statements prepared in accordance with GAAP. Hapbee meets the requirements of a “foreign issuer” under SEC rules and, as such, Hapbee is eligible to use financial statements prepared in accordance with CAS and IFRS in SEC filings. Dollar amounts in Hapbee’s financial statements are expressed in U.S. dollars.

F-56

HAPBEE TECHNOLOGIES, INC.

Condensed Consolidated Interim Financial Statements

Three Month Period Ended March 31, 2023

F-57

NOTICE OF NO AUDITOR REVIEW OF CONDENSED

CONSOLIDATED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated interim financial statements of Hapbee Technologies, Inc. for the 3-Month period ended March 31, 2023 have been prepared by the management of the Company and approved by the Company’s Audit Committee and the Company’s Board of Directors.

Under National Instrument 51-102, Part 4, subsection 4.3 (3) (a), if an auditor has not performed a review of the condensed consolidated interim financial statements, they must be accompanied by a notice indication that an auditor has not reviewed the condensed consolidated interim financial statements.

The accompanying unaudited condensed consolidated interim financial statements of the Company have been prepared by and are the responsibility of the Company’s management.

The Company’s independent auditor has not performed a review of these condensed consolidated interim financial statements in accordance with standards established by the Canadian Institute of Chartered Accountants for a review of the condensed consolidated interim financial statements by an entity’s auditor.

NOTICE TO READER

The interim financial statements for the period ending March 31, 2023 include Notes to the Condensed Consolidated Interim Financial Statements. Other than adding the Notes, the Condensed Consolidated Interim Financial Statement are unchanged from those filed with SEDAR on July 5, 2023.

F-58

Hapbee Technologies, Inc.

Condensed Consolidated Interim Statements of Financial Position

As of March 31, 2023 and December 31, 2022

Expressed in U.S. dollars	March 31, 2023 (Unaudited)	December 31, 2022 (Audited)
	$	$
Assets
Current assets
Cash	157,331	295,221
Receivables	134,546	170,548
Inventory (note 4)	229,230	261,150
Prepaid expenses	-	-
	521,107	726,919

Intangible assets (note 5)	2,017,864	2,070,738
Total assets	2,538,971	2,797,657

Liabilities
Current liabilities
Accounts payable and accrued liabilities (note 6)	2,374,415	1,627,040
Product warranty liability (note 7)	57,786	57,786
Unearned revenue (note 8)	343,992	391,108
Total current liabilities	2,776,193	2,075,934

Warrant liability (note 14)	615,794	701,700
Total liabilities	3,391,987	2,777,634

Equity
Share capital (note 10)	14,632,464	14,632,464
Reserves	6,530,652	6,530,652
Accumulated other comprehensive income	-	-
Accumulated deficit	(22,016,132)	(21,143,093)
Total shareholders’ equity	(853,016)	20,023
Total liabilities and shareholders’ equity	2,538,971	2,797,657

Nature of operations and going concern (note 1)

Basis of presentation (note 2)

Commitments and contingencies (note 20)

Subsequent events (note 21)

Approved on behalf of the Board of Directors on July 5, 2023.

“Michael Matysik”	“Robert Dzisiak”
Director	Director

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-59

Hapbee Technologies, Inc.

Condensed Consolidated Interim Statements of Loss and Comprehensive Loss

For the three months ended March 31, 2023 and 2022

Expressed in U.S. dollars	Three months Ended March 31, 2023 (Unaudited)	Three months Ended March 31, 2022 (Unaudited)
	$	$
Revenues
Sales on products	251,464	360,172
Cost of goods sold	(145,519)	(324,067)
	102,945	36,105
Other revenue
Shipping income	4,198	2,664

Expenses
Amortization of intangible assets (note 5)	52,874	53,124
Consulting	390,991	1,290,736
General and administrative (note 19)	231,765	784,502
Interest accretion and expense on convertible debentures	-	-
Payroll and staff benefits	238,567	-
Product development costs	108,301	393,248
Professional fees	8,590	57,240
Royalty fees	35,000	-
Share-based compensation (note 11)	-	239,140
Total operating expenses	(1,066,088)	(2,817,990)

Operating loss before other item	(958,945)	(2,779,221)

Other item:
Change in fair value of warrant liability (note 14)	85,906	526,259
Net loss for the period	(873,039)	(2,249,962)
Other comprehensive income / (loss)	-	3,697
Net loss and comprehensive loss for the period	(873,039)	(2,246,265)

Loss per share – basic and diluted (note 13)	$(0.01)	$(0.05)

Weighted-average number of shares outstanding - basic and diluted	84,594,041	48,529,927

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-60

Hapbee Technologies, Inc.

Condensed Consolidated Interim Statements of Changes in Equity

For the three months ended March 31, 2023 and 2022

Expressed in U.S. dollars	Number of Subordinated Voting Shares	Subordinated Voting Shares	Number of Multiple Voting Shares	Multiple Voting Shares	Accumulated Other Comprehensive Income	Reserves	Deficit	Total (Unaudited)
		$		$	$	$	$	$

Balance, January 1, 2022	46,938,056	10,294,876	450,000	39	29,520	2,621,825	(10,737,087)	2,209,173

Share-based compensation	-	-	-	-	-	1,380,797	-	1,380,797
Exercise of warrants (note 11)	1,588,277	1,024,745	-	-	-	(10,004)	-	1,014,741
Net loss and comprehensive loss for the period	-	-	-	-	855	-	(4,731,707)	(4,730,852)

Balance, March 31, 2022	48,526,333	11,319,621	450,000	39	30,375	3,992,618	(15,468,794)	(126,141)
Balance, January 1, 2023	98,524,309	14,632,425	450,000	39	-	6,530,652	(21,143,093)	20,023

Share-based compensation	-	-	-	-	-	-	-	-
Exercise of warrants (note 11)	-	-	-	-	-	-	-	-
Net loss and comprehensive loss for the period	-	-	-	-	-	-	(873,039)	(873,039)

Balance, March 31, 2023	98,524,309	14,632,425	450,000	39	-	6,530,652	(22,016,132)	(853,016)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-61

Hapbee Technologies, Inc.

Condensed Consolidated Interim Statements of Changes in Cash Flows

For the three months ended March 31, 2023 and 2022

Expressed in U.S. dollars	Three months Ended March 31, 2023 (Unaudited)	Three months Ended March 31, 2022 (Unaudited)
	$	$
Operating activities
Net loss for the period	(873,039)	(2,249,962)

Items not involving cash:
Amortization of intangible assets	52,874	53,124
Finders’ warrants	-	-
Share-based compensation	-	239,140
Change in fair value of warrant liability	(85,906)	(529,258)

Changes in non-cash working capital balances:
(Increase) decrease in receivables	36,002	78,027
(Increase) decrease in inventory	31,920	(208,284)
(Increase) decrease in prepaid expenses	-	(227,613)
Increase (decrease) in product warranty liability	-	10,966
Increase (decrease) in accounts payable and accrued liabilities	747,375	(136,085)
Increase (decrease) in unearned revenue	(47,116)	(44,589)
Net cash from (used) in operating activities	(137,890)	(3,014,534)

Investing activities
License fees	-	-
Development costs incurred	-	-
Net cash used in investing activities	-	-

Financing activities
Proceeds from subordinated voting shares issuances	-	1,273,253
Proceeds from convertible debenture issuances	-	-
Exercise of warrants	-	-
Share insurance cost	-	(26,429)
Net cash provided by financing activities	-	1,246,824

Effect of foreign exchange on cash		(16,083)

Increase (decrease) in cash during the period	(137,890)	(1,783,793)
Cash, beginning of the period	295,221	3,630,119
Cash, end of the period	157,331	1,846,326

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-62

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

1.	NATURE OF OPERATIONS AND GOING CONCERN

Hapbee Technologies, Inc. (formerly known as Elevation Technologies, Inc.) (the “Company”) is a company incorporated on January 3, 2019 under the Business Corporations Act (British Columbia). Its registered and record office and corporate office is located at 700 West Georgia Street, Suite 2500, Vancouver, BC V7Y 1B3. The Company’s principal business activity is to commercialize consumer digital products that will deliver one or more ultra-low radio frequency energy signals to produce mood-altering effects. On June 15, 2020, the Company completed a forward stock split of its common shares on a 1 for 4.5 basis. The Company had 13,455,000 common shares issued and outstanding and the resulting post stock split common shares outstanding are 60,547,500. The numbers of common shares issuable pursuant to all share capital have been retrospectively adjusted in accordance with the stock split ratio. On the same day, the Company amended its articles in order to change its authorized capital from an unlimited number of common shares, without par value, to an unlimited number of Subordinated Voting Shares, and created a new class of unlimited number of Multiple Voting Shares, all without par value. On June 16, 2020, the Company completed an amalgamation with Zander Capital Ltd. (“Zander”), refer to Note 6 for details. During the year ended December 31, 2020 60,547,500 common shares previously issued were cancelled and replaced by 60,547,500 Subordinated Voting Shares. During the year ended December 31, 2020, 45,000,000 Subordinated Voting Shares owned by EMulate Therapeutics Inc. and Scott Donnell were exchanged for 450,000 Multiple Voting Shares.

The Company’s operations have been financed through the sale of Subordinated Voting Shares, Multiple Voting Shares and issuance of debt. The Company has incurred a significant operating loss since inception and has an accumulated deficit of $22,016,132 as at March 31, 2023 .

These condensed consolidated financial statements have been prepared on a going-concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due. For the Three months period ended March 31, 2023, the Company incurred a net loss of $873,039.

The Company’s ability to continue as a going concern is dependent upon its ability to fund its working capital and operating requirements and eventually to generate positive cash flows from operations. These condensed consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported revenues and expenses and statement of financial position classifications that would be necessary were the going concern assumption determined to be inappropriate and these adjustments could be material.

F-63

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

2.	basis of presentation

a)	Statement of Compliance

These condensed consolidated interim financial statements, including comparatives, have been prepared using accounting policies consistent with International Financial Reporting Standards (“IFRS”) and in accordance with International Accounting Standard (“IAS”) 34 Interim Financial Reporting. These condensed consolidated interim financial statements should be read in conjunction with the Company’s financial statements for the year ended December 31, 2022.

These unaudited condensed consolidated interim financial statements are expressed in US dollars and have been prepared on a historical cost basis except for financial instruments that have been measured at fair value. In addition, these condensed consolidated interim financial statements have been prepared using the accrual basis of accounting on a going concern basis. The accounting policies set out below have been applied consistently to all periods presented in these condensed consolidated interim financial statements as if the policies have always been in effect.

b)	Basis of Preparation

These financial statements have been prepared on a historical cost basis, except for certain financial instruments measured at fair value through profit or loss, which are stated at their fair value. In addition, these financial statements have been prepared using the accrual basis of accounting, except for certain cash flow information. The financial statements, unless otherwise specified, are presented in US dollars, which is the functional currency of the Company.

c)	Functional and presentation currency

These condensed consolidated interim financial statements are presented in US dollars, unless otherwise noted, which is the functional currency of the parent and its wholly owned subsidiaries, 1253596 B.C. Ltd., which was incorporated in British Columbia, Canada and Hapbee Technologies USA, Inc. which was incorporated in the State of Washington, USA.

d)	Basis of consolidation

These condensed consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany balances and transactions, and any unrealized income and expenses arising from intercompany transactions, are eliminated in preparing the condensed consolidated financial statements.

e)	Approval of the Financial Statements

The condensed consolidated financial statements of the Company for the period ended March 31, 2023 were approved and authorized for issue by the Board of Directors on July 5, 2023.

F-64

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies set out below have been applied consistently to all periods presented in these condensed consolidated financial statements.

a)	Critical accounting judgments and estimates

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments and estimates that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results could differ from these estimates. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Information about critical accounting judgments and estimates in applying accounting policies that have the most significant impact on the amounts recognized in the consolidated financial statements are outlined below.

Share-based payments and warrant liability

The Company makes certain estimates and assumptions when calculating the estimated fair values of stock options granted and warrants issued. The significant assumptions used include estimates of expected volatility, expected life, expected dividend rate and expected risk-free rate of return. Changes in these assumptions may result in a material change to the expense recorded for grants of stock options and the issuance of warrants. Certain warrants issued during the year ended December 31, 2022 are accounted for as derivative liabilities (see note 13).

Deferred income taxes

The Company is periodically required to estimate the tax base of assets and liabilities. Where applicable tax laws and regulations are either unclear or subject to varying interpretations, it is possible that changes in these estimates could occur that materially affect the amounts of deferred income tax assets and liabilities recorded in the consolidated financial statements. Changes in deferred tax assets and liabilities generally have a direct impact on earnings in the period of changes.

Each period, the Company evaluates the likelihood of whether some portion or all of each deferred tax asset will not be realized. This evaluation is based on historic and future expected levels of taxable income, the pattern and timing of reversals of taxable temporary timing differences that give rise to deferred tax liabilities, and tax planning initiatives. Levels of future taxable income are affected by, among other things, the market price for commodities, production costs, quantities of proven and probable reserves, interest rates, and foreign currency exchange rates.

Going concern

The determination of the Company’s ability to continue as a going concern requires the Company to make certain judgements about whether the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

F-65

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible assets

Management is required to use judgement in determining the economic useful lives of identifiable intangible assets and the capitalization of costs for internally generated intangible assets is subject to judgment including the technical feasibility, timeframe to commercialization, assessment of availability of resources to complete the project, and if economic benefits will be generated form its use. Management is required to use judgement in determining the economic useful lives of identifiable intangible assets. Judgement is also required in identifying indicators of impairment of the Company’s intangible assets.

At each financial position reporting date, the carrying amounts of the Company’s intangible assets, are reviewed to determine whether there is any indication that those assets are impaired. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment, if any. Where the asset does not generate cash flows that are independent from other assets, the Company estimates the recoverable amount of the cash generating unit to which the asset belongs. This requires management to make certain estimates and judgements which could be materiality different than actual results.

Revenue recognition

The Company’s revenue is comprised of sales of its products which consists of its wearable device and annual/monthly subscription. As a result, the Company is required to allocate the transaction prices amongst the multiple elements of its packaged products. This requires that management make judgements and estimates related to the allocation which are subjective and could result in material differences if changed.

b)	Financial Instruments

Financial assets and financial liabilities are recognized when the Company becomes a party to the contractual provisions of a financial instrument. Financial assets and financial liabilities are initially measured at fair value. Financial assets are classified into one of the following specified categories: amortized cost, fair value through profit or loss (“FVTPL”) or fair value through other comprehensive income (“FVOCI”). Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities classified as FVTPL) are added to, or deducted from, the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities classified as FVTPL are recognized immediately in the statement of loss and comprehensive loss.

The Company’s financial instruments are classified as follows:

Financial instrument	Measurement
Cash	FVTPL
Receivables	Amortized cost
Accounts payable	Amortized cost
Unearned revenue	Amortized cost

Financial Assets

Subsequent to initial recognition, financial assets classified and measured at amortized cost using the effective interest method.

F-66

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Assets (continued)

Financial assets classified as FVTPL are recognized initially at fair values less transaction costs and are subsequently carried at fair value, with changes in the fair value recorded in comprehensive income. The fair value measurements are based on level 1 inputs, being quoted prices in active markets for identical instruments.

c)	Impairment of financial assets at amortized cost

The Company recognizes an allowance using the expected credit losses (“ECL”) model on financial assets classified as amortized cost. The Company has elected to use the simplified approach for measuring ECL by using a lifetime expected loss allowance for all accounts receivable. Under this model, impairment provisions are based on credit risk characteristics and days past due. When there is no reasonable expectation of collection, financial assets classified as amortized cost are written off. Indications of credit risk arise based on failure to pay and other factors. Should objective events occur after an impairment loss is recognized, a reversal of impairment is recognized in the statement of loss and comprehensive loss.

Financial Liabilities

Financial liabilities are classified as and are measured at amortized cost subsequent to initial measurement at fair value.

Offsetting financial instruments

Financial assets and financial liabilities are offset and the net amount reported on the statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

d)	Cash

Cash is comprised of cash held in current operating bank accounts.

e)	Inventory

Inventory includes products held for resale in the ordinary course of business (finished goods) and is measured at the lower of cost and net realizable value. The cost of inventory is determined generally on a first-in and first-out basis.

F-67

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

f)	Revenue recognition

The Company’s revenues are derived from both the sale of hardware as well as subscriptions fees related to the use of its products.

Sales of hardware is recognized upon the transfer of control of the promised product to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products.

Subscription fees are comprised of fees that provide customers with access to its software and application over the contract term without taking possession of the software. Revenue from subscription fees are recognized over the term of the contract.

The Company also collects advance payments from its customers which are recorded as unearned revenue. Recognition of the unearned revenue for subscription fees is over the term of the contract. For sale of hardware, recognition of unearned revenue is based on control of products transferring to customers.

g)	Research and development expenditures

Research expenditures are recorded in the period incurred. Product development expenditures are expensed in the period incurred unless the product candidate meets specific criteria related to technical, market and financial feasibility for deferral and amortization. The Company’s policy is to amortize deferred product development expenditures over the expected future life of the product once product revenues are recorded. The future life of the product is estimated to be 8 years.

h)	Share-based payments

The Company has a share-based compensation plan. Awards of options under this plan are expensed or recorded as additions to resource properties based on the estimated fair value of the options at the grant date, with a corresponding credit to contributed surplus in shareholders’ equity. Fair value is estimated using the Black-Scholes pricing model. If the options are subject to a vesting period, the estimated fair value is recognized over this period on a graded vesting basis, based on the Company’s estimate of the shares that will eventually vest.

Equity-settled share-based payment transactions with parties other than employees and those providing similar services are measured at the fair value of the goods or services received, except where that fair value cannot be estimated reliably, in which case they are measured at the estimated fair value of the equity instruments granted, measured at the date the entity obtains the goods or the counterparty renders the service.

Cash consideration received on exercise of options is credited to share capital together with the amounts originally recorded as share-based compensation related to the exercised options.

F-68

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

i)	Income taxes

Current income taxes

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities based on taxable income for the year. The tax rates and tax laws used to compute the amount are those that are enacted, or substantively enacted, at the reporting date in the countries where the Company operates and generates taxable income.

Income tax is recognized in the statements of loss and comprehensive loss except to the extent that it relates to items recognized directly in equity. Current income tax relating to items recognized directly in equity is recognized in the statements of changes in equity and not in the statements of loss and comprehensive loss.

Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense.

Deferred income taxes

Deferred income taxes are calculated using the liability method on temporary differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date. Deferred tax liabilities are recognized for all taxable temporary differences, except:

-	when the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and
-	in respect of taxable temporary differences associated with investments in subsidiaries, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, the carryforward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carryforward of unused tax credits and unused tax losses, can be utilized.

Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted, or substantively enacted, at the reporting date. Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

F-69

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

i)	Income taxes (continued)

Deferred tax relating to items recognized outside of profit or loss is recognized outside of profit or loss. Deferred tax items are recognized in correlation to the underlying transaction either in other comprehensive loss or directly in equity.

j)	Loss per share

Loss per share is calculated based on the weighted average number of shares outstanding during the year. The Company follows the treasury method of calculating diluted earnings per share. This method assumes that any proceeds from the exercise of stock options and other dilutive instruments would be used to purchase common shares at the average market price during the year. Diluted loss per share is equal to loss per share since the exercise of all options and warrants is anti-dilutive.

k)	Provisions

Provisions are recognized when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. There were no material provisions recorded within the condensed consolidated interim financial statements as at March 31, 2023.

l)	Foreign currency translation

Foreign currency transactions are translated as follows:

(i)	monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the exchange rate prevailing at the statement of financial position date; and
(ii)	non-monetary assets and liabilities denominated in foreign currencies and measured in terms of historic costs are translated using exchange rates at the transaction dates.

m)	Related party transactions

Unless otherwise disclosed herein, all transactions with related parties are in the normal course of business and are measured at the exchange amount (note 14).

n)	Intangible assets - Licenses

Upon acquisition, intangible assets with finite useful lives are recorded at fair value and are carried at cost less accumulated amortization and impairment losses. Amortization is calculated over the cost of the asset, or revalued amount, less its residual value. Amortization is recognized in profit or loss on a straight-line basis over the estimated useful lives of intangible assets from the date that they are available for use, since this most closely reflects the expected pattern of consumption of the future economic benefits embodied in the asset. The estimated useful lives of the Company’s licenses is 20 years.

F-70

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

o)	Intangible assets – Development costs

Development expenditures can be capitalized only where a development project meets certain conditions, including technical feasibility of the intangible asset, intention to complete the project, ability to sell the intangible asset, probability that the intangible asset can produce future economic benefits, availability of resources to complete the project, and ability to reliably measure the expenditure attributable to the intangible asset. Development projects are reviewed as they arise and on an on-going basis to assess whether all conditions have been met. Amortization is calculated over the cost of the asset, or revalued amount, less its residual value. Amortization is recognized in profit or loss on a straight-line basis over the estimated useful lives of intangible assets from the date that they are available for use, since this most closely reflects the expected pattern of consumption of the future economic benefits embodied in the asset.

p)	Adoption of new pronouncements

A number of amendments to standards and interpretations applicable to the Company are not yet effective for the year ended December 31, 2022 or for the quarter ended March 31, 2023 and have not been applied in preparing these consolidated financial statements nor does the Company expect these amendments to have a significant effect on its consolidated financial statements.

4.	inventory

	March 31, 2023	December 31, 2022
	$	$
Finished goods	229,230	261,150

5.	INTANGIBLE ASSETS

The Company capitalized the acquisition costs of licenses and development costs related to the design and development of the device prototype.

a)	Licenses

License Agreement for certain sensory technologies

On March 29, 2019, the Company acquired a license from EMulate Therapeutics Inc. (“EMulate”). The Company paid an up-front fee of USD $1,500,000 for this license. The Company will pay EMulate, on a quarterly basis, 20% royalties on the net income from sales, lease or rental of the authorized product containing cognate signals. The royalty rate on the first USD $10,000,000 will be 25%. In exchange, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. The license has a term of 20 years from the effective date.

F-71

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

5.	INTANGIBLE ASSETS (CONTINUED)

a)	Licenses (continued)

On October 30, 2019, an amended and restated exclusive license agreement with EMulate was signed by the Company. The effective date of the original licensing agreement was changed to October 30, 2019. All other terms remained the same. On January 24, 2020, another amended and restated exclusive license agreement with EMulate was signed by the Company. As per the amended and restated exclusive license agreement, the effective date of the original licensing agreement was changed to January 24, 2020, all other terms remained the same. On June 1, 2020, another amended and restated exclusive license agreement with EMulate was signed by the Company. As per the amended and restated exclusive license agreement, the effective date of the original licensing agreement was changed to June 1, 2020. All other terms remained the same. On October 26, 2020, another amended and restated exclusive license agreement with EMulate was signed by the Company. As per the amended and restated exclusive license agreement, the effective date of the original licensing agreement was changed to October 26, 2020. All other terms remained the same.

License Agreement for certain sensory technologies

On October 30, 2019, the Company acquired another license from EMulate. The Company paid an up-front fee of USD $30,000 for this license. The Company will pay EMulate, on a quarterly basis, 20% royalties on the net income from sales, lease or rental of the authorized product containing cognate signals. The royalty rate on the first USD $10,000,000 will be 25%. In exchange, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. The license has a term of 20 years from the effective date.

On October 31, 2019, an amended and restated exclusive license agreement with EMulate was signed by the Company. The effective date of the original licensing agreement was amended to October 31, 2019. All other terms remained the same. On January 24, 2020, another amended and restated exclusive license agreement with EMulate was signed by the Company. As per the amended and restated exclusive license agreement, the effective date of the original licensing agreement was amended to January 24, 2020. All other terms remained the same. On June 1, 2020, another amended and restated exclusive license agreement with EMulate was signed by the Company. As per the amended and restated exclusive license agreement, the effective date of the original licensing agreement was amended to June 1, 2020. All other terms remained the same. On October 26, 2020, another amended and restated exclusive license agreement with EMulate was signed by the Company. As per the amended and restated exclusive license agreement, the effective date of the original licensing agreement was amended to October 26, 2020. All other terms remained the same.

On April 21, 2021, the Company acquired another license from EMulate. The Company paid an up-front fee of USD $10,000 for this license. The Company will pay EMulate, on a quarterly basis, 20% royalties on the net income from sales, lease or rental of the authorized product containing cognate bedtime signals. The royalty rate on the first USD $10,000,000 will be 25%. In exchange, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. The license has a term of 20 years from the effective date.

F-72

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

5.	INTANGIBLE ASSETS (CONTINUED)

a)	Licenses (continued)

On July 29, 2021, the Company acquired another license from EMulate. The Company paid an up-front fee of USD $10,000 for this license. The Company will pay EMulate, on a quarterly basis, 20% royalties on the net income from sales, lease or rental of the authorized product containing cognate bedtime signals. The royalty rate on the first USD $10,000,000 will be 25%. In exchange, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. The license has a term of 20 years from the effective date.

Sensory technologies include the human senses of happiness, sleepiness, focus, alertness, calmness and relaxation.

b)	Development Costs

During the Three months ended March 31, 2023, the Company incurred development costs of $Nil (year ended December 31, 2022: $314,983) related to the developing an augmentative wearable device that emulates normal molecular interactions in the body through small, specific magnetic fields. These costs have met the criteria for capitalization under IAS 38.

The following table outlines the Company’s intangible assets as at March 31, 2023:

	March 31, 2023	December 31, 2022
	$	$
License Agreement for certain sensory technologies	1,500,000	1,500,000
License Agreement for certain sensory technologies	30,000	30,000
License Agreement for certain sensory technologies	10,000	20,000
License Agreement for certain sensory technologies	10,000	1,079,980
Development costs capitalized	1,079,980	1,500,000

Amortization of intangible assets - license fees	(19,125)	(199,250)
Amortization of intangible assets - development costs	(33,749)	(359,992)
	2,017,864	2,070,738

6.	Accounts payable and accrued liabilities

	March 31, 2023	December 31, 2022
	$	$
Trade accounts payable and accrued liabilities	1,738,790	1,239,258
Amounts payable to related parties (note 17)	635,625	387,782

	2,374,415	1,627,040

F-73

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

7.	PRODUCT WARRANTY LIABILITY

	March 31, 2023	December 31, 2022
	$	$
Product warranty liability	57,786	57,786

8.	UNEARNED REVENUE

	March 31, 2023	December 31, 2022
	$	$
Unearned revenue	343,992	391,108

The Company records unearned revenue pertaining to the unearned portions of the subscriptions collected from customers.

9.	CONVERTIBLE DEBENTURES

There are no convertible debentures outstanding as at March 31, 2022 or at December 31, 2021.

10.	SHARE CAPITAL

On June 15, 2020, the Company amended its articles in order to change its authorized capital from an unlimited number of common shares, without par value, to an unlimited number of Subordinated Voting Shares, and created a new class of unlimited number of Multiple Voting Shares, all without par value.

Authorized

The Company’s authorized capital consists of (i) an unlimited number of Subordinated Voting Shares, and (ii) an unlimited number of Multiple Voting Shares. The holders of Subordinated Voting Shares are entitled to one vote for each Subordinated Voting share held. The holders of Multiple Voting Shares are entitled to 100 votes for each Multiple Voting Share held.

F-74

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

10.	SHARE CAPITAL (CONTINUED)

Voting Rights

All holders of Subordinated Voting Shares and Multiple Voting Shares are entitled to receive notice of any meeting of shareholders of the Company, and to attend, vote and speak at such meetings, except those meetings at which only holders of a specific class of shares are entitled to vote separately as a class under the Business Corporations Act (British Columbia). A quorum for the transaction of business at any meeting of shareholders is two persons present at the meeting, each of whom is entitled to vote at the meeting, and who hold or represent by proxy in the aggregate not less than 5% of the outstanding shares of the Company entitled to vote at the meeting.

On all matters upon which shareholders the Company are entitled to vote:

●	each Subordinated Voting Share is entitled to one vote per Subordinated Voting Share; and
●	each Multiple Voting Share is entitled to 100 votes per Multiple Voting Share.

Unless a different majority is required by law or the articles of the Company, resolutions to be approved by shareholders require approval by a simple majority of shareholders.

Conversion Rights and Conditions

The issued and outstanding Multiple Voting Shares, including fractions thereof, may at any time, subject to the FPI Condition (as defined below), at the option of the holder, be converted into Subordinated Voting Shares at a ratio of 100 Subordinated Voting Shares per Multiple Voting Share. Further, the board of directors of the Company may determine in the future that it is no longer advisable to maintain the Multiple

Voting Shares as a separate class of shares and may cause all of the issued and outstanding Multiple Voting Shares to be converted into Subordinated Voting Shares at a ratio of 100 Subordinated Voting Shares per Multiple Voting Share. The right of the Multiple Voting Shares to convert into Subordinated Voting Shares is subject to certain conditions in order to maintain the status of the Company as a “foreign private issuer” under United States securities laws (the “FPI Condition”).

At March 31, 2023, the Company has 98,524,309 Subordinated Voting Shares issued and outstanding and 450,000 Multiple Voting Shares issued and outstanding.

Shares Issuance

Fiscal Year 2020

●	During the period from January 1, 2020 to June 4, 2020, the Company completed a private placement of an aggregate of 2,497,500 common shares at a price of $0.22 per share for aggregate gross proceeds of $555,000.

●	On June 15, 2020, the Company completed a forward stock split of its shares on a 1 for 4.5 basis. Particulars of the share consolidation were approved by the shareholders at the Company’s AGM on June 15, 2020. The Company had 13,455,000 common shares issued and outstanding and the resulting post share split shares outstanding are 60,547,500. All share information was updated to reflect this stock split. The exercise price and number of common shares issuable pursuant to all share capital have been adjusted in accordance with the stock split ratio.

F-75

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

10.	SHARE CAPITAL (CONTINUED)

●	On June 15, 2020, the Company amended its articles in order to change its authorized capital from an unlimited number of common shares, without par value, to an unlimited number of Subordinated Voting Shares, and created a new class of unlimited number of Multiple Voting Shares, all without par value. 60,547,500 common shares previously issued were cancelled and replaced by 60,547,500 Subordinated Voting Shares.

●	On June 15, 2020, the Company exchanged 45,000,000 Subordinated Voting Shares owned by EMulate Therapeutics Inc. and Scott Donnell for 450,000 Multiple Voting Shares.

●	On June 16, 2020, the Company issued 8,724,401 Subordinated Voting Shares upon the completion of the amalgamation with Zander, refer to Note 6 for details.

●	On June 16, 2020, the Company issued 200,000 Subordinated Voting Shares to a director of the Company at a deemed price of $0.22 per share.

●	On June 25, 2020, the Company issued 716,357 Subordinated Voting Shares to a finder of the Convertible Debentures (Note 10).

●	On October 27, 2020, the principal amounts of Convertible Debentures, which were issued on June 25, 2020 and July 13, 2020, have automatically converted into 21,655,882 units (the “Convertible Debenture Units”) of the Company, at a conversion price of $0.22 (C$0.30) per Unit (the “Conversion Price”). Each Convertible Debenture Unit consists one (1) Subordinated Voting Shares (the “Convertible Debenture Share”) and one half of one (1/2) Subordinated Voting Share purchase warrant (each a “Convertible Debenture Warrant”) (Note 10).

●	On October 30, 2020, the Company’s Subordinate Voting Shares were listed on the TSX Venture Exchange.

Fiscal Year 2021

●	On November 24, 2021, the Company closed a non-brokered private placement of 20,308,963 units at $C0.30 per unit for total proceeds of $4,805,913 ($C6,092,689). Each unit consisted of one subordinate voting share and one subordinate voting share purchase warrant, and each warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.50 per share for a period of 36 months from the closing date. The Company may, in its sole discretion, provide notice to warrant holders to shorten the warrant expiry date to 60 days from the notice date if the daily volume weighted average closing price of the Company’s subordinate voting share is greater than $C1.00 for the 10 consecutive trading days preceding the notice date. In connection with the private placement, the Company paid finders’ fees of $89,816 ($C115,052) in cash, and issued 205,660 finder’s shares and 589,166 non-transferrable warrants. Each finder’s warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.50 per share for a period of 12 months from the closing date. The fair value of finder’s warrants $41,049 was estimated on the dates of award using the Black-Scholes Option Pricing Model. As the warrants are exercisable in a currency different than the Company’s functional currency, a resulting derivative exists and the Company allocated the fair value of the warrants of $2,883,137 on the date of issuance as a warrant liability and the residual of $1,922,776 was allocated to the share capital.

●	During the year ended December 31, 2021 the Company issued total 1,588,277 Subordinated Voting Shares of the Company for the exercise of warrants.

F-76

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

10.	SHARE CAPITAL (CONTINUED)

Fiscal Year 2022

●	On January 28, 2022, the Company closed a non-brokered private placement of 5,307,894 units at $C0.30 per unit for total proceeds of $1,246,824 ($C1,592,368). Each unit consisted of one subordinate voting share and one subordinate voting share purchase warrant, and each warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.50 per share for a period of 36 months from the closing date. The Company may, in its sole discretion, provide notice to warrant holders to shorten the warrant expiry date to 60 days from the notice date if the daily volume weighted average closing price of the Company’s subordinate voting share is greater than $C1.00 for the 10 consecutive trading days preceding the notice date. In connection with the private placement, the Company paid finders’ fees of $26,390 ($C33,600) in cash, and issued 70,000 finder’s shares and 182,000 non-transferrable warrants. Each finder’s warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.50 per share for a period of 12 months from the closing date. The fair value of finder’s warrants of $11,049 was estimated on the dates of award using the Black-Scholes Option Pricing Model. As the warrants are exercisable in a currency different than the Company’s functional currency, a resulting derivative exists and the Company allocated the fair value of the warrants of $878,692 on the date of issuance as a warrant liability and the residual of $368,132 was allocated to the share capital.

●	On November 9, 2022, the Company closed a non-brokered private placement of 22,380,459 units at $C0.07 per unit for total proceeds of $1,160,468 ($C1,566,632). Each unit consisted of one subordinate voting share and one subordinate voting share purchase warrant, and each warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.15 per share for a period of 24 months from the closing date. The Company may, in its sole discretion, provide notice to warrant holders to shorten the warrant expiry date to 60 days from the notice date if the daily volume weighted average closing price of the Company’s subordinate voting share is greater than $C0.50 for the 10 consecutive trading days preceding the notice date. In connection with the private placement, the Company paid no finders’ fees. As the warrants are exercisable in a currency different than the Company’s functional currency, a resulting derivative exists and the Company allocated the fair value of the warrants of $817,832 on the date of issuance as a warrant liability and the residual of $342,635 was allocated to the share capital.

11.	STOCK OPTIONS AND RESTRICTED SHARE UNITS

Stock Options

The Company has adopted a stock option plan on November 6, 2019, providing the Board of Directors with the discretion to issue an equivalent number of options of up to 7,515,000 Subordinated Voting Shares of the Company. Stock options are granted with an exercise price of not less than the closing share price the date preceding the date of grant.

During the year ended December 31, 2022, Company granted 3,350,000 (2021: 970,000) stock options to its directors, officers and consultants with a value of $234,500 (2021: $264.879) or $0.07 (2021: $0.27) per option. The details are as follows:

F-77

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

11.	STOCK OPTIONS AND RESTRICTED SHARE UNITS (CONTINUED)

●	On January 20, 2020, the Company granted 3,600,000 incentive stock options to officers, directors and consultants of the Company. The options are exercisable at the price of $0.22 per share until January 20, 2028.

●	On August 12, 2020, the Company replace its Old Plan with a new 10% rolling stock option plan (the “New Plan”) and adopted a 10% fixed restricted share unit plan (the “RSU Plan”), which were subsequently approved by the TSX Venture Exchange upon the Listing.

●	On November 12, 2020, the Company granted 4,266,875 incentive stock options to officers, directors and consultants of the Company pursuant to the Company’s New Plan. The options are all exercisable at the price of $0.56 (C$0.73) per share until November 12, 2028, subject to earlier termination in accordance with the New Plan.

●	The fair value of share options awarded to officers, directors and consultants was estimated on the dates of award using the Black-Scholes option pricing model with the following assumptions:

	Options granted on November 12, 2020	Options granted on January 20, 2020

Dividend yield	0%	0%
Risk-free interest rate	0.63%	1.57%
Estimated volatility	150%	150%
Expected life in years	8.00	8.00
Fair value at grant date	$0.61	$0.19

●	On February 17, 2021, the Company signed an agreement with Octagon Media Corp. (“Octagon”) where Octagon is engaged to provide marketing services to the Company for a period of 6 months ending August 16, 2021. The Company agreed to pay $125,000 upfront and granted 600,000 options at an exercise price of $0.63 (C$0.80) to Octagon in return for marketing services. The options vested immediately are exercisable unit February 17, 2021

●	On March 5, 2021, the Company granted 40,000 stock options exercisable to purchase up to an aggregate of 40,000 shares to a consultant. The options vested immediately are exercisable at the price of $0.53 (C$0.67) per share until March 5, 2029.

●	On June 1, 2021, the Company granted 330,000 stock options exercisable to purchase up to an aggregate of 330,000 shares to an entity owned by the new CEO of the Company. The options will be vested 1/3 on the 12, 24 and 36 months’ anniversary. The options are exercisable at the price of $0.40 (C$0.48) per share until June 1, 2029.

●	The fair value of share options awarded to officers, directors and consultants was estimated on the dates of award using the Black-Scholes option pricing model with the following assumptions:

F-78

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

11.	STOCK OPTIONS AND RESTRICTED SHARE UNITS (CONTINUED)

	Options granted on June 1, 2021	Options granted on March 5, 2021	Options granted on February 17, 2021

Dividend yield	0%	0%	0%
Risk-free interest rate	1.23%	1.37%	0.15%
Estimated volatility	110%	110%	94%
Expected life in years	7	8	1
Fair value at grant date	$0.37	$0.52	$0.29

●	On October 15, 2022, the Company granted 4,250,000 incentive stock options to officers, directors and consultants of the Company pursuant to the Company’s Plan. The options will be vested 1/3 on the 12, 24 and 36 months’ anniversary. The options are all exercisable at the price of $0.05 (C$0.06) per share until October 15,2029, subject to earlier termination in accordance with the Plan.

The stock options outstanding and exercisable as at March 31, 2023 is as follows:

	Expiry date	Number of options	Exercise price ($)
Outstanding at December 31, 2020		7,866,875	0.40
Exercisable at December 31, 2020		7,030,625	0.39
Granted	February 17, 2022	600,000	0.63
Granted	March 5, 2029	40,000	0.53
Granted	June 1, 2029	330,000	0.40
Outstanding at December 31, 2021		8,836,875	0.44
Exercisable at December 31, 2021		8,041,250	0.43
Expired		(600,000)	0.63
Expired		(3,006,875)	0.39
Granted	Oct 15, 2029	3,375,000	0.07
Outstanding at December 31, 2022		8,605,000	0.29
Exercisable at December 31, 2022		5,230,000	0.42

F-79

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

11.	STOCK OPTIONS AND RESTRICTED SHARE UNITS (CONTINUED)

The number of options exercisable as at March 31, 2022 was 8,041,250 (December 31, 2022 – 5,230,000). The weighted average life remaining for these options were 6.0 years and weighted average exercise price was $0.42 per option.

	Expiry date	Number of options	Exercise price ($)
Outstanding at December 31, 2019		-	-
Granted	January 20, 2028	3,600,000	0.22
Granted	November 12, 2028	4,266,875	0.56
Outstanding at December 31, 2021		7,866,875	0.40
Exercisable at December 31, 2021		7,030,625	0.39
Granted	February 17, 2021	600,000	0.63
Granted	March 5, 2029	40,000	0.53
Granted	June 1, 2029	330,000	0.40
Outstanding at March 31, 2023		8,836,875	0.44
Exercisable at March 31, 2023		8,041,250	0.43

F-80

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

11.	STOCK OPTIONS AND RESTRICTED SHARE UNITS (CONTINUED)

Restricted Stock Units

During the year ended December 31, 2021, the Company granted an aggregate of 5,466,875 restricted stock units (the “RSU”) to officers, directors, key employees and consultants pursuant to the Company’s RSU Plan with a fair value of $0.58 per RSU. The RSU will be vested 1/2 on the 12 and 24 months’ anniversary. These units are exercisable until November 12, 2023.

On March 5, 2021, the Company granted 100,000 RSU with a fair value of $0.53 per RSU. The RSU will be vested 1/2 on the 12 and 24 months’ anniversary. These units are exercisable until March 5, 2024.

On June 1, 2021, the Company granted 1,072,000 RSU to an entity owned by the new CEO of the Company, with a fair value of $0.38 per RSU. The RSU will be vested 1/2 on the 12 and 24 months’ anniversary. These units are exercisable until June 1, 2024.

On September 29, 2021, the Company granted total 179,000 RSU to two consultants with a fair value of $0.26 per RSU. Out of these units, 62,333 RSU are vested on the grant date; 58,333 RSU on December 31, 2021 and 58,334 RSU on March 9, 2021. These units are exercisable until September 30, 2021, December 31, 2021 and March 9, 2023 respectively.

During the year ended December 31, 2022, the Company granted an aggregate of 3.250,000 restricted stock units (the “RSU”) to officers, directors, key employees and consultants pursuant to the Company’s RSU Plan with a fair value of $0.05 per RSU. The RSU will be vested 1/3 on the 12 ,24 and 36 months’ anniversary. These units are exercisable until October 15, 2026.

The fair value of RSUs awarded to officers, directors, key employees and consultants was estimated on the dates of award using the fair market value of the Company share price. As at March 31, 2023, the Company has 8,297,8755 RSUs issued and outstanding; and 4,854,875 RSUs exercisable.

12.	WARRANTS

In connection with the private placement closed during the year 2021, the Company issued 20,308,963 non-transferrable warrants. Each warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.50 per share for a period of 36 months from the closing date. The fair value of the warrants was valued at $141,628 using the Black-Scholes Option Pricing Model with the following assumption at the issue date: risk free interest rate of 0.81%; dividend yield of 0%; expected volatility of 110% and expected life of 1.6 years.

In connection with a private placement closed during the year 2022, the Company issued 5,307,894 non-transferrable warrants. Each warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.50 per share for a period of 36 months from the closing date. The  fair value of warrants was valued at $54,712 using the Black-Scholes Option Pricing Model with the following assumption at the issue date: risk free interest rate of 0.81%; dividend yield of 0%; expected volatility of 110% and expected life of 1.8 years.

F-81

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

12.	WARRANTS (CONTINUED)

In connection with a private placement closed during the year 2022, the Company issued 22,380,459 non-transferrable warrants. Each warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.15 per share for a period of 24 months from the closing date. The  fair value of warrants was valued at $419,454 using the Black-Scholes Option Pricing Model with the following assumption at the issue date: risk free interest rate of 0.81%; dividend yield of 0%; expected volatility of 110% and expected life of 1.6 years.

The warrants outstanding and exercisable as at March 31, 2023 are as follows:

	Expiry date	Number of warrants outstanding	Number of warrants exercisable	Exercise Price ($)
Balance December 31, 2019		-	-	-
Granted	June 25, 2022	976,523	976,523	0.22
Granted	July 31, 2022	223,073	223,073	0.22
Granted	October 27, 2022	10,827,938	10,827,938	0.37
Exercised	October 27, 2022	(93,916)	(93,916)	0.37
Balance December 31, 2020		11,933,618	11,933,618	0.36
Exercised	June 25, 2022	(259,112)	(259,112)	0.22
Exercised	October 27, 2022	(1,329,165)	(1,329,165)	0.37
Granted	November 24, 2022	589,166	589,166	0.39
Granted	November 24, 2024	20,308,963	20,308,963	0.39
Balance December 31, 2021		31,243,470	31,243,470	0.38
Granted	January 29, 2024	5,307,894	5,307,894	0.37
Granted	January 29, 2024	182,000	182,000	0.37
Granted	November 8, 2024	22,380,459	22,380,459	0.11
Expired		(589,166)	(589,166)	0.39
Expired		(10,345,341)	(10,345,341)	0.37
Balance December 31, 2022		48,179,316	48,179,316	0.29
Balance March 31, 2023		48,179,316	48,179,316	0.29

13.	loss per share

The weighted average number of shares outstanding for the three months ended March 31, 2023 was 84,594,041. The Company included both weighted average subordinated voting shares outstanding and weighted average multiple voting shares outstanding in the loss per share calculation.

F-82

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

14.	WARRANT LIABILITY

The Company’s warrant liability arises as a result of the issuance of warrants exercisable in Canadian dollars (“CAD”). As the denomination currency is different from the US dollar functional currency of the entity issuing the underlying warrants, the Company recognizes a derivative liability for these warrants and re-measures the liability at the end of each reporting period using the Black-Scholes model. Changes in respect of the Company’s warrant liability are as follows:

	March 31, 2023	December 31, 2022
	$	$
Balance at beginning of the period / year	701,700	3,102,566
Additions	-	3,110,683
Fair value adjustment	(85,906)	(5,511,549)
Exercise of warrants	-	-
Other	-	-
Balance at the end of the period / year	615,794	701,700

For the continuity of warrants during the period, please refer to Note 11.

15.	INCOME TAXES

The provision for income taxes reported differs from the amounts computed by applying the applicable income tax rates to the net loss before tax provision due to the following:

	March 31, 2023	December 31, 2022
	$	$
Loss before income taxes	(873,039)	(3,322,363)
Statutory rate	21 - 27%	21 - 27%
Tax recovery at statutory rate	(209,000)	(797,000)
Change in unrecognized deductible temporary differences	274,000	1,048,000
Permanent differences	(65,000)	(251,000)
Income tax recovery	-	-

	As at March 31, 2023	As at December 31, 2022
	$	$
Deferred income tax assets
Losses carried forward	3,651,000	3,518,000
Share issuance costs	-	39,000
Intangible assets	33,000	33,000
Capitalized development cost	61,000	61,000
Deferred income tax liabilities	3,745,000	3,651,000
Unrecognized deferred income tax assets	(3,745,000)	(3,651,000)
Net deferred income tax assets	-	-

F-83

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

15.	INCOME TAXES (CONTINUED)

Non-capital losses

As at March 31, 2023, the Company has estimated non-capital losses for Canadian income tax purposes of $14,961,000 that may be carried forward to reduce taxable income derived in future years. These losses begin expiring in 2039.

16.	RELATED PARTY TRANSACTIONS

The aggregate value of transactions recorded relating to key management personnel and entities which they have control or significant influence were as follows:

	Notes	For the three months ended March 31, 2023 ($)	For the three months ended March 31, 2022 ($)
EMulate Therapeutics Inc. – Royalty Fees	(a)	35,000	59,422
Scott Donnell / Donnell Holdings LLC	(b)	-	16,000
Les Consultants Shtern Inc.	(c)	150,000	350,006
Premier CFO LLC	(d)	-	123,199
MK & Associates	(e)	46,683	-
4114566 Canada Inc.	(f)	51,160	-

(a)	EMulate Therapeutics Inc., an entity which has significant influence on the Company charged royalty fees. See note 5.
(b)	Scott Donnell, the former CEO charged consulting fees to the Company.
(c)	Les Consultants Shtern Inc., an entity owned by Yona Shtern, the new CEO charged consulting fees to the Company.
(d)	Premier CFO LLC, an entity controlled by the Company’s former Chief Financial Officer, charged consulting fees to the Company.
(e)	MK & Associates, an entity controlled by the Company’s Chief Financial Officer, charged consulting fees to the Company.
(f)	4114566 Canada Inc., an entity controlled by the Company’s Corporate Secretary, charged consulting fees to the Company.

The following table outlines the Company’s related party payables:

	March 31, 2023 $	December 31, 2022 $
Les Consultants Shtern	418,240	268,240
MK & Associates	77,121	30,438
4114589 Canada Inc.	140,264	89,104
EMulate Therapeutics Inc.	-	-
	635,625	387,782

F-84

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

17.	CAPITAL MANAGEMENT

The Company’s objectives when managing capital are to safeguard its ability to continue as a going concern, so that it can provide returns for shareholders and benefits for other shareholders. The Company considers the items included in shareholders’ equity as capital. The Company manages the capital structure and makes adjustments to it in response to changes in economic conditions and the risk characteristics of the underlying assets. The Company’s primary objective with respect to its capital management is to ensure that it has sufficient cash resources to fund the identification and evaluation of potential acquisitions. To secure the additional capital necessary to pursue these plans, the Company intends to raise additional funds through equity or debt financing. The Company is not subject to any externally imposed capital requirements. There were no changes in the Company’s approach to capital management.

18.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Company’s financial instruments consist of cash, receivables, accounts payable and convertible debentures. The fair values of the Company’s cash and accounts payable approximate their carrying values, due to their short-term natures. The Company’s cash is measured at fair value under the fair value hierarchy based on level one quoted prices in active markets for identical assets or liabilities. The Company’s financial instruments are exposed to certain financial risks, including currency risk, credit risk, liquidity risk, interest rate risk and price risk.

Credit risk

Credit risk is the risk of loss due to the counterparty’s inability to meet its obligations. The Company’s exposure to credit risk is on its cash and accounts receivable. Risk associated with cash is managed through the use of major banks which are high credit quality financial institutions as determined by rating agencies. Credit risk is assessed as low.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulties in meeting obligations when they become due. The Company aims to ensure that there is sufficient capital in order to meet short-term operating requirements, after taking into account the Company’s holdings of cash. The Company believes that the capital sources will be sufficient to cover the expected cash requirements by obtaining financing through the issuance of debt or shares. Liquidity risk is assessed as high.

Market risk

Market risk is the risk of loss that may arise from changes in market factors such as interest rates, commodity and equity prices, and foreign exchange rates.

a)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not currently exposed to interest rate risk.

F-85

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

18.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

b)	Price risk

The Company is exposed to price risk with respect to equity prices. Equity price risk is defined as the potentially adverse impact on the Company’s ability to obtain equity financing due to movements in individual equity prices or general movements in the level of the stock market. The Company is not exposed to price risk as it has no instruments in publicly held securities.

c)	Foreign currency risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company is not exposed to foreign exchange risk as all of its operations are in the United States of America, except of cash held in Canadian Dollars which amounted to $4,105,712 Canadian Dollars as at December 31, 2022 (2021: $3,803,311 – December 31, 2021), accounts receivable which amounted to $Nil Canadian Dollars at December 31, 2022 (2021: $3,619) and accounts payable which amounted to $382,847 Canadian Dollars at December 31, 2022 (2021: $8,770).

19.	GENERAL AND ADMINISTRATIVE EXPENSES

	For the three months ended March 31, 2023 ($)	For the three months ended March 31, 2022 ($)
	$	$
Marketing and selling	128,689	452,181
Bank charges	2,020	5,126
Exchange (gain) or loss	(3,913)	42,494
Insurance	(2,422)	(19,995)
Office and general	107,391	325,793
	231,765	784,502

20.	COMMITMENTS and contingencies

a)	On March 29, 2019, the Company entered into an exclusive license agreement with EMulate Therapeutics Inc. (“EMulate”), which is subsequently amended and restated on October 30, 2019, January 24, 2020, June 1, 2020 and October 26, 2020. The agreement will be in effect for 20 years. Based on the agreement, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. In exchange, the Company will pay EMulate an upfront non-refundable, non-creditable payment of $1,500,000 by the earlier of April 30, 2020 or the date by which the Company has raised aggregated amounts of $5 million or more by equity financing. The Company will also pay to EMulate royalties on the quarterly net income from sales, lease or rental of the authorized product in the territory multiplied by a percentage royalty rate of 20%. During the year ended December 31, 2022, the Company has paid or accrued license fees of $Nil (2021 - $Nil).

b)	On October 30, 2019, the Company entered into an exclusive license agreement with EMulate, which is subsequently amended and restated on January 24, 2020 and June 1, 2020 and October 26, 2020. The agreement will be in effect for 20 years. Based on the agreement, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products

F-86

Hapbee Technologies, Inc.

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended March 31, 2023 and 2022

20.	COMMITMENTS and contingencies (CONTINUED)

using EMulate’s technology. In exchange, the Company will pay EMulate an upfront non-refundable, non-creditable payment of $10,000 for each cognate designated by and provided to the Company. The Company will also pay to EMulate royalties on the quarterly new income from sales, lease or rental of the authorized product in the territory multiplied by a percentage royalty rate of 20%. During the year ended December 31, 2022, the Company has accrued royalty fees to Emulate of $178,076 (2021 - $278,588).

c)	On April 21, 2020, the Company entered into an exclusive license agreement with Emulate. The agreement will be in effect for 20 years. Based on the agreement, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. In exchange, the Company will pay EMulate an upfront non-refundable, non-creditable payment of $10,000 for the cognate designated by and provided to the Company. The Company will also pay to EMulate royalties on the quarterly new income from sales, lease or rental of the authorized product in the territory multiplied by a percentage royalty rate of 20%. During the year ended December 31, 2022, the Company has paid or accrued royalty fees to Emulate of $Nil.

d)	On July 29, 2020, the Company entered into an exclusive license agreement with Emulate. The agreement will be in effect for 20 years. Based on the agreement, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. In exchange, the Company will pay EMulate an upfront non-refundable, non-creditable payment of $10,000 for the cognate designated by and provided to the Company. The Company will also pay to EMulate royalties on the quarterly new income from sales, lease or rental of the authorized product in the territory multiplied by a percentage royalty rate of 20%. During the year ended December 31, 2022, the Company has paid or accrued royalty fees to Emulate of $Nil.

e)	The Company has entered into a supply agreement with a supplier and committed to purchasing 25,000 units of its primary product with an estimated cost of $2,500,000.

21.	Subsequent events

On June 2, 2023, the Company closed a non-brokered private placement of 7,904,450 units at $C0.09 per unit for total proceeds of $534,887. Each unit consisted of one subordinate voting share and one subordinate voting share purchase warrant, and each warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.15 per share for a period of 24 months from the closing date. The Company may, in its sole discretion, provide notice to warrant holders to shorten the warrant expiry date to 60 days from the notice date if the daily volume weighted average closing price of the Company’s subordinate voting share is greater than $C0.40 for the 10 consecutive trading days preceding the notice date.

The Company through its Board of Directors accepted the resignation letter of Manning Elliott, the Previous Auditor effective June 9, 2023, who resigned at its own initiative. The resignation of the Manning Elliot and the appointment of the Olayinka Oyebola & Co, the New Auditor were considered and approved by the Board based on the recommendation of the audit committee of the Board. Manning Elliott did not express a modified opinion in any of its reports for: (a) the audits of the two most recently completed fiscal years of Hapbee; or (b) any period subsequent to the two most recently completed fiscal years of Hapbee and ending before June 9, 2023. The notice of change of auditor and the auditors letters are available on SEDAR at www.sedar.com.

F-87

Consolidated Financial Statements of

HAPBEE TECHNOLOGIES, INC.

For the years ended December 31, 2022 and 2021

(Expressed in U.S. dollars)

F-88

Management’s Report

The accompanying consolidated financial statements of Hapbee Technologies, Inc. (the “Company”) have been prepared by the Company’s management. The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and contain estimates based on management’s judgment. Internal control systems are maintained by management to provide reasonable assurances that assets are safeguarded and financial information is reliable.

The Board of Directors of the Company is responsible for ensuring that management fulfils its responsibilities for financial reporting and is ultimately responsible for reviewing and approving the consolidated financial statements and the accompanying management discussion and analysis. The Board carries out this responsibility principally through its Audit Committee.

The Audit Committee is appointed by the Board of Directors and a majority of its members are independent directors. It meets with the Company’s management and auditors and reviews internal control and financial reporting matters to ensure that management is properly discharging its responsibilities before submitting the consolidated financial statements to the Board of Directors for approval.

Olayinka Oyebola and Co., appointed as the Company’s auditors by the Board of Directors, has examined these consolidated financial statements and their report follows.

(signed) “Yona Shtern”

Chief Executive Officer

F-89

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Directors of Hapbee Technologies, Inc.

Opinion

We have audited the consolidated financial statements of Hapbee Technologies, Inc. (the “Company”) which comprise the consolidated statements of financial position as at December 31, 2022 and 2021 and the consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the years then ended, and the related notes comprising a summary of significant accounting policies and other explanatory information (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2022 and 2021, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audits in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audits of the consolidated financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Material Uncertainty Related to Going Concern

We draw attention to Note 1 of the accompanying consolidated financial statements, which indicates that the company Incurred a net loss of $3,674,034 during the year ended December 31, 2022, deficit working capital of $1,369,015 and accumulated deficit of $21,163.093 at December 31, 2022. The company has not achieved profitable operations as stated in Note 1, these events and conditions indicate a material uncertainty exists that may cast significant doubt on the company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Other Information

Management is responsible for the other information, which comprises the information included in the Company’s Management Discussion & Analysis to be filed with the relevant Canadian securities commissions.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information identified above and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements, or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed on this other information, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

F-90

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

●	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditors’ report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditors’ report. However, future events or conditions may cause the Company to cease to continue as a going concern.

●	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

●	Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Company to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

The engagement partner on the audit resulting in this independent auditors’ report is Olayinka Oyebola.

OLAYINKA OYEBOLA & CO

CHARTERED ACCOUNTANTS

Lagos, Nigeria

June 29, 2023

F-91

Hapbee Technologies, Inc.

Consolidated Statements of Financial Position

As at December 31, 2022 and 2021

Expressed in U.S. dollars	2022	2021
	$	$
Assets
Current assets
Cash	295,221	3,630,119
Receivables	170,548	91,926
Inventory (note 4)	261,150	283,596
Prepaid expenses	-	-
	726,919	4,005,641

Intangible assets (note 5)	2,070,738	2,283,235
Total assets	2,797,657	6,288,876

Liabilities
Current liabilities
Accounts payable and accrued liabilities (note 6)	1,647,040	965,867
Product warranty liability (note 7)	57,786	52,805
Unearned revenue (note 8)	391,108	579,352
Total current liabilities	2,095,934	1,598,024

Warrant liability (note 14)	701,700	3,102,566
Total liabilities	2,797,634	4,700,590

Equity
Share capital (note 10)	14,632,464	13,341,355
Reserves	6,550,652	5,702,819
Accumulated other comprehensive income	-	33,171
Accumulated deficit	(21,163,093)	(17,489,059)
Total shareholders’ equity	20,023	1,588,286
Total liabilities and shareholders’ equity	2,797,657	6,288,876

Nature of operations and going concern (note 1)

Basis of presentation (note 2)

Commitments and contingencies (note 20)

Subsequent events (note 21)

Approved on behalf of the Board of Directors on June 29, 2023.

“Michael Matysik”	“Robert Dzisiak”
Director	Director

The accompanying notes are an integral part of these consolidated financial statements.

F-92

Hapbee Technologies, Inc.

Consolidated Statements of Loss and Comprehensive Loss

For the years ended December 31, 2022 and 2021

Expressed in U.S. dollars	2022	2021
	$	$
Revenues
Sales on products	1,820,541	1,728,530
Cost of goods sold	(881,052)	(1,249,241)
	939,489	479,289

Other revenue
Shipping income	10,664	11,172

Expenses
Amortization of intangible assets (note 5)	212,498	212,121
Consulting	3,935,873	3,235,548
General and administrative (note 19)	1,754,093	2,349,169
Interest accretion and expense on convertible debentures	-	-
Product development costs	196,055	266,698
Professional fees	163,282	235,511
Salaries and wages	375,350	254,790
Royalty fees	178,076	-
Share-based compensation (note 11)	928,595	3,080,510
Total operating expenses	(7,743,822)	(9,634,347)

Operating loss before other item	(6,793,669)	(9,143,886)

Other item:
Change in fair value of warrant liability (note 14)	3,119,635	2,391,914
Net loss for the year	(3,674,034)	(6,751,972)

Other comprehensive income	-	3,651
Net loss and comprehensive loss for the year	(3,674,034)	(6,748,321)

Loss per share– basic and diluted (note 13)	($0.05)	($0.13)

Weighted-average number of shares outstanding – basic and diluted	76,630,440	50,722,011

The accompanying notes are an integral part of these consolidated financial statements.

F-93

Hapbee Technologies, Inc.

Consolidated Statements of Changes in Equity

For the years ended December 31, 2022 and 2021

Expressed in U.S. dollars	Number of Subordinated Voting Shares	Subordinated Voting Shares	Number of Multiple Voting Shares	Multiple Voting Shares	Accumulated Other Comprehensive Income	Reserves	Deficit	Total
		$		$	$	$	$	$

Balance, January 1, 2021	46,938,056	10,294,876	450,000	39	29,520	2,621,825	(10,737,087)	2,209,173
Issuance of shares for non-brokered private placement (note 11)	20,308,963	1,922,776	-	-	-	-	-	1,922,776
Issuance of finder’s shares (note 10)	205,660	48,219	-	-	-	-	-	48,219
Share issuance cost (note 10)	-	(179,184)	-	-	-	41,049	-	(138,135)
Share-based compensation (note 11)	-	-	-	-	-	3,080,510	-	3,080,510
Exercise of warrants (note 10)	1,588,277	1,254,629	-	-	-	(40,565)	-	1,214,064
Net loss and comprehensive loss for the year	-	-	-	-	3,651	-	(6,751,972)	(6,748,321)
Balance, December 31, 2021	69,040,956	13,341,316	450,000	39	33,171	5,702,819	(17,489,059)	1,588,286

Issuance of shares for non-brokered private placement (note 10)	27,688,353	710,768	-	-	-	-	-	710,568
Issuance of finder’s shares (note 10)	70,000	26,425	-	-	-	-	-	26,425
Share issuance cost (note 10)	-	(135,884)	-	-	-	-	-	(135,884)
Exercise of RSUs	1,725,000	690,000				-	-	690,000
Share-based compensation	-	-	-	-	-	928,595	-	928,595
Fair value finder’s warrants	-	-	-	-	-	36,713		36,713
Change in fair value of finder’s warrants	-	-	-	-	-	(117,475)		(117,475)
Net loss and comprehensive loss for the year	-	-	-	-	(33,171)	-	(3,674,034)	(3,707,205)

Balance, December 31, 2022	98,524,309	14,632,425	450,000	39	-	6,550,652	(21,163,093)	20,023

The accompanying notes are an integral part of these consolidated financial statements

F-94

Hapbee Technologies, Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2022 and 2021

.Expressed in U.S. dollars	2022	2021
	$	$
Operating activities
Net loss for the year	(3,674,034)	(6,751,972)

Items not involving cash:
Amortization of intangible assets	212,498	212,121
Finders’ warrants	36,713	-
Finders’ shares	26,425	-
Share-based compensation	928,595	3,080,510
Change in fair value of warrant liability	(3,119,635)	(2,391,914)

Changes in non-cash working capital balances:
Decrease / (increase) in receivables	(78,622)	238
Decrease / (increase) in prepaid expenses	-	227,661
Decrease / (increase) in inventory	22,446	(253,767)
Increase in accounts payable and accrued liabilities	681,173	359,112
(Decrease) / increase in product warranty liability	4,981	52,805
(Decrease) / increase in unearned revenue	(188,244)	390,961
Net cash used in operating activities	(5,147,704)	(5,074,245)

Investing activities
License fees paid	-	(20,000)
Development costs incurred	-	-
Cash acquired on amalgamation	-	-
Net cash used in investing activities	-	(20,000)

Financing activities
Proceeds from subordinated voting shares issuances	2,419,093	4,761,589
Proceeds from convertible debenture issuances	-	-
Exercise of warrants	(307,957)	592,195
Warrant liability	(129,275)	-
Share issuance costs	(135,884)	(89,916)
Net cash provided by financing activities	1,845,977	5,263,868

Effect of foreign exchange on cash	(33,171)	45,544

Increase (decrease) in cash during the year	(3,334,898)	215,167
Cash, beginning of the year	3,630,119	3,414,952
Cash, end of the year	295,221	3,630,119

The accompanying notes are an integral part of these consolidated financial statements.

F-95

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

1. NATURE OF OPERATIONS AND GOING CONCERN

Hapbee Technologies, Inc. (the “Company”) was incorporated on January 3, 2019 under the Business Corporations Act (British Columbia). Its registered and record office and corporate office is located at 700 West Georgia Street, Suite 2500, Vancouver, BC V7Y 1B3. The Company’s principal business activity is to commercialize consumer digital products that will deliver one or more ultra-low radio frequency energy signals to produce mood-altering effects. On June 16, 2020, the Company completed an amalgamation with Zander Capital Ltd. (“Zander”), refer to Note 6 for details.

The Company’s operations have been financed to date through the sale of equity instruments and issuance of debt. The Company has incurred a significant operating loss since inception and has an accumulated deficit of $20,785,758 as at December 31, 2022.

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) applicable to a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. The Company’s ability to continue as a going concern depends upon its ability to generate sufficient cash flows from the issuance of debt and equity instruments and generate profitable operations in the future. There is a material uncertainty related to these conditions that casts doubt about the Company’s ability to continue as a going concern and therefore it may be unable to realize its assets and discharge its liabilities in the normal course of business.

2. basis of presentation

a) Statement of Compliance

These consolidated financial statements, including comparatives, have been prepared in accordance with IFRS as issued by the International Accounting Standards Board (“IASB”) and Interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”).

b) Reclassification of prior year amounts

The Company has reclassified certain items on the comparative consolidated statements of loss and comprehensive loss and cash flows to conform with current year’s presentation.

c) Basis of Preparation

These consolidated financial statements have been prepared on a historical cost basis, except for certain financial instruments measured at fair value through profit or loss, which are stated at their fair value. In addition, these consolidated financial statements have been prepared using the accrual basis of accounting, except for certain cash flow information. The consolidated financial statements, unless otherwise specified, are presented in US dollars, which is the functional currency of the Company.

F-96

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

2. basis of presentation (continued)

d) Functional and presentation currency

These consolidated financial statements are presented in US dollars, unless otherwise noted, which is the functional currency of the parent and its wholly owned subsidiaries, 1253596 B.C. Ltd, which was incorporated in British Columbia, Canada, and Hapbee Technologies USA, Inc., which was incorporated in the State of Washington, USA.

e) Basis of consolidation

These consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany balances and transactions, and any unrealized income and expenses arising from intercompany transactions, are eliminated in preparing the consolidated financial statements.

f) Approval of the Consolidated Financial Statements

The consolidated financial statements of the Company for the year ended December 31, 2022 were approved and authorized for issue by the Board of Directors on June 29, 2023

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements.

a) Critical accounting judgments and estimates

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments and estimates that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results could differ from these estimates. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Information about critical accounting judgments and estimates in applying accounting policies that have the most significant impact on the amounts recognized in the consolidated financial statements are outlined below.

Share-based payments and warrant liability

The Company makes certain estimates and assumptions when calculating the estimated fair values of stock options granted and warrants issued. The significant assumptions used include estimates of expected volatility, expected life, expected dividend rate and expected risk-free rate of return. Changes in these assumptions may result in a material change to the expense recorded for grants of stock options and the issuance of warrants. Certain warrants issued during the year are accounted for as derivative liabilities (see Note 15).

Deferred income taxes

The Company is periodically required to estimate the tax base of assets and liabilities. Where applicable tax laws and regulations are either unclear or subject to varying interpretations, it is possible that changes in these estimates could occur that materially affect the amounts of deferred income tax assets and liabilities recorded in the consolidated financial statements. Changes in deferred tax assets and liabilities generally have a direct impact on earnings in the period of changes.

F-97

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

a) Critical accounting judgments and estimates (continued)

Each period, the Company evaluates the likelihood of whether some portion or all of each deferred tax asset will not be realized. This evaluation is based on historic and future expected levels of taxable income, the pattern and timing of reversals of taxable temporary timing differences that give rise to deferred tax liabilities, and tax planning initiatives. Levels of future taxable income are affected by, among other things, the market price for commodities, production costs, quantities of proven and probable reserves, interest rates, and foreign currency exchange rates.

Going concern

The determination of the Company’s ability to continue as a going concern requires the Company to make certain judgements about whether the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

Intangible assets

Management is required to use judgement in determining the economic useful lives of identifiable intangible assets and the capitalization of costs for internally generated intangible assets is subject to judgment including the technical feasibility, timeframe to commercialization, assessment of availability of resources to complete the project, and if economic benefits will be generated form its use. Judgement is also required in identifying indicators of impairment of the Company’s intangible assets.

At each financial position reporting date, the carrying amounts of the Company’s intangible assets, are reviewed to determine whether there is any indication that those assets are impaired. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment, if any. Where the asset does not generate cash flows that are independent from other assets, the Company estimates the recoverable amount of the CGU to which the asset belongs. This requires management to make certain estimates and judgements which could be materially different than actual results.

Revenue recognition

The Company’s revenue is comprised of sales of its products which consists of its wearable device and annual/monthly subscription. As a result, the Company is required to allocate the transaction prices amongst the multiple elements of its packaged products. This requires that management make judgements and estimates related to the allocation which are subjective and could result in material differences if changed.

b) Financial Instruments

Financial assets and financial liabilities are recognized when the Company becomes a party to the contractual provisions of a financial instrument. Financial assets and financial liabilities are initially measured at fair value. Financial assets are classified into one of the following specified categories: amortized cost, fair value through profit or loss (“FVTPL”) or fair value through other comprehensive income (“FVOCI”). Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities classified as FVTPL) are added to, or deducted from, the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial

F-98

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

b) Financial Instruments (continued)

assets or financial liabilities classified as FVTPL are recognized immediately in the statement of loss and comprehensive loss.

The Company’s financial instruments are classified as follows:

Financial instrument	Measurement
Cash	FVTPL
Receivables	Amortized cost
Accounts payable	Amortized cost

Financial Assets

Subsequent to initial recognition, financial assets classified and measured at amortized cost using the effective interest method.

Financial assets classified as FVTPL are recognized initially at fair values less transaction costs and are subsequently carried at fair value, with changes in the fair value recorded in comprehensive income. The fair value measurements are based on level 1 inputs, being quoted prices in active markets for identical instruments.

c) Impairment of financial assets at amortized cost

The Company recognizes an allowance using the ECL model on financial assets classified as amortized cost. The Company has elected to use the simplified approach for measuring ECL by using a lifetime expected loss allowance for all accounts receivable. Under this model, impairment provisions are based on credit risk characteristics and days past due. When there is no reasonable expectation of collection, financial assets classified as amortized cost are written off. Indications of credit risk arise based on failure to pay and other factors. Should objective events occur after an impairment loss is recognized, a reversal of impairment is recognized in the statement of loss and comprehensive loss.

Financial Liabilities

Financial liabilities are classified as and are measured at amortized cost subsequent to initial measurement at fair value.

Offsetting financial instruments

Financial assets and financial liabilities are offset and the net amount reported on the statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

F-99

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d) Cash

Cash is comprised of cash held in current operating bank accounts.

e) Inventory

Inventory includes products held for resale in the ordinary course of business (finished goods) and is measured at the lower of cost and net realizable value. The cost of inventory is determined generally on a first-in and first-out basis.

f) Product warranty liability

During the years ended December 31, 2022 and 2021, the Company provided a one month money-back satisfaction guarantee on the Company’s Hapbee devices. A customer is able to receive a refund for a Hapbee device within one month of the purchase date. Provisions are recognized when, as a consequence of a past event, the Company has a legal or constructive obligation and it is probable that there will be an outflow of the Company’s resources to settle the obligation.

Provisions are measured at management’s best estimate of the costs required to settle the obligation. Discounting is applied where relevant. Actual warranty costs are charged against the income statement when incurred. The product warranty liability on the balance sheet represents the Company’s estimated cost of the outstanding warranty upon recognition of the sale of the product. The costs are estimated based on actual historical costs incurred and on estimated future costs related to current sales, and are updated periodically.

g) Revenue recognition

The Company’s revenues are derived from both the sale of hardware as well as subscriptions fees related to the use of its products.

Sales of hardware is recognized upon the transfer of control of the promised product to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products.

Subscription fees are comprised of fees that provide customers with access to its software and application over the contract term without taking possession of the software. Revenue from subscription fees is recognized over the term of the contract.

The Company also collects advance payments from its customers which are recorded as unearned revenue. Recognition of the unearned revenue for subscription fees is over the term of the contract. For sale of hardware, recognition of unearned revenue is based on control of products transferring to customers.

h) Research and development expenditures

Research expenditures are recorded in the period incurred. Product development expenditures are expensed in the period incurred unless the product candidate meets specific criteria related to technical, market and financial feasibility for deferral and amortization. The Company’s policy is to amortize deferred product development expenditures over the expected future life of the product once product revenues are recorded. The future life of the product is estimated to be 8 years.

F-100

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

i) Share-based payments

The Company has a share-based compensation plan. Awards of options under this plan are expensed or recorded as additions to resource properties based on the estimated fair value of the options at the grant date, with a corresponding credit to contributed surplus in shareholders’ equity. Fair value is estimated using the Black-Scholes pricing model. If the options are subject to a vesting period, the estimated fair value is recognized over this period on a graded vesting basis, based on the Company’s estimate of the shares that will eventually vest.

Equity-settled share-based payment transactions with parties other than employees and those providing similar services are measured at the fair value of the goods or services received, except where that fair value cannot be estimated reliably, in which case they are measured at the estimated fair value of the equity instruments granted, measured at the date the entity obtains the goods or the counterparty renders the service.

Cash consideration received on exercise of options is credited to share capital together with the amounts originally recorded as share-based compensation related to the exercised options.

j) Share capital

Subordinated voting shares and multiple voting shares are classified as equity. Incremental costs directly attributable to the issuance of new equity instruments are taken to equity as a deduction, net of tax, from the proceeds. When units consisting shares and warrants are issued in private placements, the Company allocates the proceeds to the shares and warrants on a residual basis.

k) Share issue costs

Professional, consulting, regulatory and other costs directly attributable to financing transactions are recorded as deferred share issue costs until the financing transactions are completed, if the completion of the transaction is considered likely; otherwise they are expensed as incurred. Share issue costs are charged to share capital when the related shares are issued. Deferred share issue costs related to financing transactions that are not completed are charged to expenses.

l) Income taxes

Current income taxes

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities based on taxable income for the year. The tax rates and tax laws used to compute the amount are those that are enacted, or substantively enacted, at the reporting date in the countries where the Company operates and generates taxable income.

Income tax is recognized in the statements of loss and comprehensive loss except to the extent that it relates to items recognized directly in equity. Current income tax relating to items recognized directly in equity is recognized in the statements of changes in equity and not in the statements of loss and comprehensive loss.

Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense.

F-101

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

l) Income taxes (continued)

Deferred income taxes

Deferred income taxes are calculated using the liability method on temporary differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date. Deferred tax liabilities are recognized for all taxable temporary differences, except:

-	when the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and
-	in respect of taxable temporary differences associated with investments in subsidiaries, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, the carryforward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carryforward of unused tax credits and unused tax losses, can be utilized.

Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted, or substantively enacted, at the reporting date. Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Deferred tax relating to items recognized outside of profit or loss is recognized outside of profit or loss. Deferred tax items are recognized in correlation to the underlying transaction either in other comprehensive loss or directly in equity.

m) Loss per share

Loss per share is calculated based on the weighted average number of shares outstanding during the year. The Company follows the treasury method of calculating diluted earnings per share. This method assumes that any proceeds from the exercise of stock options and other dilutive instruments would be used to purchase common shares at the average market price during the year. Diluted loss per share is equal to loss per share since the exercise of all options and warrants is anti-dilutive.

n) Provisions

Provisions are recognized when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. There were no material provisions recorded within the consolidated financial statements as at December 31, 2022.

F-102

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

o) Foreign currency translation

Foreign currency transactions are translated as follows:

(i)	monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the exchange rate prevailing at the statement of financial position date; and
(ii)	non-monetary assets and liabilities denominated in foreign currencies and measured in terms of historic costs are translated using exchange rates at the transaction dates.

p) Related party transactions

Unless otherwise disclosed herein, all transactions with related parties are in the normal course of business and are measured at the exchange amount (note 17).

q) Intangible assets - Licenses

Upon acquisition, intangible assets with finite useful lives are recorded at fair value and are carried at cost less accumulated amortization and impairment losses. Amortization is calculated over the cost of the asset, or revalued amount, less its residual value. Amortization is recognized in profit or loss on a straight-line basis over the estimated useful lives of intangible assets from the date that they are available for use, since this most closely reflects the expected pattern of consumption of the future economic benefits embodied in the asset. The estimated useful lives of the Company’s licenses are 20 years.

r) Intangible assets – Development costs

Development expenditures can be capitalized only where a development project meets certain conditions, including technical feasibility of the intangible asset, intention to complete the project, ability to sell the intangible asset, probability that the intangible asset can produce future economic benefits, availability of resources to complete the project, and ability to reliably measure the expenditure attributable to the intangible asset. Development projects are reviewed as they arise and on an on-going basis to assess whether all conditions have been met. Amortization is calculated over the cost of the asset, or revalued amount, less its residual value. Amortization is recognized in profit or loss on a straight-line basis over the estimated useful lives of intangible assets from the date that they are available for use, since this most closely reflects the expected pattern of consumption of the future economic benefits embodied in the asset.

s) Adoption of new pronouncements

A number of amendments to standards and interpretations applicable to the Company are not yet effective for the year ended December 31, 2022 and have not been applied in preparing these consolidated financial statements nor does the Company expect these amendments to have a significant effect on its consolidated financial statements.

F-103

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

4. INVENTORY

	2022	2021
	$	$
Finished goods	261,150	283,596

During the year ended December 31, 2022, the Company recognized $456,286 (2021: $661,110) of inventory as cost of goods sold.

5. INTANGIBLE ASSETS

The Company capitalized the acquisition costs of licenses and development costs related to the design and development of the device prototype.

a) Licenses

License Agreement for certain sensory technologies

On March 29, 2019, the Company acquired a license from EMulate Therapeutics Inc. (“EMulate”). The Company paid an up-front fee of USD $1,500,000 for this license. The Company will pay EMulate, on a quarterly basis, 20% royalties on the net income from sales, lease or rental of the authorized product containing cognate signals. The royalty rate on the first USD $10,000,000 will be 25%. In exchange, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. The license has a term of 20 years from the effective date.

Pursuant to amendments to the License Agreement with Emulate, the effective date of the License Agreement was changed to October 26, 2020. All other terms remain unchanged.

License Agreement for certain sensory technologies

On October 30, 2019, the Company acquired another license from EMulate. The Company paid an up-front fee of USD $30,000 for this license. The Company will pay EMulate, on a quarterly basis, 20% royalties on the net income from sales, lease or rental of the authorized product containing cognate signals. The royalty rate on the first USD $10,000,000 will be 25%. In exchange, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. The license has a term of 20 years from the effective date.

Pursuant to amendments to the License Agreement with Emulate, the effective date of the License Agreement was changed to October 26, 2020. All other terms remain unchanged.

On April 21, 2021, the Company acquired another license from EMulate. The Company paid an up-front fee of USD $10,000 for this license. The Company will pay EMulate, on a quarterly basis, 20% royalties on the net income from sales, lease or rental of the authorized product containing cognate bedtime signals. The royalty rate on the first USD $10,000,000 will be 25%. In exchange, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. The license has a term of 20 years from the effective date of April 21, 2021.

F-104

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

5. INTANGIBLE ASSETS (CONTINUED)

a) Licenses (continued)

On July 29, 2021, the Company acquired another license from EMulate. The Company paid an up-front fee of USD $10,000 for this license. The Company will pay EMulate, on a quarterly basis, 20% royalties on the net income from sales, lease or rental of the authorized product containing cognate bedtime signals. The royalty rate on the first USD $10,000,000 will be 25%. In exchange, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. The license has a term of 20 years from the effective date of July 29, 2021.

Sensory technologies include the human senses of happiness, sleepiness, focus, alertness, calmness and relaxation.

b) Development Costs

During the year, the Company incurred development costs of $NIL (2021: $NIL) related to the development of an augmentative wearable device that emulates normal molecular interactions in the body through small, specific magnetic fields. These costs have met the criteria for capitalization under IAS 38.

The following table outlines the Company’s intangible assets as at December 31, 2022:

	2022	2021
	$	$
License Agreement for certain sensory technologies	1,500,000	1,500,000
License Agreement for certain sensory technologies	30,000	30,000
License Agreement for certain sensory technologies	20,000	20,000
Development costs capitalized	1,079,980	1,079,980

Amortization of intangible assets - license fees	(199,250)	(121,750)
Amortization of intangible assets - development costs	(359,992)	(224,995)
	2,070,738	2,283,235

F-105

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	2022	2021
	$	$
Trade accounts payable and accrued liabilities	1,239,258	686,103
Amounts payable to related parties (note 17)	387,782	279,764

	1,627,040	965,867

7. PRODUCT WARRANTY LIABILITY

	2022	2021
	$	$
Product warranty liability	57,786	52,805

8. UNEARNED REVENUE

	2022	2021
	$	$
Unearned revenue	391,108	579,352

The Company records unearned revenue pertaining to the unearned portions of the subscriptions collected from customers.

9. CONVERTIBLE DEBENTURES

There are no convertible debentures outstanding as at December 31, 2022 or at December 31, 2021.

10. SHARE CAPITAL

On June 15, 2020, the Company amended its articles in order to change its authorized capital from an unlimited number of common shares, without par value, to an unlimited number of Subordinated Voting Shares, and created a new class of unlimited number of Multiple Voting Shares, all without par value.

Authorized

The Company’s authorized capital consists of (i) an unlimited number of Subordinated Voting Shares, and (ii) an unlimited number of Multiple Voting Shares. The holders of Subordinated Voting Shares are entitled to one vote for each Subordinated Voting share held. The holders of Multiple Voting Shares are entitled to 100 votes for each Multiple Voting Share held.

F-106

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

10. SHARE CAPITAL (CONTINUED)

Voting Rights

All holders of Subordinated Voting Shares and Multiple Voting Shares are entitled to receive notice of any meeting of shareholders of the Company, and to attend, vote and speak at such meetings, except those meetings at which only holders of a specific class of shares are entitled to vote separately as a class under the Business Corporations Act (British Columbia). A quorum for the transaction of business at any meeting of shareholders is two persons present at the meeting, each of whom is entitled to vote at the meeting, and who hold or represent by proxy in the aggregate not less than 5% of the outstanding shares of the Company entitled to vote at the meeting.

On all matters upon which shareholders the Company are entitled to vote:

●	each Subordinated Voting Share is entitled to one vote per Subordinated Voting Share; and
●	each Multiple Voting Share is entitled to 100 votes per Multiple Voting Share.

Unless a different majority is required by law or the articles of the Company, resolutions to be approved by shareholders require approval by a simple majority of shareholders.

Conversion Rights and Conditions

The issued and outstanding Multiple Voting Shares, including fractions thereof, may at any time, subject to the FPI Condition (as defined below), at the option of the holder, be converted into Subordinated Voting Shares at a ratio of 100 Subordinated Voting Shares per Multiple Voting Share. Further, the board of directors of the Company may determine in the future that it is no longer advisable to maintain the Multiple

Voting Shares as a separate class of shares and may cause all of the issued and outstanding Multiple Voting Shares to be converted into Subordinated Voting Shares at a ratio of 100 Subordinated Voting Shares per Multiple Voting Share. The right of the Multiple Voting Shares to convert into Subordinated Voting Shares is subject to certain conditions in order to maintain the status of the Company as a “foreign private issuer” under United States securities laws (the “FPI Condition”).

At December 31, 2022, the Company has 98,524,309 Subordinated Voting Shares issued and outstanding and 450,000 Multiple Voting Shares issued and outstanding.

Shares Issuance

Fiscal Year 2020

●	During the period from January 1, 2020 to June 4, 2020, the Company completed a private placement of an aggregate of 2,497,500 common shares at a price of $0.22 per share for aggregate gross proceeds of $555,000.

●	On June 15, 2020, the Company completed a forward stock split of its shares on a 1 for 4.5 basis. Particulars of the share consolidation were approved by the shareholders at the Company’s AGM on June 15, 2020. The Company had 13,455,000 common shares issued and outstanding and the resulting post share split shares outstanding are 60,547,500. All share information was updated to reflect this stock split. The exercise price and number of common shares issuable pursuant to all share capital have been adjusted in accordance with the stock split ratio.

F-107

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

10. SHARE CAPITAL (CONTINUED)

●	On June 15, 2020, the Company amended its articles in order to change its authorized capital from an unlimited number of common shares, without par value, to an unlimited number of Subordinated Voting Shares, and created a new class of unlimited number of Multiple Voting Shares, all without par value. 60,547,500 common shares previously issued were cancelled and replaced by 60,547,500 Subordinated Voting Shares.

●	On June 15, 2020, the Company exchanged 45,000,000 Subordinated Voting Shares owned by EMulate Therapeutics Inc. and Scott Donnell for 450,000 Multiple Voting Shares.

●	On June 16, 2020, the Company issued 8,724,401 Subordinated Voting Shares upon the completion of the amalgamation with Zander, refer to Note 6 for details.

●	On June 16, 2020, the Company issued 200,000 Subordinated Voting Shares to a director of the Company at a deemed price of $0.22 per share.

●	On June 25, 2020, the Company issued 716,357 Subordinated Voting Shares to a finder of the Convertible Debentures (Note 10).

●	On October 27, 2020, the principal amounts of Convertible Debentures, which were issued on June 25, 2020 and July 13, 2020, have automatically converted into 21,655,882 units (the “Convertible Debenture Units”) of the Company, at a conversion price of $0.22 (C$0.30) per Unit (the “Conversion Price”). Each Convertible Debenture Unit consists one (1) Subordinated Voting Shares (the “Convertible Debenture Share”) and one half of one (1/2) Subordinated Voting Share purchase warrant (each a “Convertible Debenture Warrant”) (Note 10).

●	On October 30, 2020, the Company’s Subordinate Voting Shares were listed on the TSX Venture Exchange.

Fiscal Year 2021

●	On November 24, 2021, the Company closed a non-brokered private placement of 20,308,963 units at $C0.30 per unit for total proceeds of $4,805,913 ($C6,092,689). Each unit consisted of one subordinate voting share and one subordinate voting share purchase warrant, and each warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.50 per share for a period of 36 months from the closing date. The Company may, in its sole discretion, provide notice to warrant holders to shorten the warrant expiry date to 60 days from the notice date if the daily volume weighted average closing price of the Company’s subordinate voting share is greater than $C1.00 for the 10 consecutive trading days preceding the notice date. In connection with the private placement, the Company paid finders’ fees of $89,816 ($C115,052) in cash, and issued 205,660 finder’s shares and 589,166 non-transferrable warrants. Each finder’s warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.50 per share for a period of 12 months from the closing date. The fair value of finder’s warrants $41,049 was estimated on the dates of award using the Black-Scholes Option Pricing Model. As the warrants are exercisable in a currency different than the Company’s functional currency, a resulting derivative exists and the Company allocated the fair value of the warrants of $2,883,137 on the date of issuance as a warrant liability and the residual of $1,922,776 was allocated to the share capital.

●	During the year ended December 31, 2021 the Company issued total 1,588,277 Subordinated Voting Shares of the Company for the exercise of warrants.

F-108

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

10. SHARE CAPITAL (CONTINUED)

Fiscal Year 2022

●	On January 28, 2022, the Company closed a non-brokered private placement of 5,307,894 units at $C0.30 per unit for total proceeds of $1,246,824 ($C1,592,368). Each unit consisted of one subordinate voting share and one subordinate voting share purchase warrant, and each warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.50 per share for a period of 36 months from the closing date. The Company may, in its sole discretion, provide notice to warrant holders to shorten the warrant expiry date to 60 days from the notice date if the daily volume weighted average closing price of the Company’s subordinate voting share is greater than $C1.00 for the 10 consecutive trading days preceding the notice date. In connection with the private placement, the Company paid finders’ fees of $26,390 ($C33,600) in cash, and issued 70,000 finder’s shares and 182,000 non-transferrable warrants. Each finder’s warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.50 per share for a period of 12 months from the closing date. The fair value of finder’s warrants of $11,049 was estimated on the dates of award using the Black-Scholes Option Pricing Model. As the warrants are exercisable in a currency different than the Company’s functional currency, a resulting derivative exists and the Company allocated the fair value of the warrants of $878,692 on the date of issuance as a warrant liability and the residual of $368,132 was allocated to the share capital.

●	On November 9, 2022, the Company closed a non-brokered private placement of 22,380,459 units at $C0.07 per unit for total proceeds of $1,160,468 ($C1,566,632). Each unit consisted of one subordinate voting share and one subordinate voting share purchase warrant, and each warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.15 per share for a period of 24 months from the closing date. The Company may, in its sole discretion, provide notice to warrant holders to shorten the warrant expiry date to 60 days from the notice date if the daily volume weighted average closing price of the Company’s subordinate voting share is greater than $C0.50 for the 10 consecutive trading days preceding the notice date. In connection with the private placement, the Company paid no finders’ fees. As the warrants are exercisable in a currency different than the Company’s functional currency, a resulting derivative exists and the Company allocated the fair value of the warrants of $817,832 on the date of issuance as a warrant liability and the residual of $342,635 was allocated to the share capital.

11. STOCK OPTIONS and restricted share units

The Company has adopted a stock option plan on November 6, 2019, providing the Board of Directors with the discretion to issue an equivalent number of options of up to 7,515,000 Subordinated Voting Shares of the Company. Stock options are granted with an exercise price of not less than the closing share price the date preceding the date of grant.

During the year ended December 31, 2022, Company granted 3,350,000 (2021: 970,000) stock options to its directors, officers and consultants with a value of $234,500 (2021: $264.879) or $0.07 (2021: $0.27) per option. The details are as follows:

On January 20, 2020, the Company granted 3,600,000 incentive stock options to officers, directors and consultants of the Company. The options are exercisable at the price of $0.22 per share until January 20, 2028.

On August 12, 2020, the Company replace its Old Plan with a new 10% rolling stock option plan (the “New Plan”) and adopted a 10% fixed restricted share unit plan (the “RSU Plan”), which were subsequently approved by the TSX Venture Exchange upon the Listing.

F-109

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

11. STOCK OPTIONS and restricted share units (CONTINUED)

On November 12, 2020, the Company granted 4,266,875 incentive stock options to officers, directors and consultants of the Company pursuant to the Company’s New Plan. The options are all exercisable at the price of $0.56 (C$0.73) per share until November 12, 2028, subject to earlier termination in accordance with the New Plan.

The fair value of share options awarded to officers, directors and consultants was estimated on the dates of award using the Black-Scholes option pricing model with the following assumptions:

	Options granted on November 12, 2020	Options granted on January 20, 2020
Dividend yield	0%	0%
Risk-free interest rate	0.63%	1.57%
Estimated volatility	100%	100%
Expected life in years	8	8
Fair value at grant date	$0.61	$0.19

On February 17, 2021, the Company signed an agreement with Octagon Media Corp. (“Octagon”) where Octagon is engaged to provide marketing services to the Company for a period of 6 months ending August 16, 2021. The Company agreed to pay $125,000 upfront and granted 600,000 options at an exercise price of $0.63 (C$0.80) to Octagon in return for marketing services.

On March 5, 2021, the Company granted 40,000 stock options exercisable to purchase up to an aggregate of 40,000 shares to a consultant. The options are exercisable at the price of $0.53 (C$0.67) per share until March 5, 2029.

On June 1, 2021, the Company granted 330,000 stock options exercisable to purchase up to an aggregate of 330,000 shares to an entity owned by the new CEO of the Company. The options are exercisable at the price of $0.40 (C$0.48) per share until June 1, 2029.

The fair value of share options awarded to officers, directors and consultants was estimated on the dates of award using the Black-Scholes option pricing model with the following assumptions:

	Options granted on June 1, 2021	Options granted on March 5, 2021	Options granted on February 17, 2021

Dividend yield	0%	0%	0%
Risk-free interest rate	1.23%	1.37%	0.15%
Estimated volatility	110%	110%	94%
Expected life in years	7	8	1
Fair value at grant date	$0.37	$0.52	$0.29

On October 15, 2022, the Company granted 3,375,000 stock options to officers, directors and consultants of the Company pursuant to the Company’s Plan. The options are all exercisable at the price of $0.07 (C$0.09) per share until October 15, 2029, subject to earlier termination in accordance with the Plan.

F-110

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

11. STOCK OPTIONS and restricted share units (CONTINUED)

The stock options outstanding and exercisable as at December 30, 2022 is as follows:

	Expiry date	Number of options	Exercise price ($)
Outstanding at December 31, 2020		7,866,875	0.40
Exercisable at December 31, 2020		7,030,625	0.39
Granted	February 17, 2022	600,000	0.63
Granted	March 5, 2029	40,000	0.53
Granted	June 1, 2029	330,000	0.40
Outstanding at December 31, 2021		8,836,875	0.44
Exercisable at December 31, 2021		8,041,250	0.43
Expired		(600,000)	0.63
Expired		(3,006,875)	0.39
Granted	Oct 15, 2029	3,375,000	0.07
Outstanding at December 31, 2022		8,605,000	0.29
Exercisable at December 31, 2022		5,230,000	0.42

The number of options exercisable as at December 30, 2022 was 5,230,000 (2021 – 8,041,250). The weighted average life remaining for these options were 6.0 years and weighted average exercise price was $0.42 per option.

Restricted Stock Units

During the year ended December 31, 2021, the Company granted an aggregate of 6,817,875 restricted stock units (the “RSU”) to officers, directors, key employees and consultants pursuant to the Company’s RSU Plan with a value of $248,400 or $0.45 per option. The RSUs will be subject to vesting provisions. Each vested RSU entitles the holder to receive one Subordinated Voting Share in the capital of the Company. The grant of RSUs is subject to regulatory approval.

On March 5, 2021, the Company granted 100,000 RSU to a consultant with a fair value of $0.53 per RSU. The RSU will be vested 1/2 on the 12- and 24-months’ anniversary. These units are exercisable until March 5, 2024.

On June 1, 2021, the Company granted 1,072,000 RSU to an entity owned by the new CEO of the Company, with a fair value of $0.38 per RSU. The RSU will be vested 1/2 on the 12- and 24-months’ anniversary. These units are exercisable until June 1, 2024.

On September 29, 2021, the Company granted total 179,000 RSU to two consultants with a fair value of $0.26 per RSU. Out of these units, 62,333 RSU are vested on the grant date; 58,333 RSU on December 31, 2021 and 58,334 RSU on March 9, 2022. These units are exercisable until September 30, 2022, December 31, 2022 and March 9, 2023 respectively.

F-111

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

11. STOCK OPTIONS and restricted share units (CONTINUED)

On October 15, 2022, the Company granted an aggregate of 3,375,000 restricted stock units (the “RSU”) to officers, directors, key employees and consultants pursuant to the Company’s RSU Plan with a value of $248,400 or $0.07 per option. The RSUs will be subject to vesting provisions. Each vested RSU entitles the holder to receive one Subordinated Voting Share in the capital of the Company. The grant of RSUs is subject to regulatory approval.

The fair value of RSUs awarded to officers, directors, key employees and consultants was estimated on the dates of award using the fair market value of the Company share price.

As at December 30, 2022 the Company has 9.967,875 RSUs issued and outstanding and 3,106,711 RSUs exercisable.

12. WARRANTS

In connection with the private placement closed during the year 2021, the Company issued 20,308,963 non-transferrable warrants. Each warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.50 per share for a period of 36 months from the closing date. The fair value of the warrants was valued at $180,089 using the Black-Scholes Option Pricing Model with the following assumption at the issue date: risk free interest rate of 0.81%; dividend yield of 0%; expected volatility of 110% and expected life of 1.9 years.

In connection with a private placement closed during the year 2022, the Company issued 5,307,894 non-transferrable warrants. Each warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.50 per share for a period of 36 months from the closing date. The fair value of warrants was valued at $54,472 using the Black-Scholes Option Pricing Model with the following assumption at the issue date: risk free interest rate of 0.81%; dividend yield of 0%; expected volatility of 110% and expected life of 2.1 years.

In connection with a private placement closed during the year 2022, the Company issued 22,380,459 non-transferrable warrants. Each warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.15 per share for a period of 24 months from the closing date. The fair value of warrants was valued at $467,139 using the Black-Scholes Option Pricing Model with the following assumption at the issue date: risk free interest rate of 0.81%; dividend yield of 0%; expected volatility of 110% and expected life of 1.9 years.

F-112

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

12. WARRANTS (CONTINUED)

The warrants outstanding and exercisable as at December 31, 2022 are as follows:

	Expiry date	Number of warrants outstanding	Number of warrants exercisable	Exercise Price ($)
Balance December 31, 2019		-	-	-
Granted	June 25, 2022	976,523	976,523	0.22
Granted	July 31, 2022	223,073	223,073	0.22
Granted	October 27, 2022	10,827,938	10,827,938	0.37
Exercised	October 27, 2022	(93,916)	(93,916)	0.37
Balance December 31, 2020		11,933,618	11,933,618	0.36
Exercised	June 25, 2022	(259,112)	(259,112)	0.22
Exercised	October 27, 2022	(1,329,165)	(1,329,165)	0.37
Granted	November 24, 2022	589,166	589,166	0.39
Granted	November 24, 2024	20,308,963	20,308,963	0.39
Balance December 31, 2021		31,243,470	31,243,470	0.38
Granted	January 29, 2024	5,307,894	5,307,894	0.37
Granted	January 29, 2024	182,000	182,000	0.37
Granted	November 8, 2024	22,380,459	22,380,459	0.11
Expired		(589,166)	(589,166)	0.39
Expired		(10,345,341)	(10,345,341)	0.37
Balance December 31, 2022		48,179,316	48,179,316	0.29

As at the date of this MD&A, the Company has 55,901,766 warrants issued and outstanding. (See “Subsequent Event”)

13. LOSS PER SHARE

The weighted average number of shares outstanding for the year ended December 31, 2022 was 76,630,440. The Company included both weighted average subordinated common shares outstanding and weighted average multiple voting shares outstanding to the loss per share calculation.

F-113

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

14. WARRANT LIABILITY

The Company’s warrant liability arises as a result of the issuance of warrants exercisable in Canadian dollars (“CAD”). As the denomination currency of the exercise price is different from the US dollar functional currency of the entity issuing the underlying warrants, the Company recognizes a derivative liability for these warrants and re-measures the liability at the end of each reporting period using the Black-Scholes model. Changes in respect of the Company’s warrant liability are as follows:

	December 31, 2022	December 31, 2021
	$	$
Balance at beginning of the year	3,102,566	3,235,642
Additions	3,110,683	2,883,137
Fair value adjustment	(5,511,549)	(2,391,914)
Exercise of warrants	-	(624,299)
Other	-	-
Balance at the end of the year	701,700	3,102,566

Continuity of the underlying warrants during the year is as follows:

	Underlying warrants	Weighted Average Exercise Price
Warrants outstanding and exercisable, December 31, 2021	31,243,470	$0.38
Granted	27,870,353	$0.16
Exercised	-	-
Expired	(10,934,507)	0.37
Warrants outstanding and exercisable, December 31, 2022	48,179,316	$0.26

As at December 31, 2022, the weighted average remaining contractual life of warrants outstanding was 1.9 years.

Valuation of the warrant liability requires the use of highly subjective estimates and assumptions including the expected stock price volatility. The expected volatility used in valuing warrants is based on volatility observed in historical periods and comparative companies’ historical information. Changes in the underlying assumptions can materially affect the fair value estimates. The fair value of the warrant liability was calculated using the Black-Scholes model with the following weighted average assumptions and resulting fair values:

	December 31, 2022	December 31, 2021

Risk-free interest rate	1.13%	0.20%
Expected dividend yield	0%	0%
Expected warrant life (years)	2.90	1.82
Estimated stock price volatility	110%	100%
Fair value	$0.17	$0.31

F-114

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

15. INCOME TAXES

The provision for income taxes reported differs from the amounts computed by applying the applicable income tax rates to the net loss before tax provision due to the following:

	2022	2021
	$	$
Loss before income taxes	(3,322,363)	(6,731,972)
Statutory rate	21 - 27%	21 - 27%
Tax recovery at statutory rate	(797,000)	(1,652,000)
Change in unrecognized deductible temporary differences	1,048,000	2,174,000
Permanent differences	(251,000)	(522,000)
Income tax recovery	-	-

	2022	2021
	$	$
Deferred income tax assets
Losses carried forward	3,518,000	2,721,000
Share issuance costs	39,000	39,000
Intangible assets	33,000	33,000
Capitalized development cost	61,000	61,000
Deferred income tax liabilities	3,651,000	2,854,000
Unrecognized deferred income tax assets	(3,651,000)	(2,854,000)
Net deferred income tax assets	-	-

Non-capital losses

As at December 31, 2022, the Company has estimated non-capital losses for Canadian income tax purposes of $14,088,000 that may be carried forward to reduce taxable income derived in future years. These losses begin expiring in 2039.

F-115

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

16. RELATED PARTY TRANSACTIONS

The aggregate value of transactions recorded relating to key management personnel and entities which they have control or significant influence were as follows:

	Notes	2022 ($)	2021 ($)
EMulate Therapeutics Inc. – License Fees	(a)	-	20,000
EMulate Therapeutics Inc. – Development Costs	(b)	-	84,242
EMulate Therapeutics Inc. – Royalty Fees	(c)	178,076	278,588
Scott Donnell / Donnell Holdings LLC	(d)	16,000	120,000
Les Consultants Shtern Inc.	(e)	499,996	250,004
Premier CFO LLC	(f)	150,912	60,000
MK & Associates	(g)	34,705	-
4114566 Canada Inc.	(h)	102,640	-

(a)	EMulate Therapeutics Inc., an entity which has significant influence on the Company charged license fees. See note 5.
(b)	EMulate Therapeutics Inc., an entity which has significant influence on the Company charged development costs. See note 5.
(c)	EMulate Therapeutics Inc., an entity which has significant influence on the Company charged royalty fees. See note 5.
(d)	Scott Donnell, the former Chief Executive Officer (“CFO”), and Donnell Holdings LLC, an entity controlled by Scott Donnell charged consulting fees to the Company.
(e)	Les Consultants Shtern Inc., an entity owned by Yona Shtern, the new CEO charged consulting fees to the Company.
(f)	Premier CFO LLC, an entity controlled by the Company’s former Chief Financial Officer, charged consulting fees to the Company.
(g)	MK & Associates, an entity controlled by the Company’s Chief Financial Officer, charged consulting fees to the Company.
(h)	4114566 Canada Inc., an entity controlled by the Company’s Corporate Secretary, charged consulting fees to the Company.

The following table outlines the Company’s related party payables:

	2022 $	2021 $
Les Consultants Shtern	268,240	-
MK & Associates	30,438	-
4114589 Canada Inc.	89,104	-
EMulate Therapeutics Inc.	-	57,928
	387,782	57,928

F-116

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

17. CAPITAL MANAGEMENT

The Company’s objectives when managing capital are to safeguard its ability to continue as a going concern, so that it can provide returns for shareholders and benefits for other shareholders. The Company considers the items included in shareholders’ equity as capital. The Company manages the capital structure and makes adjustments to it in response to changes in economic conditions and the risk characteristics of the underlying assets. The Company’s primary objective with respect to its capital management is to ensure that it has sufficient cash resources to fund the identification and evaluation of potential acquisitions. To secure the additional capital necessary to pursue these plans, the Company intends to raise additional funds through equity or debt financing. The Company is not subject to any externally imposed capital requirements. There were no changes in the Company’s approach to capital management.

18. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Company’s financial instruments consist of cash, receivables, accounts payable and convertible debentures. The fair values of the Company’s cash and accounts payable approximate their carrying values, due to their short-term natures. The Company’s cash is measured at fair value under the fair value hierarchy based on level one quoted prices in active markets for identical assets or liabilities. The Company’s financial instruments are exposed to certain financial risks, including currency risk, credit risk, liquidity risk, interest rate risk and price risk.

Credit risk

Credit risk is the risk of loss due to the counterparty’s inability to meet its obligations. The Company’s exposure to credit risk is on its cash and accounts receivable. Risk associated with cash is managed through the use of major banks which are high credit quality financial institutions as determined by rating agencies. Credit risk is assessed as low.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulties in meeting obligations when they become due. The Company aims to ensure that there is sufficient capital in order to meet short-term operating requirements, after taking into account the Company’s holdings of cash. The Company believes that the capital sources will be sufficient to cover the expected cash requirements by obtaining financing through the issuance of debt or shares. Liquidity risk is assessed as high.

Market risk

Market risk is the risk of loss that may arise from changes in market factors such as interest rates, commodity and equity prices, and foreign exchange rates.

a)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not currently exposed to interest rate risk.

F-117

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

18. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

b)	Price risk

The Company is exposed to price risk with respect to equity prices. Equity price risk is defined as the potentially adverse impact on the Company’s ability to obtain equity financing due to movements in individual equity prices or general movements in the level of the stock market. The Company is not exposed to price risk as it has no instruments in publicly held securities.

c)	Foreign currency risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company is not exposed to foreign exchange risk as all of its operations are in the United States of America, except of cash held in Canadian Dollars which amounted to $4,105,712 Canadian Dollars as at December 31, 2022 (2021: $3,803,311 – December 31, 2021), accounts receivable which amounted to $Nil Canadian Dollars at December 31, 2022 (2021: $3,619) and accounts payable which amounted to $382,847 Canadian Dollars at December 31, 2022 (2021: $8,770).

19. GENERAL AND ADMINISTRATIVE EXPENSES

	2022	2021
	$	$
Foreign exchange recovery	(10,272)	(31,830)
Marketing and selling	942,951	1,655,683
Office	652,289	600,125
Travel and entertainment	169,125	125,191
	1,754,093	2,349,169

20. COMMITMENTS and contingencies

a)	On March 29, 2019, the Company entered into an exclusive license agreement with EMulate Therapeutics Inc. (“EMulate”), which is subsequently amended and restated on October 30, 2019, January 24, 2020, June 1, 2020 and October 26, 2020. The agreement will be in effect for 20 years. Based on the agreement, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. In exchange, the Company will pay EMulate an upfront non-refundable, non-creditable payment of $1,500,000 by the earlier of April 30, 2020 or the date by which the Company has raised aggregated amounts of $5 million or more by equity financing. The Company will also pay to EMulate royalties on the quarterly net income from sales, lease or rental of the authorized product in the territory multiplied by a percentage royalty rate of 20%. During the year ended December 31, 2022, the Company has paid or accrued license fees of $Nil (2021 - $Nil).

b)	On October 30, 2019, the Company entered into an exclusive license agreement with EMulate, which is subsequently amended and restated on January 24, 2020 and June 1, 2020 and October 26, 2020. The agreement will be in effect for 20 years. Based on the agreement, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. In exchange, the Company will pay EMulate an upfront non-refundable, non-creditable payment of $10,000 for each cognate designated by and provided to the Company. The Company will also pay to EMulate royalties on the quarterly new income from sales, lease or rental of the authorized product in the territory multiplied by a percentage royalty rate of 20%. During the year ended December 31, 2022, the Company has accrued royalty fees to Emulate of $178,076 (2021 - $278,588).

F-118

Hapbee Technologies, Inc.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2022 and 2021

20. COMMITMENTS and contingencies (CONTINUED)

c)	On April 21, 2020, the Company entered into an exclusive license agreement with Emulate. The agreement will be in effect for 20 years. Based on the agreement, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. In exchange, the Company will pay EMulate an upfront non-refundable, non-creditable payment of $10,000 for the cognate designated by and provided to the Company. The Company will also pay to EMulate royalties on the quarterly new income from sales, lease or rental of the authorized product in the territory multiplied by a percentage royalty rate of 20%. During the year ended December 31, 2022, the Company has paid or accrued royalty fees to Emulate of $Nil.

d)	On July 29, 2020, the Company entered into an exclusive license agreement with Emulate. The agreement will be in effect for 20 years. Based on the agreement, the Company will obtain from EMulate certain exclusive rights and licenses to develop, use, import, and commercialize a consumer digital products using EMulate’s technology. In exchange, the Company will pay EMulate an upfront non-refundable, non-creditable payment of $10,000 for the cognate designated by and provided to the Company. The Company will also pay to EMulate royalties on the quarterly new income from sales, lease or rental of the authorized product in the territory multiplied by a percentage royalty rate of 20%. During the year ended December 31, 2022, the Company has paid or accrued royalty fees to Emulate of $Nil.

e)	The Company has entered into a supply agreement with a supplier and committed to purchasing 25,000 units of its primary product with an estimated cost of $2,500,000.

21. Subsequent events

On June 2, 2023, the Company closed a non-brokered private placement of 7,904,450 units at $C0.09 per unit for total proceeds of $534,887. Each unit consisted of one subordinate voting share and one subordinate voting share purchase warrant, and each warrant entitles the holder thereof to purchase one additional subordinate voting share of the Company at a price of $C0.15 per share for a period of 24 months from the closing date. The Company may, in its sole discretion, provide notice to warrant holders to shorten the warrant expiry date to 60 days from the notice date if the daily volume weighted average closing price of the Company’s subordinate voting share is greater than $C0.40 for the 10 consecutive trading days preceding the notice date.

The Company through its Board of Directors accepted the resignation letter of Manning Elliott, the Previous Auditor effective June 9, 2023, who resigned at its own initiative. The resignation of the Manning Elliot and the appointment of the Olayinka Oyebola & Co, the New Auditor were considered and approved by the Board based on the recommendation of the audit committee of the Board. Manning Elliott did not express a modified opinion in any of its reports for: (a) the audits of the two most recently completed fiscal years of Hapbee; or (b) any period subsequent to the two most recently completed fiscal years of Hapbee and ending before June 9, 2023. The notice of change of auditor and the auditors letters are available on SEDAR at www.sedar.com.

F-119

2,500,000 Shares of Common Stock

EMULATE THERAPEUTICS, INC.

PROSPECTUS

Sole Bookrunner

[●]	[●]

, 2023

Through and including                   , 2023 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the Company) that we may incur in connection with the securities being registered hereby.

Offering Expenses
SEC registration fee	$1,446
FINRA filing fee	$5,000
Nasdaq listing and filing fees	$5,000
Printing expenses	$7,000
Legal fees and expenses	$1,000,000
Accounting fees and expenses	$70,000
Miscellaneous	$11,554
Total	$1,100,000

Item 14. Indemnification of Directors and Officers.

RCW 23B.08.320 permits a Washington corporation to, through its articles of corporation, eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, except for the following:

i. acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director;

ii. conduct violating RCW 23B.08.310 relating to unlawful distributions;

iii. any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled; and

iv. any act or omission occurring prior to the date when the provision in the articles of incorporation eliminating or limiting liability becomes effective.

RCW 23B.08.510 authorizes a Washington corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

i. the individual acted in good faith; and

ii. the individual reasonably believed (a) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests, and (b) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and

iii. in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful.

Notwithstanding the forgoing, a Washington corporation may not indemnify a director under RCW 23B.08.510 in connection with (a) a proceeding by or on behalf of the corporation in which the director RCW 23B.08.320 permits a Washington corporation to, through its articles of corporation, eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, except for the following:

i. acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director;

ii. conduct violating RCW 23B.08.310 relating to unlawful distributions;

iii. any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled; and

iv. any act or omission occurring prior to the date when the provision in the articles of incorporation eliminating or limiting liability becomes effective.

II-1

In addition, our Bylaws provide that:

●	we are required to indemnify our directors and executive officers to the fullest extent not prohibited by Washington law or any other applicable law, subject to limited exceptions;

●	we may indemnify our other officers, employees and other agents as set forth in Washington law or any other applicable law;

●	we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

●	the rights conferred in the amended and restated Bylaws are not exclusive.

Item 15. Recent Sales of Unregistered Securities.

The following information relates to all securities issued or sold by us within the past three years and not registered under the Securities Act. All dollar amounts below are stated in thousands, except per share amounts. The share information below is historical and does not reflect the Company’s proposed Common Stock Reverse Split.

The Company issued 32 unsecured convertible notes between January 2020 and December 2020 with an aggregate principal amount of $1,950,000. Between January 2021 and December 2021, the Company issued and additional 22 unsecured convertible notes with an aggregate principal amount of $1,766,000. Between January 2022 and December 2022, the Company issued an additional 25 unsecured convertible notes in an aggregate principal amount of $2,154,000. Between January 2023 and June 2023, the Company issued an additional 8 unsecured convertible notes in an aggregate principal amount of $398. All convertible notes have a maturity date of the earlier of August 2023 or consummation of a deemed liquidation and bear interest at an annual rate of 10%. In connection with the sale of these convertible notes, the Company issued warrants to purchase 25,000 shares of Common Stock at an exercise price of $10.22.

The convertible notes include put features, the terms of which are dependent upon the amount invested. At maturity the principal and accrued interest of convertible notes will be automatically converted into common stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the maturity date, as determined by the higher of the price per Share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the maturity date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase Common Stock on or prior to the maturity date, or (2) $9.00, in any case rounded down to the nearest whole share of the Common Stock as of the date of conversion. If a financing with proceeds of at least $10,000,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time the convertible notes are outstanding, the holder may (a) elect to convert the outstanding principal and accrued interest into equity securities. Conversion price equal to the highest cash price paid for the nonqualified equity securities or (b) convertible into common stock at a conversion price equal to the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion.

During the year ended December 31, 2022, some of the convertible notes, in the aggregate amount of approximately $1,952,000, were converted into 462,347 shares of Common Stock, at a price of $4.09 per share.

II-2

In January 2020, the Company issued an unsecured convertible note to a related party in the amount of $250,000 with a maturity date earlier of January 2022 or consummation of a deemed liquidation and an annual interest rate of 10%. The convertible note was outstanding as of March 31, 2023. On September 3, 2021, the Board extended the maturity date to February 28, 2022. At maturity the principal and accrued interest of convertible note will be automatically converted into Common Stock at the lesser of (1) the fair market value per Share on the maturity date, as determined by the higher of the price per Share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the maturity date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase Common Stock on or prior to the maturity date, or (2) $9.00. If a financing with proceeds of at least $10,000,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors.

In September 2020, the Company issued an unsecured convertible note to a related party in the amount of $250,000 with a maturity date of September 2022 and an annual interest rate of 10%. The convertible note was outstanding as of March 31, 2023. At maturity the principal and accrued interest of convertible notes will be automatically converted into Common Stock at a price per share equal to the lesser of (1) the fair market value per share of Common Stock on the maturity date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the maturity date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase Common Stock on or prior to the maturity date, or (2) $9.00.If a financing with proceeds of at least $10,000,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors.

II-3

In November 2020, the Company issued an unsecured convertible note to a related party in the amount of $100,000 with a maturity date of December 2022 or upon the consummation of a deemed liquidation and an annual interest rate of 10%. If a financing with proceeds of at least $10,000,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. The conversion price is equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per Share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. This convertible note was outstanding as of March 31, 2023.

In February 2021, the Company issued an unsecured convertible note to a related party of $150,000 in exchange for a promissory note, with a maturity of December 2022 or upon a deemed liquidation and an interest rate of 10% per annum. At any time this note may be converted at a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. This convertible note was outstanding as of March 31, 2023.

In February 2021, the Company issued an unsecured convertible note to a related party of $142,000 in exchange for a $112,000 promissory note and $30,000 accounts payable, with a maturity of December 2022 or upon a deemed liquidation and an interest rate of 10% per annum. At any time, this note may be converted at a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per Share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible note was outstanding as of March 31, 2023.

In February 2021, the Company issued an unsecured convertible note to a related party of $228,000 in exchange for a $200,000 promissory note and additional $28,000 in cash, with a maturity of December 2022 or upon a deemed liquidation and an interest rate of 10% per annum. Prior to maturity, the related party may elect to convert at conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors.

In January 2021, $38,000 in accounts payables due to a related party was exchanged for an unsecured convertible note with a maturity of December 2022 or upon a deemed liquidation and an interest rate of 3% per annum. At any time, this note may be converted at a conversion price equal to 100% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion.

In February 2021, the Company issued an unsecured convertible note to a related party in the amount of $30,000 with a maturity date of February 2023 or upon the consummation of a deemed liquidation and an interest rate of 10%. per annum. If a financing with proceeds of at least $10,000,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At maturity the principal and accrued interest of convertible notes will be automatically converted into Common Stock at a price per share equal to the lesser of (1) the fair market value per Share of Common Stock on the Maturity Date, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the maturity date or (B) grant of options or other similar equity awards to an employee or service provider of the Company to purchase Common Stock on or prior to the maturity date, or (2) $9.00. At any time, the holder may elect to convert the outstanding principal and accrued interest into Common Stock at the higher of a sale of Common Stock or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. This convertible note was outstanding as of March 31, 2023.

II-4

In July 2021, the Company issued an unsecured convertible note to a related party in the amount of $600,000, of which $500,000 was in exchange for a promissory note, with a maturity date of December 2022 or upon the consummation of a deemed liquidation and an interest rate of 10% per annum. If a financing with proceeds of at least $10,000,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time, this note may be converted at a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. This was outstanding as of March 31, 2023.

Between January and June 2023, the Company issued 5 unsecured convertible notes to a related party in the aggregate principal amount of $1,400, with maturity dates of June 2023 or upon the consummation of a deemed liquidation. If a financing with proceeds of at least $10,000 is consummated prior to the maturity date, the notes will automatically convert at a conversion price equal to 85% of the highest cash price paid for the securities sold in the financing to other investors. At any time the notes are outstanding prior to the maturity date by a conversion price equal to 85% of the fair market value per share of Common Stock as of date of conversion, as determined by the higher of the price per share for the most recent (A) sale of Common Stock to a third party investor by the Company on or prior to the date of conversion, or (B) grant of options to purchase Common Stock or similar equity awards to an employee or service provider of the Company on or prior to the date of conversion. The convertible notes earn interest at 10% and are outstanding as of March 31, 2023.

In connection with one of the 2020 and 2021 notes, the Company issued warrants to purchase 25,000 shares of Common Stock at an exercise price of $10.22. During 2022, the Company issued additional warrants to purchase 2,000 shares of Common Stock at an exercise price of $3.75.

During 2023, the Company issued an aggregate of 823,034 options to purchase shares of our common stock to employees under the Company’s Amended and Restated 2016 Equity Incentive Plan (the “Plan”). The options vest between March 2022 and December 2025, have an exercise price of $4.09 per share, and expire seven years after the grant date.

During 2022, the Company issued an aggregate of 823,034 options to purchase shares of our common stock to employees under the Company’s Amended and Restated 2016 Equity Incentive Plan (the “Plan”). The options vest between March 2022 and December 2025, have an exercise price of $4.09 per share, and expire seven years after the grant date.

During 2021, the Company issued an aggregate of 1,044,833 options to purchase shares of our common stock to employees under the Plan. The options vest between November 2021 and November 2025, have an exercise price of 4.09 per share, and expire seven years after the grant date.

During 2022, the Company issued 1,524,343 shares of restricted stock units (RSU). The RSU’s were granted with a price of $4.09 and vest 50% on the one year anniversary of the grant date, with 1/8th of the award vesting each quarter thereafter. The RSU’s will also vest upon a liquidity event, as defined in the RSU agreement as an offering, merger or acquisition. During June 2023, the Company issued an additional 5,738,884 shares of RSU’s to executives, directors, and employees. Later in June 2023, and consistent with the Company’s Amended and Restated 2016 Equity Incentive Plan, all directors, executives and other employees confirmed that as of June 15, 2023, they held no stock options from the Company.

Unless otherwise stated above, the issuances of these securities were made in reliance upon exemptions provided by Section 3(a)(9) of the Securities Act, Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, or Securities Act Rule 701 for the offer and sale of securities not involving a public offering.

No underwriter was engaged in connection with the foregoing sales of securities. The Company has reason to believe that all of the foregoing purchasers were familiar with or had access to information concerning the operations and financial conditions of the Company, and all of those individuals purchasing securities represented that they were accredited investors, acquiring the shares for investment and without a view to the distribution thereof. At the time of issuance, all of the foregoing securities were deemed to be restricted securities for purposes of the Securities Act and the certificates representing such securities bore legends to that effect.

II-5

Item 16. Exhibits and Financial Statement Schedules

Exhibit
Number	Exhibit Description
1.1*	Form of Underwriting Agreement

3.1**	Amended and Restated Articles of Incorporation of EMulate Therapeutics, Inc., filed June 10, 2014 (incorporated by reference to exhibit 3.1 to Registration Statement on Form S-1, filed on August 16, 2022)

3.2**	Articles of Amendment to Amended and Restated Articles of Incorporation of EMulate Therapeutics, Inc., filed February 27, 2019 (incorporated by reference to exhibit 3.2 to Registration Statement on Form S-1, filed on August 16, 2022)

3.3**	Amended and Restated Bylaws of EMulate Therapeutics, Inc. (incorporated by reference to exhibit 3.3 to Registration Statement on Form S-1, filed on January 26, 2023)

4.1**	Specimen certificate evidencing shares of Common Stock (incorporated by reference to exhibit 4.1 to Registration Statement on Form S-1, filed on January 26, 2023)

4.2*	Form of Representative’s Warrant

5.1*	Legal opinion of Lucosky Brookman LLP

10.1*	Distribution Agreement, dated October 10, 2019, by and between EMulate Therapeutics, Inc. and Sayre Therapeutics Private Limited (incorporated by reference to exhibit 10.1 to Registration Statement on Form S-1, filed on August 16, 2022)

10.2	Exclusive License Agreement, dated April 1, 2017, by and between EMulate Therapeutics, Inc. and Teijin Limited (incorporated by reference to exhibit 10.2 to Registration Statement on Form S-1, filed on August 16, 2022)

10.3	Exclusive License Agreement, dated April 21, 2021, by and between EMulate Therapeutics, Inc. and Hapbee Technologies, Inc. (incorporated by reference to exhibit 10.3 to Registration Statement on Form S-1, filed on August 16, 2022)

10.4	License Agreement, dated July 29, 2021, by and between EMulate Therapeutics, Inc. and Hapbee Technologies, Inc. (incorporated by reference to exhibit 10.4 to Registration Statement on Form S-1, filed on August 16, 2022)

10.5	Amended and Restated Exclusive License Agreement, dated October 26, 2020, by and between EMulate Therapeutics, Inc. and Hapbee Technologies, Inc. (incorporated by reference to exhibit 10.5 to Registration Statement on Form S-1, filed on August 16, 2022)

10.6	Amendment to Exclusive License Agreement, dated October 26, 2020, by and between EMulate Therapeutics, Inc. and Hapbee Technologies, Inc. (incorporated by reference to exhibit 10.6 to Registration Statement on Form S-1, filed on August 16, 2022)

10.7	Right of First Refusal and Co-sale Agreement, dated March 22, 2002, by and between EMulate Therapeutics, Inc. and John T. Butters, Bennett M. Butters, and Lisa C. Butters (incorporated by reference to exhibit 10.7 to Registration Statement on Form S-1, filed on August 16, 2022)

10. 8†	Amended and Restated Employment Agreement between EMulate Therapeutics, Inc. and Chris E. Rivera, dated as of March 15, 2022 (incorporated by reference to exhibit 10.8 to Registration Statement on Form S-1, filed on August 16, 2022)

10. 9†	Amended and Restated Employment Agreement between EMulate Therapeutics, Inc. and Steven E. Pope, dated as of March 15, 2022 (incorporated by reference to exhibit 10.9 to Registration Statement on Form S-1, filed on August 16, 2022)

10. 10†	Amended and Restated Employment Agreement between EMulate Therapeutics, Inc. and David C. Matteson, dated as of March 15, 2022 (incorporated by reference to exhibit 10.11 to Registration Statement on Form S-1, filed on August 16, 2022)

10. 11†	Amended and Restated Employment Agreement between EMulate Therapeutics, Inc. and Kyle J. Kingma, dated as of April 18, 2022 (incorporated by reference to exhibit 10.11 to Registration Statement on Form S-1, filed on August 16, 2022)

10. 12†	EMulate Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan (incorporated by reference to exhibit 10.12 to Registration Statement on Form S-1, filed on August 16, 2022)

10. 13†	Form of Stock Option Agreement for EMulate Therapeutics, Inc. 2016 Equity Incentive Plan (incorporated by reference to exhibit 10.13 to Registration Statement on Form S-1, filed on August 16, 2022)

II-6

10.14	Promissory Note issued to Nancy Nordhoff, dated March 14, 2022 (incorporated by reference to exhibit 10.14 to Registration Statement on Form S-1, filed on August 16, 2022)

10.15	Promissory Note issued to John Kingma, dated July 6, 2021 (incorporated by reference to exhibit 10.15 to Registration Statement on Form S-1, filed on August 16, 2022)

10.16	Promissory Note issued to John Kingma, dated July 15, 2021 (incorporated by reference to exhibit 10.16 to Registration Statement on Form S-1, filed on August 16, 2022)

10.17	Convertible Note issued to John Kingma, dated February 5, 2021 (incorporated by reference to exhibit 10.17 to Registration Statement on Form S-1, filed on August 16, 2022)

10.18	Convertible Note issued to John Kingma, dated February 5, 2021 (incorporated by reference to exhibit 10.18 to Registration Statement on Form S-1, filed on August 16, 2022)

10.19	Convertible Note issued to John Kingma, dated February 5, 2021 (incorporated by reference to exhibit 10.19 to Registration Statement on Form S-1, filed on August 16, 2022)

10.20	Convertible Note issued to John Kingma, dated January 31, 2021 (incorporated by reference to exhibit 10.20 to Registration Statement on Form S-1, filed on August 16, 2022)

10.21	Convertible Note issued to Lucky Good Dog, LLC, dated February 23, 2021 (incorporated by reference to exhibit 10.21 to Registration Statement on Form S-1, filed on August 16, 2022)

10.22	Convertible Note issued to Lucky Good Dog, LLC, dated July 20, 2021 (incorporated by reference to exhibit 10.22 to Registration Statement on Form S-1, filed on August 16, 2022)

10.23	Consulting Agreement between the Company and West Boulder LLC

10.24	Mutual General Release Agreement between the Company and John Butters and Lisa Butters

14.1	Code of Ethics and Business Conduct

21.1**	Subsidiaries of the Registrant, (incorporated by reference to exhibit 21.1 to Registration Statement on Form S-1, filed on August 16, 2022)

23.1	Consent of MaloneBailey LLP

23.2	Consent of Olayinka Oyebola & Co

23.3*	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

99.1**	Audit Committee Charter (incorporated by reference to exhibit 99.1 to Registration Statement on Form S-1, filed on August 16, 2022)

99.2**	Compensation Committee Charter (incorporated by reference to exhibit 99.2 to Registration Statement on Form S-1, filed on August 16, 2022)

99.3**	Nominating and Corporate Governance Committee Charter (incorporated by reference to exhibit 99.3 to Registration Statement on Form S-1, filed on August 16, 2022)

99.4**	Insider Trading Policy (incorporated by reference to exhibit 99.4 to Registration Statement on Form S-1, filed on August 16, 2022)

101.PRE	XBRL Instance Document

101.INS	XBRL Taxonomy Extension Schema Document

101.SCH	XBRL Taxonomy Extension Calculation Linkbase Document

101.CAL	XBRL Taxonomy Extension Definition Linkbase Document

101.DEF	XBRL Taxonomy Extension Label Linkbase Document

101.LAB	XBRL Taxonomy Extension Presentation Linkbase Document

107**	Filing Fee Table (incorporated by reference to exhibit 107 to Registration Statement on Form S-1, filed on August 16, 2022)

* To be filed by amendment.

** Previously filed.

† Executive compensation plan or arrangement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-7

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on July 7, 2023.

EMulate Therapeutics, Inc.

By:	/s/ Chris E. Rivera
Chris E. Rivera
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENT that each individual whose signature appears below constitutes and appoints Chris E. Rivera and Steven Pope his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Chris E. Rivera	Chief Executive Officer	July 7, 2023
(principal executive officer) and Director

/s/ Kyle Kingma	Principal Financial and Accounting Officer	July 7, 2023

/s/ Bennett M. Butters	Director	July 7, 2023

/s/ Andrew Daniels	Director	July 7, 2023

/s/ Richard Henriques	Director	July 7, 2023

/s/ John Kingma	Director	July 7, 2023

/s/ Charles E. McNerney	Director	July 7, 2023

/s/ Donna Morgan Murray	Director	July 7, 2023

II-9